[CLAYTON UTZ LOGO OMITTED]

Medallion Trust Series [    ]
Series Supplement

Commonwealth Bank of Australia
ABN 48 123 123 124

Homepath Pty Limited
ABN 35 081 986 530

Securitisation Advisory Services Pty. Limited
ABN 88 064 133 946

Perpetual Trustee Company Limited
ABN 42 000 001 007

If you have any questions about the details of this document
PLEASE CONTACT [       ] ON + 61 2 9353 4000

Clayton Utz
Lawyers
Levels 22-35  No. 1 O'Connell Street  Sydney  NSW  2000  Australia
PO Box H3 Australia Square  Sydney  NSW  1215
T + 61 2 9353 4000  F + 61 2 8220 6700

www.claytonutz.com

Our reference  [       ]

                                                                                                                  i

            8.4         Insufficient principal to meet Seller Advances and Standby
                        Redraw Facility Principal................................................................62

                                                                                                                 ii

            10.8        No Payment in respect of Obligations ranking Equally or after Offshore Notes if no

            12.2        Servicer to Adjust Mortgage Interest Saver Accounts and Mortgage Rates if Basis Swap

                                                                                                                iii

                                                                                                                 iv

            22.13       Opening of additional accounts where Collections Account is with an Eligible Depository.102

                                                                                                                  v

                                                                                                                 vi

                                                                                                                vii

SCHEDULE 1 FORM OF SALE NOTICE...............................................128

SCHEDULE 2 FORMS OF POWER OF ATTORNEY (OTHER THAN FOR QUEENSLAND AND

                                                                            viii

THIS SERIES SUPPLEMENT MADE AT SYDNEY ON [                               ]

PARTIES          COMMONWEALTH BANK OF AUSTRALIA ABN 48 123 123 124 of Level 1,
                 48 Martin Place, Sydney (hereinafter included in the
                 expressions the "SELLERS" and the "SERVICER")

                 HOMEPATH PTY LIMITED ABN 35 081 986 530 of Level 7, 48 Martin
                 Place, Sydney, Australia (hereinafter included in the
                 expression the "SELLERS")

                 SECURITISATION ADVISORY SERVICES PTY. LIMITED ABN 88 064 133
                 946 of Level 7, 48 Martin Place, Sydney, Australia (hereinafter included in the expression the "MANAGER")

                 PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 of Level
                 7, 9 Castlereagh Street, Sydney, Australia (hereinafter
                 included in the expression the "TRUSTEE")

BACKGROUND

A.       This Deed relates to the Medallion Trust Series [      ].

B.       In accordance with the Master Trust Deed, this Deed includes, amongst other things, the terms upon which:

         (i)   the Trustee may purchase Mortgage Loans from each of the Sellers;

         (ii)  the Trustee may issue Securities to fund such purchase; and

         (iii) the Trustee appoints the Servicer to service such Mortgage Loans
               (if purchased by the Trustee).

C.       This Deed also provides for the establishment of the CBA Trust.

D.       The Trustee has agreed to act as trustee of the CBA Trust on the terms and conditions of this Deed and the Master Trust Deed.

OPERATIVE PROVISIONS

1.       DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------
1.1      DEFINITIONS

         In this Deed, unless the contrary intention appears:

         "A$" and "AUSTRALIAN DOLLARS" means the lawful currency for the time being of the Commonwealth of Australia.

         "A$ CLASS A-1 INTEREST AMOUNT" in relation to a Distribution Date and the Accrual Period ending on that Distribution Date means an amount calculated as follows:

                                                    N
                         CA1IA =  ACA1IA x CA1IR x ---
                                                   365
         where:

         CA1IA     =      the A$ Class A-1 Interest Amount for that Accrual
                          Period;

                                                                               1

         ACA1IA    =      the A$ Equivalent of the aggregate Invested Amounts
                          of the Class A-1 Notes at the close of business on the
                          first day of that Accrual Period (after any reduction
                          in the Invested Amounts on that day);

         CA1IR     =      the A$ Class A-1 Interest Rate for that Accrual
                          Period; and

         N         =      the number of days in that Accrual Period.

         "A$ CLASS A-1 INTEREST PAYMENT" in relation to a Distribution Date and the Accrual Period ending on that Distribution Date means the amount paid or available to be paid (as the case may be) on that Distribution
         Date pursuant to clause 10.2(k)(i) from the Available Income Amount in respect of that Distribution Date.

         "A$ CLASS A-1 INTEREST RATE" in relation to an Accrual Period means the aggregate of:

         (a) the Bank Bill Rate for that Accrual Period; and

         (b) the A$ Class A-1 Margin.

         "A$ CLASS A-1 MARGIN" has the same meaning as the "Spread" specified in paragraph 5.2 of the confirmation for the Class A-1 Currency Swap.

         "A$ CLASS A-1 PRINCIPAL AMOUNT" in relation to a Distribution Date means the amount referred to in clause 10.5(b)(i) in relation to that
         Distribution Date.

         "A$ CLASS A-1 UNPAID INTEREST AMOUNT" in relation to a Distribution
         Date means the aggregate of:

         (a)     any A$ Class A-1 Interest Amounts remaining unpaid pursuant to clause 10.2(k)(i) from prior Distribution Dates; and

         (b)     interest on the A$ Class A-1 Interest Amounts referred to in paragraph (a) at the A$ Class A-1 Interest Rate applicable from time to time from the date that that A$ Class A-1 Interest
                 Amount first became payable under clause 10.2(k)(i) until (but not including) the date actually paid under clause 10.2(k)(i).

         "A$ CLASS A-3 INTEREST AMOUNT" in relation to a Distribution Date and the Accrual Period ending on that Distribution Date means an amount calculated as follows:

                                                    N
                         CA3IA =  ACA3IA x CA3IR x ---
                                                   365

         where:

         CA3IA     =      the A$ Class A-3 Interest Amount for that Accrual
                          Period;

         ACA3IA           = the A$ Equivalent of the aggregate Invested Amounts
                          of the Class A-3 Notes at the close of business on the
                          first day of that Accrual Period (after any reduction
                          in the Invested Amounts on that day);

         CA3IR     =      the A$ Class A-3 Interest Rate for that Accrual
                          Period; and

         N         =      the number of days in that Accrual Period.

         "A$ CLASS A-3 INTEREST PAYMENT" in relation to a Distribution Date and the Accrual Period ending on that Distribution Date means the amount paid or available to be paid (as the case may be) on that Distribution
         Date pursuant to clause 10.2(k)(iii) from the Available Income Amount in respect of that Distribution Date.

                                                                               2

         "A$ CLASS A-3 INTEREST RATE" in relation to an Accrual Period means the aggregate of:

         (a)     the Bank Bill Rate for that Accrual Period; and

         (b)     the A$ Class A-3 Margin.

         "A$ CLASS A-3 MARGIN" has the same meaning as the "Spread" specified in paragraph 5.2 of the confirmation for the Class A-3 Currency Swap.

         "A$ CLASS A-3 PRINCIPAL AMOUNT" in relation to a Distribution Date means the amount referred to in clause 10.5(b)(iii) in relation to that
         Distribution Date.

         "A$ CLASS A-3 UNPAID INTEREST AMOUNT" in relation to a Distribution
         Date means the aggregate of:

         (a)     any A$ Class A-3 Interest Amounts remaining unpaid pursuant to clause 10.2(k)(iii) from prior Distribution Dates; and

         (b)     interest on the A$ Class A-3 Interest Amounts referred to in paragraph (a) at the A$ Class A-3 Interest Rate applicable from time to time from the date that that A$ Class A-3 Interest
                 Amount first became payable under clause 10.2(k)(iii) until
                 (but not including) the date actually paid under clause
                 10.2(k)(iii).

         "A$ EQUIVALENT" means:

         (a)     in relation to an amount which is calculated, determined or expressed in US$ or which includes a component determined or expressed in US$ means that US$ amount or US$ component (as the case may be) converted into Australian dollars at the US$
                 Exchange Rate; and

         (b)     in relation to an amount which is calculated, determined or expressed in Euro or which includes a component determined or expressed in Euro means that Euro amount or Euro component (as the case may be) converted into Australian dollars at the Euro
                 Exchange Rate.

         "A$ SECURITY" means, as the context requires, a Class A-2 Note, a Class
         B Note, a Redraw Bond or all or any of the foregoing.

         "ACCRUAL PERIOD" means initially the period commencing on (and including) the Closing Date and ending on (but excluding) the first
         Distribution Date and, thereafter, is each successive period starting on (and including) a Distribution Date and ending on (but excluding)
         the next Distribution Date. The final Accrual Period ends on (but excludes) the Termination Payment Date and commences on (and includes)
         the Distribution Date immediately preceding the Termination Payment
         Date.

         "ACCRUED INTEREST ADJUSTMENT" in relation to a Mortgage Loan means the amount of interest accrued on that Mortgage Loan for, and any fees in relation to that Mortgage Loan falling due for payment during, the period commencing on (and including) the Monthly Anniversary Date for that Mortgage Loan immediately prior to the Cut-Off Date and ending on
         (but excluding) the Closing Date and any accrued interest and fees due but unpaid in relation to that Mortgage Loan prior to that Monthly
         Anniversary Date.

         "ADVERSE DOCUMENT CUSTODY AUDIT REPORT" means a Document Custody Audit
         Report in which the overall custodial performance of the Servicer is graded D in accordance with the grading system referred to in clause
         25.8.

         "ADVERSE EFFECT" means any event which (determined by the Manager unless otherwise expressly specified in this Deed or any other
         Transaction Document) materially and adversely

                                                                               3

         affects the amount of any payment due to be made to any Securityholder or materially and adversely affects the timing of such a payment.

         "AGENCY AGREEMENT" means the Agency Agreement to be dated on or after the date of this Deed and on or prior to the Closing Date and made between the Trustee, the Manager, The Bank of New York (as the initial
         Offshore Note Trustee, Principal Paying Agent, Agent Bank and US Dollar
         Note Registrar) and The Bank of New York, London Branch (as the initial additional Paying Agent and Euro Note Registrar).

         "AGENT BANK" has the same meaning as in the Agency Agreement.

         "ARRANGING FEE" means the fee payable to the Manager on each
         Distribution Date calculated in accordance with clause 19.2.

         "AVAILABLE INCOME AMOUNT" in relation to a Determination Date and the immediately following Distribution Date means the aggregate of:

         (a)     the Preliminary Income Amount as at that Determination Date;

         (b)     any Liquidity Facility Advance due to be made to meet a Gross
                 Income Shortfall on that Distribution Date;

         (c)     any Principal Draw due to be made on that Distribution Date;
                 and

         (d)     any other amounts received by the Trustee from a Support
                 Facility Provider under a Support Facility on or prior to that
                 Distribution Date which the Manager determines should be
                 included in the Available Income Amount (other than any amounts already included in paragraphs (a), (b) or (c)).

         "AVAILABLE PRINCIPAL AMOUNT" in relation to a Determination Date and the immediately following Distribution Date means an amount calculated as follows:

                                 APA = PPA + PDR

         where:

         APA     =       the Available Principal Amount as at that Determination
                         Date;

         PPA     =       the Preliminary Principal Amount as at that
                         Determination Date; and

         PDR     =       the Principal Draw Reimbursement as at that
                         Determination Date.

         "AVERAGE DELINQUENT PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                          SDP
                                   ADP = ----
                                          12

         where:

         ADP     =       the Average Delinquent Percentage; and

         SDP     =       the sum of the Delinquent Percentages for the 12
                         Collection Periods immediately preceding or ending (as
                         the case may be) on that Determination Date,

         provided that if on that Determination Date there has not yet been 12
         Collection Periods the Average Delinquent Percentage in relation to that Determination Date means the amount (expressed as a percentage)
         calculated as follows:

                                                                               4

                                          SDP
                                   ADP = ----
                                           N

         where:

         ADP     =       the Average Delinquent Percentage;

         SDP     =       the sum of the Delinquent Percentages for all of the
                         Collection Periods preceding or ending (as the case may
                         be) on that Determination Date; and

         N       =       the number of Collection Periods preceding that
                         Determination Date.

         "BANK BILL RATE" in relation to an Accrual Period means the rate appearing at approximately 10.00 am Sydney time on the Rate Set Date for that Accrual Period on the Reuters Screen page "BBSW" as being the average of the mean buying and selling rates appearing on that page for a bill of exchange having a tenor of three months. If:

         (a)     on the Rate Set Date fewer than 4 banks are quoted on the
                 Reuters Screen page "BBSW"; or

         (b)     for any other reason the rate for that Rate Set Date cannot be determined in accordance with the foregoing procedures,

         then the "BANK BILL RATE" means such rate as is specified by the
         Manager having regard to comparable indices then available.
         Notwithstanding the foregoing, if the initial Accrual Period is less than or greater than three months, the relevant rate for that Accrual
         Period will be determined by the Manager by straight-line interpolation by reference to two available rates one of which is the Bank Bill Rate on that date for the period next shorter than the length of that
         Accrual Period and the other of which is the Bank Bill Rate on that date for the period next longer than the length of that Accrual Period.

         "BASIS SWAP" has the same meaning as in the Interest Rate Swap
         Agreement.

         "BINDING PROVISION" means any provision of the Code of Banking Practice released by the Australian Bankers' Association on 3 November 1993, any
         other code or arrangement binding on a Seller or the Servicer and any laws applicable to ADIs or other lenders in the business of making retail home loans.

         "BORROWER" in relation to a Mortgage Loan means the person or persons to whom a loan or other financial accommodation has been provided under that Mortgage Loan and includes, where the context requires, the mortgagor under the corresponding Mortgage.

         "BREAK BENEFITS" in relation to a Determination Date means the total break benefits paid by or on behalf of the Trustee during the
         Collection Period ending on that Determination Date to a Borrower in relation to a Mortgage Loan which is then part of the Assets of the
         Series Trust arising from the early termination of that Mortgage Loan or the early termination of a fixed interest rate period under that
         Mortgage Loan.

         "BREAK COSTS" in relation to a Determination Date means the total break costs, or amounts in respect of break costs, received by or on behalf of the Trustee during the Collection Period ending on that
         Determination Date from a Borrower, [ ] or any other person in relation to a Mortgage Loan which is then part of the Assets of the Series Trust
         (or was immediately prior to its Liquidation Date or the date that it was assigned under a Mortgage Insurance Policy, an Asset of the Series
         Trust) arising from the early termination of that Mortgage Loan or the early termination of a fixed interest rate period under that Mortgage
         Loan.

                                                                               5

         "BUSINESS DAY" means any day on which banks are open for business in
         Sydney, New York City and London and which is also a TARGET Settlement
         Day, other than a Saturday, a Sunday or a public holiday in Sydney, New
         York City or London.

         "CAPITAL UNIT" means the Class A Capital Unit and the Class B Capital
         Unit.

         "CASH ADVANCE DEPOSIT" has the same meaning as in the Liquidity
         Facility Agreement.

         "CAVEAT" in relation to a Mortgage forming part of the Assets of the
         Series Trust or in relation to a Shared Security means a land titles office caveat in registrable form which, upon registration, is effective to protect the Trustee's interest as equitable assignee of the relevant Seller's interest in that Mortgage or, in the case of a
         Shared Security, is effective to protect that Seller's interest as beneficiary of the CBA Trust in that Shared Security.

         "CAVEAT AND TRANSFER DETAILS" in relation to each Mortgage forming part of the Assets of the Series Trust means such details as may be required by the relevant land titles office in order to lodge and obtain registration of Caveat and/or Mortgage Transfers.

         "CBA" means Commonwealth Bank of Australia ABN 48 123 123 124.

         "CBA TRUST" means each of the trusts constituted in favour of the
         Sellers pursuant to clause 2.1 and all references to "CBA TRUST" shall mean each or both such trusts (as the context may require).

         "CBA TRUST ASSETS" means all assets and property, real and personal
         (including choses in action and other rights), tangible and intangible, present or future, held by the Trustee as trustee of the CBA Trust from time to time and, in relation to a Seller, means:

         (a)     the A$100 paid to the Trustee on behalf of that Seller pursuant to clause 2.1;

         (b)     each CBA Trust Asset assigned by that Seller to the Trustee;

         (c)     any proceeds of the foregoing which are CBA Trust Assets; and

         (d)     any other CBA Trust Asset determined by the Manager, and
                 notified to the Trustee, to be a CBA Trust Asset in relation to that Seller.

         "CERTIFICATE OF TITLE" in relation to a Mortgaged Property means the certificate of title or other documents evidencing title to that
         Mortgaged Property (including, if applicable, the documents forming any abstract of that title) or where the certificate of title or other documents have been cancelled due to the computerisation of the register, any original registration confirmation, notification or statement which the relevant Seller has in its files.

         "CHARGE" has the same meaning as in the Security Trust Deed.

         "CLASS A-1 CHARGEOFF PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                           CA1SA
                   CA1CP = -----------------------------------
                           CA1SA + CA2SA + CA3SA + RBSA + SRFP

         where:

         CA1CP   =       the Class A-1 Chargeoff Percentage in relation to that
                         Determination Date;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-1 Notes on that Determination Date;

                                                                               6

         CA2SA   =       the aggregate Stated Amounts of the Class A-2 Notes on
                         that Determination Date;

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-3 Notes or that Determination Date;

         RBSA    =       the aggregate Stated Amount of the Redraw Bonds on that
                         Determination Date; and

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date.

         "CLASS A-1 CURRENCY SWAP" means the transaction entitled "Confirmation
         - Class A-1 Currency Swap" entered into by the Trustee under the
         Currency Swap Agreement on or after the date of this Deed and on or prior to the Closing Date.

         "CLASS A-1 INTEREST AMOUNT" has the same meaning as in the Offshore
         Note Conditions.

         "CLASS A-1 INTEREST PAYMENT" in relation to a Distribution Date means each US$ Class A-1 Interest Payment (as that term is defined in the
         Class A-1 Currency Swap) paid or payable (as the case may be) by the
         Currency Swap Provider to or at the direction of the Trustee on that
         Distribution Date in accordance with the Class A-1 Currency Swap.

         "CLASS A-1 NOTEHOLDER" has the same meaning as in the Offshore Note
         Conditions.

         "CLASS A-1 NOTES" has the same meaning as in the Offshore Note
         Conditions.

         "CLASS A-1 PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                      CA1SA
                       CA1P = ---------------------
                              CA1SA + CA2SA + CA3SA

         where:

         CA1P    =       the Class A-1 Percentage;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amount of the
                         Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amount of the Class A-2 Notes on
                         that Determination Date; and

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amount of the
                         Class A-3 Notes on that Determination Date.

         "CLASS A-1 UNPAID INTEREST AMOUNT" has the same meaning as in the
         Offshore Note Conditions.

         "CLASS A-2 CHARGEOFF PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                           CA2SA
                   CA2CP = -----------------------------------
                           CA1SA + CA2SA + CA3SA + RBSA + SRFP
         where:

         CA2CP   =       the Class A-2 Chargeoff Percentage in relation to that
                         Determination Date;

                                                                               7

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amounts of the Class A-2 Notes on
                         that Determination Date;

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-3 Notes on that Determination Date;

         RBSA    =       the aggregate Stated Amount of the Redraw Bonds on that
                         Determination Date; and

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date.

         "CLASS A-2 NOTE" means a debt security issued by the Trustee, in its capacity as trustee of the Series Trust, pursuant to the provisions of this Deed and the Dealer Agreement and forming part of the Class of
         Securities described in clause 5.1(b) as Class A-2 Notes.

         "CLASS A-2 NOTEHOLDER" means at any time the person recorded at that time in the Register as the holder of a Class A-2 Note.

         "CLASS A-2 PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                      CA2SA
                       CA2P = ---------------------
                              CA1SA + CA2SA + CA3SA

         where:

         CA2P    =       the Class A-2 Percentage;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amount of the
                         Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amount of the Class A-2 Notes on
                         that Determination Date; and

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amount of the
                         Class A-3 Notes on that Determination Date.

         "CLASS A-3 CHARGEOFF PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                           CA3SA
                   CA3CP = -----------------------------------
                           CA1SA + CA2SA + CA3SA + RBSA + SRFP

         where:

         CA3CP   =       the Class A-3 Chargeoff Percentage in relation to that
                         Determination Date;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amounts of the Class A-2 Notes on
                         that Determination Date;

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-3 Notes on that Determination Date;

                                                                               8

         RBSA    =       the aggregate Stated Amount of the Redraw Bonds on that
                         Determination Date; and

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date.

         "CLASS A-3 CURRENCY SWAP" means the transaction entitled "Confirmation
         - Class A-3 Currency Swap" entered into by the Trustee under the
         Currency Swap Agreement on or about the Closing Date.

         "CLASS A-3 INTEREST AMOUNT" has the same meaning as in the Offshore
         Note Conditions.

         "CLASS A-3 INTEREST PAYMENT" in relation to a Distribution Date means each (euro) Class A-3 Interest Payment (as that term is defined in the
         Class A-3 Currency Swap) paid or payable (as the case may be) by the
         Currency Swap Provider to or at the direction of the Trustee on that
         Distribution Date in accordance with the Class A-3 Currency Swap.

         "CLASS A-3 NOTEHOLDER" has the same meaning as in the Offshore Note
         Conditions.

         "CLASS A-3 NOTES" has the same meaning as in the Offshore Note
         Conditions.

         "CLASS A-3 PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                      CA3SA
                       CA3P = ---------------------
                              CA1SA + CA2SA + CA3SA

         where:

         CA3P    =       the Class A-3 Percentage;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amount of the
                         Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amount of the Class A-2 Notes on
                         that Determination Date; and

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-3 Notes on that Determination Date.

         "CLASS A-3 UNPAID INTEREST AMOUNT" has the same meaning as in the
         Offshore Note Conditions.

         "CLASS A CAPITAL UNIT" means the Class A Capital Unit in the Series
         Trust referred to in clause 3.2.

         "CLASS A CAPITAL UNITHOLDER" means the Unitholder of the Class A
         Capital Unit.

         "CLASS A NOTE" means, as the context requires, a Class A-1 Note, a
         Class A-2 Note, a Class A-3 Note or all or any of them.

         "CLASS A NOTEHOLDER" means, as the context requires, a Class A-1
         Noteholder, a Class A-2 Noteholder, a Class A-3 Note or all or any of
         them.

         "CLASS A PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                          SAA
                                    CAP = ---
                                          NSA

                                                                               9

         where:

         CAP     =       the Class A Percentage;

         SAA     =       the aggregate of the A$ Equivalent of the Stated
                         Amounts for the Offshore Notes and the Stated Amounts
                         for the Class A-2 Notes on that Determination Date; and

         NSA     =       the aggregate of the A$ Equivalent of the Stated
                         Amounts for the Offshore Notes and the Stated Amounts
                         for the Class A-2 Notes and the Class B Notes, on that
                         Determination Date.

         "CLASS A PRINCIPAL DISTRIBUTION" in relation to a Distribution Date means the amount calculated as follows:

                      CAPD = CASPA + CAUPA + (SDP x CBUPA)

         where:

         CAPD    =       the Class A Principal Distribution;

         CASPA   =       the Class A Scheduled Principal Amount on the
                         immediately preceding Determination Date;

         CAUPA   =       the Class A Unscheduled Principal Amount on the
                         immediately preceding Determination Date;

         SDP     =       the Stepdown Percentage on the immediately preceding
                         Determination Date; and

         CBUPA   =       the Class B Unscheduled Principal Amount on the
                         immediately preceding Determination Date.

         "CLASS A SCHEDULED PRINCIPAL AMOUNT" in relation to a Determination
         Date means the amount calculated as follows:

                         CASPA = CAP x NSPA

         where:

         CASPA   =       the Class A Scheduled Principal Amount;

         CAP     =       the Class A Percentage on that Determination Date; and

         NSPA    =       the Net Scheduled Principal Amount on that
                         Determination Date.

         "CLASS A UNSCHEDULED PRINCIPAL AMOUNT" in relation to a Determination
         Date means the amount calculated as follows:

                         CAUPA = CAP x NUPA

         where:

         CAUPA   =       the Class A Unscheduled Principal Amount;

         CAP     =       the Class A Percentage on that Determination Date; and

         NUPA    =       the Net Unscheduled Principal Amount on that
                         Determination Date.

                                                                              10

         "CLASS B AVAILABLE SUPPORT" in relation to a Determination Date means an amount (expressed as a percentage) calculated as follows:

                                          SAB
                                CBAS = ----------
                                       ASA + SRFL
         where:

         CBAS    =       the Class B Available Support;

         SAB     =       the aggregate Stated Amount for the Class B Notes on
                         that Determination Date;

         ASA     =       the aggregate of the A$ Equivalent of the Stated
                         Amounts of the Offshore Notes, and the Stated Amounts
                         for the A$ Securities, on that Determination Date; and

         SRFL    =       the Standby Redraw Facility Limit on that Determination
                         Date.

         "CLASS B CAPITAL UNIT" means the Class B Capital Unit in the Series
         Trust referred to in clause 3.2.

         "CLASS B CAPITAL UNITHOLDER" means the Unitholder of the Class B
         Capital Unit.

         "CLASS B NOTE" means a debt security issued by the Trustee, in its capacity as trustee of the Series Trust, pursuant to the provisions of this Deed and the Dealer Agreement and forming part of the Class of
         Securities described in clause 5.1(d) as Class B Notes.

         "CLASS B NOTEHOLDER" means at any time the person recorded at that time in the Register as the holder of a Class B Note.

         "CLASS B PERCENTAGE" in relation to a Determination Date means 100%
         less the Class A Percentage for that Determination Date.

         "CLASS B REQUIRED SUPPORT" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                          IIA
                                  CBRS = -----
                                         AIIA
         where:

         CBRS    =       the Class B Required Support;

         IIA     =       the aggregate Initial Invested Amount for the Class B
                         Notes; and

         AIIA    =       the aggregate of the A$ Equivalent of the Initial
                         Invested Amounts of the Offshore Notes and the Initial
                         Invested Amounts for the A$ Securities, on that
                         Determination Date.

         "CLASS B UNSCHEDULED PRINCIPAL AMOUNT" in relation to a Determination
         Date means the amount calculated as follows:

                         CBUPA = CBP x NUPA

         where:

         CBUPA   =       the Class B Unscheduled Principal Amount;

                                                                              11

         CBP     =       the Class B Percentage on that Determination Date; and

         NUPA    =       the Net Unscheduled Principal Amount on that
                         Determination Date.

         "CLEAN-UP SETTLEMENT DATE" means the Distribution Date determined in accordance with clause 23.3.

         "CLEAN-UP SETTLEMENT PRICE" means the amount calculated in accordance with clause 23.4.

         "CLOSING DATE" means the date specified by a Seller to the Trustee and the Manager in a Sale Notice (if any) to be the Closing Date (or such other date as the Manager may notify the Trustee and that Seller in accordance with that Sale Notice).

         "COLLATERAL SECURITY" means in respect of a Mortgage Loan:

         (a)     any:

                 (i)     Security Interest; or

                 (ii)    guarantee, indemnity or other assurance,

                 which secures or otherwise provides for the repayment or
                 payment of that Mortgage Loan but does not include the Mortgage relating to that Mortgage Loan; or

         (b)     any Mortgage Insurance Policy or Insurance Policy in respect of the Mortgage relating to the Mortgage Loan or the Land secured by the Mortgage relating to that Mortgage Loan.

         A Collateral Security referred to in paragraph (a) may be given under the same document that evidences the Mortgage Loan to which that
         Collateral Security relates.

         "COLLECTION PERIOD" means:

         (a)     with respect to the first Determination Date, the period
                 commencing on (and including) the Cut-Off Date and ending on
                 (but excluding) that Determination Date; and

         (b)     with respect to each subsequent Determination Date, the period commencing on and including the previous Determination Date and ending on (but excluding) that Determination Date.

         "COLLECTIONS" means Finance Charge Collections, Other Income Amounts,
         Mortgage Insurance Income Proceeds, Principal Collections and Other
         Principal Amounts.

         "COLLECTIONS ACCOUNT" means the account established and maintained pursuant to clause 22.1 or any new account established as the
         Collections Account under clause 22.3.

         "COMPETENT AUTHORITY" means a court, tribunal, authority, ombudsman or other entity whose decisions, findings, orders, judgment or determinations (howsoever reached) are binding on a Seller or the
         Servicer.

         "CONSIDERATION" means the aggregate Mortgage Loan Principal of the
         Mortgage Loans assigned to the Trustee as at the Cut-Off Date.

         "CONSUMER CREDIT CODE" means the Consumer Credit Code set out in the
         Appendix to the Consumer Credit (Queensland) Act 1994 as in force or applied as a law of any Australian jurisdiction.

         "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

                                                                              12

         "CURRENCY SWAP" means, as the context requires, the Class A-1 Currency
         Swap and/or the Class A-3 Currency Swap.

         "CURRENCY SWAP AGREEMENT" means the ISDA Master Agreement between the initial Currency Swap Provider, the Trustee and the Manager, together with a schedule and a credit support annex which provides for the Class
         A-1 Currency Swap and the Class A-3 Currency Swap and includes any substitute agreement in place of an existing Currency Swap Agreement.

         "CURRENCY SWAP PROVIDER" means initially each of [     ]
         and CBA and includes any other person that subsequently enters into a
         Currency Swap Agreement with the Trustee and the Manager.

         "CU SECURITISATION SERVICES" means CU Securitisation Services Pty
         Limited ACN 103 939 500.

         "CUSTODIAN" means CBA.

         "CUT-OFF DATE" means the date specified by a Seller as such in a Sale
         Notice (or such other date as the Manager may notify the Trustee and that Seller in accordance with that Sale Notice).

         "DEALER AGREEMENT" means the Dealer Agreement dated on or after the date of this Deed and on or prior to the Closing Date between the
         Trustee, the Manager, CBA (as lead manager) and the other institutions
         (if any) named therein (as managers) and pursuant to which the lead manager and such other managers agree to subscribe for or procure subscriptions for the Class A-2 Notes and Class B Notes.

         "DEED OF INDEMNITY" means the Deed of Indemnity dated on or after the date of this Deed and on or prior to the Closing Date between the
         Trustee and CBA pursuant to which CBA, for itself and Homepath, agrees to indemnify the Trustee on the terms and subject to the conditions set out in that deed.

         "DELINQUENT PERCENTAGE" in relation to a Collection Period means the amount (expressed as a percentage) calculated as follows:

                                        DMLP
                                   DP = ----
                                        AMLP

         where:

         DP      =       the Delinquent Percentage;

         DMLP    =       the aggregate Mortgage Loan Principal on the last day
                         of that Collection Period in relation to Mortgage Loans
                         which are then part of the Assets of the Series Trust
                         and in relation to which a payment due from the
                         Borrower has been in arrears (on that day) by more than
                         60 days; and

         AMLP    =       the aggregate Mortgage Loan Principal on the last day
                         of that Collection Period in relation to Mortgage Loans
                         which are then part of the Assets of the Series Trust.

         "DEPOSITORY" means each organisation registered as a clearing agency pursuant to section 17A of the United States Securities Exchange Act of
         1934 that agrees with the Manager and the Trustee to hold Offshore
         Notes (directly or through a nominee) and initially means The
         Depository Trust Company, in respect of the Class A-1 Notes, and a common depository for Clearstream Banking, societe anonyme and the
         Euroclear System, in respect of the Class A-3 Notes.

                                                                              13

         "DETERMINATION DATE" means the first day of the calendar month in which each Distribution Date occurs. The first Determination Date is
         [      ].

         "DISTRIBUTION DATE" means the [  ] day of each February, May,
         August and November (or if such a day is not a Business Day, the next
         Business Day). The first Distribution Date is [
         ] (or if that day is not a Business Day, the next Business Day).

         "DOCUMENT CUSTODY AUDIT REPORT" means a report by the Auditor of the
         Series Trust in accordance with clause 25.

         "DOCUMENT TRANSFER EVENT" means each of the events referred to in clause 25.11.

         "ELIGIBLE DEPOSITORY" means a financial institution which has assigned to it short term credit ratings equal to or higher than (as the case may be) A-1 by S&P and P-1 by Moody's and includes the Servicer to the extent that:

         (a)     it is rated in this manner; or

         (b)     the Rating Agencies confirm that the rating of the Servicer at a lower level will not result in a reduction, qualification or withdrawal of the ratings given by the Rating Agencies to the
                 Securities.

         "ELIGIBLE DEPOSIT ACCOUNT" means an account with an Eligible
         Depository.

         "ELIGIBILITY CRITERIA" has the meaning set out in Schedule 5.

         "EURO" and "(EURO)" mean the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

         "EURO EQUIVALENT" in relation to an amount which is calculated, determined or expressed in A$ or which includes a component determined or expressed in A$ means the A$ amount or A$ component (as the case may
         be) converted into Euro at the Euro Exchange Rate.

         "EURO EXCHANGE RATE" means "(euro) Exchange Rate" specified in paragraph 7 of the confirmation for the Class A-3 Currency Swap.

         "EXCESS DISTRIBUTION" in relation to a Distribution Date means the amount (if any) payable to the Income Unitholder on that Distribution
         Date pursuant to clause 10.2(p).

         "EXPENSES" means all amounts relating to the Series Trust referred to in clause 16.11 of the Master Trust Deed and includes (without limiting the generality of the foregoing and without double counting) the aggregate of:

         (a)     any reasonable Property Protection Expenses or Mortgage
                 Enforcement Expenses incurred by the Servicer in connection with the management, maintenance or sale of any Mortgaged
                 Property or in the enforcement of any Mortgage Documents;

         (b)     the cost of registering any Caveats or Mortgage Transfers in relation to Mortgages forming part of the Assets of the Series
                 Trust, to the extent not reimbursed by a Seller in accordance with this Deed;

         (c)     any reasonable fees, charges and moneys payable to any
                 consultant appointed by the Trustee, the Manager or the
                 Servicer and all disbursements, expenses, duties and outgoings properly chargeable in respect of such consultant;

         (d)     subject to clause 8.7, any Break Benefits;

         (e)     the Security Trustee's Expenses; and

                                                                              14

         (f)     any amount received by the Trustee or the Servicer on or after the Cut-Off Date in respect of a Mortgage Loan forming part of the Assets of the Series Trust, related Mortgage or related
                 First Layer of Collateral Security which the Servicer, pursuant to a decision, finding, order, judgment or determination of a
                 Competent Authority or pursuant to a Binding Provision or based on advice from its legal advisers (either internal or
                 external), has repaid to the liquidator or the
                 trustee-in-bankruptcy (as the case may be) of a Borrower or the grantor of a First Layer of Collateral Security as a result of the insolvency or bankruptcy (as the case may be) of the
                 Borrower or the grantor of the First Layer of Collateral
                 Security,

         but does not include any amount referred to in clauses 10.2(a)-(g)
         (inclusive) and (i)-(p) (inclusive), 10.3, 10.4, 10.5 or 10.6.

         "FAIR MARKET VALUE" in relation to a Mortgage Loan means the fair market value for that Mortgage Loan determined by CBA's external auditors and which value reflects the performing or non-performing status (as determined by the Servicer) of that Mortgage Loan and any benefit which the intended purchaser will have in respect of that
         Mortgage Loan under any relevant Support Facility.

         "FINANCE CHARGE COLLECTIONS" in relation to a Collection Period means the aggregate of the following amounts (without double counting)
         received by or on behalf of the Trustee during that Collection Period in respect of the Mortgage Loans then forming part of the Assets of the
         Series Trust:

         (a)     all amounts received under or in respect of the Mortgage Loans
                 (including Liquidation Proceeds) in respect of interest, fees,
                 Government Charges or other amounts due under the Mortgage
                 Loans (less reversals made during the period in respect of interest or other charges in relation to any of the accounts where the original debit entry (or part thereof) was in error)
                 but excluding principal and any insurance premiums and related charges payable to the relevant Seller;

         (b)     all amounts of interest received under or in respect of the
                 Mortgage Loans and the Mortgage Loan Rights to the extent that the obligations to pay such amounts are discharged by the
                 exercise during that Collection Period of a right of set-off or right to combine accounts; and

         (c)     subject to clause 8.7, any Break Costs,

         but does not include any Mortgage Insurance Income Proceeds or Other
         Income Amounts.

         "FIRST LAYER OF COLLATERAL SECURITIES" in relation to a Mortgage Loan means:

         (a)     the Collateral Securities (other than any Mortgage Insurance
                 Policy relating to that Mortgage Loan or any related Insurance
                 Policies) from time to time appearing in the records of the relevant Seller in relation to that Mortgage Loan to be
                 intended as security for that Mortgage Loan;

         (b)     any Mortgage Insurance Policy relating to that Mortgage Loan;
                 and

         (c)     any related Insurance Policies,

         notwithstanding that by their terms the Collateral Securities (other than the Mortgage Insurance Policies or any Insurance Policies) may
         also secure other liabilities to that Seller.

         "FIXED RATE SWAP" has the same meaning as in the Interest Rate Swap
         Agreement.

         "FOREIGN CURRENCY" means any currency other than Australian dollars.

         "GEMI" means GE Mortgage Insurance Pty Ltd ABN 61 071 466 334.

                                                                              15

         "GEMICO" means GE Capital Mortgage Insurance Corporation (Australia)
         Pty Ltd ABN 52 081 488 440.

         "GOVERNMENT CHARGES" means any amount debited to the accounts established in the Servicer's records for the Mortgage Loans representing bank accounts debits tax or similar tax or duty imposed by any Governmental Agency.

         "GROSS INCOME SHORTFALL" in relation to a Determination Date means the amount (if any) by which the Required Income Amount for that
         Determination Date exceeds the Preliminary Income Amount for that
         Determination Date.

         "GROSS UNSCHEDULED PRINCIPAL AMOUNT" in relation to a Determination
         Date means the amount calculated as follows:

                      GUPA = OPA + PCOR + RBA + SRFA + PDR

         where:

         GUPA    =       the Gross Unscheduled Principal Amount;

         OPA     =       the Other Principal Amounts on that Determination Date;

         PCOR    =       the Principal Chargeoff Reimbursement on that
                         Determination Date;

         RBA     =       the Redraw Bond Amount on that Determination Date;

         SRFA    =       the Standby Redraw Facility Advance to be made on the
                         immediately following Distribution Date; and

         PDR     =       the Principal Draw Reimbursement as at that
                         Determination Date.

         "GST" means the goods and services tax imposed pursuant to the GST Act.

         "GST ACT" means A New Tax System (Goods and Services Tax) Act, 1999.

         "HEDGE PROVIDER" means an Interest Rate Swap Provider or a Currency
         Swap Provider.

         "HOMEPATH" means Homepath Pty Limited ABN 35 081 986 530.

         "INCOME LOSS" in relation to a Mortgage Loan, means on the Liquidation
         Date for that Mortgage Loan, the aggregate of:

                         (a) all interest payable in respect of that Mortgage
                         Loan up to and including the Liquidation Date
                         calculated at the Mortgage Rate and otherwise in
                         accordance with the Mortgage Documents, whether or not
                         such interest has been capitalised;

                         (b) all fees and other charges of any type whatsoever
                         payable in respect of that Mortgage Loan up to and
                         including the Liquidation Date in accordance with the
                         Mortgage Documents, whether or not such fees and other
                         charges have been capitalised; and

                         (c) any Property Protection Expenses and Mortgage
                         Enforcement Expenses incurred in connection with that
                         Mortgage Loan up to and including the Liquidation Date,

         less:

                         (d) any Liquidation Proceeds received in respect of
                         that Mortgage Loan up to and including the Liquidation
                         Date in respect of that Mortgage Loan provided that
                         Liquidation Proceeds will only be included in this
                         paragraph (d) to the extent that the resulting Income
                         Loss is zero or a positive number.

                                                                              16

         "INCOME UNIT" means an Income Unit in the Series Trust referred to in clause 3.1.

         "INCOME UNITHOLDER" means any Unitholder of an Income Unit.

         "INITIAL INVESTED AMOUNT" in relation to a Offshore Note has the meaning given to it in clause 5.5(a) and in relation to an A$ Security has the meaning given to it in clause 5.5(b).

         "INSURANCE POLICY" means any insurance policy (whether present or future) under which the improvements on the Land the subject of a
         Mortgage or a Collateral Security are insured against destruction or damage by events which include fire.

         "INSURANCE PROCEEDS" means the proceeds paid by an insurer pursuant to any Insurance Policy.

         "INTEREST AMOUNT" in relation to an A$ Security and an Accrual Period means the aggregate interest accrued on that A$ Security during that
         Accrual Period pursuant to clause 5.6(b).

         "INTEREST RATE" in relation to an A$ Security and an Accrual Period means the aggregate of:

         (a)     the Bank Bill Rate for that Accrual Period; and

         (b)     the Issue Margin for that A$ Security.

         "INTEREST RATE BASIS CAP" has the same meaning as in the Interest Rate
         Swap Agreement.

         "INTEREST RATE SWAP AGREEMENT" means an agreement in the form of an amended ISDA Master Agreement dated on or after the date of this Deed and on or prior to the Closing Date between the Trustee, the Manager and the initial Interest Rate Swap Provider which provides for each of:

         (a)     the Fixed Rate Swap;

         (b)     the Basis Swap; and

         (c)     the Interest Rate Basis Cap,

         and includes any substitute agreement in place of an existing Interest
         Rate Swap Agreement.

         "INTEREST RATE SWAP PROVIDER" means initially CBA and includes any other person that subsequently enters into an Interest Rate Swap
         Agreement with the Trustee and the Manager.

         "INTEREST RATE SWAP PROVIDER DEPOSIT" means any amount deposited by the
         Interest Rate Swap Provider in the Collections Account or any other account held by the Trustee as trustee of the Series Trust by way of prepayment of the Interest Rate Swap Provider's payment obligations under the Interest Rate Swap Agreement.

         "INVESTED AMOUNT" in relation to:

         (a)     a Offshore Note at any time has the same meaning as in the
                 Offshore Note Conditions; and

         (b)     an A$ Security at any time means the Initial Invested Amount of that A$ Security less the aggregate of all amounts previously paid in relation to that A$ Security on account of principal pursuant to clause 10.5.

         "ISSUE DATE" in relation to a Security means the day on which the
         Security is issued by the Trustee.

         "ISSUE MARGIN" in relation to:

                                                                              17

         (a)     a Class A-2 Note and a Class B Note means, subject to the
                 following:

                 (i)     in the case of a Class A-2 Note, for the period from,
                         and including, the Closing Date to (but excluding) the
                         Step-Up Date and, in the case of a Class B Note, to
                         (but excluding) the date on which the Class B Note
                         ceases to accrue interest in accordance with clause
                         5.6(b), the margins expressed as a percentage per annum
                         applying in relation, respectively, to each Class A-2
                         Note and each Class B Note determined in accordance
                         with the Dealer Agreement and advised by the Manager to
                         the Trustee; and

                 (ii)    in respect of a Class A-2 Note only, for the period
                         from, and including, the Step-Up Date to (but
                         excluding) the date on which the Class A-2 Note ceases
                         to accrue interest in accordance with clause 5.6(b),
                         double the margin referred to in paragraph (i) in
                         relation to that Class A-2 Note,

                 provided that if on or after the Step-Up Date the Trustee, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with Condition 7.3 of the Offshore Note Conditions on a
                 Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the
                 Security Trust Deed by the Manager for this purpose, the
                 Securityholders have not approved by an Extraordinary
                 Resolution the redemption of the Securities at their Stated
                 Amount, then the Issue Margin in relation to each Class A-2
                 Note from, and including that Distribution Date to, but
                 excluding, the date on which the Class A-2 Note ceases to
                 accrue interest in accordance with clause 5.6(b) will be the margin in relation to the Class A-2 Notes referred to in
                 sub-paragraph (a)(i) above; and

         (b)     a Redraw Bond means the margin expressed as a percentage per annum applying to the Redraw Bond determined in accordance with a Dealer Agreement (as defined in the Master Trust Deed) in relation to those Redraw Bonds and advised by the Manager to the Trustee.

         "LAND" means:

         (a)     land (including tenements and hereditaments corporeal and
                 incorporeal and every estate and interest in it whether vested or contingent, freehold or Crown leasehold, the term of which lease is expressed to expire not earlier than 5 years after the maturity of the relevant Mortgage, and whether at law or in equity) wherever situated and including any fixtures to land;
                 and

         (b)     any parcel and any lot, common property and land comprising a parcel within the meaning of the Strata Schemes (Freehold
                 Development) Act 1973 (New South Wales) or the Community Land
                 Development Act, 1989 (New South Wales) or any equivalent
                 legislation in any other Australian jurisdiction.

         "LIQUIDATED MORTGAGE LOAN" means a Mortgage Loan with respect to which a Material Default has occurred and with respect to which the Servicer has determined that all Liquidation Proceeds likely to be recoverable have been recovered, having regard to:

         (a)     any enforcement of the relevant Mortgage Documents;

         (b)     any sale of the relevant Mortgaged Property;

         (c)     any proceeds paid on the compulsory acquisition of the relevant
                 Mortgaged Property by any Governmental Agency;

         (d)     any Insurance Proceeds paid or payable under any relevant
                 Insurance Policy;

                                                                              18

         (e)     any payments received from any relevant Borrower; and

         (f)     such other matters as the Servicer reasonably determines to be relevant.

         "LIQUIDATION DATE" in relation to a Mortgage Loan means the date on which such Mortgage Loan becomes a Liquidated Mortgage Loan.

         "LIQUIDATION PROCEEDS" in relation to a Mortgage Loan means the amount received by or on behalf of the Trustee in connection with the liquidation of such Mortgage Loan including, without limitation:

         (a)     proceeds arising from the enforcement of the relevant Mortgage and sale of the relevant Mortgaged Property;

         (b)     proceeds arising from the enforcement of the relevant Mortgage
                 Documents;

         (c)     Insurance Proceeds under any relevant Insurance Policy; and

         (d)     proceeds arising from any resumption or compulsory acquisition of the relevant Mortgaged Property by any Governmental Agency,

         but does not include:

         (e)     any amount required pursuant to the terms of any relevant
                 Mortgage Document or any law to be paid to the Borrower,
                 including any person having an interest in the Mortgaged
                 Property as a mortgagee;

         (f)     if the Trustee is a party to a Fixed Rate Swap, any Break
                 Costs;

         (g)     any Mortgage Insurance Income Proceeds; and

         (h)     any Mortgage Insurance Principal Proceeds.

         "LIQUIDITY FACILITY" means a liquidity facility made available by a
         Liquidity Facility Provider to the Trustee pursuant to the Liquidity
         Facility Agreement.

         "LIQUIDITY FACILITY ADVANCE" in relation to a Distribution Date means the amount to be advanced to the Trustee on that Distribution Date under the Liquidity Facility.

         "LIQUIDITY FACILITY AGREEMENT" means the Liquidity Facility Agreement dated on or after the date of this Deed and on or prior to the Closing
         Date between the Trustee, the Manager and the initial Liquidity
         Facility Provider and includes any substitute liquidity facility agreement entered into by the Trustee as trustee of the Series Trust in place of an existing Liquidity Facility Agreement.

         "LIQUIDITY FACILITY COMMITMENT FEE" means in relation to a
         Determination Date and the immediately following Distribution Date, the commitment fee payable to the Liquidity Facility Provider on that
         Distribution Date pursuant to the Liquidity Facility Agreement.

         "LIQUIDITY FACILITY INTEREST" in relation to a Distribution Date means the interest due on that Distribution Date pursuant to the terms of the
         Liquidity Facility Agreement.

         "LIQUIDITY FACILITY PRINCIPAL" in relation to a Determination Date and the immediately following Distribution Date means the aggregate of all
         Liquidity Facility Advances outstanding under the Liquidity Facility
         Agreement at that Determination Date.

         "LIQUIDITY FACILITY PROVIDER" means initially CBA and each other person who may from time to time provide a Liquidity Facility.

                                                                              19

         "LOAN AGREEMENT" means, with respect to a Mortgage Loan, any agreement, schedule, terms and conditions, letter, application, approval or other document (other than the relevant Mortgage) relating to the provision of financial accommodation by the relevant Seller to the Borrower in connection with that Mortgage Loan.

         "LOAN FILES" in relation to a Mortgage Loan means such books, records, paper and electronic files (whether originals or copies) relating to that Mortgage Loan (other than the Mortgage Documents) which the
         Servicer has in its custody.

         "LOAN TO VALUE RATIO" in relation to a Mortgage Loan means the amount
         (expressed as a percentage) calculated as follows:

                                       L
                                      ---
                                       v

         where:

         L       =       the amount of that Mortgage Loan outstanding as at the
                         date of determination or if at the date of
                         determination that Mortgage Loan has not been made, the
                         amount of the then proposed Mortgage Loan; and

         V       =       the aggregate value of the Land subject to any Mortgage
                         recorded as securing that Mortgage Loan, as determined
                         in accordance with the then Servicing Standards.

         "LOSS RECOVERY" in relation to a Liquidated Mortgage Loan means all amounts received by or on behalf of the Trustee in respect of that
         Liquidated Mortgage Loan after the relevant Liquidation Date.

         "MANAGEMENT FEE" means the fee payable to the Manager on each
         Distribution Date in accordance with clause 19.1.

         "MANAGER" means Securitisation Advisory Services Pty. Limited ABN 88
         064 133 946 or if Securitisation Advisory Services Pty. Limited retires or is removed as Manager of the Series Trusts (as defined in the Master
         Trust Deed), any then Substitute Manager and includes the Trustee when acting as the Manager of the Series Trusts (as defined in the Master
         Trust Deed) in accordance with the terms of the Master Trust Deed.

         "MASTER TRUST DEED" means the Master Trust Deed dated 8 October 1997 between the Manager and the Trustee, as amended.

         "MATERIAL DEFAULT" in relation to a Mortgage Loan means:

         (a)     a failure by the Borrower (as recognised by the Servicer's system) to pay on the due date any amount due pursuant to the corresponding Loan Agreement (including any amount not
                 previously paid which remains outstanding) where the failure continues, without remedy, for a period of 60 days from the due date for the payment of such amount under the relevant Loan
                 Agreement; or

         (b)     an event of default, howsoever described, (other than an event of default referred to in paragraph (a)) occurs under any
                 relevant Mortgage Document where the event of default continues unremedied for 60 days (or such shorter period as the Servicer may determine is appropriate in relation to a specific event of default) unless the Servicer reasonably determines that such event of default is of a minor or technical nature and will not result in an Adverse Effect.

         "MONTHLY ANNIVERSARY DATE" in relation to a Mortgage Loan means the date on which interest is debited to the Borrower's Mortgage Loan account by the Servicer pursuant to the relevant Loan Agreement.

                                                                              20

         "MOODY'S" means Moody's Investors Service Inc. and its successors and assigns.

         "MORTGAGE" in relation to a Mortgage Loan means each registered mortgage over Land situated in any State or Territory of Australia and appearing on the relevant Seller's records as securing, amongst other things, the repayment of that Mortgage Loan and the payment of interest and all other moneys in respect of that Mortgage Loan notwithstanding that by its terms the mortgage may secure other liabilities to that
         Seller. If, at any time after the date of the corresponding Sale
         Notice, a mortgage is substituted, or added as security, for an existing Mortgage, then with effect from the date of such addition or substitution the definition of "MORTGAGE" will mean the substituted mortgage or include the additional mortgage, as the case may be.

         "MORTGAGE DOCUMENTS" in relation to a Mortgage Loan means:

         (a)     the Loan Agreement (if other than the Mortgage) relating to that Mortgage Loan;

         (b)     the original or duplicate Mortgage documents in relation to that Mortgage Loan (including any document evidencing any
                 substituted or additional Mortgage);

         (c)     the Certificate of Title or other indicia of title (if any) in respect of the Land the subject of the Mortgage in relation to that Mortgage Loan;

         (d)     the original or duplicate of the First Layer of Collateral
                 Securities documents (other than the Insurance Policies) in relation to that Mortgage Loan;

         (e)     any Insurance Policy (or certificate of currency for the
                 Insurance Policy) held by the relevant Seller in respect of the
                 Mortgage or the First Layer of Collateral Securities in
                 relation to that Mortgage Loan;

         (f)     any deed of priority or its equivalent in writing entered into in connection with the Mortgage or the First Layer of
                 Collateral Securities in relation to that Mortgage Loan;

         (g)     all other documents required to evidence the relevant Seller's or the Trustee's interest in the above Land, the above Mortgage and the above First Layer of Collateral Securities; and

         (h)     any amendment or replacement of or to any of the foregoing such documents which is entered into, and under which rights arise, whether before or after the Cut-Off Date.

         "MORTGAGE ENFORCEMENT EXPENSES" means all costs and expenses properly incurred by the Servicer, a Seller or the Trustee (other than their respective internal administrative costs) in connection with the enforcement of any Mortgage Loan forming part of the Assets of the
         Series Trust, the related Mortgage or the related First Layer of
         Collateral Securities or the recovery of any amounts owing under the
         Mortgage Loan including, without limitation:

         (a)     legal costs and disbursements (including those of in-house counsel) charged at the usual commercial rates of the relevant legal services provider;

         (b)     costs in connection with the entering into of possession or the sale of any property secured by any related Mortgage or First
                 Layer of Collateral Securities and any real estate or
                 auctioneer's fees and expenses; and

         (c)     any Tax in connection with the sale of the relevant Mortgaged
                 Property,

         provided that Mortgage Enforcement Expenses will not include Property
         Protection Expenses or Restoration Expenses.

                                                                              21

         "MORTGAGE INSURANCE INCOME PROCEEDS" in relation to a Determination
         Date means all amounts received by the Trustee pursuant to any Mortgage
         Insurance Policy in relation to any Mortgage Loan then forming part of the Assets of the Series Trust which the Manager determines should be accounted for on that Determination Date in respect of an Income Loss.

         "MORTGAGE INSURANCE POLICY" means:

         (a)     the Pool Mortgage Insurance Policy; and

         (b)     any primary mortgage insurance policy granted by GEMI and/or
                 GEMICO in force in respect of a Mortgage Loan, an Other Loan, a
                 Mortgage or a Collateral Security which forms part of the
                 Assets of the Series Trust.

         "MORTGAGE INSURANCE PRINCIPAL PROCEEDS" in relation to a Determination
         Date means all amounts received by the Trustee pursuant to any Mortgage
         Insurance Policy in relation to any Mortgage Loan then forming part of the Assets of the Series Trust which the Manager determines should be accounted for on that Determination Date in respect of a Principal
         Loss.

         "MORTGAGE INTEREST SAVER ACCOUNT" means a deposit account maintained by a Borrower with CBA under which interest that would otherwise be earned in respect of the account is off-set (to the extent thereof) against interest that would otherwise be payable on a Mortgage Loan provided by
         CBA to the Borrower.

         "MORTGAGE LOAN" means each mortgage loan assigned or to be assigned (as the case may be) to the Trustee and referred to in a Sale Notice (if issued), and in relation to a Seller, means a Mortgage Loan assigned to the Trustee by that Seller.

         "MORTGAGE LOAN PRINCIPAL" at any time in relation to a Mortgage Loan means the principal outstanding at that time in respect of that
         Mortgage Loan.

         "MORTGAGE LOAN RIGHTS" means each of the items (together with all rights, title and interest in each of those items) referred to in clause 4.5 assigned, or which may be assigned, as the case may be, in accordance with this Deed to the Trustee as trustee of the Series Trust or the CBA Trust.

         "MORTGAGE LOAN SYSTEM" means the electronic and manual reporting database and record keeping system used by the Servicer to monitor
         Mortgage Loans, as updated and amended from time to time.

         "MORTGAGE RATE" in relation to a Mortgage Loan means the rate of interest payable on the corresponding Mortgage Loan Principal, as such rate may be varied from time to time in accordance with the relevant
         Mortgage Documents or any laws.

         "MORTGAGE RECEIVABLES" in relation to a Mortgage Loan means all moneys, present and future, actual or contingent, owing at any time in respect of or in connection with that Mortgage Loan under the corresponding
         Mortgage Documents, including all principal, interest, reimbursable costs and expenses and any other amounts incurred by or payable to the relevant Seller (including any payments made by that Seller on behalf of the Borrower in relation to that Mortgage Loan) irrespective of whether:

         (a)     such amounts become due and payable before or after the Cut-Off
                 Date; and

         (b)     such amounts relate to advances made or other financial
                 accommodation provided by that Seller to the Borrower before or after the Cut-Off Date.

         "MORTGAGE TRANSFER" in relation to a Mortgage means a duly executed land titles office transfer which, upon registration, is effective to transfer the legal title to the Mortgage to the Trustee.

                                                                              22

         "MORTGAGED PROPERTY" in relation to a Mortgage means the Land and all other property mortgaged under that Mortgage.

         "NET BREAK PAYMENT" in relation to a Determination Date means the amount calculated as follows:

                                  NBP = BC - BB

         where:

         NBP     =       the Net Break Payment;

         BC      =       the Break Costs in relation to that Determination Date;
                         and

         BB      =       the Break Benefits in relation to that Determination
                         Date,

         provided that there will only be a Net Break Payment if the result of the above calculation is greater than zero.

         "NET BREAK RECEIPT" in relation to a Determination Date means the amount calculated as follows:

                                  NBR = BB - BC

         where:

         NBR     =       the Net Break Receipt;

         BB      =       the Break Benefits in relation to that Determination
                         Date; and

         BC      =       the Break Costs in relation to that Determination Date,

         provided that there will only be a Net Break Receipt if the result of the above calculation is greater than zero.

         "NET INCOME SHORTFALL" in relation to a Determination Date means the
         Gross Income Shortfall on that Determination Date less any Liquidity
         Facility Advance to be made on the immediately following Distribution
         Date.

         "NET SCHEDULED PRINCIPAL AMOUNT" in relation to a Determination Date means the amount calculated as follows:

                                NSPA = PC - NUPD

         where:

         NSPA    =       the Net Scheduled Principal Amount;

         PC      =       the Principal Collections for the Collection Period
                         ending on that Determination Date; and

         NUPD    =       the Net Unscheduled Principal Deduction for that
                         Determination Date,

         provided that there will only be a Net Scheduled Principal Amount if the result of the above calculation is greater than zero.

         "NET UNSCHEDULED PRINCIPAL AMOUNT" in relation to a Determination Date means the amount calculated as follows:

                                 NUPA = GUPA - SA - SRFP - RBD - PD

                                                                              23

         where:

         NUPA    =       the Net Unscheduled Principal Amount;

         GUPA    =       the Gross Unscheduled Principal Amount on that
                         Determination Date;

         SA      =       the Seller Advances outstanding on that Determination
                         Date;

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date;

         RBD     =       the amount (if any) to be paid with respect to the
                         Redraw Bonds pursuant to clause 10.5(a) on the
                         immediately following Distribution Date; and

         PD      =       the Principal Draw (if any) on that Determination Date,

         provided that there will only be a Net Unscheduled Principal Amount if the result of the above calculation is greater than zero.

         "NET UNSCHEDULED PRINCIPAL DEDUCTION" in relation to a Determination
         Date means the amount calculated as follows:

                       NUPD = SA + SRFP + RBD + PD - GUPA

         where:

         NUPD    =       the Net Unscheduled Principal Deduction;

         GUPA    =       the Gross Unscheduled Principal Amount on that
                         Determination Date;

         SA      =       the Seller Advances outstanding on that Determination
                         Date;

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date;

         RBD     =       the amount (if any) to be paid with respect to the
                         Redraw Bonds pursuant to clause 10.5(a) on the
                         following immediately Distribution Date; and

         PD      =       the Principal Draw (if any) on that Determination Date,

         provided that there will only be a Net Unscheduled Principal Deduction if the result of the above calculation is greater than zero.

         "NOTE" means, as the context requires, a Class A Note, a Class B Note or both.

         "NOTEHOLDER" means, as the context requires, a Offshore Noteholder, a
         Class A-2 Noteholder, a Class B Noteholder or any combination of the foregoing.

         "OFFSHORE NOTE CONDITIONS" means the terms and conditions of the
         Offshore Notes as annexed to the Offshore Notes.

         "OFFSHORE NOTE REGISTRARS" has the same meaning as in the Agency
         Agreement.

         "OFFSHORE NOTE TRUST DEED" means the Offshore Note Trust Deed to be dated on or after the date of this Deed and on or prior to the Closing
         Date and made between the Trustee, the Manager and the Offshore Note
         Trustee.

         "OFFSHORE NOTE TRUSTEE" means The Bank of New York or, if The Bank of
         New York is removed or retires as the trustee for the Offshore
         Noteholders, any person appointed from time to time in its place in accordance with the Offshore Note Trust Deed.

         "OFFSHORE NOTES" means, as the context requires, the Class A-1 Notes and/or the Class A-3

                                                                              24

Notes.

         "OFFSHORE NOTEHOLDERS" means, as the context requires, the Class A-1
         Noteholders and/or the Class A-3 Noteholders.

         "OTHER INCOME AMOUNTS" in respect of a Determination Date and the
         Collection Period ending on that Determination Date means the aggregate of:

         (a)     any amounts received by the Trustee during the Collection
                 Period pursuant to clauses 14 and 16 which represent amounts in respect of accrued but unpaid interest and fees on the Mortgage
                 Loans;

         (b)     any amounts received by the Trustee during the Collection
                 Period pursuant to clause 26.3 which represent amounts in
                 respect of interest and fees on the Mortgage Loans;

         (c)     any damages received by the Trustee in the Collection Period
                 (other than pursuant to clauses 14 and 16) and allocated by the
                 Manager as Other Income Amounts in accordance with clause 27.5;

         (d)     subject to clause 22.12, interest and other investment income earned and received on moneys standing to the credit of the
                 Collections Account during the Collection Period (other than interest earned on the Collections Account during the
                 Collection Period in respect of the Cash Advance Deposit as calculated in accordance with clause 8.6 or the Interest Rate
                 Swap Provider Deposit as calculated in accordance with clause
                 8.8) and any amounts representing interest paid by the Servicer pursuant to clause 22.5 in respect of that Collection Period;

         (e)     interest and other investment income earned and received on
                 Authorised Short-Term Investments during the Collection Period
                 (other than interest attributable to the Interest Rate Swap
                 Provider Deposit calculated in accordance with clause 8.8);

         (f)     subject to clause 9.3, any other receipts in the nature of income (as determined by the Manager) which have been received by the Determination Date in respect of the Collection Period;
                 and

         (g)     any amount of input tax credits (as defined in the GST Act)
                 received by the Trustee in the Collection Period in respect of the Series Trust,

         in each case which have not previously been applied in accordance with this Deed.

         "OTHER LOANS" in relation to a Mortgage Loan means all loans, credit and financial accommodation of whatever nature (other than that
         Mortgage Loan) the payment or repayment of which is secured by a
         Mortgage, or by a Collateral Security, which also secures that Mortgage
         Loan.

         "OTHER PRINCIPAL AMOUNTS" in relation to a Determination Date and the
         Collection Period ending on that Determination Date means the aggregate of:

         (a)     any Mortgage Insurance Principal Proceeds in respect of that
                 Determination Date;

         (b)     the aggregate Liquidation Proceeds in respect of the Mortgage
                 Loans received during that Collection Period other than
                 Liquidation Proceeds included in Finance Charge Collections for that Collection Period;

         (c)     the Principal Prepayments with respect to that Collection
                 Period;

                                                                              25

         (d)     any amounts received by the Trustee during that Collection
                 Period pursuant to clauses 14 and 16 which represent amounts in respect of principal on the Mortgage Loans;

         (e)     any amounts received by the Trustee during that Collection
                 Period pursuant to clause 26.3 which represent amounts in
                 respect of principal on the Mortgage Loans;

         (f)     any damages received by the Trustee during that Collection
                 Period (other than pursuant to clauses 14 and 16) and allocated by the Manager as Other Principal Amounts in accordance with clause 27.5;

         (g)     in the case of the first Determination Date, the amount (if any) by which the Subscription Proceeds exceed the
                 Consideration;

         (h)     any amount remaining unpaid on the immediately previous
                 Distribution Date as a result of the application of clause 5.9 in respect of principal; and

         (i)     any other receipts in the nature of principal (as determined by the Manager) which have been received by that Determination
                 Date in respect of that Collection Period,

         in each case which have not previously been applied in accordance with this Deed.

         "PAYING AGENT" has the same meaning as in the Agency Agreement.

         "PENALTY PAYMENT" means:

         (a)     the amount of any liability (including, without limitation, any civil or criminal penalty) which the Trustee is liable for under the Consumer Credit Code;

         (b)     any other liability payable by the Trustee, or legal costs or other expenses payable or incurred by the Trustee, in relation to such liability;

         (c)     any amount which the Trustee agrees to pay (with the consent of the Servicer) to a debtor or other person in settlement of any application for an order under Part 6 of the Consumer Credit
                 Code; and

         (d)     any legal costs or other costs and expenses payable or incurred by the Trustee in relation to that application,

         to the extent to which a person can be indemnified for that liability, money or amount under the Consumer Credit Code.

         "PERFECTION OF TITLE EVENT" means each event referred to in clause
         24.1.

         "PERFECTION OF TITLE" means, in relation to a Mortgage or Mortgage Loan forming part of the Assets of the Series Trust, the date following the occurrence of a Perfection of Title Event on which the legal title to that Mortgage or Mortgage Loan, as the case may be, has been perfected in the name of the Trustee in accordance with clause 24.3(a).

         "PERSONAL INFORMATION" has the same meaning as in the Privacy Act.

         "PMI" means PMI Mortgage Insurance Ltd ABN 70 000 511 071.

         "POOL FACTOR" in relation to a Security at any given time means the amount (expressed as a percentage to 7 decimal places) calculated as follows:
                                          A
                                    PF = ---
                                          B

                                                                              26

         where:

         PF      =       the Pool Factor in relation to that Security;

         A       =       the Stated Amount for that Security as at that time;
                         and

         B       =       the Initial Invested Amount for that Security.

         "POOL MORTGAGE INSURANCE POLICY" means the policy issued by [
           ] in relation to some of the Mortgage Loans from time to
         time forming part of the Assets of the Series Trust pursuant to the
         Lenders' Mortgage Insurance Provisions dated on or after the date of this Deed and on or prior to the Closing Date between [
          ], the Trustee and the Sellers.

         "POOL PERFORMANCE DATA" means performance data in respect of the
         Securities on a Determination Date consisting of prepayment rates, arrears data and default data in respect of Mortgage Loans then forming part of the Assets of the Series Trust, the Pool Factor at the last
         Determination Date and the Pool Factor on the present Determination
         Date, the principal outstanding on the Securities, the Interest Rates in respect of the A$ Securities, the Class A-1 Interest Rate (as
         defined in the OffShore Note Conditions) for the Class A-1 Notes, the
         Class A-3 Interest Rate (as defined in the Offshore Note Conditions)
         for the Class A-3 Notes and such other information as the Manager may consider necessary from time to time.

         "POTENTIAL TERMINATION EVENT" means:

         (a)     as a result of the introduction, imposition or variation of any law it is unlawful for the Trustee, and would also be unlawful for any new Trustee, to carry out any of its obligations under this Deed, the Master Trust Deed (in so far as it relates to the Series Trust), the Offshore Note Trust Deed, the Offshore
                 Notes or the Security Trust Deed; or

         (b)     this Deed, the Master Trust Deed (in so far as it relates to the Series Trust) the Offshore Note Trust Deed, the Offshore
                 Notes or the Security Trust Deed is or has become void,
                 illegal, unenforceable or of limited force and effect.

         "POWERS OF ATTORNEY" means the powers of attorney referred to in clauses 6.1(n)(i), (ii) and (iii).

         "PRELIMINARY INCOME AMOUNT" in relation to a Determination Date means the amount calculated as follows:

                              PIA = FCC + MIIP + OI

         where:

         PIA     =       the Preliminary Income Amount for that Determination
                         Date;

         FCC     =       the Finance Charge Collections for the Collection
                         Period ending on that Determination Date;

         MIIP    =       the aggregate Mortgage Insurance Income Proceeds for
                         that Determination Date; and

         OI      =       any Other Income Amounts in respect of the Collection
                         Period ending on that Determination Date and which has
                         not previously been applied in accordance with this
                         Deed.

         "PRELIMINARY PRINCIPAL AMOUNT" in relation to a Determination Date and the immediately following Distribution Date means an amount calculated as follows:

                                                                              27

                       PPA = PC + PCOR + OPA + RBA + SRFA

         where:

         PPA     =       the Preliminary Principal Amount as at that
                         Determination Date;

         PC      =       the Principal Collections for the Collection Period
                         ending on that Determination Date;

         PCOR    =       the Principal Chargeoff Reimbursement as at that
                         Determination Date;

         OPA     =       the Other Principal Amounts as at that Determination
                         Date;

         RBA     =       the Redraw Bond Amount as at that Determination Date;
                         and

         SRFA    =       the Standby Redraw Facility Advance on the immediately
                         following Distribution Date.

         "PRESCRIBED PERIOD" in relation to a Mortgage Loan means the period of
         120 days (including the last day of that period) commencing on the
         Closing Date or such longer period as may be agreed between the
         Australian Prudential Regulation Authority, the Trustee, the relevant
         Seller and the Manager.

         "PRINCIPAL CHARGEOFF" in relation to a Determination Date means an amount calculated as follows:

                              PCO = PL - MIPP - PD

         where:

         PCO     =       the Principal Chargeoff as at that Determination Date;

         PL      =       the total of the Principal Loss on each Mortgage Loan
                         for which the Manager determines a Principal Loss
                         should be accounted for on that Determination Date
                         (provided that the Manager must not account for a
                         Principal Loss on a Mortgage Loan until the Servicer
                         reasonably believes that no further amounts in respect
                         of the Mortgage Loan constituting Mortgage Insurance
                         Principal Proceeds or damages under clauses 14 and 16
                         which are to be treated as Other Principal Amounts will
                         be received);

         MIPP    =       the total Mortgage Insurance Principal Proceeds with
                         respect to such Mortgage Loans as at that Determination
                         Date; and

         PD      =       any damages received by the Trustee from CBA under
                         clause 14 or from CBA or the Servicer under clause 16
                         in respect of such Mortgage Loans which are determined
                         to be Other Principal Amounts in accordance with clause
                         27.5.

         "PRINCIPAL CHARGEOFF REIMBURSEMENT" in relation to a Determination Date and the Collection Period ending on that Determination Date means an amount calculated as follows:

                             PCOR = PIA - RIA - PDR

         where:

         PCOR    =       the Principal Chargeoff Reimbursement as at that
                         Determination Date;

         PIA     =       the Preliminary Income Amount as at that Determination
                         Date;

         RIA     =       the Required Income Amount as at that Determination
                         Date; and

                                                                              28

         PDR     =       the Principal Draw Reimbursement as at that
                         Determination Date,

         provided that there will only be a Principal Chargeoff Reimbursement if the result of the above calculation is greater than zero and provided further that where the result of the above calculation exceeds the
         Unreimbursed Principal Chargeoffs as at the immediately previous
         Determination Date plus the Principal Chargeoffs calculated as at the current Determination Date, the Principal Chargeoff Reimbursement will equal such amount.

         "PRINCIPAL COLLECTIONS" in relation to a Collection Period means the aggregate of the following amounts (without double counting) received by or on behalf of the Trustee during that Collection Period in respect of the Mortgage Loans then forming part of the Assets of the Series
         Trust:

         (a)     all amounts received under or in respect of the Mortgage Loans in respect of principal (less reversals made during the period in respect of interest or other charges in relation to any of the accounts where the original debit entry (or part thereof)
                 was in error); and

         (b)     all amounts of principal payable under or in respect of the
                 Mortgage Loans and the Mortgage Loan Rights to the extent that the obligations to pay such amounts are discharged by the
                 exercise during that Collection Period of a right of set-off or right to combine accounts,

         but does not include the Preliminary Income Amount or Other Principal
         Amounts in relation to that Determination Date.

         "PRINCIPAL DRAW" in relation to a Determination Date means the amount equal to the lesser of the Net Income Shortfall as at that
         Determination Date and the Principal Draw Available as at that
         Determination Date.

         "PRINCIPAL DRAW AVAILABLE" in relation to a Determination Date means the amount calculated as follows:

                                 PDA = PPA - SAP

         where:

         PDA     =       the Principal Draw Available as at that Determination
                         Date;

         PPA     =       the Preliminary Principal Amount as at that
                         Determination Date; and

         SAP     =       the principal allocated to repay Seller Advances on the
                         immediately following Distribution Date in accordance
                         with clause 10.3(a),

         provided that if the Available Principal Amount for that Determination
         Date is insufficient to repay the Seller Advances in full in accordance with clause 10.3(a), the Principal Draw Available will be zero.

         "PRINCIPAL DRAW REIMBURSEMENT" in relation to a Determination Date and the Collection Period ending on that Determination Date means an amount calculated as follows:

                                 PDR = PIA - RIA

         where:

         PDR     =       the Principal Draw Reimbursement as at that
                         Determination Date;

         PIA     =       the Preliminary Income Amount as at such that
                         Determination Date; and

         RIA     =       the Required Income Amount as at that Determination
                         Date,

                                                                              29

         provided that there will only be a Principal Draw Reimbursement if the result of the above calculation is greater than zero and provided further that where the result of the above calculation exceeds the
         Unreimbursed Principal Draws as at the immediately previous
         Determination Date, the Principal Draw Reimbursement will equal the
         Unreimbursed Principal Draws as at the immediately previous
         Determination Date.

         "PRINCIPAL LOSS" in relation to a Mortgage Loan and a Liquidation Date means an amount calculated as follows:

                             PL = MLP + RE - BC - LP

         where:

         PL      =       the Principal Loss as at that Liquidation Date;

         MLP     =       the Mortgage Loan Principal as at that Liquidation
                         Date;

         RE      =       the Restoration Expenses reasonably and necessarily
                         incurred up to and including that Liquidation Date;

         BC      =       the Break Costs as at that Liquidation Date provided
                         that Break Costs will only be included in the
                         calculation of Principal Loss if the Trustee is then a
                         party to a Fixed Rate Swap; and

         LP      =       any Liquidation Proceeds received up to and including
                         that Liquidation Date provided that for the purposes of
                         this paragraph Liquidation Proceeds will not include
                         any Liquidation Proceeds which have been applied
                         against an Income Loss or are to be applied against an
                         Income Loss on that Liquidation Date,

         provided that there will only be such a Principal Loss if the result of the above calculation is greater than zero.

         "PRINCIPAL PAYING AGENT" has the same meaning as in the Agency
         Agreement.

         "PRINCIPAL PREPAYMENTS" in relation to a Collection Period means all amounts received by or on behalf of the Trustee during that Collection
         Period under or in respect of the Mortgage Loans then forming part of the Assets of the Series Trust in respect of principal prepayments made by or on behalf of the Borrower in relation to that Mortgage Loan (less reversals made during the period in respect of interest or other charges in relation to any of the accounts where the original debit entry (or part thereof) was in error) to the extent that the amount exceeds the then scheduled monthly instalment of principal that would be payable under that Mortgage Loan (including previous unpaid instalments of principal) during that Collection Period.

         "PRIORITY AGREEMENT" means any agreement between a Seller and a subsequent mortgagee of Land the subject of a Mortgage or Collateral
         Security:

         (a)     under which that Seller and the subsequent mortgagee agree to a ranking of their respective securities over the said Land which provides for that Seller's security to be a first ranking
                 security to an agreed amount and the subsequent mortgagee's security to be a second ranking security; and

         (b)     whose sole subject matter is the agreement as to ranking
                 referred to in (a) above and matters ordinarily incidental thereto.

         "PRIVACY ACT" means the Privacy Act 1988 (Commonwealth).

         "PROPERTY PROTECTION EXPENSES" in relation to a Mortgage Loan means the aggregate amount of any costs or expenses actually paid or incurred by the Servicer, the relevant Seller or the

                                       30

         Trustee in connection with the maintenance, preservation and protection of the corresponding Mortgaged Property in its existing state of repair at its existing value, including, without limitation:

         (a)     any real estate property Taxes, statutory charges or other outgoings payable in connection with the corresponding
                 Mortgaged Property; and

         (b)     any insurance premiums payable under any Insurance Policy with respect to the corresponding Mortgaged Property,

         provided that Property Protection Expenses will not include any
         Mortgage Enforcement Expenses or any Restoration Expenses.

         "QUARTERLY CERTIFICATE" means the certificate prepared on each
         Determination Date by the Manager pursuant to clause 27.2(a)
         substantially in the form set out in Schedule 8 (or in such other form as is from time to time agreed between the Manager and the Trustee).

         "RATE SET DATE" in relation to an Accrual Period means the first day of that Accrual Period.

         "RATING AFFIRMATION NOTICE" in relation to an event or circumstances means a notice in writing from each Rating Agency confirming that the event or circumstances, as applicable, will not result in a reduction, qualification or withdrawal of the ratings then assigned by that Rating
         Agency to the Securities.

         "RATING AGENCIES" means S&P and Moody's.

         "REDRAW BOND" means a debt security issued by the Trustee, in its capacity as trustee of the Series Trust, in accordance with clause 5.4 and forming part of the Class of Securities described in clause 5.1(e)
         as Redraw Bonds.

         "REDRAW BOND AMOUNT" in relation to a Determination Date means the proceeds (if any) received by the Trustee from any issue of Redraw
         Bonds on that Determination Date or during the Collection Period ending on that Determination Date (but excluding the immediately preceding
         Determination Date).

         "REDRAW BOND CHARGEOFF PERCENTAGE" in relation to a Determination Date means the amount (expressed as a percentage) calculated as follows:

                                          RBSA
                   RBCP = -----------------------------------
                          CA1SA + CA2SA + CA3SA + RBSA + SRFP

         where:

         RBCP    =       the Redraw Bond Chargeoff Percentage in relation to
                         that Determination Date;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amounts of the Class A-2 Notes on
                         that Determination Date;

         CA3SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-3 Notes on that Determination Date;

         RBSA    =       the aggregate Stated Amount of the Redraw Bonds on that
                         Determination Date; and

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date.

                                                                              31

         "REDRAW BOND PRINCIPAL+ LIMIT" means A$[] million or such other amount from time to time agreed between the Rating Agencies and the Manager and notified by the Manager to the Trustee.

         "REDRAW BONDHOLDER" means at any time the person recorded at that time in the Register as the holder of a Redraw Bond.

         "RELEVANT PARTY" means each party to a Transaction Document other than the Trustee.

         "RELEVANT MORTGAGE DOCUMENTS" has the meaning given to it in clause
         25.1.

         "REQUIRED CREDIT RATING" has the meaning specified in clause 27.1.

         "REQUIRED INCOME AMOUNT" in relation to a Determination Date means the aggregate of the amounts referred to in clauses 10.2(a)-(l) inclusive for the immediately following Distribution Date provided that, in respect only of the first Determination Date, the total amount payable by the Trustee to the Sellers under clause 10.1 will be included in the
         Required Income Amount.

         "RESTORATION EXPENSES" in relation to a Mortgage Loan means the aggregate amount of any costs or expenses actually paid or incurred by the Servicer, a Seller or the Trustee in connection with the restoration of the corresponding Mortgaged Property including, without limitation, any costs or expenses:

         (a)     in restoring the corresponding relevant Mortgaged Property to its condition as at the date on which that Mortgage Loan was made to the Borrower; and

         (b)     in connection with the reduction, elimination or clean-up of any environmental hazard relating to the corresponding
                 Mortgaged Property,

         provided that Restoration Expenses will be calculated without reference to the fact that the amount expended was paid from the Servicer's, that
         Seller's or the Trustee's own funds or from Insurance Proceeds or from any other source whatsoever and provided further that Restoration
         Expenses will not include any Property Protection Expenses or Mortgage
         Enforcement Expenses.

         "S&P" means Standard & Poor's (Australia) Pty. Ltd. ABN 62 007 324 852
         and its successors and assigns.

         "SALE NOTICE" means a notice from a Seller to the Trustee in or substantially in the form of Schedule 1 (or in such other form as may be agreed between the relevant Seller, the Manager and the Trustee).

         "SCHEDULED BALANCE" in relation to a Mortgage Loan means the amount that would be owing on that Mortgage Loan at the date of determination if the Borrower had made, prior to that date, the minimum payments required under that Mortgage Loan.

         "SCHEDULED MATURITY DATE" means the Distribution Date occurring on []
         (or if this is not a Business Day, on the next succeeding Business
         Day).

         "SECOND LAYER OF COLLATERAL SECURITIES" in relation to a Mortgage Loan means all Collateral Securities in respect of that Mortgage Loan which do not constitute the First Layer of Collateral Securities for that
         Mortgage Loan.

         "SECURED CREDITOR" has the same meaning as in the Security Trust Deed.

         "SECURITIES ACT" means the United States Securities Act of 1933 as amended.

         "SECURITY" means as the context requires a Offshore Note, an A$
         Security or both.

                                                                              32

         "SECURITYHOLDER" means a Noteholder or a Redraw Bondholder or both, as the context may require.

         "SECURITY REGISTER" means the system which is used by a Seller to record Security Interests granted to that Seller to secure the repayment of a Mortgage Loan originated by that Seller.

         "SECURITY TRUST DEED" means the Security Trust Deed dated on or after the date of this Deed and on or prior to the Closing Date between the
         Trustee, the Manager, the Offshore Note Trustee and the Security
         Trustee.

         "SECURITY TRUSTEE" means the person who is for the time being the security trustee under the Security Trust Deed.

         "SECURITY TRUSTEE'S EXPENSES" means the costs and fees to be reimbursed to the Security Trustee on each Distribution Date in accordance with clause 19.5(b).

         "SECURITY TRUSTEE'S FEE" means the fee payable to the Security Trustee on each Distribution Date in accordance with clause 19.5(a).

         "SELLER ADVANCE" means an advance made by a Seller to a Borrower pursuant to clause 16.20(c) or clause 16.21(c) on or after the Cut-Off
         Date which appears in the records of the Servicer or on the Security
         Register as secured by a Mortgage which also secures a Mortgage Loan, and a reference to "SELLER ADVANCES" is a reference to all Seller
         Advances made by either Seller.

         "SERIES TRUST" means the trust known as the Medallion Trust Series
         [   ] established pursuant to this Deed and the Master
         Trust Deed.

         "SERVICER" means CBA or if CBA is removed or retires as Servicer, any then Substitute Servicer, and includes the Trustee when acting as
         Servicer in accordance with clause 18.7.

         "SERVICER DEFAULT" means the occurrence of any event specified in clause 18.1.

         "SERVICER'S FEE" means the remuneration payable to the Servicer pursuant to clause 19.4.

         "SERVICING GUIDELINES" means the relevant written guidelines, policies and procedures established by the Servicer for servicing mortgage loans recorded on the Mortgage Loan System, including the Mortgage Loans, as amended or updated in writing from time to time.

         "SERVICING STANDARDS" at any given time means the relevant standards and practices set out in the then Servicing Guidelines and, to the extent that a servicing function is not covered by the Servicing
         Guidelines, the standards and practices of a prudent lender in the business of making retail home loans.

         "SERVICING TRANSFER" means the appointment of a new Servicer in accordance with clause 18.

         "SETTLEMENT DATE" in relation to a Mortgage Loan means the date on which an agreement between the relevant Seller and a Borrower for the making of that Mortgage Loan was made.

         "SHARED SECURITY" means any Security Interest, guarantee, indemnity or other form of assurance that by its terms secures both (on the one hand) the payment or repayment of any Mortgage Loan forming or to form part of the Assets of the Series Trust and (on the other hand) any
         Other Loan forming or to form part of the CBA Trust Assets.

         "SPECIFIED RATING" means a long term debt rating by S&P of BBB and by
         Moody's of Baa2.

         "STANDBY REDRAW CHARGEOFF PERCENTAGE" in relation to a Determination
         Date means the amount (expressed as a percentage) calculated as follows:

                                                                              33

                                          SRFP
                   SRCP = -----------------------------------
                          CA1SA + CA2SA + CA3SA + RBSA + SRFP

         where:

         SRCP    =       the Standby Redraw Chargeoff Percentage in relation to
                         that Determination Date;

         CA1SA   =       the A$ Equivalent of the aggregate Stated Amounts of
                         the Class A-1 Notes on that Determination Date;

         CA2SA   =       the aggregate Stated Amounts of the Class A-2 Notes on
                         that Determination Date;

         CA3SA   =       the A$ Equivalent as the aggregate Stated Amounts of
                         the Class A-3 Notes on that Determination Date;

         RBSA    =       the aggregate Stated Amounts of the Redraw Bonds on
                         that Determination Date; and

         SRFP    =       the Standby Redraw Facility Principal on that
                         Determination Date.

         "STANDBY REDRAW FACILITY" means a standby redraw facility made available by the Standby Redraw Facility Provider to the Trustee
         pursuant to the Standby Redraw Facility Agreement.

         "STANDBY REDRAW FACILITY ADVANCE" in relation to a Distribution Date means the amount to be drawn down by the Trustee under a Standby Redraw
         Facility on that Distribution Date.

         "STANDBY REDRAW FACILITY AGREEMENT" means the Standby Redraw Facility
         Agreement dated on or after the date of this Deed and on or prior to the Closing Date between the Trustee, the Manager and the initial
         Standby Redraw Facility Provider and includes any substitute standby redraw facility agreement entered into by the Trustee as trustee of the
         Series Trust in place of an existing Standby Redraw Facility Agreement.

         "STANDBY REDRAW FACILITY COMMITMENT FEE" means in relation to a
         Determination Date and the immediately following Distribution Date, the commitment fee payable to the Standby Redraw Facility Provider on that
         Distribution Date pursuant to the Standby Redraw Facility Agreement.

         "STANDBY REDRAW FACILITY INTEREST" in relation to a Distribution Date means the interest due on that Distribution Date pursuant to the terms of the Standby Redraw Facility Agreement.

         "STANDBY REDRAW FACILITY LIMIT" means the Facility Limit from time to time as defined in the Standby Redraw Facility Agreement.

         "STANDBY REDRAW FACILITY PRINCIPAL" has the same meaning as in the
         Standby Redraw Facility Agreement.

         "STANDBY REDRAW FACILITY PROVIDER" means initially CBA and each other person who may from time to time provide a Standby Redraw Facility.

         "STATED AMOUNT" in relation to:

         (a)     a Offshore Note at any given time has the same meaning as in the Offshore Note Conditions; and

         (b)     an A$ Security at any given time means the Initial Invested
                 Amount of that A$ Security at that time less the sum of the following at that time:

                                                                              34

                 (i)     the aggregate of all amounts previously paid in
                         relation to that A$ Security on account of principal
                         pursuant to clause 10.3(d); and

                 (ii)    the aggregate of all then Unreimbursed Principal
                         Chargeoffs in relation to that A$ Security.

         "STEPDOWN PERCENTAGE" in relation to a Determination Date means the percentage calculated in accordance with Schedule 11 for that
         Determination Date.

         "STEP-UP DATE" has the same meaning as in the Offshore Note Terms and
         Conditions.

         "SUBSCRIPTION AMOUNT" in relation to the Income Unit at any time means the aggregate of the amounts, if any, previously paid by the Income
         Unitholder to, or at the direction of, the Trustee pursuant to clause
         3.14 less the aggregate of all amounts previously applied towards the reduction of the Subscription Amount pursuant to clause 11.2(b)(ii).

         "SUBSCRIPTION PROCEEDS" means the amounts paid or to be paid by the underwriters for the Notes under the Underwriting Agreement (converted into A$ pursuant to the Currency Swaps) and the amounts paid by the subscribers for the Class A-2 Notes and the Class B Notes under the
         Dealer Agreement, without taking into account in reduction of such amounts any fees or other amounts paid to such underwriters by or on behalf of the Trustee.

         "SUBSTITUTE SERVICER" means at any given time the entity then appointed as Servicer under clause 18.6.

         "SUPPORT FACILITIES" means the agreements or arrangements referred to in clause 1.7 or such other agreement or arrangement which the Trustee and the Manager agree is a Support Facility for the purposes of this
         Deed.

         "SUPPORT FACILITY PROVIDER" means the person or persons providing any applicable Support Facility to the Trustee as trustee of the Series
         Trust.

         "SWAP" means, as the context requires, the Basis Swap, the Fixed Rate
         Swap, the Currency Swaps or all or any of the foregoing.

         "TARGET SETTLEMENT DAY" means any day on which TARGET (the
         Trans-European Automated Real-time Gross Settlement Express Transfer
         System) is open.

         "TERMINATION DATE" means the earliest of the following dates:

         (a)     the date which is 80 years after the date of the constitution of the Series Trust in accordance with this Deed and the Master
                 Trust Deed;

         (b)     the date that the Trustee becomes obliged pursuant to clause
                 26.1(d) to liquidate the Assets of the Series Trust following the occurrence of a Potential Termination Event;

         (c)     if Securities have been issued by the Trustee, the date
                 appointed by the Manager as the Termination Date by notice in writing to the Trustee, which must not be a date prior to the earlier of the following:

                 (i)     the date that all Securities have been redeemed in
                         full; or

                 (ii)    if an Event of Default (as defined in the Security
                         Trust Deed) occurs and the Charge is enforced, the date
                         of the final distribution by the Security Trustee under
                         the Security Trust Deed; and

         (d)     if no Securities have been issued by the Trustee, the date appointed by the Manager as the Termination Date by notice in writing to the Trustee.

                                                                              35

         "TERMINATION PAYMENT DATE" means the date declared by the Trustee to be the Termination Payment Date of the Series Trust pursuant to clause
         26.2 (subject to any substitution of another date as the Termination
         Payment Date in accordance with that clause).

         "THRESHOLD RATE" means, at any time, the minimum rate of interest that must be set on all Mortgage Loans (where permitted by the terms of the
         Mortgage Loan and corresponding Loan Agreement) which will be sufficient (assuming that all relevant parties comply with their obligations at all times under the Transaction Documents and the
         Mortgage Documents), when aggregated with the income produced by the rate of interest on all other Mortgage Loans and the income from
         Short-Term Authorised Investments, to ensure that the Trustee will have available to it sufficient Finance Charge Collections and Other Income
         Amounts to enable it to comply with its obligations under the
         Transaction Documents as they fall due.

         "TRUSTEE" means Perpetual Trustee Company Limited ABN 42 000 001 007 or
         if Perpetual Trustee Company Limited retires or is removed as trustee of the Series Trusts (as defined in the Master Trust Deed) and the CBA
         Trust, any then Substitute Trustee and includes the Manager when acting as the Trustee in accordance with the terms of the Master Trust Deed.

         "TRUSTEE'S FEE" means the fee payable to the Trustee on each
         Distribution Date calculated in accordance with clause 19.3.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated on or after the date of this Deed and on or prior to the Closing Date between the Trustee, the Manager, CBA and the Underwriters named therein pursuant to which, subject to the terms and conditions contained therein, the Trustee will agree to issue, and each of the Underwriters named therein will severally agree to subscribe for, the Offshore
         Notes.

         "UNPAID INTEREST AMOUNT" in relation to an A$ Security and a
         Distribution Date means the aggregate of any Interest Amounts in relation to that A$ Security remaining unpaid from previous
         Distribution Dates and any interest accrued but remaining unpaid on that A$ Security as at that Distribution Date pursuant to clause
         5.8(b).

         "UNREIMBURSED PRINCIPAL CHARGEOFFS" in relation to:

         (a)     a Offshore Note at any time has the same meaning as in the
                 Offshore Note Conditions; and

         (b)     an A$ Security and the Standby Redraw Facility Principal at any
                 time means the aggregate of the Principal Chargeoffs up to and including that time allocated to that A$ Security or the
                 Standby Redraw Facility Principal (as the case may be) in
                 accordance with clause 9.1 less the aggregate of the Principal
                 Chargeoff Reimbursements prior to that time allocated to that
                 A$ Security or the Standby Redraw Facility Principal (as the
                 case may be) in accordance with clause 9.2.

         "UNREIMBURSED PRINCIPAL DRAWS" in relation to a Determination Date means the aggregate of the Principal Draws allocated in accordance with clause 10.3(b) less the aggregate of the Principal Draw Reimbursement allocated in accordance with clause 10.2(n) up to and including that
         Determination Date.

         "US$" and "US DOLLARS" means the lawful currency for the time being of the United States of America.

         "US$ EQUIVALENT" in relation to an amount which is calculated, determined or expressed in A$ or which includes a component determined or expressed in A$ means the A$ amount or A$ component (as the case may
         be) converted into US Dollars at the US$ Exchange Rate.

         "US$ EXCHANGE RATE" means "US$ Exchange Rate" specified in paragraph 7 of the confirmation for the Class A-1 Currency Swap.

                                                                              36

         "WAIVER OF SET-OFF" in relation to a Mortgage Loan means a provision, in the related Mortgage or Loan Agreement or otherwise, by which, inter alia, the Borrower agrees to make all payments in respect of that
         Mortgage Loan without set-off or counterclaim unless prohibited by law.

1.2      INTERPRETATION

         In this Deed, unless the contrary intention appears:

         (a)     a reference to this Deed includes the Background and the
                 Schedules;

         (b)     a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

         (c)     a reference to a section of a statute, ordinance, code or other law includes any consolidation, amendment, re-enactment or replacement of that section;

         (d)     the singular includes the plural and vice versa and words
                 denoting a gender include all other genders;

         (e)     the word "PERSON" includes an individual, a body politic, a corporation and a statutory or other authority or association
                 (incorporated or unincorporated);

         (f)     a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

         (g)     the word "CORPORATION" means any body corporate wherever formed or incorporated including, without limiting the generality of the foregoing, any public authority or any instrumentality of the Crown;

         (h)     where a word or phrase has a defined meaning any other part of speech or grammatical form in respect of such word or phrase has a corresponding meaning;

         (i)     a reference to any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of persons is a reference to any one or more of them;

         (j)     if an act prescribed under this Deed to be done by a party on or by a given day is done after 5.30 p.m. on that day, it is to be taken to be done on the following day;

         (k)     references to time are to Sydney time;

         (l)     the expression "CERTIFIED" by a corporation or person means certified in writing by 2 Authorised Officers of the
                 Corporation or by that person respectively and "CERTIFY" and like expressions will be construed accordingly;

         (m)     a reference to extinguish includes a reference to rights and interests being surrendered and released;

         (n)     a reference to a "MONTH" is to a calendar month;

         (o)     the expression "OWING" includes amounts that are owing whether such amounts are liquidated or not or are contingent or
                 presently accrued or due and includes all rights sounding in damages only;

         (p)     a reference to "WILFUL DEFAULT" in relation to the Trustee, the
                 Manager or the Servicer means, subject to clause 1.2(q), any wilful failure to comply, or wilful

                                                                              37

                 breach, by the Trustee, the Manager or the Servicer (as the case may be) of any of its obligations under any Transaction
                 Document, other than a failure or breach which:

                 (i)     A.      arises as a result of a breach of a Transaction
                                 Document by a person other than the Trustee,
                                 the Manager or the Servicer (as the case may
                                 be) or other than any person referred to in
                                 clause 1.2(q) in relation to the Trustee, the
                                 Manager or the Servicer (as the case may be);
                                 and

                         B.      the performance of the action (the
                                 non-performance of which gave rise to such
                                 breach) is a pre-condition to the Trustee, the
                                 Manager or the Servicer (as the case may be)
                                 performing the said obligation;

                 (ii)    is in accordance with a lawful court order or direction
                         or is required by law; or

                 (iii)   is in accordance with a proper instruction or direction
                         of:

                         A.      the Secured Creditors given at a meeting (or
                                 deemed meeting) of Secured Creditors convened
                                 under the Security Trust Deed; or

                         B.      the Investors given at a meeting (or deemed
                                 meeting) convened under the Master Trust Deed;

         (q)     a reference to the "FRAUD", "NEGLIGENCE" or "WILFUL DEFAULT" of
                 the Trustee, the Manager or the Servicer means the fraud,
                 negligence or wilful default of the Trustee, the Manager or the
                 Servicer (as the case may be) and of its officers, employees, agents or any other person where the Trustee, the Manager or the Servicer (as the case may be) is liable for the acts or omissions of such other person under the terms of any
                 Transaction Document;

         (r)     subject to clause 31.2, each party will only be considered to have knowledge or awareness of, or notice of, a thing or
                 grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) having day to day responsibility for the administration or management of that party's (or a Related Body Corporate of that party's)
                 obligations in relation to the Series Trust or the CBA Trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way). In
                 addition, notice, knowledge or awareness of a Servicer Default,
                 Manager Default, Trustee Default or Perfection of Title Event
                 means notice, knowledge or awareness of the occurrence of the events or circumstances constituting the Servicer Default,
                 Manager Default, Trustee Default or Perfection of Title Event
                 (as the case may be);

         (s)     subject to clause 1.12 a reference to this Deed, the Master
                 Trust Deed or any other deed, agreement, document or instrument includes respectively this Deed, the Master Trust Deed or such other deed, agreement, document or instrument as amended,
                 novated, supplemented or replaced from time to time;

         (t)     a reference to the enforcement of the Charge means that the
                 Security Trustee appoints (or the Voting Secured Creditors as contemplated by clause 8.4 of the Security Trust Deed appoint)
                 a Receiver over any Charged Property, or takes possession of any Charged Property, pursuant to the Security Trust Deed
                 (expressions used in this clause which are not defined in this
                 Deed have the same meanings as in the Security Trust Deed);

                                                                              38

         (u)     a reference to a clause or a Schedule is a reference to a
                 clause or a Schedule of this Deed; and

         (v)     headings are inserted for convenience and do not affect the interpretation of this Deed.

1.3      MASTER TRUST DEED DEFINITIONS

         Subject to clause 1.12 unless defined in this Deed, words and phrases defined in the Master Trust Deed have the same meaning in this Deed.
         Where there is any inconsistency in a definition between this Deed and the Master Trust Deed, this Deed prevails. Where words or phrases used in this Deed are defined in the Master Trust Deed in relation to a
         Series Trust (as defined as the Master Trust Deed) and/or an Other
         Trust such words or phrases are to be construed, where necessary, as being used only in relation to the Series Trust (as defined in this
         Deed) and/or the CBA Trust, as the context requires.

1.4      BUSINESS DAY CONVENTION

         (a)     (NEXT BUSINESS DAY): When the date on or by which any act, matter or thing is to be done is not a Business Day, the act, matter or thing must (unless expressly provided otherwise) be done on the next Business Day.

         (b)     (DETERMINATION DATES): Clause 1.4(a) does not apply to any act, matter or thing to be done on a Determination Date.

1.5      MASTER TRUST DEED INCONSISTENCY

         In accordance with clause 1.3 of the Master Trust Deed the provisions contained in this Deed apply only in relation to the Series Trust. If there is any conflict between the provisions of this Deed and the provisions of the Master Trust Deed, the provisions contained in this
         Deed prevail over the provisions of the Master Trust Deed in respect of the Series Trust. Without limiting the generality of the foregoing, the provisions of the Transaction Documents (other than the Master Trust
         Deed) insofar as they apply to the Securities (as defined herein)
         prevail over any inconsistent provision in the Master Trust Deed that would otherwise apply to such Securities.

1.6      EXCLUSION OF MASTER TRUST DEED DEFINITIONS AND PROVISIONS

         (a)     (VARIATION OF TERMS): For the purposes of the Master Trust Deed
                 (in so far as it applies to the Series Trust):

                 (I)     "TRANSACTION DOCUMENT" means each of the following
                         documents:

                         A.      the Master Trust Deed (in so far as it applies
                                 to the Series Trust);

                         B.      this Deed;

                         C.      each document specified in clause 1.7 as a
                                 Support Facility;

                         D.      the Security Trust Deed;

                         E.      the Dealer Agreement;

                         F.      the Underwriting Agreement; G. the Offshore
                                 Note Trust Deed;

                         H.      the Offshore Notes;

                                                                              39

                         I.      the Agency Agreement; and

                         J.      any other document which is agreed by the
                                 Manager and the Trustee to be a Transaction
                                 Document in relation to the Series Trust;

                 (ii)    a "SECURITY" has the same meaning as in this Deed; and

                 (iii)   a "SECURITYHOLDER" has the same meaning in this Deed.

         (b)     (MEETING PROCEDURES): The procedures for convening a meeting of the Securityholders or the Offshore Noteholders for the
                 purposes of clause 26 of the Master Trust Deed, in so far as those procedures apply to the Securityholders or the Offshore
                 Noteholders (as the context requires), are varied as follows:

                 (i)     if the Offshore Noteholders are included within the, or
                         are the only, Relevant Investors for the purposes of a
                         meeting under clause 26 of the Master Trust Deed:

                         A.      any notice of a meeting given or required to be
                                 given to the Offshore Noteholders must also be
                                 given to the Offshore Note Trustee;

                         B.      any notice given to Offshore Noteholders of a
                                 meeting under clause 26 of the Master Trust
                                 Deed must be given in accordance with Condition
                                 11.1 of the Offshore Note Conditions (in lieu
                                 of notice pursuant to clause 26.2(e) of the
                                 Master Trust Deed); and

                         C.      a meeting under clause 26 of the Master Trust
                                 Deed at which the Offshore Note Trustee is the
                                 only Relevant Investor pursuant to clause
                                 1.6(b)(ii) must not, unless otherwise agreed by
                                 the Offshore Note Trustee, be held until the
                                 Offshore Note Trustee has had the opportunity
                                 of seeking and obtaining directions from the
                                 Offshore Noteholders regarding how the Offshore
                                 Note Trustee is to vote at the meeting;

                 (ii)    the Relevant Investors in relation to the Offshore
                         Notes, for the purposes of clause 26 of the Master
                         Trust Deed, means the Offshore Note Trustee alone,
                         acting on behalf of the Offshore Noteholders under the
                         Offshore Note Trust Deed or, if the Offshore Note
                         Trustee has become bound to take steps and/or to
                         proceed under the Offshore Note Trust Deed and fails to
                         do so within a reasonable time and such failure is
                         continuing, the Offshore Noteholders;

                 (iii)   if the Offshore Note Trustee is the only Relevant
                         Investor in relation to the Offshore Notes pursuant to
                         clause 1.6(b)(ii), it will be regarded as a
                         Representative holding or representing all of the
                         Offshore Notes for the purposes of determining whether
                         a quorum is present at such meeting, for determining
                         the votes to which the Offshore Note Trustee is
                         entitled to cast at such meeting and any other relevant
                         matter relating to such meeting;

                 (iv)    if the Offshore Noteholders become entitled to attend a
                         meeting of Relevant Investors pursuant to clause
                         1.6(b)(ii), the evidence of the entitlement of such
                         Offshore Noteholders to attend such meeting and to vote
                         thereat, and any other relevant matters, will be
                         determined in accordance with the provisions of the
                         Offshore Note Trust Deed and the

                                       40

                         Agency Agreement, with such amendments as determined by
                         the Trustee to be necessary; and

                 (v)     if at a particular time the Offshore Note Trustee is or
                         would be the only Relevant Investor in respect of a
                         meeting under clause 26 of the Master Trust Deed,
                         notwithstanding any other provision of the Master Trust
                         Deed the requirement to convene such a meeting and put
                         such issue to such meeting will be satisfied if
                         directions are sought from the Offshore Note Trustee on
                         the particular issue that would otherwise be put to
                         such meeting. Upon such a direction being given by the
                         Offshore Note Trustee, a meeting of the Relevant
                         Investors will be regarded as having been duly called,
                         convened and held and the direction will be regarded as
                         properly passed as an Extraordinary Resolution of such
                         meeting.

         (c)     (MASTER TRUST DEED PROVISIONS): The following provisions of the
                 Master Trust Deed will not apply to the Offshore Notes or the
                 Offshore Noteholders: clauses 5.1(d), 6, 8.1, 9, 10, 23.1 and
                 24.4.

         (d)     (RIGHTS OF INVESTORS): Nothing in clause 7.1(i) of the Master
                 Trust Deed limits any right of Offshore Noteholders under the
                 Offshore Note Trust Deed to compel the Trustee, the Manager or the Offshore Note Trustee to comply with their respective
                 obligations under the Offshore Note Trust Deed.

         (e)     (CLAUSE 16.10(a)): Clause 16.10(a) of the Master Trust Deed
                 will not apply in relation to the Series Trust.

1.7      SUPPORT FACILITIES

         The Series Trust has the following Support Facilities:

         (a)     (CURRENCY SWAP AGREEMENT): each Currency Swap Agreement (which is also a Hedge Agreement of the Series Trust for the purposes of the Master Trust Deed);

         (b)     (INTEREST RATE SWAP AGREEMENT): each Interest Rate Swap
                 Agreement (which is also a Hedge Agreement of the Series Trust for the purposes of the Master Trust Deed);

         (c)     (LIQUIDITY AND STANDBY REDRAW FACILITIES): each Liquidity
                 Facility and the Standby Redraw Facility (which are each also
                 Liquidity Facilities of the Series Trust for the purposes of the Master Trust Deed); and

         (d)     (MORTGAGE INSURANCE POLICIES): the Mortgage Insurance Policies
                 (which are also Credit Enhancements of the Series Trust for the purposes of the Master Trust Deed).

1.8      SECURITY TRUST DEED

         The obligations of the Trustee under the Securities (amongst other things) will be secured to the Securityholders (among others) by the
         Security Trust Deed which is a Security Trust Deed relating to the
         Series Trust for the purposes of the Master Trust Deed.

1.9      NOMINATED SELLER AND NOMINATED SERVICER

         For the purposes of the Master Trust Deed, the Nominated Seller in relation to the Series Trust is each of the Sellers (namely CBA and
         Homepath) and the Nominated Servicer in relation to the Series Trust for the purposes of the Master Trust Deed is the Servicer.

                                                                              41

1.10     BINDING ON SECURITYHOLDERS AND THE UNITHOLDERS

         This Deed is binding on each Securityholder and each Unitholder as if each was originally a party to this Deed.

1.11     RELATIONSHIP BETWEEN TRUSTEE AND SECURITYHOLDERS

         The obligations of the Trustee to the Securityholders expressed in this
         Deed or the Master Trust Deed, in so far as the Master Trust Deed
         relates to the Series Trust, are contractual obligations only and do not create any relationship of trustee or fiduciary between the Trustee and the Securityholders.

1.12     INCORPORATED DEFINITIONS AND OTHER TRANSACTION DOCUMENTS AND PROVISIONS

         Where in this Deed a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction
         Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Deed unless and until the amendment is consented to by the parties to this Deed (construed in the absence of clause 1.10).

1.13     INDEMNITY FROM HOMEPATH

         (a)     (TRANSACTION DOCUMENTS): Homepath acknowledges that certain representations, warranties, undertakings and indemnities are given by CBA under the Transaction Documents in relation to:

                 (i)     Assets of the Series Trust (including Mortgage Loans)
                         that were assigned to the Trustee by Homepath; and

                 (ii)    Mortgage Loans (and related Mortgage Loan Rights,
                         including without limitation, security granted by the
                         Borrower) which are or may be legally owned by
                         Homepath; and

                 (iii)   actions or potential activities of Homepath (including
                         breaches by Homepath of the Transaction Documents),

                 and Homepath indemnifies CBA against all loss, costs, damages, charges and expenses incurred by CBA in relation to the matters referred to in (i) - (iii) above;

         (b)     (DEED OF INDEMNITY): Homepath acknowledges that certain
                 representations, warranties, undertakings and indemnities are given by CBA under the Deed of Indemnity in relation to and on behalf of Homepath and Homepath indemnifies CBA against all loss, costs, damages, charges and expenses incurred by CBA in relation to the matters referred to in that Deed of Indemnity.

1.14     NAME OF SERIES

         In accordance with clause 3.4 of the Master Trust Deed, the Trustee and the Manager have agreed that the name of the Series Trust will be
         Medallion Trust Series [   ].

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2.       THE CBA TRUST

2.1      CONSTITUTION OF CBA TRUST

         The CBA Trust is constituted upon:

                                                                              42

         (a)     (EXECUTION OF THIS DEED): the execution of this Deed by the
                 Trustee, the Manager, the Servicer and each Seller; and

         (b)     (PAYMENT OF A$100): the payment of the sum of A$100 by or on behalf of each Seller to the Trustee (the receipt of which the
                 Trustee acknowledges by executing this Deed).

2.2      DECLARATION OF TRUST FOR THE CBA TRUST

         The Trustee declares that it will hold all the right, title and interest in, to and under the A$200 referred to in clause 2.1(b) and any further CBA Trust Asset on trust for the relevant Seller in relation to those CBA Trust Assets in accordance with this clause 2 and subject to the trusts and other terms and conditions of this Deed.

2.3      NAME OF THE CBA TRUST

         The CBA Trust will be known as the "CBA Series [] Trust" or such other name from time to time agreed between the Trustee and the Sellers
         (subject to any approvals required by law).

2.4      ENTITLEMENT OF SELLERS TO THE CBA TRUST

         The beneficial interest in the CBA Trust is vested absolutely in the
         Sellers, in accordance with clause 2.2.

2.5      BARE TRUST

         The Trustee holds each CBA Trust Asset in relation to a Seller on bare trust for that Seller in accordance with clause 2.2.

2.6      DURATION OF THE CBA TRUST

         The CBA Trust commences on the date of its constitution as referred to in this Deed and ends on its Termination Date (as if every reference in the definition of this term in clause 1.1 of the Master Trust Deed to a
         Series Trust was to the CBA Trust).

2.7      EARLY TERMINATION OF THE CBA TRUST

         Immediately upon the termination of the Series Trust, the Sellers must notify the Trustee that the CBA Trust is to be terminated. Upon receipt of that notice, the Trustee must promptly terminate the CBA Trust.

2.8      DEALING WITH CBA TRUST ASSETS

         Subject to the terms of this Deed:

         (a)     (SELLERS MAY DEAL WITH CBA TRUST ASSETS): each Seller is
                 entitled to deal with the CBA Trust Assets in relation to that
                 Seller in its absolute discretion; and

         (b)     (TRUSTEE MAY ONLY DEAL WITH CBA TRUST ASSETS AS DIRECTED BY
                 RELEVANT SELLER):

                 (i)     the Trustee must not deal with the CBA Trust Assets in
                         relation to a Seller other than in accordance with
                         directions given by that Seller from time to time; and

                 (ii)    the Trustee must act in accordance with any direction
                         given to it by the Seller in respect of the CBA Trust
                         Assets in relation to that Seller,

         save that, in either case, the Trustee is not obliged to act in accordance with the directions of a Seller where to do so would be illegal or result in the Trustee's exposure to a risk of personal

                                       43

         liability where the Trustee is not satisfied, in its absolute discretion, that the Seller will be able to reimburse the Trustee in accordance with clause 2.15.

2.9      PROCEEDS

         (a)     (SELLER MAY RETAIN PROCEEDS): A Seller may retain any proceeds received by it from the CBA Trust Assets in relation to it.

         (b)     (TRUSTEE MUST PAY PROCEEDS TO SELLER): Subject to clause
                 7.3(d)(i), the Trustee must immediately pay to the relevant
                 Seller (or otherwise pay as that Seller directs) any proceeds the Trustee receives in respect of the CBA Trust Assets in relation to that Seller.

         (c)     (SELLER'S RECEIPT GOOD DISCHARGE): The receipt of amounts by a
                 Seller pursuant to clauses 2.9(a) and (b) constitutes a good discharge to the Trustee.

2.10     CBA TRUST ASSETS NOT PART OF ASSETS OF THE SERIES TRUST

         (a)     (CBA TRUST ASSETS NOT PART OF THE SERIES TRUST): The Trustee's
                 right, title and interest in the CBA Trust Assets do not form part of the Assets of the Series Trust.

         (b)     (TRUSTEE MUST ACCOUNT FOR CBA TRUST ASSETS): The Trustee must account for the CBA Trust Assets and each of the trusts
                 established pursuant to clause 2.5 separately from one another and each such trust separately from the Assets of the Series
                 Trust.

         (c)     (LIABILITIES): The Trustee must not apply the Assets of the
                 Series Trust to meet any liabilities of the CBA Trust (or
                 either of the two trusts comprised therein) and the Trustee must not apply the CBA Trust Assets to meet any Liabilities of the Series Trust.

         (d)     (NO CO-MINGLING): The Trustee must not co-mingle any money held by the Trustee in respect of the Series Trust with any money held by the Trustee in respect of the CBA Trust (or either of the two trusts comprised therein) (and vice versa).

2.11     SHARED SECURITIES

         (a)     (NOT SELL ETC. SHARED SECURITIES): The Trustee must not, and the Manager must not direct the Trustee to, sell, transfer or grant any Security Interest over any Shared Security which is held by it partly as trustee for the Series Trust and partly by it as trustee for the CBA Trust without notifying the relevant transferee or holder of the Security Interest of the existence of the interest of the relevant Seller as beneficiary of the
                 CBA Trust in that Shared Security.

         (b)     (POWER TO LODGE CAVEATS): Each Seller has the power to lodge a
                 Caveat over any Shared Security in which it has an interest where the Trustee has sold, transferred or granted any Security
                 Interest or that Seller reasonably believes that the Trustee will sell, transfer or grant any Security Interest over any such Shared Security in breach of clause 2.11(a).

2.12     TRUSTEE'S DUTIES

         The Trustee owes no fiduciary or other duties to the Sellers in respect of the CBA Trust Assets other than pursuant to clauses 2.8, 2.9(b),
         2.10 and 7.3 and, in any event, is not liable in any manner whatsoever to a Seller for any loss to the CBA Trust Assets in relation to that
         Seller as a result of acting on the direction of that Seller or for not acting as a result of that Seller failing to give any direction to the
         Trustee or for otherwise acting in accordance with this Deed.

                                                                              44

2.13     SUBSTITUTE TRUSTEE

         (a)     (SUBSTITUTE TRUSTEE): Any Substitute Trustee (other than the
                 Manager when acting as Trustee) must be approved by each Seller which approval is not to be unreasonably withheld or delayed.

         (b)     (RETIREMENT OR REMOVAL OF THE TRUSTEE FROM THE CBA TRUST): The
                 provisions of clause 19 of the Master Trust Deed apply with necessary modifications to the CBA Trust as if every reference in such clause to:

                 (i)     a Series Trust or the Series Trusts included a
                         reference to the CBA Trust; and

                 (ii)    as if every reference to the "Manager" was a reference
                         to both Sellers.

         (c)     (CBA TRUST ASSETS TO VEST IN SUBSTITUTE TRUSTEE): Upon the
                 retirement or removal of the Trustee as trustee of the Series
                 Trust in accordance with the Master Trust Deed, the Trustee must vest the CBA Trust Assets, or cause them to be vested, in the Substitute Trustee and must deliver to the Substitute
                 Trustee (or to the Manager if it is acting as Trustee) all books, documents, records and other property whatsoever in its possession (if any) relating to the CBA Trust. The costs and expenses of this are to be paid by the Sellers.

2.14     TRANSFER OF THE CBA TRUST ASSETS TO SELLERS ON TERMINATION OF CBA TRUST

         On the termination of the CBA Trust, the Trustee is deemed to offer to immediately transfer the CBA Trust Assets in relation to a Seller to that Seller (so that each Seller is deemed to receive an offer to accept an assignment or other transfer of the CBA Trust Assets in relation to that Seller). A Seller can accept such offer only by an
         Authorised Officer of that Seller accepting such offer orally
         (including by way of telephone) communicated to an Authorised Officer of the Trustee. The Trustee must execute and deliver to a Seller such instruments as that Seller reasonably requests to vest in that Seller all right, title and interest of the Trustee in the CBA Trust Assets in relation to that Seller.

2.15     SELLER INDEMNITY

         (a)     (CBA TRUST): Subject to clause 2.15(b), but without limiting any indemnity to which the Trustee is otherwise entitled at general law, the Sellers (jointly and severally)
                 unconditionally and irrevocably indemnify the Trustee in
                 respect of, and agree to pay within 5 Business Days of receipt of a written demand from the Trustee:

                 (i)     any liability incurred by the Trustee as a result of
                         the Trustee complying with any directions by either
                         Seller in accordance with clause 2.8 or not acting as a
                         result of a Seller failing to give any direction to the
                         Trustee;

                 (ii)    any liability incurred by the Trustee in connection
                         with the transfer of any CBA Trust Asset to either
                         Seller (including, but not limited to, stamp duties and
                         Taxes payable in connection with such transfer); and

                 (iii)   all other costs, charges, Taxes, expenses and
                         liabilities incurred by the Trustee in respect of the
                         CBA Trust in accordance with this clause 2, clause 7.5,
                         clause 7.7, clause 7.8 or clause 14.4.

         (b)     (LIMITATION OF SELLER INDEMNITY): A Seller's obligations under clause 2.15(a) to indemnify and reimburse the Trustee do not apply to the extent that such liabilities, costs, charges,
                 Taxes, stamp duties or expenses arise as a result of the
                 Trustee's negligence, fraud or wilful default.

                                                                              45

2.16     LIMITATION OF LIABILITY

         The Trustee enters into this Deed in its capacity as trustee of the CBA
         Trust (in addition to entering into this Deed in its capacity as trustee of the Series Trust). A liability arising under or in connection with this Deed and the CBA Trust is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of the CBA Trust Assets out of which the Trustee is actually indemnified for the liability. This clause will not apply to any obligation or liability of the Trustee in respect of the CBA Trust to the extent that it is not satisfied because, under this Deed or by operation of law, there is a reduction in the extent of the Trustee's indemnification out of the CBA Trust Assets as a result of the
         Trustee's fraud, negligence or wilful default.

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3.       UNITS IN THE SERIES TRUST

3.1      BENEFICIAL INTEREST REPRESENTED BY A NUMBER OF UNITS

         The beneficial interest in the Series Trust is divided into 3 Units: 2
         Capital Units and 1 Income Unit. The Income Unit is a separate Class of
         Unit to the Capital Units.

3.2      CLASSES OF CAPITAL UNITS

         The Capital Units are divided into two Classes: 1 Class A Capital Unit and 1 Class B Capital Unit.

3.3      INITIAL UNITHOLDERS

         (a)     (INCOME UNIT): The initial holder of the Income Unit in the
                 Series Trust is CBA.

         (b)     (CAPITAL UNITS): The initial holder of the:

                 (i)     Class A Capital Unit in the Series Trust is CU
                         Securitisation Services; and

                 (ii)    Class B Capital Unit in the Series Trust is CBA.

3.4      REGISTRATION OF INITIAL UNITHOLDERS

         Immediately upon the execution of this Deed, the Trustee must:

         (a)     (ENTER IN REGISTER): enter into the Register:

                 (i)     CBA as:

                         A.      the initial Income Unitholder in the Series
                                 Trust; and

                         B.      the initial Class B Capital Unitholder in the
                                 Series Trust; and

                 (ii)    CU Securitisation Services as the initial Class A
                         Capital Unitholder in the Series Trust; and

         (b)     (ISSUE UNIT CERTIFICATES): issue a Unit Certificate to:

                 (i)     CBA in respect of the:

                         A.      Income Unit; and

                         B.      Class B Capital Unit; and

                 (ii)    CU Securitisation Services in respect of the Class A
                         Capital Unit.

                                                                              46

3.5      BENEFICIAL INTEREST REPRESENTED BY THE INCOME UNIT

         The beneficial interest in the Series Trust represented by the Income
         Unit is limited to the amount (if any) standing from time to time to the credit of the Collections Account representing any then due but unpaid Excess Distribution.

3.6      BENEFICIAL INTEREST REPRESENTED BY THE CAPITAL UNITS

         (a)     (CLASS A CAPITAL UNIT): The beneficial interest in the Series
                 Trust represented by the Class A Capital Unit is in each Asset of the Series Trust (other than the beneficial interest in the
                 Assets represented by the Income Unit) up to a maximum amount of A$1,000.

         (b)     (CLASS B CAPITAL UNIT): The beneficial interest in the Series
                 Trust represented by the Class B Capital Unit is in each Asset of the Series Trust (other than the beneficial interests in the
                 Assets represented by the Income Unit and the Class A Capital
                 Unit).

3.7      RIGHT OF INCOME UNITHOLDER TO PAYMENTS

         (a)     (EXCESS DISTRIBUTIONS): The Income Unitholder has only the right to receive payments of the Excess Distributions in
                 accordance with this Deed and only to the extent that funds are available for this purpose in accordance with this Deed.

         (b)     (SUBSCRIPTION AMOUNT): The Income Unitholder has no entitlement to the capital of the Series Trust other than for the
                 Subscription Amount to be deducted pursuant to clause
                 11.2(b)(ii) from the Excess Distributions on deposit by the
                 Trustee with the Income Unitholder pursuant to clause 11.2(a).

3.8      RIGHTS OF CAPITAL UNITHOLDERS TO PAYMENTS

         (a)     (CLASS A CAPITAL UNITHOLDER): The Class A Capital Unitholder
                 has only the right to receive payments under clause 10.3(e)(i)
                 and only to the extent that funds are available for this
                 purpose in accordance with this Deed up to a maximum amount in aggregate of A$1000.

         (b)     (CLASS B CAPITAL UNITHOLDER): The Class B Capital Unitholder
                 has only the right to receive:

                 (i)     payments under clause 10.3(e)(ii) and only to the
                         extent that funds are available for this purpose in
                         accordance with this Deed; and

                 (ii)    except to the extent included in (i), on the
                         termination of the Series Trust the capital of the
                         Series Trust remaining after the payment (or the
                         provision for payment) of all other outgoings and
                         amounts by the Trustee pursuant to clause 26
                         (including, without limitation, payments or the
                         provision of payments to the Class A Capital Unitholder
                         in that capacity).

3.9      CAPITAL AND INCOME UNITS SUBJECT TO THIS DEED AND THE MASTER TRUST DEED

         The rights, benefits and entitlements in respect of the Capital Units and the Income Unit are subject to the terms of this Deed and the
         Master Trust Deed.

3.10     RESTRICTIONS ON TRANSFER

         The Capital Units are non-transferable. The Income Unit may be transferred at any time subject to the prior written consent of the
         Trustee and the Manager (which, in each case, must not be unreasonably withheld) and notification to each Rating Agency by the Manager.

                                                                              47

3.11     UNITS RANK EQUALLY EXCEPT FOR SPECIAL RIGHTS

         The Income Unit and the Capital Units enjoy the same rights, entitlements, benefits and restrictions, except as expressly provided in this Deed and the Master Trust Deed.

3.12     FORM OF UNIT CERTIFICATE

         The initial form of the Unit Certificate is as set out in Schedule 9 in respect of a Capital Unit and Schedule 10 in respect of the Income
         Unit.

3.13     FORM OF INCOME UNIT TRANSFER

         The form of the Unit Transfer for the Income Unit may be agreed from time to time between the then Income Unitholder, the Manager and the
         Trustee (acting reasonably).

3.14     ADDITIONAL CAPITAL SUBSCRIPTION

         The Income Unitholder may, on or prior to the Closing Date, invest amounts by way of an increase in the capital of the Series Trust by paying such amounts to the Trustee or as the Trustee, upon the written instruction of the Manager, directs.

3.15     NO OTHER RELATIONSHIP

         Nothing in this Deed constitutes either the Trustee, the Manager or the
         Servicer as the agent of a Unitholder nor creates any relationship between a Unitholder on the one hand and the Manager (other than as
         Manager), the Servicer (other than as Servicer) or the Trustee (other than as Trustee) on the other.

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4.       ASSIGNMENT OF MORTGAGE LOAN RIGHTS

4.1      APPROVED FINANCIAL ASSETS OF THE SERIES TRUST

         The nature of the Approved Financial Assets that may be acquired by the
         Trustee for the purposes of the Master Trust Deed are Mortgage Loan
         Rights.

4.2      SALE NOTICE

         If a Seller wishes to offer to assign to the Trustee, on the terms of this Deed, its right, title and interest in any Mortgage Loan Rights, that Seller is only entitled to do so by giving to the Trustee (with a copy to the Manager) a Sale Notice in relation to those Mortgage Loan
         Rights 5 Business Days (or such other period as that Seller has agreed with the Trustee and the Manager) before the date specified in that
         Sale Notice as the Closing Date.

4.3      REQUIREMENTS OF SALE NOTICE

         A Sale Notice must:

         (a)     (STATE THAT IT IS A SALE NOTICE): state that it is a Sale
                 Notice pursuant to clause 4.2 and that it relates to the Series
                 Trust;

         (b)     (TIMING): not be issued:

                 (i)     until at least 1 Business Day after the Series Trust
                         has been constituted; or

                 (ii)    after the Termination Date in respect of the Series
                         Trust;

         (c)     (BE DELIVERED): be delivered to the Trustee and copied to the
                 Manager;

                                                                              48

         (d)     (SCHEDULE OF MORTGAGE LOANS): be accompanied by a schedule of the Mortgage Loans offered to be assigned to the Trustee that contains the information required by clause 4.4;

         (e)     (CLOSING DATE): state the proposed Closing Date (which, unless otherwise agreed by the Trustee in writing, must be at least 5
                 Business Days after the date of the receipt by the Trustee of the Sale Notice);

         (f)     (CUT-OFF DATE): state the Cut-Off Date (which, unless otherwise agreed by the Trustee in writing, must be at least 10 Business
                 Days before the Closing Date); and

         (g)     (AUTHORISED OFFICER): be signed by an Authorised Officer of the relevant Seller.

4.4      MORTGAGE LOAN SCHEDULE

         The schedule required by clause 4.3(d) to accompany a Sale Notice must contain the following details in respect of each Mortgage Loan as at the commencement of business on the Cut-Off Date:

         (a)     (NAME AND ADDRESS): the name and address of the Borrower under the Mortgage Loan (as recorded in the relevant Seller's records in accordance with the Servicing Standards) and the address of the Mortgaged Property secured by each Mortgage;

         (b)     (ACCOUNT NUMBER): the account number of the Mortgage Loan;

         (c)     (AMOUNT OUTSTANDING): the principal amount outstanding, and accrued interest, under the Mortgage Loan; and

         (d)     (LVR): the Loan to Value Ratio of the Mortgage Loan.

4.5      SALE NOTICE CONSTITUTES AN OFFER

         A Sale Notice constitutes an offer by the relevant Seller to assign to the Trustee with effect from the commencement of business on the
         Cut-Off Date and subject to the terms of this Deed and the Master Trust
         Deed that Seller's entire right, title and interest in, to and under the following:

         (a)     (MORTGAGE LOANS): each Mortgage Loan identified in the schedule accompanying the Sale Notice;

         (b)     (OTHER LOANS): all Other Loans in existence from time to time in relation to the above Mortgage Loans;

         (c)     (MORTGAGES): all Mortgages in existence from time to time in relation to the above Mortgage Loans;

         (d)     (COLLATERAL SECURITIES): all Collateral Securities in existence from time to time in relation to the above Mortgage Loans;

         (e)     (MORTGAGE INSURANCE POLICY): all Mortgage Insurance Policies as
                 at the commencement of business on the Cut-Off Date (other than the [] Mortgage Insurance Policy);

         (f)     (MORTGAGE RECEIVABLES): all Mortgage Receivables in existence from time to time in relation to the above Mortgage Loans; and

         (g)     (MORTGAGE DOCUMENTS): all Mortgage Documents in existence from time to time in relation to the above Mortgage Loans.

                                                                              49

4.6      SALE NOTICE REVOCABLE

         A Sale Notice is revocable by the Seller that issued that Sale Notice by notice received by the Trustee (and copied to the Manager) prior to the close of business (Sydney time) 4 Business Days before the proposed
         Closing Date. If no such notice is received by the Trustee and the
         Manager by that time, that Sale Notice is then irrevocable.

4.7      ACCEPTANCE OF OFFER

         The offer contained in a Sale Notice may be accepted by the Trustee only in accordance with this clause 4.

4.8      TIMING OF ACCEPTANCE

         (a)     (MEANS OF ACCEPTANCE): The Trustee will, if so directed by the
                 Manager in writing, accept the offer contained in a Sale Notice at any time after 10.00 a.m. and before 3.30 p.m. (or between such other times as may be agreed by the Trustee and the
                 relevant Seller) on the Closing Date by, and only by, the
                 Trustee paying, or causing payment of, the Consideration to the relevant Seller in cleared and immediately available funds.

         (b)     (NO FURTHER ACTS REQUIRED): The Trustee is not required to do any further act, matter or thing to accept the offer contained in that Sale Notice.

4.9      SELLER NOT OBLIGED TO MAKE, AND TRUSTEE NOT OBLIGED TO ACCEPT, OFFER

         Notwithstanding satisfaction of all relevant conditions precedent or any negotiations undertaken between a Seller and the Trustee prior to any acceptance by the Trustee of the offer contained in a Sale Notice issued by that Seller:

         (a)     (SELLER NOT OBLIGED TO MAKE OFFER): that Seller is not obliged to issue that Sale Notice and the Trustee is not obliged to accept the offer contained in that Sale Notice and no contract for the sale or purchase of any Mortgage Loan Rights will arise unless and until the Trustee accepts the offer contained in that Sale Notice in accordance with this clause 4; and

         (b)     (TRUSTEE ACQUIRES NO RIGHTS UNTIL OFFER IRREVOCABLE): the
                 Trustee acquires no rights against that Seller or the Servicer in respect of the Mortgage Loan Rights specified in that Sale
                 Notice until such time as that Sale Notice (if issued) becomes irrevocable.

4.10     CAN ONLY ACCEPT ALL MORTGAGE LOAN RIGHTS IN LOAN POOL

         The offer contained in a Sale Notice may only be accepted in relation to all the Mortgage Loan Rights specified in that Sale Notice.

4.11     EFFECT OF ACCEPTANCE

         Acceptance, in accordance with this Deed, of the offer contained in a
         Sale Notice constitutes an immediate assignment with effect from the commencement of business on the Cut-Off Date of the relevant Seller's entire right, title and interest in the Mortgage Loan Rights specified in that Sale Notice. The Trustee's right, title and interest in such
         Mortgage Loan Rights is at all times subject to the terms of this Deed and the Master Trust Deed.

4.12     SALE IN EQUITY ONLY

         (a)     (ASSIGNMENT IN EQUITY): An assignment of Mortgage Loan Rights in accordance with this Deed takes effect initially in equity only.

                                                                              50

         (b)     (TRUSTEE MUST NOT COMMUNICATE, DISCLOSE OR PERFECT TITLE): The
                 Trustee must not:

                 (i)     take any steps to perfect its legal title to the
                         Mortgage Loan Rights;

                 (ii)    give any notice to, or communicate in any other way
                         with, a Borrower or the provider of any Collateral
                         Security; or

                 (iii)   disseminate or disclose any information in respect of
                         the assignment of the Mortgage Loan Rights,

                 except in accordance with the terms of this Deed.

4.13     SALE NOT TO AMOUNT TO ASSUMPTION OF OBLIGATIONS

         An assignment of Mortgage Loan Rights in accordance with this Deed, and the acceptance of a Sale Notice, does not constitute an assumption by the Trustee, the Servicer, the Manager or any Securityholder of any
         obligation of the relevant Seller or any other person pursuant to, or in connection with, the Mortgage Loan Rights or any other obligation of that Seller to the Borrower or any other party pursuant to, or in connection with, the corresponding Mortgage Documents.

4.14     FUTURE ADVANCES

         Without limiting the generality of clause 4.13, a Seller retains the obligation to make such further advances or provide such other financial accommodation as that Seller was required to make under the terms of the relevant Mortgage Loan prior to the Cut-Off Date for that
         Mortgage Loan.

4.15     FUTURE RECEIVABLES

         Without limiting the effect of any assignment of any Mortgage Loan occurring on the Trustee accepting a Sale Notice but subject to clauses
         4.13 and 4.14, a Seller's right, title and interest in respect of any
         Mortgage Loan Rights arising, and any Mortgage Documents entered into, on or after the Cut-Off Date, form part of the rights assigned to the
         Trustee (to be held subject to the terms of the Master Trust Deed and this Deed) and, immediately following creation (including, without limitation, Mortgage Loan Rights created by the making of any further advance or the provision of any financial accommodation under the terms of a Mortgage Loan), vest in the Trustee in accordance with the assignment of that Mortgage Loan pursuant to this Deed.

4.16     POWER TO ACQUIRE MORTGAGE LOANS IN ARREARS

         In accordance with clause 16.4(v) of the Master Trust Deed, the parties expressly agree that the Trustee has the power to acquire Mortgage
         Loans as Assets of the Series Trust notwithstanding that payments due from Borrowers under such Mortgage Loans are in arrears as at the date of their acquisition by the Trustee.

4.17     TRUSTEE BOUND BY PRIORITY AGREEMENTS

         Where a Seller has entered into a Priority Agreement with a subsequent mortgagee of Land the subject of a Mortgage or Collateral Security assigned to the Trustee under clause 4.11 the Trustee agrees for the benefit of any such subsequent mortgagee to be bound by the provisions of any such Priority Agreement.

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5.       THE SECURITIES

5.1      SECURITIES DIVIDED INTO CLASSES

         The Securities are divided into three or four Classes as follows:

                                                                              51

         (a)     the Class A-1 Notes;

         (b)     the Class A-2 Notes;

         (c)     the Class A-3 Notes;

         (d)     the Class B Notes; and

         (e)     the Redraw Bonds.

5.2      FORM, CONSTITUENT DOCUMENTS AND DENOMINATION OF THE SECURITIES

         (a)     (OFFSHORE NOTE): The Offshore Notes will:

                 (i)     be in registered form, without coupons;

                 (ii)    upon issue, be represented by Offshore Book Entry Notes
                         (as defined in the Offshore Note Trust Deed) (and
                         interests in such Offshore Book Entry Notes may be
                         exchanged for Offshore Definitive Notes (as defined in
                         the Offshore Note Trust Deed) in the circumstances set
                         out in clause 3.4(a) of the Offshore Note Trust Deed);

                 (iii)   be constituted, issued and authenticated pursuant to
                         the Offshore Note Trust Deed; and

                 (iv)    be denominated:

                         A.      in the case of the Class A-1 Notes, in US
                                 dollars; and

                         B.      in the case of the Class A-3 Notes, in Euro.

         (b)     (A$ SECURITIES): The A$ Securities will be:

                 (i)     in the form of registered debt securities;

                 (ii)    constituted pursuant to the Master Trust Deed and this
                         Deed; and

                 (iii)   denominated in Australian dollars.

5.3      TRUSTEE MUST ISSUE THE NOTES

         Subject to the satisfaction of all conditions precedent in respect thereof in the Transaction Documents, the Trustee on the Closing Date
         must issue:

         (a)     (OFFSHORE NOTES): the Offshore Notes in accordance with the
                 Offshore Note Trust Deed and the Underwriting Agreement; and

         (b)     (CLASS A-2 AND CLASS B NOTES): the Class A-2 Notes and the
                 Class B Notes in accordance with this Deed and the Dealer
                 Agreement.

5.4      ISSUE OF REDRAW BONDS

         If the Trustee receives:

         (a)     (NOTICE UNDER CLAUSE 8.4): a notice from the Manager pursuant to clause 8.4; and

         (b)     (NO DOWNGRADE): a Rating Affirmation Notice from each Rating
                 Agency in relation to the proposed issue of Redraw Bonds,

                                                                              52

         the Trustee must issue Redraw Bonds up to the amount specified in the notice on the date for issue of the Redraw Bonds referred to in the notice.

5.5      INITIAL INVESTED AMOUNT OF THE SECURITIES

         (a)     (OFFSHORE NOTES): Each Offshore Note on its issue will have an
                 Initial Invested Amount as set out on the face of that Offshore
                 Note and will be issued at par value.

         (b)     (A$ SECURITIES): Each A$ Security on its issue will have an
                 Initial Invested Amount of A$100,000 and will be issued at par value.

5.6      INTEREST ON THE SECURITIES

         (a)     (OFFSHORE NOTES): Each Offshore Note will accrue interest, and such interest will be payable, in accordance with the Offshore
                 Note Conditions.

         (b)     (A$ SECURITIES):

                 (i)     Each A$ Security will accrue interest from (and
                         including) its Issue Date and will cease to accrue
                         interest from (and including) the earlier of:

                         A.      the date on which the Stated Amount of the A$
                                 Security is reduced to zero and all accrued
                                 interest in respect of the A$ Security is paid
                                 in full; and

                         B.      the date on which the A$ Security is deemed to
                                 be repaid in accordance with clause 5.7(b)(iv).

                 (ii)    The period that an A$ Security accrues interest in
                         accordance with clause 5.6(b)(i) will be divided into
                         periods (each included within the definition of an
                         "ACCRUAL PERIOD"). The first such period for an A$
                         Security will commence on (and include) the Issue Date
                         for that A$ Security and will end on (but will not
                         include) the next Distribution Date. Each succeeding
                         such period will be equal to each corresponding Accrual
                         Period. The final such period for an A$ Security will
                         end on (but will not include) the date on which
                         interest ceases to accrue on the A$ Security pursuant
                         to clause 5.6(b)(i).

                 (iii)   Interest on each A$ Security for each of its Accrual
                         Periods will accrue on a daily basis at the product of
                         the Interest Rate applicable to that A$ Security and
                         the Invested Amount of the A$ Security at the close of
                         business on the first day of that Accrual Period and
                         will be calculated on a daily basis and based on a 365
                         day year.

                 (iv)    Interest so calculated on an A$ Security will, subject
                         to this Deed, be payable in arrears on each
                         Distribution Date.

5.7      REDEMPTION OF THE SECURITIES

         (a)     (OFFSHORE NOTES): The Offshore Notes will be redeemed (or
                 deemed to be redeemed) in accordance with the Offshore Note
                 Conditions.

         (b)     (A$ SECURITIES):

                 (i)     Unless previously redeemed in full, the Trustee will,
                         subject to this Deed, redeem each A$ Security at its
                         then Stated Amount, together with all accrued but
                         unpaid interest, on the Scheduled Maturity Date.

                                                                              53

                 (ii)    Subject to clauses 5.7(b)(iii) and (iv), on each
                         Distribution Date referred to in clause 10.5, an A$
                         Security will be redeemed (either in whole or in part
                         as the context requires) to the extent that any moneys
                         are applied by the Trustee pursuant to clause 10.5 to
                         that A$ Security.

                 (iii)   Unless previously redeemed in full, the Trustee must
                         redeem all, but not some only, of the A$ Securities,
                         when required to do so in accordance with, and for the
                         amount required under, Conditions 7.3 and 7.4 of the
                         Offshore Note Conditions.

                 (iv)    Upon a final distribution being made in respect of an
                         A$ Security under clause 26.12 of this Deed or clause
                         13.1 of the Security Trust Deed, each A$ Security will
                         thereupon be deemed to be redeemed and discharged in
                         full and any obligation to pay any accrued but unpaid
                         interest and any then unpaid, Stated Amount, Invested
                         Amount or any other amounts in relation to the A$
                         Security will be extinguished in full.

                 (v)     Subject to clause 5.7(b)(iii), no amount of principal
                         will be repaid in respect of an A$ Security in excess
                         of the Stated Amount of that A$ Security.

5.8      INTEREST ON OVERDUE INTEREST ON THE SECURITIES

         (a)     (OFFSHORE NOTES): If interest is not paid in respect of a
                 Offshore Note on the date when due and payable in accordance with the Offshore Note Conditions, the unpaid interest will in turn bear interest in accordance with the Offshore Note
                 Conditions.

         (b)     (A$ SECURITIES): If interest is not paid in respect of an A$
                 Security on the date when due and payable in accordance with this Deed (but without regard to any limitation herein
                 contained) that unpaid interest will in turn bear interest at the Interest Rate from time to time applicable on that A$
                 Security until (but excluding) the date on which the unpaid interest, and interest on it, is paid in accordance with clause
                 10.2.

5.9      ROUNDING OF PAYMENTS ON THE SECURITIES

         (a)     (OFFSHORE NOTES): All payments in respect of the Offshore Notes will be rounded in accordance with the Offshore Note
                 Conditions.

         (b)     (A$ SECURITIES): All payments in respect of the A$ Securities will be rounded down to the nearest cent.

5.10     SECURITIES RANK EQUALLY EXCEPT FOR SPECIAL RIGHTS

         The Securities enjoy the same rights, entitlements, benefits and restrictions, except as expressly provided in this Deed, the Master
         Trust Deed, the Offshore Note Trust Deed, the Offshore Notes and the
         Security Trust Deed.

5.11     TRANSFER OF SECURITIES

         Without limiting clause 10.4 of the Master Trust Deed, an A$ Security may not be offered or sold within the United States of America or to, or for the account or benefit of, US persons except in accordance with
         Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in this clause 5.11(c) have the meaning given to them by Regulation S under the
         Securities Act.

                                                                              54

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6. CONDITIONS PRECEDENT TO ACCEPTANCE OF SALE NOTICE AND ISSUE OF NOTES

6.1      GENERAL CONDITIONS PRECEDENT

         The Trustee must receive each of the following documents before it can accept the offer contained in any Sale Notice (if issued) or issue the
         Notes:

         (a)     (STANDBY REDRAW FACILITY): an executed original counterpart of the Standby Redraw Facility Agreement together with a letter from the Standby Redraw Facility Provider confirming that all conditions precedent to the Standby Redraw Facility have been received in a form and substance satisfactory to it;

         (b)     (LIQUIDITY FACILITY): an executed original counterpart of the
                 Liquidity Facility Agreement, together with a letter from the
                 Liquidity Facility Provider confirming that all conditions precedent to the Liquidity Facility have been received by it in form and substance satisfactory to it;

         (c)     (INTEREST RATE SWAP AGREEMENT): an executed original
                 counterpart of the Interest Rate Swap Agreement together with a letter from the Interest Rate Swap Provider confirming that all conditions precedent to the Interest Rate Swap Agreement have been received in form and substance satisfactory to it;

         (d)     (CURRENCY SWAP AGREEMENT): an executed original counterpart of the Currency Swap Agreement, together with a letter from the
                 Currency Swap Provider confirming that all conditions precedent to the Currency Swap Agreement have been received by it in form and substance satisfactory to it.

         (e)     (SECURITY TRUST DEED): an executed original counterpart of the
                 Security Trust Deed;

         (f)     (OFFSHORE NOTE TRUST DEED): an executed original counterpart of the Offshore Note Trust Deed;

         (g)     (AGENCY AGREEMENT): an executed original counterpart of the
                 Agency Agreement;

         (h)     (DEALER AGREEMENT AND UNDERWRITING AGREEMENT): an executed original counterpart of the Dealer Agreement and the
                 Underwriting Agreement;

         (i)     (POOL MORTGAGE INSURANCE POLICY): an executed original
                 counterpart of the Pool Mortgage Insurance Policy together with
                 a letter from [    ] confirming that it has
                 accepted for insurance under the Pool Mortgage Insurance Policy the Mortgage Loans referred to in the certificate attached to the letter and that the Trustee has paid the premium in respect of the Pool Mortgage Insurance Policy;

         (j)     (LOAN INFORMATION): a file from each Seller in a form agreed between that Seller and the Trustee containing in relation to the Mortgage Loans the subject of that Seller's Sale Notice:

                 (i)     a list of all of the offices at which the Mortgage
                         Documents relating to the Mortgage Loans are retained,
                         showing the street address and telephone number of the
                         relevant office;

                 (ii)    the surname and address of the Borrower under each
                         Mortgage Loan;

                 (iii)   the account number of each Mortgage Loan;

                                                                              55

                 (iv)    the street address of the Land which is the subject of
                         the Mortgage relating to each Mortgage Loan; and

                 (v)     such other information in respect of the Mortgage Loans
                         as is agreed between that Seller and the Trustee;

         (k)     (LETTER EXPLAINING IDENTIFICATION METHODOLOGY): a letter from each Seller which explains (in a manner satisfactory to the
                 Trustee) how the security packages containing the Mortgage
                 Documents are marked or segregated so as to enable the Trustee to identify those security packages when at the premises of the
                 Servicer where the security packages are stored;

         (l)     (SELLER LETTER): a letter (copied to the Rating Agencies) from each Seller which, in a manner satisfactory to the Trustee, explains how the Mortgage Loans are marked on the Mortgage Loan
                 System so that those Mortgage Loans, if necessary, can be
                 separately identified by the Trustee;

         (m)     (CONFIRMATION FROM RATING AGENCIES): confirmation from each of the Rating Agencies that the Class A Notes have been assigned a provisional rating of AAA (in the case of S&P) and Aaa (in the case of Moody's) and the Class B Notes have been assigned a provisional rating of AA (in the case of S&P);

         (n)     (POWERS OF ATTORNEY):

                 (i)     10 originals of a power of attorney from each Seller in
                         favour of the Trustee substantially in the form
                         contained in Schedule 2 or in such other form or such
                         other number of copies as is required to enable
                         registration of such power of attorney in each State
                         and Territory of Australia in which registration is
                         necessary or desirable (other than Queensland or
                         Western Australia);

                 (ii)    2 originals of a power of attorney from each Seller in
                         favour of the Trustee substantially in the form
                         contained in Schedule 3 or in such other form as is
                         required to enable registration of such power of
                         attorney in Queensland; and

                 (iii)   2 originals of a power of attorney from each Seller in
                         favour of the Trustee substantially in the form
                         contained in Schedule 4 or in such other form as is
                         required to enable registration of such power of
                         attorney in Western Australia;

         (o)     (AUTHORISED OFFICERS): a certificate setting out in full the name and specimen signature of each Authorised Officer of the
                 Manager, the Servicer and each Seller;

         (p)     (LEGAL OPINIONS): legal opinions from:

                 (i)     Clayton Utz:

                         A.   as to, amongst other things, the validity and
                              enforceability of the obligations of each Seller,
                              the initial Servicer and the initial Manager under
                              the Transaction Documents, or those parts of the
                              Transaction Documents, expressed to be governed by
                              Australian law;

                         B.   as to the tax and stamp duty implications of the
                              Series Trust and the transactions contemplated by
                              the  Transaction Documents; and

                                                                              56

                 (ii)    [Mallesons Stephen Jaques] as to the validity and
                         enforceability of the obligations of the Trustee and
                         the Security Trustee under the Transaction Documents;

                 (iii)   [] as to the validity and enforceability of the
                         obligations of [   ] under the Pool
                         Mortgage Insurance Policy;

                 (iv)    Mayer, Brown, Rowe & Maw as to, amongst other things,
                         the validity and enforceability of the obligations of
                         each Seller and the Manager under the Transaction
                         Documents, or those parts of the Transaction Documents,
                         expressed to be governed by the laws of the State of
                         New York; and

                 (v)     [Emmet, Marvin & Martin, LLP] as to due execution by
                         The Bank of New York of the Transaction Documents to
                         which The Bank of New York is a party;

         (q)     (DIRECTION FROM THE MANAGER): a written direction from the
                 Manager for the Trustee to accept the Sale Notice and to issue the Notes (which direction must include the Classes,
                 sub-classes and Invested Amounts of the Notes to be issued);
                 and

         (r)     (CONFIRMATION FROM CBA): confirmation from CBA that it has received 2 originals of a power of attorney from Homepath in favour of the Servicer in its role as Custodian substantially in the form contained in Schedule 12 (or such other form as the
                 Servicer may reasonably require in relation to its custodial duties under this Deed).

6.2      OTHER CONDITIONS PRECEDENT

         Without limiting the generality of clauses 4.9 and 6.1, the Trustee must not accept the offer contained in any Sale Notice (if issued) and must not issue any Notes unless it is satisfied that the form and content of that Sale Notice complies with this Deed.

6.3      NO LIABILITY FOR INSUFFICIENT MONEYS

         If on the Closing Date the Trustee has not received each of the documents specified in clause 6.1 or the condition specified in clause
         6.2 is not fulfilled:

         (a)     (NO ACCEPTANCE): the Trustee must not accept the offer
                 contained in any Sale Notice (if issued);

         (b)     (NO ISSUE): the Trustee must not issue any Notes and must
                 refund the Subscription Proceeds (if any) received by it to the relevant subscribers entitled to such Subscription Proceeds;
                 and

         (c)     (NO LIABILITY): none of the Trustee, the Manager, the Servicer or the Sellers will have any obligation or liability to any person as a result of not issuing the Notes.

6.4      MANAGER'S CERTIFICATE

         The Manager must not issue a direction to the Trustee pursuant to clause 6.1(q) unless the Manager:

         (a)     (COMPLIANCE WITH SECURITIES LAWS): is satisfied that any offer for the issue, or any invitation to apply for the issue, of:

                 (i)     the Class A-2 Notes and the Class B Notes:

                                                                              57

                         A.      is an offer of securities for issue, or is an
                                 invitation to apply for the issue of
                                 securities, which does not need disclosure to
                                 investors under Part 6D.2 of Chapter 6 of the
                                 Corporations Act; and

                         B.      is made pursuant to an exemption from, or is
                                 not subject to, the registration requirements
                                 of the Securities Act; and

                 (ii)    the Offshore Notes complies with:

                         A.      the Financial Services and Markets Act, 2000
                                 (United Kingdom), all regulations made under or
                                 in relation to that Act and the Public Offers
                                 of Securities Regulations 1995 as amended; and

                         B.      the Securities Act, all regulations made
                                 thereunder and all other laws or regulations of
                                 any jurisdiction of the United States of
                                 America regulating the offer or the issue of,
                                 or the subscription for, the Offshore Notes.

                 The Manager on becoming satisfied as to the above matters is entitled to rely conclusively, unless it has actual knowledge to the contrary, on, amongst other things, legal opinions or other advice issued to this effect to it or any representation or undertaking made to this effect in the applicable Dealer
                 Agreement or Underwriting Agreement;

         (b)     (NO BREACH BY SELLER OF REPRESENTATIONS): is not actually aware that any representation or warranty made or taken to be made by a Seller in any Transaction Document in respect of the Series
                 Trust is incorrect in any material respect on the Cut-Off Date as if repeated on that Cut-Off Date with reference to facts and circumstances then subsisting;

         (c)     (BREACH OF OBLIGATIONS BY SELLER): is not actually aware that a
                 Seller is in breach in any material respect of any of its
                 obligations under this Deed (unless that breach has been
                 remedied to the satisfaction of the Manager);

         (d)     (INSOLVENCY EVENT FOR SELLER): is not actually aware that an
                 Insolvency Event has occurred in relation to a Seller (unless that event has been remedied to the satisfaction of the
                 Manager); and

         (e)     (OTHER CONDITIONS PRECEDENT): is satisfied that such other conditions precedent to the issue of the Notes and the
                 acceptance by the Trustee of the offer contained in any Sale
                 Notice as are specified in the Transaction Documents have been met.

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7.       DIVISION OF MORTGAGE LOAN RIGHTS BETWEEN THE CBA TRUST AND THE SERIES
         TRUST

7.1      CBA TRUST ASSETS

         The Trustee will hold as trustee of the CBA Trust all its right, title and interest in:

         (a)     (OTHER LOANS): the Other Loans;

         (b)     (BALANCE OF MORTGAGES ETC.): the balance of the Mortgages, the
                 Mortgage Documents, the First Layer of Collateral Securities
                 and the Mortgage Receivables referred to in clause 7.2(b); and

                                                                              58

         (c)     (SECOND LAYER OF COLLATERAL SECURITIES): the Second Layer of
                 Collateral Securities,

         which are assigned to the Trustee by a Seller.

7.2      MORTGAGES AND FIRST LAYER OF COLLATERAL SECURITIES

         (a)     (THE SERIES TRUST): The Trustee will hold as trustee of the
                 Series Trust all its right, title and interest in so much of any Mortgage Loan, Mortgage, the First Layer of Collateral
                 Securities, the Mortgage Receivables and the Mortgage Documents
                 for each Mortgage Loan assigned to the Trustee (including, without limitation, the proceeds of enforcement of such in relation to the Mortgage Loan ) as is necessary to enable the full and final repayment of all amounts owing with respect to the Mortgage Loan.

         (b)     (THE CBA TRUST): The Trustee will hold as trustee for the CBA
                 Trust the balance (if any) of its right, title and interest in any Mortgage Loan, Mortgage, First Layer of the Collateral
                 Securities, Mortgage Receivables and Mortgage Documents
                 referred to in clause 7.2(a).

7.3      TREATMENT OF SHARED SECURITIES

         If:

         (a)     (MORTGAGE LOANS IN SERIES TRUST): a Mortgage Loan forms part of the Assets of the Series Trust;

         (b)     (OTHER LOANS IN CBA TRUST): an Other Loan forms part of the CBA
                 Trust Assets; and

         (c)     (COLLATERAL SECURITY SECURES BOTH): a Collateral Security which is part of the First Layer of Collateral Securities or a
                 Mortgage which secures the Mortgage Loan also secures the Other
                 Loan,

         then:

         (d)     (IF RELEVANT SELLER IS SERVICER): where the relevant Seller in relation to the Mortgage Loan is the Servicer, the Servicer is
                 entitled to enforce that Collateral Security or Mortgage (as the case may be) upon a default occurring in respect of the
                 Other Loan provided that the enforcement proceeds are paid to the Trustee. Upon receipt of such proceeds the Trustee must:

                 (i)     treat as Collections the amount of such proceeds as is
                         equal to all amounts outstanding under the relevant
                         Mortgage Loan; and

                 (ii)    pay the excess (if any) of such proceeds to that Seller
                         (as beneficiary of the CBA Trust) in respect of amounts
                         outstanding under the Other Loan; or

         (e)     (IF RELEVANT SELLER IS NOT SERVICER): where the relevant Seller in relation to a Mortgage Loan is not the Servicer, the
                 Servicer must enforce that Collateral Security or Mortgage (as the case may be) upon receipt of a direction to do so from that
                 Seller (as beneficiary of the CBA Trust) which states that the relevant Other Loan is in default. Upon receipt of the
                 enforcement proceeds in respect of that Collateral Security or
                 Mortgage (as the case may be) the Servicer must pay to the
                 Trustee all such proceeds and the Trustee must:

                 (i)     treat as Collections the amount of such proceeds as is
                         equal to all amounts outstanding under the relevant
                         Mortgage Loan; and

                                                                              59

                 (ii)    pay the excess (if any) of such proceeds to that Seller
                         (as beneficiary of the CBA Trust) in respect of amounts
                         outstanding under the Other Loan.

7.4      TRUSTEE'S DUTIES

         Subject to clauses 2.8(b), 2.9(b), 2.10 and 7.3, the Trustee is not required to take any action in respect of an Other Loan or the Second
         Layer of Collateral Securities or the balance of the Trustee's right, title and interest in any Mortgage, First Layer of Collateral
         Securities and Mortgage Receivables referred to in clause 7.2(b).

7.5      UPON REPAYMENT OF MORTGAGE LOAN TRUSTEE HOLDS FOR CBA TRUST

         Subject to clause 7.6, if a Mortgage Loan has been repaid in full or is treated as having been repaid in full pursuant to clause 16.20(b), and the Mortgage Loan is not discharged, then, from the date of repayment or treated repayment in full of the Mortgage Loan, automatically by virtue of this Deed, and without the necessity for any further act or instrument or other thing to be done or brought into existence:

         (a)     (TITLE NOT PERFECTED): if Perfection of Title has not occurred in respect of that Mortgage Loan, the Trustee's entire right, title and interest in that Mortgage Loan and in the Mortgage
                 Loan Rights in relation to that Mortgage Loan then forming part of the Assets of the Series Trust will be extinguished in
                 favour of the relevant Seller with respect to hat Mortgage Loan with immediate effect; or

         (b)     (TITLE PERFECTED): if Perfection of Title has occurred in
                 respect of that Mortgage Loan, the Trustee will hold the
                 benefit of its right, title and interest in and to:

                 (i)     that Mortgage Loan;

                 (ii)    any Mortgages, and the First Layer of Collateral
                         Securities, held in respect of that Mortgage Loan;

                 (iii)   any Mortgage Documents held in relation to that
                         Mortgage Loan; and

                 (iv)    the Mortgage Receivables held in relation to that
                         Mortgage Loan,

                 as trustee of the CBA Trust.

7.6      APPLICATION WHERE 2 MORTGAGE LOANS

         If the Mortgages, First Layer of Collateral Securities, Mortgage
         Documents, and Mortgage Receivables referred to in clause 7.5 apply to more than one Mortgage Loan forming part of the Assets of the Series
         Trust, the holding of the Trustee's interest in such as trustee of the
         CBA Trust occurs only upon repayment in full of all such Mortgage Loans secured by such Mortgages, First Layer of Collateral Securities,
         Mortgage Documents and Mortgage Receivables.

7.7      COSTS

         Each Seller must pay to, or reimburse, the Trustee immediately on demand for all costs and expenses including, without limitation, all legal costs charged at the usual commercial rates of the relevant legal services provider and any stamp duty and registration fees arising out of, or necessarily incurred in connection with, the Trustee coming to hold its right, title and interest in any Mortgage Loan Rights as part of the CBA Trust Assets in relation to that Seller for the CBA Trust in accordance with clause 7.5.

                                                                              60

7.8      ALTERNATIVE STRUCTURE

         The Trustee must co-operate with a Seller in transferring or holding the relevant assets set out in clause 7.5 in any reasonable way other than as set out in this clause 7 if to do so would materially reduce the liability of that Seller to reimburse the Trustee for any of the costs and expenses set out in clause 7.7 and provided that any proposal pursuant to this clause is permitted in law and does not result in the
         Trustee being exposed to the risk of personal liability unless the
         Trustee is satisfied, in its absolute discretion, that that Seller will be able to indemnify the Trustee in respect of such risk in accordance with clause 2.15(a).

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8.       DETERMINATIONS BY THE MANAGER

8.1      APPLICATIONS AND PAYMENTS ON DISTRIBUTION DATES

         Prior to each Distribution Date, based on information provided by the
         Servicer, the Manager must make all necessary determinations to enable the Trustee to make the payments or allocations to be made by the
         Trustee on that Distribution Date pursuant to this Deed (including, for the first Distribution Date, the aggregate of the Accrued Interest
         Adjustment) and must give to the Trustee a written direction by 11 am
         (Sydney time) on the Business Day prior to each Distribution Date in relation to the payments and allocations to be made on that
         Distribution Date in accordance with this Deed.

8.2      INSUFFICIENT PRINCIPAL TO MEET SELLER ADVANCES

         (a)     (MANAGER MUST PREPARE STANDBY REDRAW NOTICE): If on a
                 Determination Date the Manager determines that the amount by which the aggregate of the Principal Collections, the Principal
                 Draw Reimbursement, the Principal Chargeoff Reimbursement and
                 the Other Principal Amounts for the Collection Period then ended exceeds any Net Income Shortfall on that Determination
                 Date is insufficient to meet in full the Seller Advances
                 referred to in clause 10.3(a), the Manager must prepare and forward to the Trustee no later than the close of business 3
                 Business Days prior to the immediately following Distribution
                 Date a drawdown notice under and in accordance with the Standby
                 Redraw Facility Agreement requesting a drawing under the
                 Standby Redraw Facility for an amount equal to the lesser of the shortfall and the amount which is available for drawing under the Standby Redraw Facility (which notice must also
                 specify the calculations used in determining the drawing so requested).

         (b)     (TRUSTEE MUST EXECUTE AND SERVE STANDBY REDRAW NOTICE): If the
                 Trustee receives a drawdown notice from the Manager pursuant to clause 8.2(a), the Trustee must promptly sign and serve the drawdown notice on the Standby Redraw Facility Provider
                 pursuant to the Standby Redraw Facility Agreement requesting a drawing on the immediately following Distribution Date.

8.3      GROSS INCOME SHORTFALL

         (a)     (MANAGER MUST PREPARE LIQUIDITY NOTICE): If on a Determination
                 Date there is a Gross Income Shortfall, the Manager must
                 prepare and forward to the Trustee no later than the close of business 3 Business Days prior to the immediately following
                 Distribution Date a drawdown notice under and in accordance with the Liquidity Facility Agreement requesting a drawing under the Liquidity Facility for an amount equal to the lesser of the Gross Income Shortfall and the amount which is available for drawing under the Liquidity Facility (which notice must also specify the calculations used in determining the drawing so requested).

         (b)     (TRUSTEE MUST EXECUTE AND DELIVER LIQUIDITY NOTICE): If the
                 Trustee receives a drawdown notice from the Manager pursuant to clause 8.3(a) then the Trustee must immediately sign and serve the drawdown notice on the Liquidity Facility Provider

                                                                              61

                 pursuant to the Liquidity Facility Agreement requesting a
                 drawing on the immediately following Distribution Date.

8.4      INSUFFICIENT PRINCIPAL TO MEET SELLER ADVANCES AND STANDBY REDRAW
         FACILITY PRINCIPAL

         If, in respect of a Determination Date, the Manager considers that the aggregate of:

         (a)     (PRINCIPAL COLLECTIONS): the amount by which the aggregate of the Principal Collections, the Principal Draw Reimbursement,
                 the Principal Chargeoff Reimbursement and the Other Principal
                 Amounts for the Collection Period ending on that Determination
                 Date exceeds any Net Income Shortfall on that Determination
                 Date; and

         (b)     (STANDBY REDRAW FACILITY ADVANCE): the Standby Redraw Facility
                 Advance (if any) to be made on the immediately following
                 Distribution Date,

         as estimated by the Manager are likely to be insufficient to meet in full under clause 10.3 the aggregate of:

         (c)     (SELLER ADVANCES): the Seller Advances; and

         (d)     (STANDBY REDRAW FACILITY PRINCIPAL): the Standby Redraw
                 Facility Principal,

         that the Manager estimates will be outstanding on that Determination
         Date, the Manager may prepare and forward to the Trustee a notice directing the Trustee to issue Redraw Bonds for a principal amount and on an issue date (which must be no earlier than 5 Business Days from the date of receipt of the notice by the Trustee) specified in the notice. The Manager must not issue such a notice to the Trustee if the
         Manager considers that the Stated Amount of the Redraw Bonds at the immediately following Distribution Date (after including the proposed issue of Redraw Bonds and taking into account any expected repayments of principal on the Redraw Bonds pursuant to clause 10.5) will exceed the Redraw Bond Principal Limit.

8.5      NETTING OF SELLER ADVANCES AND STANDBY REDRAW FACILITY ADVANCES

         If whilst the Standby Redraw Facility Provider is CBA, the Standby
         Redraw Facility Provider makes a Standby Redraw Facility Advance on a
         Distribution Date by way of a book entry in its records pursuant to clause 4.6 of the Standby Redraw Facility Agreement:

         (a)     (STANDBY REDRAW FACILITY ADVANCE TO BE TAKEN INTO ACCOUNT): the
                 amount of the Standby Redraw Facility Advance will be taken into account for the purpose of the calculations to be made hereunder on that Distribution Date and the immediately
                 previous Determination Date; and

         (b)     (CBA'S SELLER ADVANCES REDUCED): the amount of the then
                 outstanding Seller Advances made by CBA will be reduced by the amount of such book entry on that Distribution Date, without the Trustee needing to make the corresponding payment under clause 10.3(a).

8.6      CASH ADVANCE DEPOSIT

         On each Determination Date the Manager will determine the amount (if any) that has been received in the Collection Period just ended in respect of interest that has been earned on the Collections Account and which is attributable to the Cash Advance Deposit (if any) deposited in the Collections Account and will instruct the Trustee to pay such interest to the Liquidity Facility Provider on the immediately following Distribution Date.

                                                                              62

8.7      BREAK COSTS AND BREAK BENEFITS

         (a)     (APPLICATION OF CLAUSE): If the Trustee is party to a Fixed
                 Rate Swap:

                 (i)     this clause 8.7 will apply (but otherwise shall be of
                         no effect); and

                 (ii)    Break Costs will not be included in the definition of
                         Finance Charge Collections (except as set out in
                         clauses 8.7(c) and (d)) and Break Benefits will not be
                         included in the definition of Expenses.

         (b)     (PAYMENT OF BREAK BENEFITS): The Servicer must pay any Break
                 Benefits payable to Borrowers during a Collection Period from the Finance Charge Collections received during that Collection
                 Period and not yet deposited by the Servicer in the Collections
                 Account in accordance with clause 22. If the Finance Charge
                 Collections held by the Servicer and not deposited in the
                 Collections Account are insufficient to pay any Break Benefits due to be paid to a Borrower, the Servicer must direct the
                 Trustee, and upon such direction the Trustee must pay to the
                 Borrower, such Break Benefits from the Finance Charge
                 Collections in the Collections Account received during that
                 Collection Period to the extent of the shortfall.

         (c)     (NET BREAK PAYMENT): If there is a Net Break Payment on a
                 Determination Date, the Trustee must:

                 (i)     pay the Break Costs in relation to the immediately
                         preceding Collection Period to the extent of the Net
                         Break Payment to the Interest Rate Swap Provider on the
                         immediately following Distribution Date in accordance
                         with the Interest Rate Swap Agreement; and

                 (ii)    treat the balance of the Break Costs in relation to the
                         immediately preceding Collection Period as Finance
                         Charge Collections in relation to that Collection
                         Period.

         (d)     (NET BREAK RECEIPT): If there is a Net Break Receipt on a
                 Determination Date, the Trustee must:

                 (i)     treat the Break Costs in relation to the immediately
                         preceding Collection Period as Finance Charge
                         Collections in relation to that Collection Period; and

                 (ii)    treat any amount received from the Interest Rate Swap
                         Provider on the immediately following Distribution Date
                         in respect of the Net Break Receipt in accordance with
                         the Interest Rate Swap Agreement as an Available Income
                         Amount with respect to that Distribution Date.

         (e)     (MANAGER TO DETERMINE): The Manager must determine on each
                 Determination Date the Net Break Payment or Net Break Receipt,
                 as the case may be, and must direct the Trustee as to the
                 payments to be made by the Trustee, if any, in accordance with this clause 8.7.

8.8      INTEREST RATE SWAP PROVIDER DEPOSIT

         On each Determination Date the Manager will determine the amount (if any) that has been received in the Collection Period just ended in respect of interest that has been earned on the Collections Account or any other account held by the Trustee as trustee of the Series Trust and which is attributable to the Interest Rate Swap Provider Deposit
         (if any) deposited in the Collections Account or that other account and will instruct the Trustee to pay such interest to the Interest Rate
         Swap Provider on the immediately following Distribution Date.

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9.       CHARGEOFFS

9.1      ALLOCATION OF PRINCIPAL CHARGEOFFS

         If there is a Principal Chargeoff on a Determination Date prior to the enforcement of the Charge, it will be allocated in the following order:

         (a)     (CLASS B NOTES): first, amongst the Class B Notes equally in reduction of the Stated Amount of the Class B Notes until the
                 Stated Amount of the Class B Notes is reduced to zero; and

         (b)     (OTHER SECURITIES AND STANDBY REDRAW FACILITY PROVIDER):
                 secondly, any balance of the Principal Chargeoff remaining after the application of clause 9.1(a) will be allocated as follows:

                 (i)     the Class A-1 Chargeoff Percentage of such balance
                         rateably amongst the Class A-1 Notes according to the
                         Stated Amount of each Class A-1 Note;

                 (ii)    the Class A-2 Chargeoff Percentage of such balance
                         rateably amongst the Class A-2 Notes according to the
                         Stated Amount of each Class A-2 Note;

                 (iii)   the Class A-3 Chargeoff Percentage of such balance
                         rateably amongst the Class A-3 Notes according to the
                         Stated Amount of each Class A-3 Note;

                 (iv)    the Redraw Bond Chargeoff Percentage of such balance
                         rateably amongst the Redraw Bonds according to the
                         Stated Amount of each Redraw Bond; and

                 (v)     the Standby Redraw Chargeoff Percentage of such balance
                         to the Standby Redraw Facility Principal,

                 in reduction, respectively, of the Stated Amount of the Class
                 A-1 Notes (in accordance with the OffShore Note Conditions), the Stated Amount of the Class A-2 Notes, the Stated Amount of
                 the Class A-3 Notes (in accordance with the Offshore Note
                 Conditions), the Stated Amount of the Redraw Bonds and the
                 Standby Redraw Facility Principal, until such Stated Amounts and the Standby Redraw Facility Principal are reduced to zero.

         A reduction in the Stated Amount of a Security and the Standby Redraw
         Facility Principal in accordance with the foregoing will take effect on the immediately following Distribution Date by the amount so allocated.

9.2      ALLOCATION OF PRINCIPAL CHARGEOFF REIMBURSEMENTS

         If there is a Principal Chargeoff Reimbursement on a Determination
         Date, then it will be allocated in the following order:

         (a)     (CLASS A NOTES, REDRAW BONDS AND STANDBY REDRAW FACILITY
                 PROVIDER): first, pro-rata (according to, in the case of the
                 Offshore Notes, the A$ Equivalent of the aggregate Unreimbursed
                 Principal Chargeoffs on that Determination Date, in the case of the Class A-2 Notes and the Redraw Bonds, their respective aggregate Unreimbursed Principal Chargeoffs on that
                 Determination Date and, in the case of the Standby Redraw
                 Facility Principal, its Unreimbursed Principal Chargeoffs on
                 that Determination Date) as follows:

                                                                              64

                 (i)     rateably amongst the Class A-1 Notes according to the
                         Unreimbursed Principal Chargeoff of each Class A-1
                         Note;

                 (ii)    rateably amongst the Class A-2 Notes according to the
                         Unreimbursed Principal Chargeoff of each Class A-2
                         Note;

                 (iii)   rateably amongst the Class A-3 Notes according to the
                         Unreimbursed Principal Chargeoff of each Class A-3
                         Note;

                 (iv)    rateably amongst the Redraw Bonds according to the
                         Unreimbursed Principal Chargeoff of each Redraw Bond;
                         and

                 (v)     the Standby Redraw Facility Principal,

                 in reduction of, respectively, the amount of the Unreimbursed
                 Principal Chargeoffs on the Class A-1 Notes (in accordance with the Offshore Note Conditions), the amount of the Unreimbursed
                 Principal Chargeoffs on the Class A-2 Notes, the amount of the
                 Unreimbursed Principal Chargeoffs on the Class A-3 Notes (in
                 accordance with the Offshore Note Conditions) and the amount of the Unreimbursed Principal Chargeoffs on the Redraw Bonds and
                 the Standby Redraw Facility Principal, until such Unreimbursed
                 Principal Chargeoffs are reduced to zero; and

         (b)     (CLASS B NOTES): secondly, equally amongst the Class B Notes until the amount of Unreimbursed Chargeoffs on the Class B
                 Notes are reduced to zero.

         A reduction of an Unreimbursed Principal Chargeoff in accordance with the foregoing will take effect on the immediately following
         Distribution Date by the amount so allocated.

9.3      LOSS RECOVERIES

         If the Servicer receives or collects any Loss Recoveries in respect of a Mortgage Loan for which payment has already been received by or on behalf of the Trustee from a Support Facility Provider, then the
         Servicer must pay such amount to the relevant Support Facility Provider pursuant to the relevant Support Facility. Where the Trustee is entitled to retain any such Loss Recoveries pursuant to such Support
         Facility, or receives any Loss Recoveries from the Support Facility
         Provider, then such amounts will be included in Other Income Amounts.

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10.      PAYMENTS ON DISTRIBUTION DATES BY TRUSTEE

10.1     PAYMENT OF ACCRUED INTEREST ADJUSTMENT ON FIRST DISTRIBUTION DATE

         On the first Distribution Date, the Trustee must, in accordance with the directions given to it by the Manager pursuant to clause 8.1, pay from the Collections Account to each Seller the aggregate of the
         Accrued Interest Adjustment for all Mortgage Loans then forming part of the Assets of the Series Trust and which were assigned to the Trustee by that Seller. Such aggregate sum will, for the purposes of making the determinations pursuant to clause 8.1 on the first Determination Date, be deducted by the Manager from the Available Income Amount in respect of the first Distribution Date.

10.2     APPLICATION OF THE AVAILABLE INCOME AMOUNT ON EACH DISTRIBUTION DATE

         On each Distribution Date prior to the enforcement of the Charge, the
         Trustee must, in accordance with the directions given by the Manager pursuant to clause 8.1, apply the Available Income Amount in respect of that Distribution Date in making the following allocations, and the following payments from the Collections Account, in the following order of priority:

                                                                              65

         (a)     (TAXES): first, in or towards payment of or provision for Taxes in relation to the Series Trust (including Government Charges paid by the Servicer on behalf of the Trustee);

         (b)     (TRUSTEE'S FEE): secondly, in or towards payment to the Trustee of the Trustee's Fee due on that Distribution Date;

         (c)     (SECURITY TRUSTEE'S FEE): thirdly, in or towards payment to the
                 Security Trustee of the Security Trustee's Fee due on that
                 Distribution Date;

         (d)     (MANAGEMENT FEE): fourthly, in or towards payment to the
                 Manager of the Management Fee due on that Distribution Date;

         (e)     (SERVICER'S FEE): fifthly, in or towards payment to the
                 Servicer of the Servicer's Fee due on that Distribution Date;

         (f)     (LIQUIDITY FACILITY COMMITMENT FEE): sixthly, in or towards payment to the Liquidity Facility Provider of the Liquidity
                 Facility Commitment Fee due on that Distribution Date;

         (g)     (SUPPORT FACILITIES): seventhly, in or towards payment rateably of any net amounts due to a Support Facility Provider under a
                 Support Facility on that Distribution Date, but excluding any amounts specified in paragraph (f) above, paragraphs (i), (j)
                 and (k)(i) & (iv) below and clauses 9.3 and 10.3(c);

         (h)     (EXPENSES): eighthly, in or towards payment of or provision for all Expenses in respect of the Accrual Period ending on that
                 Distribution Date;

         (i)     (STANDBY REDRAW FACILITY COMMITMENT FEE): ninthly, in or
                 towards payment to the Standby Redraw Facility Provider of the
                 Standby Redraw Facility Commitment Fee due on that Distribution
                 Date;

         (j)     (LIQUIDITY FACILITY ADVANCE): tenthly, in or towards repayment to the Liquidity Facility Provider of any outstanding Liquidity
                 Facility Advance made on or prior to the immediately previous
                 Distribution Date;

         (k)     (CLASS A NOTE, REDRAW BOND AND STANDBY REDRAW FACILITY
                 INTEREST): eleventhly, subject to clause 10.8, in payment
                 rateably as follows:

                 (i)     to the Currency Swap Provider in respect of the Class
                         A-1 Currency Swap in accordance with clause 10.4 of the
                         A$ Class A-1 Interest Amounts, and any A$ Class A-1
                         Unpaid Interest Amounts, in relation to that
                         Distribution Date;

                 (ii)    rateably, according to the sum of the Interest Amounts
                         for the Accrual Period ending on that Distribution
                         Date, and the Unpaid Interest Amounts (if any), for
                         each Class A-2 Note, amongst the Class A-2 Notes of the
                         aggregate of the Interest Amounts in relation to the
                         Class A-2 Notes for the Accrual Period ending on that
                         Distribution Date and any then Unpaid Interest Amounts
                         in relation to the Class A-2 Notes;

                 (iii)   to the Currency Swap Provider in respect of the Class
                         A-3 Currency Swap in accordance with clause 10.4 of the
                         A$ Class A-3 Interest Amounts, and any A$ Class A-3
                         Unpaid Interest Amounts, in relation to that
                         Distribution Date;

                 (iv)    rateably, according to the sum of the Interest Amounts
                         for the Accrual Period ending on that Distribution
                         Date, and the Unpaid Interest Amounts (if any), for
                         each Redraw Bond, amongst the Redraw Bonds of

                                                                              66

                         the aggregate of the Interest Amounts in relation to
                         the Redraw Bonds for the Accrual Period ending on that
                         Distribution Date and any then Unpaid Interest Amounts
                         in relation to the Redraw Bonds; and

                 (v)     to the Standby Redraw Facility Provider of the
                         aggregate of the Standby Redraw Facility Interest (if
                         any) due on that Distribution Date and any Standby
                         Redraw Facility Interest remaining unpaid from prior
                         Distribution Dates;

         (l)     (CLASS B INTEREST): twelfthly, subject to clause 10.8, in
                 payment equally amongst the Class B Notes of the aggregate of the Interest Amounts in relation to the Class B Notes for the
                 Accrual Period ending on that Distribution Date and any then
                 Unpaid Interest Amounts in relation to the Class B Notes;

         (m)     (PRINCIPAL DRAW REIMBURSEMENT): thirteenthly, subject to clause
                 10.8, the amount of any Principal Draw Reimbursement for the immediately preceding Determination Date is to be allocated to the Available Principal Amount to be paid in accordance with clause 10.3;

         (n)     (PRINCIPAL CHARGEOFF REIMBURSEMENT): fourteenthly, subject to clause 10.8, the amount of the Principal Chargeoff
                 Reimbursement for the immediately preceding Determination Date is to be allocated to the Available Principal Amount to be paid in accordance with clause 10.3;

         (o)     (ARRANGING FEE): fifthteenthly, subject to clause 10.8, in payment to the Manager of the Arranging Fee due on that
                 Distribution Date and any Arranging Fee outstanding from any prior Distribution Date; and

         (p)     (DISTRIBUTION): sixthteenthly, subject to clause 10.8, the balance in payment to the Income Unitholder, to be dealt with, and held by, the Income Unitholder pursuant to clause 11.2.

         The obligations of the Trustee to make any payment or allocation under each of the above paragraphs is limited in each case to the balance of the Available Income Amount (if any) available after application in accordance with the preceding paragraph or paragraphs.

10.3     APPLICATION OF THE AVAILABLE PRINCIPAL AMOUNT ON EACH DISTRIBUTION DATE

         On each Distribution Date prior to the enforcement of the Charge, the
         Trustee must in accordance with the directions given by the Manager pursuant to clause 8.1, apply the Available Principal Amount in respect of that Distribution Date in making the following allocations and the following payments from the Collections Account, in the following order of priority:

         (a)     (SELLER ADVANCES): first, subject to clause 8.5, in or towards repayment rateably to each Seller on the next Distribution Date of any Seller Advances made by that Seller during or prior to the Collection Period just ended and which have not previously been repaid in accordance with this clause 10.3(a);

         (b)     (PRINCIPAL DRAWS): secondly, to be applied as a Principal Draw in relation to the immediately preceding Determination Date and allocated to the Available Income Amount to be paid in
                 accordance with clause 10.2;

         (c)     (STANDBY REDRAW FACILITY PRINCIPAL): thirdly, in or towards repayment to the Standby Redraw Facility Provider of any
                 Standby Redraw Facility Principal;

         (d)     (SECURITYHOLDERS): fourthly, subject to clause 10.8, in
                 accordance with clause 10.5; and

                                                                              67

         (e)     (CAPITAL UNITHOLDERS): fifthly, subject to clause 10.8, the balance (if any) is to be paid:

                 (i)     first, to the Class A Capital Unitholder up to a
                         maximum amount (in total for all such distributions) of
                         A$1,000; and

                 (ii)    second, to the Class B Capital Unitholder.

         The obligations of the Trustee to make any payment under each of the above paragraphs is limited in each case to the balance of the
         Available Principal Amount (if any) available after application in accordance with the previous paragraph or paragraphs.

10.4     PAYMENT OF INTEREST ON THE OFFSHORE NOTES

         On each Distribution Date that any amount is payable to the Currency
         Swap Provider in respect of the Class A-1 Currency Swap pursuant to clause 10.2(k)(i) or to the Currency Swap Provider in respect of the
         Class A-3 Currency Swap pursuant to clause 10.2(k)(iii), the Trustee must, in accordance with the directions given by the Manager pursuant to clause 8.1, comply with Condition 6.10 of the Offshore Note
         Conditions in relation to the Currency Swap Provider.

10.5     REPAYMENT OF PRINCIPAL ON THE SECURITIES

         On each Distribution Date, prior to the enforcement of the Charge, the
         Trustee must, in accordance with the directions given by the Manager pursuant to clause 8.1, pay the amount available for distribution on that Distribution Date in accordance with clause 10.3(d) in the following order:

         (a)     (REDRAW BONDS): first, amongst the Redraw Bonds (if any) as a repayment of principal on the Redraw Bonds in the following order:

                 (i)     first, equally amongst those Redraw Bonds with the
                         earliest Issue Date until the Stated Amount of those
                         Redraw Bonds is reduced to zero;

                 (ii)    secondly, equally amongst those Redraw Bonds with the
                         next earliest Issue Date (if any) until the Stated
                         Amount of those Redraw Bonds is reduced to zero; and

                 (iii)   subsequently, equally amongst each subsequent group of
                         Redraw Bonds (if any) with the same Issue Date until
                         the Stated Amount of those Redraw Bonds is reduced to
                         zero on the basis that a Redraw Bond will not be
                         entitled to any payment in respect of principal under
                         this clause 10.5 until the Stated Amount of all Redraw
                         Bonds with an earlier Issue Date than that Redraw Bond
                         has been reduced to zero;

         (b)     (CLASS A NOTES): secondly, subject to clause 10.8, the lesser of the balance (if any) of the amount available for
                 distribution and the Class A Principal Distribution for that
                 Distribution Date (such lesser amount being the "CLASS A
                 AVAILABLE PRINCIPAL DISTRIBUTION") rateably as follows:

                 (i)     the Class A-1 Percentage of the Class A Available
                         Principal Distribution to the Currency Swap Provider in
                         respect of the Class A-1 Currency Swap in accordance
                         with clause 10.6;

                 (ii)    the Class A-2 Percentage of the Class A Available
                         Principal Distribution equally amongst the Class A-2
                         Notes until the Stated Amount of the Class A-2 Notes is
                         reduced to zero; and

                 (iii)   the Class A-3 Percentage of the Class A Available
                         Principal Distribution

                                       68

                         to the Currency Swap Provider in respect of the Class
                         A-3 Currency Swap in accordance with clause 10.6,

                 until the Stated Amount of the Class A Notes is reduced to zero; and

         (c)     (CLASS B NOTES): thirdly, subject to clause 10.8, the balance
                 (if any) of the amount available for distribution under this clause 10.5 equally amongst the Class B Notes until the Stated
                 Amount of the Class B Notes is reduced to zero.

10.6     REPAYMENT OF PRINCIPAL ON THE OFFSHORE NOTES

         On each Distribution Date that any amount is payable to the Currency
         Swap Provider in respect of the Class A-1 Currency Swap pursuant to clause 10.5(b)(i) or to the Currency Swap Provider in respect of the
         Class A-3 Currency Swap pursuant to clause 10.5(b)(iii), the Trustee must, in accordance with the directions given by the Manager pursuant to clause 8.1, comply with Condition 7.2 of the Offshore Note
         Conditions in relation to the Currency Swap Provider.

10.7     INABILITY TO COMPLY WITH ORDER OF PRIORITY

         The inability of the Trustee or the Manager to comply with any order of priority of payment specified in this Deed due to any law relating to the rights of creditors generally or specifically does not constitute a
         Trustee Default or a Manager Default and does not entitle any
         Securityholder or Unitholder to take any action against the Trustee or the Manager. Nothing in clause 8 or this clause 10 requires the Trustee or the Manager to breach any Transaction Document or to fail to comply with any applicable law.

10.8     NO PAYMENT IN RESPECT OF OBLIGATIONS RANKING EQUALLY OR AFTER OFFSHORE
         NOTES IF NO PAYMENT MADE TO CURRENCY SWAP PROVIDER

         If on a given Distribution Date for whatever reason payment is not made in full to the Currency Swap Provider in respect of the Class A-1
         Currency Swap in accordance with clauses 10.2(k)(i) and 10.5(b)(i) or to the Currency Swap Provider in respect of the Class A-3 Currency Swap in accordance with clauses 10.2(k)(iii) and 10.5(b)(iii), the Trustee must not make any payment or allocation (as the case may be) pursuant to clauses 10.2(k)-(p) (inclusive), 10.3(d) & (e) or 10.5(b) & (c) on that Distribution Date or thereafter until and unless all amounts outstanding under clauses 10.2(k)(i) and 10.5(b)(i) are paid to the
         Currency Swap Provider in respect of the Class A-1 Currency Swap and all amounts outstanding under clauses 10.2(k)(iii) and 10.5(b)(iii) are paid to the Currency Swap Provider in respect of the Class A-3 Currency
         Swap (or other arrangements are entered into) that enables all amounts of interest and principal due in respect of the Offshore Notes to be paid or repaid to the Offshore Noteholders in full in US dollars (in the case of the Class A-1 Notes) or Euro (in the case of the Class A-3
         Notes) in accordance with the Offshore Note Conditions.

10.9     PAYMENTS IN RESPECT OF A$ SECURITIES

         All payments in respect of an A$ Security on a Distribution Date referred to in this Deed must be made to the person recorded in the
         Register as the holder of that A$ Security as at close of business on the Business Day immediately preceding that Distribution Date.

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11.      NET TAX INCOME OF THE SERIES TRUST

11.1     NET TAX INCOME OF THE SERIES TRUST ABSOLUTELY VESTED IN THE INCOME
         UNITHOLDER

         The Net Tax Income of the Series Trust for each Financial Year will be absolutely vested in the Income Unitholder and the Income Unitholder will have an absolute vested interest in the Net Tax Income of the
         Series Trust for that Financial Year. To the extent that such balance has not actually been paid to the Income Unitholder pursuant to clause
         10.2(p) during that

                                                                              69

         Financial Year, it will constitute an amount payable by the Trustee to the Income Unitholder to be satisfied only from Excess Distributions otherwise payable to the Income Unitholder in accordance with clause
         10.2(p) on the Distribution Dates following the close of the Financial
         Year. If in the last Financial Year of the Series Trust, such amount
         (if any) in respect of the previous Financial Year has not been satisfied from the Excess Distributions otherwise payable to the Income
         Unitholder in accordance with clause 10.2(p) on the Distribution Dates in the last Financial Year, the shortfall, plus any such amount for the last Financial Year, will be satisfied in full from, and only by, the payment of the excess funds (if any) by the Trustee to the Income
         Unitholder pursuant to clause 26.12.

11.2     EXCESS DISTRIBUTION

         (a)     (DEPOSIT WITH THE INCOME UNITHOLDER): A payment to the Income
                 Unitholder of the Excess Distribution pursuant to clause
                 10.2(p) will be held by the Income Unitholder as a deposit by the Trustee with the Income Unitholder and will be dealt with in accordance with this clause 11.2.

         (b)     (APPLICATION TOWARDS NET TAX INCOME): At the end of each
                 Financial Year, the Income Unitholder will, and will be
                 entitled to, deduct from so much of the deposit standing to the credit of the Trustee pursuant to clause 11.2(a)

                 (i)     first, the Net Tax Income of the Series Trust for that
                         Financial Year absolutely vested in the Income
                         Unitholder for that Financial Year pursuant to clause
                         11.1

                 (ii)    secondly, an amount not exceeding the then Subscription
                         Amount notified by the Manager to the Trustee and the
                         Income Unitholder that the Income Unitholder is
                         entitled to deduct as a return of capital in the Series
                         Trust represented by the Income Unit.

                 To the extent that there is any surplus in the amount so
                 deposited over the aggregated Net Tax Income vested pursuant to clause 11.2(b)(i) or paid as a return of capital pursuant to clause 11.2(b)(ii), in a Financial Year, after the capital in the Series Trust has been reduced, the surplus will be dealt with in accordance with this clause 11.2(b) in the succeeding
                 Financial Year.

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12.      EARLY TERMINATION OF SWAPS

12.1     EARLY TERMINATION OF A SWAP

         If at any time a Fixed Rate Swap terminates prior to its scheduled termination date, or the Basis Swap terminates, in each case whilst there are Securities which have not then been redeemed (or deemed to be redeemed) in full or a Currency Swap terminates whilst the applicable
         Offshore Notes have not then been redeemed (or deemed to be redeemed)
         in full, the Manager and the Trustee must:

         (a)     (ENTER INTO REPLACEMENT SWAP): in the case of the Trustee, to the extent that the Manager has made appropriate arrangements to ensure that it is practicable enter into one or more swaps which replace the terminated Swap on terms and with a
                 counterparty in respect of which each Rating Agency issues a
                 Rating Affirmation Notice and, in the case of the Manager, use all reasonable endeavours to make appropriate arrangements to ensure that it is practicable for the Trustee to enter into one or more such swaps not later than 5 Business Days after it becomes aware of the termination of such terminated Swap;

         (b)     (TERMINATION OF BASIS SWAP): in the case of a termination of the Basis Swap (but without limiting the operation of
                 paragraphs (a) and (c) in relation to the

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                 termination of the Basis Swap), as soon as the Trustee becomes actually aware of the termination, direct the Servicer to
                 ensure compliance with clause 12.2; or

         (c)     (OTHER ARRANGEMENTS): enter into such other arrangements in respect of which each Rating Agency issues a Rating Affirmation
                 Notice.

12.2     SERVICER TO ADJUST MORTGAGE INTEREST SAVER ACCOUNTS AND MORTGAGE RATES
         IF BASIS SWAP TERMINATED

         If at any time the Basis Swap terminates whilst there are any
         Securities which have not been redeemed (or deemed to be redeemed) in full and it is directed by the Manager and the Trustee pursuant to clause 12.1(b) to comply with this clause 12.2, the Servicer must, in respect of each Accrual Period commencing thereafter until the date on which clause 12.1(a) or (c) may be implemented:

         (a)     (REDUCE MORTGAGE INTEREST SAVER ACCOUNTS): reduce, except as may be provided by applicable laws (including the Consumer
                 Credit Code), any Binding Provision and any Competent
                 Authority, the rates at which the interest off-set benefits under the Mortgage Interest Saver Accounts are calculated to rates which produce an amount of income at least equal to the lesser of:

                 (i)     the aggregate amount of income that would be produced
                         if the rates at which the interest off-set benefits
                         under the Mortgage Interest Saver Accounts are
                         calculated were reduced to zero; and

                 (ii)    the amount of income which is sufficient, when
                         aggregated with the amount of income produced by the
                         rate of interest on the Mortgage Loans, and the income
                         from Authorised Short-Term Investments, then forming
                         part of the Assets of the Series Trust to ensure that
                         the Trustee will have available to it sufficient
                         Finance Charge Collections and Other Income Amounts to
                         enable it to comply with its obligations under the
                         Transaction Documents as they fall due; and

         (b)     (SET THRESHOLD RATE): if the amount of income produced pursuant to clause 12.2(a) is not sufficient, when aggregated with the amount of income produced by the rate of interest payable on the Mortgage Loans, and the income from Authorised Short-Term
                 Investments, then forming part of the Assets of the Series
                 Trust to ensure that the Trustee will have sufficient Finance
                 Charge Collections and Other Income Amounts to enable it to meet its obligations under the Transaction Documents as they fall due, ensure, except as may be provided by applicable law
                 (including the Consumer Credit Code), any Binding Provision and
                 any Competent Authority, that the weighted average Mortgage
                 Rate applicable to the Mortgage Loans forming part of the
                 Assets of the Series Trust on each Rate Set Date is not lower than the Threshold Rate determined by the Manager on that Rate
                 Set Date pursuant to clause 12.3 and will promptly notify the
                 Borrower in relation to each Mortgage Loan of any change where required in accordance with the relevant Mortgage or Loan
                 Agreement.

12.3     DETERMINATION OF THRESHOLD RATE

         While clause 12.2(b) applies, the Manager will, on each Rate Set Date, determine the Threshold Rate for the Accrual Period commencing on that
         Rate Set Date and:

         (a)     (NOTIFY SERVICER): in the case of Mortgage Loans in respect of which Perfection of Title has not occurred, promptly notify on that date the Servicer of such rate; and

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         (b)     (NOTIFY TRUSTEE AND SERVICER): in the case of Mortgage Loans in respect of which Perfection of Title has occurred, promptly notify on that date the Trustee and the Servicer of such rate.

12.4     TRUSTEE TO SET MORTGAGE RATE

         If:

         (a)     (SERVICER DEFAULT): a failure by the Servicer to comply with clause 12.2 results in the occurrence of the Servicer Default referred to in clause 18.1(f); and

         (b)     (NO SUBSTITUTE SERVICER APPOINTED): a Substitute Servicer is
                 not appointed immediately pursuant to clause 18 of this Deed,

         the Manager must immediately direct the Trustee (in its capacity as
         Substitute Servicer pursuant to clause 18 of this Deed), and the
         Trustee must as soon as practicable thereafter comply with such direction, to adjust or maintain the Mortgage Rate (as the case may be)
         in accordance with clause 12.2 until such time as a Substitute Servicer is appointed in accordance with the Trust Deed.

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13.      REPRESENTATIONS AND WARRANTIES REGARDING MORTGAGE LOANS

13.1     SELLER'S REPRESENTATIONS AND WARRANTIES

         As at the Cut-Off Date, CBA represents and warrants, for itself and for
         Homepath, to the Trustee in respect of each Mortgage Loan that:

         (a)     (MORTGAGE COMPLIED WITH LAWS): at the time that the relevant
                 Seller entered into the Mortgage relating to the Mortgage Loan, the Mortgage complied in all material respects with applicable laws (including applicable Consumer Credit Code laws);

         (b)     (GOOD FAITH): at the time that the relevant Seller entered into the Mortgage Loan, it did so in good faith;

         (c)     (ORDINARY COURSE OF BUSINESS): at the time that the relevant
                 Seller entered into the Mortgage Loan, the Mortgage Loan was originated in the ordinary course of that Seller's business and since that time that Seller has dealt with that Mortgage Loan in accordance with the Servicing Guidelines and the Servicing
                 Standards;

         (d)     (FIRST RANKING SECURITY): at the time that the relevant Seller entered into the Mortgage Loan, all necessary steps were taken in respect of a Mortgage created in connection with the
                 Mortgage Loan so that the Mortgage complied with the legal requirements applicable at that time to ensure that the
                 Mortgage was a first-ranking mortgage (subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, and any other prior Security Interests which do not prevent the Mortgage from being considered to be a first-ranking mortgage in accordance with the Servicing Standards) secured over Land in the
                 jurisdiction in which the relevant Land is located subject to stamping and registration of the relevant Mortgage in due
                 course;

         (e)     (PRIORITY ARRANGEMENTS): where there is a second or other
                 mortgage in existence over Land the subject of a Mortgage in relation to the Mortgage Loan and the relevant Seller is not the mortgagee of that second or other mortgage, that Seller has ensured (by way of a priority agreement with the subsequent mortgagee or otherwise) that the Mortgage will rank ahead in priority to the second or other mortgage on enforcement for an amount not less than the principal amount (plus accrued but unpaid interest) outstanding on the Mortgage Loan plus such extra amount determined in accordance with the Servicing
                 Guidelines;

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         (f)     (BORROWER NOT INSOLVENT): at the time that the Mortgage Loan was approved, the relevant Seller had not received any notice of the insolvency or the bankruptcy of the corresponding
                 Borrowers or that the corresponding Borrowers did not have the legal capacity to enter into the corresponding Mortgage;

         (g)     (SELLER SOLE LEGAL AND BENEFICIAL OWNER): the relevant Seller is the sole legal and beneficial owner of the Mortgage Loan and the related Mortgages and First Layer of Collateral Securities
                 (other than the Insurance Policies) and to its knowledge,
                 subject to clause 13.1(d), no prior ranking Security Interest exists in relation to its right, title and interest in that
                 Mortgage Loan and the related Mortgages and First Layer of
                 Collateral Securities;

         (h)     (DUE STAMPING): each of the Mortgage Documents (other than the
                 Insurance Policies in respect of Land) relating to the Mortgage
                 Loan which is required to be stamped with stamp duty has been duly stamped;

         (i)     (MORTGAGE LOAN NOT DISCHARGED): the Mortgage Loan has not been satisfied, cancelled, discharged or rescinded and the property relating to each relevant Mortgage has not been released from the security of that Mortgage;

         (j)     (HOLDS ALL DOCUMENTS NECESSARY TO ENFORCE): the relevant Seller holds, in accordance with the Servicing Standards, all
                 documents which, pursuant to the Servicing Standards, it should hold to enforce the provisions of, and the security created by, the corresponding Mortgage and the First Layer of Collateral
                 Securities;

         (k)     (TERMS UNQUALIFIED): other than the relevant Mortgage
                 Documents, there are no documents entered into between the relevant Seller and the Borrower or any other relevant party in relation to the Mortgage Loan which would qualify or vary the terms of the Mortgage Loan except as permitted by the Servicing
                 Standards (including any variations of a Mortgage Loan which may be made by notice to the Borrower from that Seller) and except in relation to CBA, any documentation relating to any corresponding Mortgage Interest Saver Account;

         (l)     (NO NOTICE OF SECURITY INTERESTS): other than in respect of priorities granted by statute, the relevant Seller has not received notice from any person that it claims to have a
                 Security Interest ranking in priority to or equal with the
                 Security Interest held by that Seller and constituted by any corresponding Mortgage;

         (m)     (LVR NOT EXCEEDED): the relevant Seller is not aware of any restrictive covenants, licences or leases existing in respect of freehold Land the subject of any corresponding Mortgage which would reduce the value of the Mortgage over such Land such that the Loan to Value Ratio determined as at the Cut-Off
                 Date in respect of the Mortgage Loan would exceed 95% (but retaining for this purpose the original "V" for the Mortgage
                 Loan under the definition of "Loan to Value Ratio" in clause
                 1.1);

         (n)     (MORTGAGE INSURANCE POLICIES): the Mortgage Loan is, or will be on and from the Closing Date, insured under a Mortgage
                 Insurance Policy;

         (o)     (SUPPORT FACILITY REQUIREMENTS): the relevant Seller has
                 complied with all material requirements of each Support
                 Facility relating to the Mortgage Loan, except as otherwise permitted by the corresponding Support Facility Provider;

         (p)     (ALL LICENCES AND CONSENTS): the relevant Seller holds all consents, licences, approvals, authorisations and exemptions from any Governmental Agency required as at the Cut-Off Date for, or in connection with, performance and enforceability in respect of the Mortgage Loan which, in accordance with the
                 Servicing Standards, it should hold in relation to the Mortgage
                 Loan as at the Cut-Off Date;

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         (q)     (ELIGIBILITY CRITERIA): the Mortgage Loan complies with the
                 Eligibility Criteria as at the Cut-Off Date;

         (r)     (INTEREST RATE MAY BE VARIED): except in respect of a Mortgage
                 Loan subject to a fixed rate of interest (or a rate of interest which can be converted into a fixed rate of interest or a fixed margin relative to a benchmark) and except as may be provided by applicable laws (including the Consumer Credit Code), any
                 Binding Provision or any Competent Authority or as may be
                 provided in the corresponding Mortgage Documents, the interest rate payable on the Mortgage Loan is not subject to any
                 limitation and no consent, additional memoranda or other
                 writing is required from the relevant Borrower to give effect to a change in the interest rate payable on the Mortgage Loan and, subject to the foregoing, any change in the interest rate may be set at the sole discretion of the Servicer and is
                 effective no later than when notice is given to the Borrower in accordance with the terms of the relevant Mortgage Loan;

         (s)     (SELLER ENTITLED TO SELL): the relevant Seller is lawfully entitled to sell and assign its interests in the corresponding
                 Mortgage Loan Rights and to transfer valid and beneficial title to the Trustee free from all Security Interests (other than as described in clause 13.1(d));

         (t)     (NO PREFERENCE): it is not aware of anything in relation to the sale of the Mortgage Loan Rights to the Trustee which might cause a court to hold that the sale constitutes an under-value transfer, a fraudulent conveyance or a voidable preference under any law relating to insolvency;

         (u)     (NO BREACH): the sale, transfer and assignment of the relevant
                 Seller's interest in the Mortgage Loan Rights will not
                 constitute a breach of its obligations or a default under any
                 Security Interest binding on that Seller or its property; and

         (v)     (WAIVER OF SET-OFF): the terms of the Loan Agreement relating to the Mortgage Loan require payments in respect of the
                 Mortgage Loan to be made to the Seller free of set-off, unless prohibited by law.

13.2     TRUSTEE NEED NOT TEST WARRANTIES

         The Trustee is under no obligation to test the truth of any warranty or representation in clause 13.1 and is entitled to accept them conclusively at all times (unless it is actually aware of any breach).

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14.      BREACH OF REPRESENTATIONS AND WARRANTIES

14.1     MANAGER OR SELLER BECOMES AWARE OF INCORRECT REPRESENTATIONS OR
         WARRANTIES

         If the Manager or a Seller becomes actually aware that a material representation or warranty made pursuant to clause 13.1 was incorrect when given in respect of a Mortgage Loan assigned to the Trustee in accordance with this Deed it must give notice to the other parties to this Deed accompanied by sufficient details to identify the relevant
         Mortgage Loan, and the reason the representation or warranty is incorrect, within 5 Business Days of the Manager or that Seller (as the case may be) becoming so actually aware. Neither the Manager nor the
         Sellers are under any ongoing obligation whatsoever to conduct any investigation in any manner whatsoever to determine if a representation or warranty made pursuant to clause 13.1 is incorrect when given in respect of a Mortgage Loan.

14.2     IF TRUSTEE BECOMES AWARE OF INCORRECT REPRESENTATIONS OR WARRANTIES

         If the Trustee becomes actually aware that a material representation or warranty made pursuant to clause 13.1 was incorrect when given in respect of a Mortgage Loan assigned to the Trustee

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         in accordance with this Deed, it must give notice to the Manager and the Sellers, accompanied by sufficient details to identify the relevant
         Mortgage Loan and the Trustee's reasons for believing that the representation or warranty is incorrect, within 5 Business Days of becoming so aware. The Trustee is under no obligation whatsoever to conduct any investigation in any manner whatsoever to determine if a representation or warranty made pursuant to clause 13.1 is incorrect when given in respect of a Mortgage Loan.

14.3     REMEDY OF DEFAULTS DURING PRESCRIBED PERIOD

         If with respect to any Mortgage Loan:

         (a)     (REPRESENTATION OR WARRANTY INCORRECT): any representation or warranty made by CBA pursuant to clause 13.1 is incorrect when given; and

         (b)     (NOTICE GIVEN UNDER CLAUSE 14.1 OR 14.2):

                 (i)     the Manager or a Seller gives a notice to the Trustee
                         pursuant to clause 14.1; or

                 (ii)    the Sellers receive a notice from the Trustee (pursuant
                         to clause 14.2),

                 in either case, not later than 5 Business Days prior to the last day of the Prescribed Period in relation to that Mortgage
                 Loan, then, if that breach is not remedied to the satisfaction of the Trustee within 5 Business Days of the Seller or the
                 Manager giving or receiving the notice (as the case may be), the Mortgage Loan Rights to which that Mortgage Loan relates will be held by the Trustee in accordance with the terms of clause 14.4.

14.4     HOLDING FOR CBA TRUST DURING PRESCRIBED PERIOD

         If, in relation to a Mortgage Loan during its Prescribed Period, any breach referred to in a notice pursuant to clause 14.3 is not remedied within the period specified in clause 14.3, then, on the expiry of the time period for remedying the breach specified in clause 14.3 automatically by virtue of this Deed, and without the necessity for any further act or instrument or other thing being done or brought into existence:

         (a)     (TITLE NOT PERFECTED): if Perfection of Title has not occurred in respect of that Mortgage Loan, the Trustee's entire right, title and interest in that Mortgage Loan and in the Mortgage
                 Loan Rights in relation to that Mortgage Loan then forming part of the Assets of the Series Trust will be extinguished in
                 favour of the relevant Seller with respect to that Mortgage
                 Loan with immediate effect; or

         (b)     (TITLE PERFECTED): if Perfection of Title has occurred in
                 respect of that Mortgage Loan, the Trustee will hold the
                 benefit of its right, title and interest in and to:

                 (i)     that Mortgage Loan;

                 (ii)    any Mortgages, and the First Layer of Collateral
                         Securities, held in respect of that Mortgage Loan;

                 (iii)   any Mortgage Documents held in relation to that
                         Mortgage Loan; and

                 (iv)    the Mortgage Receivables held in relation to that
                         Mortgage Loan,

                 as trustee of the CBA Trust.

         However, the Trustee is entitled to retain for the Series Trust all
         Finance Charge Collections and Principal Collections received by the
         Trustee pursuant to the relevant Mortgage Loan from the Cut-Off Date to the date of delivery of the relevant notice in accordance with clause
         14.3.

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14.5     COSTS

         The Sellers (jointly and severally) must pay to, or reimburse, the
         Trustee for all costs and expenses (including, without limitation, any legal costs charged at the usual commercial rates of the relevant legal services provider and any stamp duty and registration fees) arising out of or necessarily incurred in connection with the holding by the
         Trustee of either Seller's interest in any Mortgage Loan Rights in accordance with clause 14.4. Such payment (if any) must be made on the same date as payments in respect of the relevant Mortgage Loan must be made pursuant to clause 14.6.

14.6     PAYMENT

         Subject to clause 14.8, CBA must pay (or procure payment) to the
         Trustee, in respect of any Mortgage Loan Rights held for the CBA Trust pursuant to clause 14.4, within 2 Business Days of the Mortgage Loan
         Rights becoming so held for the CBA Trust an amount equal to the sum of:

         (a)     (PRINCIPAL AMOUNT): the principal amount outstanding in respect of the relevant Mortgage Loan (as recorded on the Mortgage Loan
                 System) as at the date of delivery of the relevant notice in accordance with clause 14.3; and

         (b)     (ACCRUED INTEREST): the accrued but unpaid interest (as at the date of delivery of the relevant notice pursuant to clause
                 14.3) in respect of that Mortgage Loan.

14.7     LIMITATION ON RIGHTS OF TRUSTEE DURING PRESCRIBED PERIOD

         The performance by CBA of its obligations under clause 14.6 is the sole remedy available to the Trustee during the relevant Prescribed Period in respect of a representation or warranty being incorrect when given by CBA pursuant to clause 13.1 in respect of a Mortgage Loan. The
         Trustee expressly acknowledges and agrees that during the Prescribed
         Period, other than pursuant to clause 14.6, it has no remedy against either Seller in respect of any representation or warranty being incorrect when given by CBA pursuant to clause 13.1 and which the
         Trustee becomes actually aware of prior to the last day on which the notices referred to in clause 14.3(b) can be given.

14.8     LIMIT OF SELLER'S LIABILITY FOR MORTGAGE LOANS

         Other than the rights of the Trustee pursuant to clause 14.6, neither
         Seller has any liability for any loss or damage caused to the Trustee, any Securityholder, any Creditor or any other person in respect of any representation or warranty being incorrect when given by CBA pursuant to clause 13.1 in respect of a Mortgage Loan in relation to which a notice has been received or given pursuant to clause 14.3(b).

14.9     CBA'S LIABILITY FOR DAMAGES AFTER PRESCRIBED PERIOD

         (a)     (CBA TO INDEMNIFY THE TRUSTEE): CBA indemnifies the Trustee
                 (whether for its own account or for the account of
                 Securityholders) against any costs, damages or loss arising from any representation or warranty being incorrect when made by CBA pursuant to clause 13.1 in relation to a Mortgage Loan and which is discovered by the Trustee after the last day on which a notice under clause 14.3(b) can be given. The amount of such costs, damages or loss is to be agreed between the Trustee and CBA. Failing such agreement the amount is to be the amount determined by CBA's external auditors. The amount cannot exceed the principal amount outstanding in respect of the Mortgage
                 Loan (as recorded on the Mortgage Loan System) and any accrued but unpaid interest and any outstanding fees in respect of the
                 Mortgage Loan (calculated at the time of agreement between the
                 Trustee and CBA or determination by CBA's external auditors, as the case may be).

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         (b)     (CBA TO PAY DAMAGES WITHIN 7 BUSINESS DAYS): CBA must, within 7
                 Business Days of agreement or determination (as the case may
                 be) pursuant to clause 14.9(a), pay the relevant sum to the
                 Trustee.

         (c)     (LIMITATION): The Trustee agrees and acknowledges that the
                 Trustee's sole remedy against CBA for breach of any
                 representation or warranty in clause 13.1 of which the Trustee has actual notice on or after the last day on which the notice referred to in clause 14.3(b) can be given is pursuant to
                 clause 14.9(a); and

14.10    DISCHARGE OF OBLIGATIONS

         The compliance by CBA with its obligations under clause 14.6 or clause
         14.9 (as the case may be) will discharge all obligations of the Sellers with respect to any breach of any representation or warranty made in clause 13.1, regardless, in the case of clause 14.6, of whether such breach is specified in the relevant notice referred to in clause
         14.3(b) or not.

14.11    FRAUD

         If the Trustee is unable to give a notice under clause 14.2 due to the fraud, negligence or wilful default on the part of a Seller or any of its officers, employees or agents, the Trustee may take such action against that Seller as the Trustee will think fit.

14.12    TRUSTEE'S RELIANCE

         CBA acknowledges that the Trustee has relied, and will if it accepts the offer contained in a Sale Notice rely, on the representations and warranties made or to be made by it pursuant to clause 13.1.

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15.      SELLER'S GENERAL UNDERTAKINGS

15.1     GENERAL UNDERTAKINGS

         Each Seller undertakes to the Trustee and the Manager that, on or after the Closing Date it will, in addition to any of its other undertakings under this Deed and in respect of those Mortgage Loan Rights which then form part of the Assets of the Series Trust, at its own expense:

         (a)     (EXECUTE FURTHER INSTRUMENTS): following the occurrence of a
                 Perfection of Title Event and the request in writing of the
                 Trustee, promptly execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such amendments to this
                 Deed and such further instruments and take such further action as may be reasonably necessary to preserve and protect the interest of the Trustee in and the value of the Mortgage Loan
                 Rights and assist and co-operate with the Trustee, the Servicer and the Manager in the Trustee obtaining legal title to the
                 Mortgage Loan Rights following a Perfection of Title Event;

         (b)     (GIVE NOTICE OF ADVERSE CLAIM): following receipt of actual notice of a claim by a third party with respect to or a
                 challenge to the sale and/or assignment of any Mortgage Loan
                 Right, promptly:

                 (i)     give notice in writing of such action or claim to the
                         Trustee and, if CBA is not the Servicer, the Servicer;

                 (ii)    give notice in writing to the third party claimant of
                         the Trustee's beneficial ownership of the Mortgage Loan
                         Right, with a copy to the Trustee;

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                 (iii)   give notice in writing to the court (if any) in which
                         such claim was filed of the Trustee's interest in the
                         Mortgage Loan, with a copy to the Trustee; and

                 (iv)    pay to, or reimburse, the Trustee immediately upon
                         demand all reasonable costs and expenses, including,
                         without limitation, any stamp duty and registration
                         fees, necessarily incurred by the Trustee in
                         maintaining its interest in the Mortgage Loan Rights or
                         with respect to giving any related notices to any
                         Borrower or other party to any Transaction Document;

         (c)     (ASSIST SERVICER): take such action as the Servicer may from time to time reasonably request in connection with the
                 management, maintenance and enforcement of the Mortgage Loan
                 Rights;

         (d)     (GIVE NOTICE OF SECURITY INTERESTS): promptly notify the
                 Trustee after it becomes aware of the creation or existence of any Security Interest in relation to any Mortgage Loan Rights competing with its interest or the interest of the Trustee in any Mortgage Loan Rights;

         (e)     (RETAIN LEGAL TITLE TO MORTGAGE LOAN RIGHTS): subject to this
                 Deed, at all times ensure that it retains the legal ownership of its Mortgage Loan Rights;

         (f)     (EXECUTE DOCUMENTS OF EXTINGUISHMENT): execute such documents and instruments as will reasonably be requested by the Trustee to effect the extinguishment of the Trustee's right, title and interest in a Mortgage Loan Right pursuant to this Deed;

         (g)     (PAY COSTS OF EXTINGUISHMENT): pay to, or reimburse, the
                 Trustee immediately on demand for all reasonable costs and expenses including, without limitation, any stamp duty and registration fees, arising out of or necessarily incurred in connection with the extinguishment of the Trustee's right, title and interest in a Mortgage Loan Right pursuant to this
                 Deed;

         (h)     (PERFORM OBLIGATIONS): duly and punctually perform each of its obligations under each of the Mortgage Documents to which it is a party, including any obligation to notify a Borrower of any change in interest rates;

         (i)     (NOTIFY BREACHES): give notice to the Manager and to the
                 Trustee promptly upon becoming aware that any representation or warranty made by CBA in clause 13.1 was incorrect when made;

         (j)     (SET-OFF): if a Seller exercises a right of set-off or
                 combination in respect of any Mortgage Loan, or if any right of set-off is exercised against a Seller in respect of any
                 Mortgage Loan, pay to the Trustee, subject to any laws relating to preferences (or the equivalent), the amount of,
                 respectively, any benefit accruing to that Seller as a result of the exercise of its right of set-off or combination or the amount of any right of set-off exercised against that Seller;
                 and

         (k)     (SECURITY INTEREST): not grant any Security Interest over its remaining right, title and interest in any Mortgage Loan Right.

15.2     SELLER NOT BOUND BY UNDERTAKING

         If the Trustee has legal title to a Mortgage Loan Right which has been assigned to it, the undertakings of the relevant Seller set out in paragraphs (d), (e), (h), (i), (j) and (k) of clause 15.1 cease to apply in respect of that Mortgage Loan Right.

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15.3     TERMINATION OF MORTGAGE INTEREST SAVER ACCOUNTS

         CBA will, following notice by the Trustee to the relevant Borrowers pursuant to clause 24.3(b) after the occurrence of a Perfection of
         Title Event, subject to any contractual notice requirements by which
         CBA is bound, promptly withdraw all interest off-set benefits (if any)
         that would otherwise be available to Borrowers under the terms of their
         Mortgage Interest Saver Accounts.

15.4     GROSS UP FOR MORTGAGE INTEREST SAVER ACCOUNTS

         CBA must pay the Servicer (as part of the Collections to be deposited by the Servicer into the Collections Account in accordance with clause
         22) any amount which would otherwise be received by the Servicer as a
         Collection to the extent that the obligation to pay such amounts is discharged or reduced by virtue of the terms of a Mortgage Interest
         Saver Account. Such payment must be made on the day that the relevant amount would otherwise have been received.

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16.      SERVICING OF MORTGAGE LOAN RIGHTS

16.1     APPOINTMENT OF SERVICER

         The Servicer is hereby appointed and agrees to act as the Servicer of the Mortgage Loan Rights (with effect on and from the Cut-Off Date)
         which, from time to time, form part of the Assets of the Series Trust, on the terms and conditions of this Deed.

16.2     OBLIGATION TO ACT AS SERVICER UNTIL TERMINATION OF APPOINTMENT

         The Servicer's duties and obligations contained in this Deed continue until the date of the Servicer's retirement or removal as Servicer in accordance with this Deed.

16.3     GENERAL SERVICING OBLIGATION

         The Servicer must ensure that the servicing of the Mortgage Loan Rights which from time to time form part of the Assets of the Series Trust
         (including the exercise of the express powers set out in this clause
         16) is:

         (a)     (IN COMPLIANCE WITH THIS CLAUSE 16): in compliance with the express limitations in this clause 16 (unless the prior written consent of the Manager and the Trustee is obtained); and

         (b)     (IN ACCORDANCE WITH SERVICING STANDARDS): to the extent that this clause 16 does not provide otherwise, in accordance with the Servicing Standards.

16.4     POWER TO SERVICE

         (a)     (SERVICING FUNCTIONS VESTED IN SERVICER): The function of
                 servicing the Mortgage Loan Rights which at any given time form part of the Assets of the Series Trust is vested in the
                 Servicer and it is entitled to undertake the servicing of those
                 Mortgage Loan Rights to the exclusion of the Trustee (other than when acting as Servicer in accordance with clause 18) and the Manager.

         (b)     (EXPRESS POWERS): Without limiting its general powers, the
                 Servicer has the express powers set out in this clause 16 in relation to the servicing of the Mortgage Loan Rights which at any given time form part of the Assets of the Series Trust.

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16.5     EXERCISE OF DISCRETIONS

         The Servicer must, in servicing the Mortgage Loan Rights which then form part of the Assets of the Series Trust, exercise its power and discretions under this Deed, the Servicing Guidelines, and the relevant
         Mortgage Documents to which it is a party in accordance with standards and practices suitable for a prudent lender in the business of making retail home loans.

16.6     SERVICER'S UNDERTAKING REGARDING MORTGAGE LOAN RIGHTS

         The Servicer undertakes for the benefit of the Trustee, that it will either directly (including by the exercise of its delegated powers under this Deed and the Master Trust Deed from the Trustee and the
         Sellers) or indirectly:

         (a)     (DULY STAMP): promptly ensure that any Mortgage Loan Document in relation to a Mortgage Loan following any amendment,
                 consolidation, supplementation, novation or substitution of a
                 Mortgage, is duly stamped (if liable to stamp duty) and duly registered (where registration is required) with the relevant land titles office to constitute, in the case of a Mortgage, a subsisting first-ranking registered mortgage over the relevant property;

         (b)     (NOTIFY BREACHES OF SERVICING GUIDELINES): promptly notify the
                 Trustee and the Manager of any material breach of the Servicing
                 Guidelines by the Servicer in relation to the servicing of the
                 Mortgage Loan Rights then forming part of the Assets of the
                 Series Trust;

         (c)     (COMPLY WITH MORTGAGE INSURANCE POLICIES): notwithstanding any other provision in this Deed, comply with its material
                 obligations under any Mortgage Insurance Policy in respect of
                 Mortgage Loans then forming part of the Assets of the Series
                 Trust;

         (d)     (EXECUTE DOCUMENTS): at the Trustee's request (acting on the direction of the Manager), execute such further documents and do anything else (including, without limitation, executing further powers of attorney substantially in the form of
                 Schedules 2, 3 and 4) that the Trustee reasonably requires to ensure its ability to register Mortgage Transfers and the
                 registration of the Power of Attorney in each jurisdiction of
                 Australia;

         (e)     (UPSTAMP): if a Seller makes any further advance or otherwise provides further financial accommodation to a Borrower, ensure that any further stamp duty which becomes payable on the
                 relevant Mortgage Documents as a result of such further advance or provision of financial accommodation is duly paid promptly in accordance with any applicable laws;

         (f)     (MAKE CALCULATIONS): upon receipt of notice that a Borrower desires to repay a Mortgage Loan in full, prepare and make available documentation and make such calculations as are
                 necessary to enable the repayment of the Mortgage Loan and discharge of the corresponding Mortgage and any Collateral
                 Securities (provided that the Servicer is not required to
                 discharge a Mortgage or Collateral Securities if they also secure another Mortgage Loan or an Other Loan);

         (g)     (DELIVER MORTGAGE DOCUMENTS AND PERFORM OBLIGATIONS):

                 (i)     if a Perfection of Title Event occurs, promptly deliver
                         to the Trustee (or procure delivery to the Trustee of)
                         all Mortgage Documents not otherwise provided to the
                         Trustee in accordance with clause 25 and (subject to
                         any restrictions imposed by any law) promptly provide
                         such

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                         evidence in its possession or control as may be
                         required by the Trustee to support any claim in respect
                         of any Mortgage Loan Rights; and

                 (ii)    duly and punctually perform each of its material
                         obligations under this Deed and under each of the
                         Mortgage Documents and the Transaction Documents to
                         which it is a party;

         (h)     (PERFECTION OF TITLE EVENT): assist and co-operate with the
                 Trustee and the Manager in the Trustee obtaining legal title to the Mortgage Loan Rights following a Perfection of Title Event;

         (i)     (WRITE-OFFS): where any material amount of a Mortgage Loan has been written off as uncollectible in accordance with the
                 Servicing Guidelines and this Deed and [    ],
                 as the case may be, has rejected a claim made by the Servicer under the applicable Mortgage Insurance Policy, ensure that the documentation relevant to that Mortgage Loan is examined to determine whether the representations and warranties made
                 pursuant to clause 13.1 in respect of that Mortgage Loan were correct at the Cut-Off Date. After such examination, the
                 Servicer must notify the Trustee if the representations and warranties made pursuant to clause 13.1 were incorrect when given in respect of that Mortgage Loan as at the Cut-Off Date
                 (and if the Servicer and the relevant Seller in relation to the
                 Mortgage Loan are the same person such notice will be deemed to be a notice given by that Seller under clause 14.1, and must comply with that clause) and if this is the case CBA must, if the determination made by the Servicer in this paragraph is made after the expiry of the Prescribed Period, pay damages to the Trustee in accordance with clause 14.9;

         (j)     (FIXED RATE SWAPS): ensure that before the Servicer agrees with a Borrower, or allows a Borrower to elect, to vary the rate of interest payable under a Mortgage Loan to become a fixed rate for a given period, the Trustee and the Manager have entered into (or have confirmed that they will enter into) a Fixed Rate
                 Swap for that given period in accordance with section 16 of the
                 Interest Rate Swap Agreement. Upon the request of the Servicer, the Manager must enter into and must direct the Trustee to enter into (and upon such direction the Trustee must enter into) a Fixed Rate Swap in accordance with section 16 of the
                 Interest Rate Swap Agreement. The maximum term of a Fixed Rate
                 Swap entered into pursuant to this clause must not exceed 15 years unless each Rating Agency issues a Rating Affirmation
                 Notice in respect of such longer period. The Servicer is not in breach of this clause 16.6(j) if the Trustee and the Manager fail to enter into a Fixed Rate Swap in accordance with a
                 request of the Servicer pursuant to this clause 16.6(j); and

         (k)     (BASIS CAP): ensure that before the Servicer agrees with a
                 Borrower, or allows a Borrower to elect, to cap the variable rate of interest payable under a Mortgage Loan for a given period, the Trustee and the Manager have entered into (or have confirmed that they will enter into ) an Interest Rate Basis
                 Cap for that given period in accordance with Part 5(18) of the
                 Schedule to the Interest Rate Swap Agreement. Upon the request of the Servicer, the Manager must enter into and must direct the Trustee to enter into (and upon such direction the Trustee must enter into) an Interest Rate Basis Cap in accordance with such Part. The maximum term of an Interest Rate Basis Cap
                 entered into pursuant to this clause must not exceed 15 years unless each Rating Agency issues a Rating Affirmation Notice in respect of such longer period. The Servicer is not in breach of this clause 16.6(k) if the Trustee and the Manager fail to enter into an Interest Rate Basis Cap in accordance with a request of the Servicer pursuant to this clause 16.6(k).

16.7     INTEREST RATES ON MORTGAGE LOANS

         The Servicer must, as part of its function of servicing the Mortgage
         Loans, set the interest rate charged and the monthly instalment to be paid by the Borrower on each Mortgage Loan

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         forming part of the Assets of the Series Trust. The Servicer must ensure that the monthly instalment to be paid in relation to each
         Mortgage Loan is equal to or greater than the monthly interest payable on that Mortgage Loan (but without limiting any right of the Borrower to pay less than the monthly instalment, or no monthly instalment, where the amount outstanding under the Mortgage Loan is less than the
         Scheduled Balance of the Mortgage Loan). For so long as CBA is the
         Servicer, such interest rate must be the interest rate which the relevant Seller charges on the same type of mortgage loan (having regard, among other things, to the nature of the Mortgage Loan product and the type of borrower) which is recorded on its Mortgage Loan System but which has not been assigned to the Trustee, unless this Deed requires the Servicer to charge a different interest rate in respect of that Mortgage Loan.

16.8     RELEASE OR SUBSTITUTION OF SECURITY

         (a)     (SUBSTITUTION AND RELEASE): The Servicer may, in relation to a
                 Mortgage Loan which is then an Asset of the Series Trust,
                 release or substitute any corresponding Mortgage or First Layer of Collateral Security provided that this is in accordance with the corresponding Mortgage Insurance Policy and the Servicing
                 Guidelines.

         (b)     (INDEMNITY): The Servicer indemnifies the Trustee (whether on its own account or for the account of the Securityholders of the Series Trust) against any costs (including legal costs charged at the usual commercial rates of the relevant legal services provider), damages or loss it suffers as a result of any release or substitution of any Mortgage or First Layer of
                 Collateral Securities which then are Assets of the Series Trust not being in accordance with clause 16.8(a). The amount of the costs, damages and loss is to be determined by agreement
                 between the Trustee and the Servicer or, failing agreement, by the Servicer's external auditors. The amount cannot exceed the principal amount outstanding in respect of the Mortgage Loan
                 (as recorded on the Mortgage Loan System) and any accrued but unpaid interest and any outstanding fees in respect of the
                 Mortgage Loan (calculated at the time of agreement between the
                 Trustee and the Servicer or by the Servicer's external
                 auditors, as the case may be).

16.9     VARIATION OR RELAXATION OF TERMS OF MORTGAGE LOANS

         (a)     (VARIATIONS): Subject to clauses 16.9(b) and 16.25, the
                 Servicer may vary, extend or relax the time to maturity, the terms of repayment or any other term of a Mortgage Loan and its related Mortgage and First Layer of Collateral Securities which are then Assets of the Series Trust.

         (b)     (LIMITATIONS ON VARIATIONS): Except as contemplated by clause
                 16.14 or where a Mortgage Loan is regarded as having been
                 repaid in full as provided in clause 16.20(b), the Servicer must not grant any extension of the time to maturity of a
                 Mortgage Loan which is then an Asset of the Series Trust beyond
                 30 years from the Settlement Date for the Mortgage Loan or allow any reduced monthly payment that would result in such an extension.

16.10    RELEASE OF DEBT

         Subject to clause 16.14, the Servicer may not voluntarily release a
         Borrower from any amount owing in respect of a Mortgage Loan, related
         Mortgage or First Layer of Collateral Security unless that amount has been written off by the Servicer, or the Servicer has determined to write-off such amount, in either case in accordance with the Servicing
         Standards.

16.11    WAIVERS, RELEASES AND COMPROMISES

         Subject to clauses 16.9 and 16.10, the Servicer may:

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         (a)     (WAIVE BREACHES): waive any breach under, or compromise,
                 compound or settle any claim in respect of; or

         (b)     (GRANT RELEASES): release any party from an obligation or claim under,

         a Mortgage Loan which is then an Asset of the Series Trust or any related Mortgage or First Layer of Collateral Securities.

16.12    CONSENT TO SUBSEQUENT SECURITY INTERESTS

         The Servicer may consent to the creation or existence of any Security
         Interest in relation to any Land the subject of a Mortgage which is then an Asset of the Series Trust:

         (a)     (THIRD PARTIES): in favour of a party, other than the Trustee or a Seller, only if by way of a priority agreement or
                 otherwise the Servicer ensures that the relevant Mortgage will rank ahead in priority to the third party's Security Interest on enforcement for an amount not less than the principal amount
                 (plus accrued but unpaid interest) outstanding on the Mortgage
                 Loan (as recorded on the Mortgage Loan System) plus such extra amount (if any) as is determined in accordance with the
                 Servicing Guidelines; or

         (b)     (TRUSTEE OR SELLER): in favour of the Trustee or a Seller in which case the Trustee and that Seller agree that the relevant
                 Mortgage will rank ahead in priority to the Trustee's Security
                 Interest or that Seller's Security Interest (as the case may
                 be) on enforcement for an amount equal to the principal amount
                 (plus accrued but unpaid interest) outstanding on the Mortgage
                 Loan (as recorded on the Mortgage Loan System) plus such extra amount (if any) as is determined in accordance with the
                 Servicing Guidelines. This clause will continue to bind the
                 Trustee following its retirement or removal pursuant to clause
                 19 of the Master Trust Deed.

16.13    CONSENT TO LEASES ETC

         The Servicer may, in accordance with the Servicing Guidelines, consent to the creation of any leases, licences or restrictive covenants in respect of Land subject to a Mortgage which is then an Asset of the
         Series Trust.

16.14    RELIEF UNDER BINDING PROVISION OR ON ORDER OF COMPETENT AUTHORITY

         (a)     (GRANT RELEASES ETC.): The Servicer may:

                 (i)     release a Mortgage or a First Layer of Collateral
                         Security which is then an Asset of the Series Trust;

                 (ii)    reduce the amount outstanding under, or vary the terms
                         (including, without limitation, in relation to
                         repayment) of, any Mortgage Loan, related Mortgage or
                         First Layer of Collateral Security which is then an
                         Asset of the Series Trust; or

                 (iii)   grant other relief to a Borrower or the provider of a
                         First Layer of Collateral Security which are then
                         Assets of the Series Trust,

                 when to do so is pursuant to a Binding Provision or an order, decision, finding, judgment or determination of a Competent
                 Authority or, in the Servicer's opinion, such action would be taken or required by a Competent Authority.

         (b)     (IF ORDER OR DETERMINATION RESULTS FROM FAILURE OF SERVICER):
                 If it is determined that the order, decision, finding, judgment or determination referred to in clause 16.14(a) was made by the
                 Competent Authority as a result of a Seller or the Servicer:

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                 (i)     breaching any Binding Provision, applicable regulation,
                         statute or official directive at the time the Mortgage,
                         the First Layer of Collateral Security or the Mortgage
                         Loan was granted or a Seller Advance was made in
                         respect of such Mortgage Loan (other than a Binding
                         Provision, regulation, statute or official directive
                         which provides for relief on equitable or like grounds
                         when paragraph (ii) is also not satisfied); or

                 (ii)    not acting in accordance with the standards and
                         practices suitable for a prudent lender in the business
                         of making retail home loans,

                 then the Servicer must notify the Trustee of the making of such an order, decision, finding, judgment or determination and CBA
                 (on behalf of itself and Homepath, where applicable) or the
                 Servicer (as the case may be) must pay damages to the Trustee by 10.00 am on the Distribution Date next occurring after such notification is given by the Servicer. The amount of such
                 damages will be the amount agreed between the Trustee (acting on expert advice taken pursuant to clause 16.6 of the Master
                 Trust Deed, if necessary) and CBA or the Servicer, as the case may be (or, failing agreement, by CBA's or the Servicer's
                 external auditors) as being sufficient to compensate the
                 Trustee for any losses suffered by the Series Trust as a result of the release, reduction, variation or relief (as the case may
                 be). The amount cannot exceed the principal amount outstanding in respect of the relevant Mortgage Loan (as recorded on the
                 Mortgage Loan System) and any accrued but unpaid interest and any outstanding fees in respect of the Mortgage Loan
                 (calculated in both cases at the time of agreement between the
                 Trustee and CBA or the Servicer or by CBA's or the Servicer's
                 external auditors, as the case may be).

16.15    LITIGATION

         The Servicer may institute litigation in respect of the collection of any amount owing under a Mortgage Loan which is then an Asset of the
         Series Trust but is not required to do so or to continue any litigation if the Servicer has reasonable grounds for believing, based on advice from its legal advisers (either internal or external), that:

         (a)     (MORTGAGE LOAN UNENFORCEABLE): the Servicer is, or will be, unable to enforce the provisions of the Mortgage Loan under which such amount is owing; or

         (b)     (PROCEEDINGS UNECONOMICAL): the likely proceeds from such
                 litigation, in light of the expenses in relation to the
                 litigation, do not warrant such litigation.

16.16    ENFORCEMENT ACTION

         (a)     (SERVICER MAY TAKE ENFORCEMENT ACTION): Subject to clause
                 16.26(u), the Servicer may take such action to enforce a
                 Mortgage Loan and any related Mortgage or First Layer of
                 Collateral Securities which are then Assets of the Series Trust which it determines should be taken.

         (b)     (SERVICER MUST NOT TAKE OR FAIL TO TAKE ACTION IN CERTAIN
                 CIRCUMSTANCES): The Servicer must not knowingly take any
                 action, or knowingly fail to take any action, if that action or failure to take action will interfere with the enforcement by the Servicer or Trustee of any Mortgage Loan Rights which are then Assets of the Series Trust (unless such action or failure is in accordance with the Servicing Standards).

16.17    INCURRING ADDITIONAL EXPENSES

         The Servicer may incur any Expenses referred to in paragraph (a) of that definition in connection with the management, maintenance or sale of any property secured by a Mortgage or a First Layer of Collateral
         Security which are then Assets of the Series Trust and the Trustee

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         must reimburse the Servicer for such Expenses, to the extent funds are available for this purpose pursuant to clause 10.2(h), on each
         Distribution Date and, if such Expenses are not reimbursed in full on any Distribution Date, must reimburse the balance unpaid on each subsequent Distribution Date from the funds available for this purpose pursuant to clause 10.2(h) on that Distribution Date.

16.18    MORTGAGE INSURANCE AND INSURANCE POLICY CLAIMS

         The Servicer may, in accordance with the Servicing Standards, compromise, compound or settle any claim in respect of any Mortgage
         Insurance Policy or any Insurance Policy which is then an Asset of the
         Series Trust.

16.19    INSURANCE POLICY PROCEEDS

         (a)     (RELEASE OF INSURANCE PROCEEDS): Proceeds received in respect of an Insurance Policy in respect of Land which is then an
                 Asset of the Series Trust may be released, on the Trustee's behalf, if:

                 (i)     such release of proceeds is conducted in accordance
                         with the Servicing Standards; and

                 (ii)    the proceeds are paid on an invoice-by-invoice basis
                         directly to those who are carrying out work to rebuild,
                         reinstate or repair the property to which the proceeds
                         relate.

         (b)     (APPLICATION OF INSURANCE PROCEEDS): Any proceeds referred to in clause 16.19(a) which are not released in accordance with that clause must be applied in compliance with the Servicing
                 Guidelines to the account established in the Servicer's records for the relevant Mortgage Loan up to the principal amount
                 outstanding in respect of that Mortgage Loan plus accrued but unpaid interest.

         (c)     (SERVICING TRANSFER): If a Servicing Transfer occurs the
                 Servicer must immediately pay to the Trustee all proceeds
                 previously retained by it under paragraph (a) and not yet
                 released under paragraph (a).

16.20    SELLER ADVANCES

         If a Seller makes a further advance to a Borrower and:

         (a)     (SEPARATE ACCOUNT AND TRUSTS): that Seller opens a separate account in its records in relation to the advance, the advance is considered for the purposes of this Deed to be an Other Loan and upon creation, the Trustee will automatically by virtue of this Deed, and without the necessity for any further act or thing to be done or brought into existence, hold the benefit of its right, title and interest in such Other Loan for that
                 Seller as trustee of the CBA Trust and the Trustee will hold any Mortgage and any First Layer of Collateral Securities in
                 respect of such Other Loan in accordance with clause 7.2 and any Second Layer of Collateral Securities in respect of such
                 Other Loan in accordance with clause 7.1;

         (b)     (ADVANCE LEADS TO SCHEDULED BALANCE BEING EXCEEDED): that
                 Seller records the advance as a debit to the account in its records for an existing Mortgage Loan which is then part of the
                 Assets of the Series Trust and the advance leads to the
                 Scheduled Balance in respect of that Mortgage Loan (prior to the approval of the advance) being exceeded by more than one scheduled monthly instalment, the Mortgage Loan is, for the purposes of this Deed only, treated as having been repaid in full by the payment by that Seller to the Trustee of the sum necessary to repay that Mortgage Loan. Such payment from that
                 Seller must equal the principal balance plus accrued but unpaid interest and fees owing in respect of the Mortgage Loan

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                 before the advance was made and must be paid by that Seller to the Trustee and, following such payment, allocated by the
                 Trustee to the Collections Account of the Series Trust; or

         (c)     (ADVANCE DOES NOT LEAD TO SCHEDULED BALANCE BEING EXCEEDED):
                 that Seller records the advance as a debit to the account in its records for an existing Mortgage Loan which is then part of the Assets of the Series Trust and this does not lead to the
                 Scheduled Balance in respect of that Mortgage Loan being
                 exceeded by more than one scheduled monthly instalment, the advance is treated as an advance made pursuant to the terms of the relevant Mortgage Loan and the rights to repayment of such will be a Mortgage Loan Right forming part of the Assets of the
                 Series Trust.

16.21    RESTRICTIONS ON SELLER ADVANCES

         CBA shall not, and shall ensure that the other Seller does not:

         (a)     (ADVANCE OVER SCHEDULED BALANCE IF NON-PERFORMING): make an advance pursuant to clause 16.20(b) in relation to a Mortgage
                 Loan which the Servicer has determined, in accordance with the
                 Servicing Standards, is a non-performing loan; or

         (b)     (ADVANCE UNDER SCHEDULED BALANCE IF NON-PERFORMING): make an advance pursuant to clause 16.20(c) if the then aggregate of:

                 (i)     all Seller Advances not repaid by the relevant Borrower
                         (calculated on the basis that, for this purpose only,
                         any payments on account of principal in respect of a
                         Mortgage Loan first reduce the amount of the Seller
                         Advances made in relation to that Mortgage Loan) in
                         relation to Mortgage Loans then part of the Assets of
                         the Series Trust; and

                 (ii)    the then Standby Redraw Facility Principal,

                 exceed, or will as a result of the advance exceed, the then
                 Standby Redraw Facility Limit.

         If a Seller makes an advance to a Borrower which results in a breach of
         CBA's obligations under this clause, then:

         (c)     (TREATED AS AN ADVANCE): that advance will, for all purposes, be treated as a Seller Advance (and as if properly made in accordance with clause 16.20(c)); and

         (d)     (CBA INDEMNITY): CBA indemnifies the Trustee (whether on its own account or for the account of the Securityholders of the
                 Series Trust) against any costs, damages or loss it suffers as a result of such a breach (except to the extent to which such costs, damages or loss is recoverable by the Trustee pursuant to a Mortgage Insurance Policy).

16.22    SERVICER'S ACTIONS BINDING ON TRUSTEE

         Without limiting in any way the Servicer's liability to the Trustee for breaching the provisions of this Deed, any act by the Servicer in servicing Mortgage Loan Rights which are Assets of the Series Trust is binding on the Trustee whether or not such act or omission is in compliance with this clause 16.

16.23    SERVICER TO PAY ITS OWN EXPENSES

         Subject to clause 16.17, the Servicer must pay from the amount received under clause 19.4 all expenses incurred by it in connection with servicing the Mortgage Loans, including expenses related to the collection of the Mortgage Loans, the fees and disbursements of independent

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         accountants and all other fees and expenses which are not expressly stated in this Deed or the Master Trust Deed to be payable by the
         Trustee. The Servicer must, at least 5 Business Days before each
         Distribution Date, forward to the Manager a list of expenses for the
         Collection Period just ended for which it is seeking reimbursement pursuant to this clause.

16.24    SERVICER TO TRANSMIT INFORMATION TO MANAGER

         The Servicer must prepare and transmit to the Manager on or before the day which is 2 Business Days before each Distribution Date the information necessary to enable the Manager to prepare the Quarterly
         Certificate and the Pool Performance Data in respect of the Collection
         Period just ended. The Servicer will not be in breach of this clause
         16.24 if it fails to provide the Pool Performance Data to the Manager provided that it has used reasonable endeavours to produce the Pool
         Performance Data for that Collection Period but has been unable to do so with sufficient accuracy (as determined by the Servicer and taking into account the likely distribution of the Pool Performance Data and uses to be made of the Pool Performance Data).

16.25    PROPOSED AMENDMENTS TO SERVICING GUIDELINES

         The Servicer must deliver copies of all proposed material amendments to the Servicing Guidelines which relate to the Servicer's servicing functions in respect of the Mortgage Loan Rights then comprising Assets of the Series Trust to each Support Facility Provider where the consent of such Support Facility Provider to such material amendment is required under the terms of the corresponding Support Facility. The adoption of those amendments by the Servicer takes effect upon the consent of the Support Facility Provider to the proposed amendment (or, where provided under the Support Facility, upon the date that the
         Support Facility Provider is deemed to have consented to the proposed amendment). The Servicer must deliver a copy of any proposed material amendment to the Servicing Guidelines to the Trustee, the Manager and
         the Rating Agencies. The Servicer must not amend the Servicing
         Guidelines unless each Rating Agency has either:

         (a)     (CONFIRMED NO DOWNGRADE): confirmed (either orally or in
                 writing) that the proposed amendment will not result in a
                 reduction, qualification or withdrawal of its then current rating of the Securities; or

         (b)     (10 BUSINESS DAYS AFTER DELIVERY): not notified the Servicer of its intention not to reaffirm the then current rating of a
                 Security, within 10 Business Days after the delivery to it of the proposed amendments.

16.26    FURTHER SERVICER UNDERTAKINGS

         The Servicer further undertakes for the benefit of the Trustee, the
         Manager, the Security holders and the Unitholders that it will:

         (a)     (AUDITED FINANCIAL REPORTS): give the Trustee the audited
                 Financial Reports of the Servicer for each financial year of the Servicer within 120 days of the end of that year;

         (b)     (KEEP PROPER BOOKS): keep proper and adequate books of account
                 (which may be kept electronically) for the Mortgage Loan Rights of the Series Trust;

         (c)     (INFORMATION): subject to the provisions of the Privacy Act and the Servicer's duty of confidentiality to its clients under general law or otherwise, promptly make available to the
                 Manager, the Auditor and the Trustee any books, reports or other oral or written information and supporting evidence of which the Servicer is aware that they reasonably request with respect to the Series Trust or the Assets of the Series Trust
                 from time to time or with respect to all matters in the
                 possession of the Servicer in respect of the activities of the
                 Servicer to which this Deed relates;

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         (d)     (NOTIFY MATERIAL MISREPRESENTATIONS): notify the Manager and the Trustee promptly if it becomes actually aware that any material representation or warranty made or taken to be made by or on behalf of a Seller or the Servicer in connection with a
                 Transaction Document in relation to the Series Trust is
                 incorrect when made or taken to be made;

         (e)     (CERTIFICATE): within 5 Business Days of a request from the
                 Manager or the Trustee, provide the Manager or the Trustee (as the case may be) with a certificate from the Servicer signed by
                 2 Authorised Officers of the Servicer on its behalf which
                 states whether to the best of the Servicer's knowledge and belief a Servicer Default or a Perfection of Title Event has occurred (a request under this clause will be made by the
                 Trustee only once in each 6 calendar month period, unless the
                 Trustee when making the request sets out reasonable grounds for believing that a Servicer Default or a Perfection of Title
                 Event is subsisting);

         (f)     (NOTIFY SERVICER DEFAULT OR PERFECTION OF TITLE EVENT): notify the Trustee promptly after the Servicer becomes actually aware of any Servicer Default or the occurrence of any Perfection of
                 Title Event and at the same time or as soon as possible
                 thereafter provide full details thereof;

         (g)     (COMPLY WITH LAWS): comply with the requirements of any
                 relevant laws in carrying out its obligations under the
                 Transaction Documents for the Series Trust including the
                 Consumer Credit Code;

         (h)     (AUTHORISATIONS): obtain and maintain all authorisations,
                 filings and registrations necessary to properly service the
                 Mortgage Loans;

         (i)     (NOT MERGE WITHOUT ASSUMPTION): not merge or consolidate into another entity, unless the surviving entity assumes its rights and obligations as a Seller and the Servicer under the
                 Transaction Documents for the Series Trust and the Rating
                 Agencies are notified;

         (j)     (NOT ENTER INTO LIQUIDATION ETC.): subject to the provisions of the Banking Act 1959 (Commonwealth), not present any
                 application or pass any resolution for the liquidation of the
                 Servicer, or, subject to clause 16.26(i), enter into any scheme of arrangement, merger or consolidation with any other person or enter into any other scheme under which the Servicer ceases to exist, the assets or liabilities of the Servicer are vested in or assumed by any other person or either of those events occur;

         (k)     (PAY TAX): duly and punctually file all returns in respect of
                 Tax which are required to be filed and pay, or procure payment when due, all Taxes and other outgoings payable by it as and when the same respectively become due and payable other than outgoings which are being contested in good faith and promptly pay or cause to be paid those contested outgoings after the final determination or settlement of such contest;

         (l)     (NOT SET-OFF): not, without the prior consent of the Trustee, apply, transfer or set off the whole or any part of any amount payable or owed to the Servicer or to which the Servicer is entitled under this Deed or any other Transaction Document for the Series Trust towards satisfaction of any obligation which is owed by the Servicer to the Trustee or the Manager under this Deed or any other Transaction Document for the Series
                 Trust, other than as contemplated under this Deed or any other
                 Transaction Document for the Series Trust;

         (m)     (NOT CLAIM ASSETS OF SERIES TRUST): other than as a Secured
                 Creditor, not claim any Security Interest, lien or other
                 possessory right in any of the Assets of the Series Trust;

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         (n)     (NOTIFY CLAIMS): following receipt of actual notice of a claim by a third party with respect to a challenge to the sale and/or assignment to the Trustee of any Mortgage Loan Rights forming part of the Assets of the Series Trust, promptly give notice in writing of such action or claim to the Trustee and the Manager;

         (o)     (NOT ENCUMBER MORTGAGE LOAN RIGHTS): not transfer, assign, exchange or otherwise grant a Security Interest over the whole or any part of its right, title and interest in and to any
                 Mortgage Loan Rights forming part of the Assets of the Series
                 Trust;

         (p)     (GIVE ACCURATE INFORMATION TO RATING AGENCIES): use reasonable efforts to cause all information provided by it to any Rating
                 Agency in relation to the Series Trust to be complete and
                 accurate in all material respects;

         (q)     (FOLLOW DIRECTIONS OF TRUSTEE AFTER PERFECTION OF TITLE EVENT):
                 upon being directed to do so by the Trustee following the
                 occurrence of a Perfection of Title Event, promptly take all action required or permitted by law to assist the Trustee and the Manager to perfect the Trustee's legal title to the
                 Mortgage Loan Rights forming part of the Assets of the Series
                 Trust in accordance with the requirements of this Deed;

         (r)     (COMPLY WITH OTHER UNDERTAKINGS): comply with all other
                 undertakings given by the Servicer in this Deed or the other
                 Transaction Document relating to the Series Trust;

         (s)     (DIRECT RECEIPTS): subject to clause 22, take all steps to ensure that:

                 (i)     while the Collections Account is maintained with the
                         Servicer, the amounts referred to in clause 22.5 are
                         paid into the Collections Account in accordance with
                         that clause; or

                 (ii)    if the Servicer is not an Eligible Depository, all
                         payments received during the corresponding Collection
                         Period under or in respect of the Mortgage Loans (other
                         than insurance premiums and related charges) are
                         deposited into the Collections Account no later than 5
                         Business Days following receipt;

         (t)     (COLLECT ALL MONEYS DUE): make reasonable efforts to collect all moneys due under the terms and provisions of the Mortgage
                 Loan Rights of the Series Trust and, to the extent such efforts will be consistent with this Deed, follow such normal
                 collection procedures as it deems necessary and advisable;

         (u)     (ENFORCEMENT OF MORTGAGE LOANS): if a Material Default has
                 occurred and is continuing with respect to a Mortgage Loan
                 Right forming part of the Assets of the Series Trust, take such action on such basis as the Trustee and the Servicer may agree
                 (in accordance and in conjunction with the Servicer's normal enforcement procedures) to enforce such Mortgage Loan Rights
                 (but only to the extent that the Servicer determines that
                 enforcement proceedings should be taken) so as to maximise the return to the Securityholders, taking into account, inter alia, the timing of any enforcement proceedings and any relevant terms of any Support Facility provided that the Servicer will not be required to institute litigation with respect to
                 collection of any payment if there are reasonable grounds for believing the provisions of those Mortgage Loan Rights under which such payment is required are unenforceable or the payment is uncollectible; and

         (v)     (MAINTAIN TITLE): take such steps as are necessary to maintain the Trustee's title to the Mortgage Loan Rights of the Series
                 Trust.

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16.27    SERVICER HOLDING ASSETS OF THE SERIES TRUST

         The obligation of the Servicer set out in clauses 22.4 and 22.5 in relation to the payment of amounts into the Collections Account is the full extent of the Servicer's obligation in respect of such moneys and the Servicer has no obligation or liability whatsoever to account to the Trustee for any interest, income or other benefit derived in connection with any payments received by it under or in respect of the
         Mortgage Loans.

16.28    SERVICER'S POWER TO DELEGATE

         The Servicer, for the purposes of carrying out and performing its duties and obligations in relation to the Series Trust, may:

         (a)     (APPOINT ATTORNEYS): by power of attorney appoint any person to be attorney or agent of the Servicer for those purposes and with those powers, authorities and discretions (not exceeding those vested in the Servicer) as the Servicer thinks fit
                 including, without limitation, a power to sub-delegate and a power to authorise the issue in the name of the Servicer of documents bearing facsimile signatures of the Servicer or of the attorney or agent either with or without proper manuscript signatures of its officers on them; and

         (b)     (APPOINT AGENTS): appoint by writing any person to be agent of the Servicer as the Servicer thinks necessary or proper and with those powers, authorities and discretions (not exceeding those vested in the Servicer) as the Servicer thinks fit,

         provided that, in each such case, except as provided in any Transaction
         Documents, the Servicer must not delegate to such third parties a material part of its powers, duties and obligations as Servicer in relation to Mortgage Loans forming part of the Assets of the Series
         Trust.

16.29    SERVICER MAY REPLACE OR SUSPEND ATTORNEYS

         The Servicer may replace or suspend any attorney, agent or sub-agent appointed under clause 16.28 for any cause or reason as the Servicer may in its sole discretion think sufficient with or without assigning any cause or reason.

16.30    SERVICER REMAINS LIABLE

         The Servicer at all times remains liable for:

         (a)     (ACTS, OMISSIONS): the acts or omissions of any person
                 appointed under clause 16.28, insofar as the acts or omissions constitute a breach by the Servicer of its obligations under this Deed; and

         (b)     (PAYMENT): the payment of fees to any person appointed under clause 16.28.

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17.      SERVICER'S RESPONSIBILITIES AND INDEMNITIES

17.1     NOT LIABLE WHERE ACTION UNLAWFUL

         The Servicer will not incur any liability to any person in respect of any failure to act where such act will be hindered, prevented or forbidden by any present or future law.

17.2     LIMITATION ON SERVICER'S RESPONSIBILITY

         The Servicer will not be responsible to any person for any loss, damage, claim or demand incurred as a result of:

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         (a)     (TRUSTEE DEFAULT): a Trustee Default (except where the Trustee is the Servicer);

         (b)     (FAILURE TO CHECK): the failure by the Servicer to check any document, certificate, schedule, form, list or other document prepared or delivered to the Servicer by the Trustee or any agent or consultant of the Trustee and reasonably believed by the Servicer to be genuine; or

         (c)     (TRUSTEE'S DIRECTION): any action taken by the Servicer in accordance with any written direction or instruction from the
                 Trustee or any Authorised Officer of the Trustee,

         except to the extent to which such loss, damage, claim or demand is caused by any fraud, negligence or wilful default by the Servicer.

17.3     SERVICER'S LIABILITY

         (a)     (LIABILITY): The Servicer shall not be liable for any loss incurred by any Securityholder, any Creditor of the Series
                 Trust or any other person except, subject to clauses 17.3(b),
                 (c), (d) and (e), to the extent that such loss may be caused by a breach by the Servicer of any term of this Deed, any fraud, negligence or wilful default by the Servicer or any breach or default by any person appointed by the Servicer to perform its obligations under this Deed.

         (b)     (DAMAGES FOR DIRECT LOSS): The Servicer shall not be liable for any damages in respect of any breach by the Servicer of any term of this Deed, any fraud, negligence or wilful default by the Servicer or any breach or default by any person appointed by the Servicer to perform its obligations under this Deed except and to the extent that the Trustee on account of the
                 Securityholders has suffered direct loss as a result of such breach or default. The maximum amount which the Servicer will be liable to pay in respect of such a breach or default is the amount outstanding at the time of payment under the Mortgage
                 Loan in respect of which such default or breach occurred after taking into account any payment received by the Trustee or the
                 Trustee is entitled to receive or claim under the Mortgage
                 Insurance Policy relating to that Mortgage Loan.

         (c)     (NO CONSEQUENTIAL LOSS): The Servicer's liability under this clause 17.3 with respect to a Mortgage Loan will not include any damages in respect of consequential loss. This liability represents the sole damages recoverable against the Servicer in such circumstances.

         (d)     (NOTICE): The Trustee may only claim damages from the Servicer pursuant to this clause 17.3 by written notice setting out the grounds for claiming that a breach or default referred to in paragraph (b) has occurred together with details of the
                 calculation of the loss referred to in paragraph (b).

         (e)     (PAYMENT): If a breach or default referred to in paragraph (b)
                 has occurred, the Servicer must pay any damages due to the
                 Trustee under this clause 17.3 within 7 Business Days of
                 receipt by it of the written notice referred to in paragraph
                 (d), such written notice to represent prima facie evidence of the amount of such damages.

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18.      SERVICER DEFAULT AND RETIREMENT OF SERVICER

18.1     SERVICER DEFAULT

         A Servicer Default occurs if:

         (a)     (FAILURE TO REMIT COLLECTIONS): the Servicer fails to remit any
                 Collections or any other amounts received in respect of the
                 Mortgage Loan Rights then forming part of

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                 the Assets of the Series Trust to the Trustee within the time periods specified in this Deed and such failure is not remedied within 5 Business Days (or such longer period as the Trustee may agree to) of notice of such failure being given to the
                 Servicer by the Manager or the Trustee;

         (b)     (FAILURE TO PREPARE INFORMATION FOR MANAGER): the Servicer
                 fails to prepare and transmit to the Manager the information necessary to enable the Manager to prepare the Quarterly
                 Certificates by the date set out in this Deed and such failure is not remedied within 20 Business Days (or such longer period as the Trustee may agree to) of notice being given to the
                 Servicer by the Manager or the Trustee and has or will have an
                 Adverse Effect as reasonably determined by the Trustee;

         (c)     (BREACH OF REPRESENTATION OR WARRANTY): any representation, warranty or certification made by the Servicer (in its capacity as Servicer) in a Transaction Document to which it is expressed to be a party or in any certificate delivered by the Servicer
                 (in its capacity as Servicer) pursuant to such a Transaction
                 Document proves to have been incorrect when made in a manner which as reasonably determined by the Trustee has or will have an Adverse Effect and the Servicer does not remedy the same to the Trustee's reasonable satisfaction within 60 Business Days after receipt by the Servicer of notice in writing from the
                 Trustee requiring it to do so;

         (d)     (INSOLVENCY EVENT): an Insolvency Event occurs in relation to the Servicer;

         (e)     (SERVICER IS CUSTODIAN): while the Servicer is acting as
                 custodian of the Mortgage Documents pursuant to clause 25, it fails to deliver all the Mortgage Documents in accordance with clause 25 to the Trustee following the occurrence of a Document
                 Transfer Event and does not deliver to the Trustee the
                 outstanding Mortgage Documents within 20 Business Days of
                 receipt of a notice from the Trustee specifying the Mortgage
                 Documents that remain outstanding;

         (f)     (FAILS TO MAINTAIN THRESHOLD RATE): the Servicer fails to
                 comply with clause 12.2, and such failure is not remedied
                 within 20 Business Days of its occurrence; or

         (g)     (BREACH OF OTHER OBLIGATIONS): the Servicer has breached its obligations (other than those referred to in clauses 18.1(a),
                 (b), (c), (e) and (f)) as Servicer under a Transaction Document to which it is expressed to be a party and such breach has or will have an Adverse Effect as reasonably determined by the
                 Trustee and:

                 (i)     that breach is not satisfactorily remedied so that it
                         no longer has or will have, having regard to all
                         relevant circumstances, such an Adverse Effect within
                         20 Business Days after receipt by the Servicer of a
                         notice in writing (which must specify the reasons why
                         the giver of the notice believes that an Adverse Effect
                         has occurred or will occur) from the Manager or Trustee
                         requiring it to do so; and

                 (ii)    the Servicer has not paid compensation to the Trustee
                         for its loss from such breach in an amount satisfactory
                         to the Trustee (acting reasonably).

18.2     RETIREMENT OF SERVICER

         The Servicer may retire from its obligations and duties assumed by it pursuant to this Deed by 3 months' notice in writing to the Trustee and the Manager (or such lesser time as the Servicer and the Trustee agree).

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18.3     NOTICE TO SECURITYHOLDERS

         The Servicer will, within 2 Business Days after the Servicer becomes aware of any Servicer Default, give notice of such Servicer Default to the Trustee, the Manager, the Offshore Note Trustee and the Rating
         Agencies, whereupon the Manager will give notice or cause such notice to be given of such Servicer Default to the Securityholders. Upon any retirement, termination or appointment of a Substitute Servicer pursuant to this clause 18, the Trustee will give or cause to be given prompt notice of that retirement, termination or appointment to the
         Manager, the Offshore Note Trustee, the Securityholders and the Rating
         Agencies.

18.4     REMOVAL OF SERVICER

         If the Trustee has determined that:

         (a)     (UNLAWFUL): the performance by the Servicer of its duties under this Deed is no longer permissible under any applicable law and the Trustee is satisfied that there is no reasonable action which the Servicer could take to make the performance of its duties under this Deed permissible under that applicable law;
                 or

         (b)     (SERVICER DEFAULT): a Servicer Default has occurred and is continuing,

         the Trustee must by written notice to the Servicer, immediately terminate the rights and obligations of the Servicer and appoint another ADI or appropriately qualified organisation to act in its place.

18.5     RETIREMENT OF SERVICER

         Upon its retirement, the Servicer may, subject to any approval required by law, appoint in writing any other corporation approved by the
         Trustee (acting reasonably) as Servicer in its place. If the Servicer does not propose a replacement by the date which is 1 month prior to the date of its proposed retirement, the Trustee is entitled to appoint a new Servicer as of the date of the proposed retirement.

18.6     WHEN APPOINTMENT OF SUBSTITUTE SERVICER EFFECTIVE

         The purported appointment of a Substitute Servicer has no effect until:

         (a)     (SUBSTITUTE SERVICER EXECUTES DEED OF ACCESSION): the
                 Substitute Servicer executes a deed under which it covenants to act as Servicer in accordance with this Deed and all other
                 Transaction Documents relating to the Series Trust to which the
                 Servicer is a party; and

         (b)     (RATING AGENCY CONFIRMATION): each Rating Agency issues a
                 Rating Affirmation Notice in respect of the proposed
                 appointment of the Substitute Servicer.

18.7     TRUSTEE TO ACT AS SERVICER

         Until the appointment of the Substitute Servicer is complete, the
         Trustee must act as Servicer. The Trustee is entitled to receive the fee payable in accordance with clause 19.4 for the period during which the Trustee so acts.

18.8     TRUSTEE MAY GIVE DISCHARGES

         The Trustee may settle with the Servicer the amount of any sums payable by the Servicer to the Trustee or by the Trustee to the Servicer and
         may give to or accept from the Servicer a discharge in respect of those sums which will be conclusive and binding as between the Trustee and the Servicer, as between the Servicer and each Unitholder and as between the Servicer and the Securityholders.

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18.9     SERVICER MAY ACCEPT PAYMENT

         The Servicer may accept a payment or benefit, in connection with its retirement or removal, from the Substitute Servicer. The Servicer is also entitled to receive payments or benefits which have accrued to the
         Servicer under this Deed prior to the date of the Servicer's retirement or removal from office.

18.10    SERVICER AND MANAGER TO PROVIDE FULL CO-OPERATION

         The Servicer and the Manager agree to provide their full co-operation in the event of a Servicing Transfer. The Servicer and the Manager must
         (subject to the Privacy Act and the Servicer's duty of confidentiality to its customers under general law or otherwise) provide the Substitute
         Servicer with copies of all paper and electronic files, information and other materials as the Trustee or the Substitute Servicer may reasonably request within 90 days of the removal or retirement of the
         Servicer in accordance with this clause 18.

18.11    INDEMNITY

         The Servicer indemnifies the Trustee in respect of all costs, damages, losses and expenses incurred by the Trustee as a result of any Servicer
         Default (including, without limitation, legal costs charged at the usual commercial rates of the relevant legal services provider and the costs of any Servicing Transfer) but excluding any costs, damages, losses and expenses which the Servicer is not liable or responsible for in accordance with clause 17.

18.12    NO LIABILITY FOR SERVICER DEFAULT

         Neither the Trustee nor the Manager or their respective delegates (as the case may be) is liable for any Servicer Default except to the extent that the Servicer Default is caused by the Trustee's or the
         Manager's or their respective delegate's (as the case may be) fraud, negligence or wilful default.

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19.      REMUNERATION OF MANAGER, TRUSTEE, SERVICER AND SECURITY TRUSTEE

19.1     MANAGEMENT FEE

         Pursuant to clause 18.1 of the Master Trust Deed, the Manager is entitled to receive in respect of each Accrual Period on the following
         Distribution Date in accordance with the terms of this Deed a fee as agreed by the Income Unitholder and the Manager prior to the date of this Deed or as may otherwise be agreed by the Manager and the Income
         Unitholder provided that each Rating Agency will be given 3 Business
         Days' prior notice by the Manager of any variation of such fee and such fee will not be varied if such variation would result in a reduction, qualification or withdrawal in any then current credit rating by a
         Rating Agency of any Security.

19.2     ARRANGING FEE

         The Manager is entitled to receive in respect of each Accrual Period on the following Distribution Date in accordance with the terms of this
         Deed a fee for arranging the issue of the Securities as agreed by the
         Income Unitholder and the Manager prior to the date of this Deed or as may otherwise be agreed by the Manager and the Income Unitholder.

19.3     TRUSTEE'S FEE

         Pursuant to clause 18.2 of the Master Trust Deed, the Trustee is entitled to receive in respect of each Accrual Period on the following
         Distribution Date in accordance with the terms of this Deed the fee agreed by the Trustee and CBA prior to the date of this Deed or as may otherwise be agreed by the Manager and the Trustee, provided that each
         Rating Agency will be given 3

                                                                              94

         Business Days' prior notice by the Manager of any variation of the
         Trustee's Fee and the Trustee's Fee will not be varied if such variation would result in a reduction, qualification or withdrawal of any then current credit rating of any Security.

19.4     SERVICER'S FEE

         The Servicer will be entitled to receive in respect of each Accrual
         Period on the following Distribution Date in accordance with the terms of this Deed the fee agreed by the Income Unitholder and the Servicer prior to the date of this Deed or as may otherwise be agreed by the
         Income Unitholder, the Manager and the Servicer provided that each
         Rating Agency will be given 3 Business Days' prior notice by the
         Manager of any variation of the Servicer's Fee and the Servicer's Fee will not be varied if such variation would result in a reduction, qualification or withdrawal of any then current credit rating of any
         Security.

19.5     SECURITY TRUSTEE'S FEES AND EXPENSES

         The Trustee will:

         (a)     (PAY A FEE): pay to the Security Trustee the fee agreed by the
                 Trustee, the Manager and the Security Trustee from time to time provided that each Rating Agency will be given 3 Business Days'
                 prior notice by the Manager of any variation of the Security
                 Trustee's Fee and the Security Trustee's Fee will not be varied if such variation would result in a reduction, qualification or withdrawal of any then current credit rating of any Security;
                 and

         (b)     (REIMBURSE): reimburse the Security Trustee its costs and
                 expenses incurred in performing its duties under the Security
                 Trust Deed calculated in accordance with the Security Trust
                 Deed.

         The fees, costs and expenses referred to in paragraphs (a) and (b) of this clause will be paid or reimbursed, as the case may be, in accordance with this Deed on the Distribution Date following the
         Accrual Period to which such fees, costs and expenses were earned or incurred, as the case may be.

19.6     GOODS AND SERVICES TAX

         Notwithstanding any other provision of this Deed or the Master Trust
         Deed, where any of the Trustee, the Manager, the Servicer or a Seller
         is or becomes liable to remit to a Governmental Agency an amount of GST in connection with its supplies in connection with the Series Trust under any Transaction Document, that GST must be borne by the Trustee, the Manager, the Servicer or that Seller, as the case may be, on its own account and neither the Trustee, the Manager, the Servicer nor that
         Seller is entitled to any reimbursement of that GST from the Assets of the Series Trust and the definition of "Taxes" in clause 1.1 of the
         Master Trust Deed shall not include any such GST where that definition applies in relation to the Series Trust. Nothing in the clause prevents an adjustment, in accordance with this Deed, of the fees payable to the
         Trustee, the Manager, the Servicer or a Seller as a result of a GST Tax
         Change (as defined in clause 19.7).

19.7     ADJUSTMENTS TO FEES

         (a)     (GST TAX CHANGE): For the purposes of this clause, "GST TAX
                 CHANGE" means:

                 (i)     the abolition of GST;

                 (ii)    an increase or decrease in the rate of GST; or

                 (iii)   any amendment to the GST Act.

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         (b)     (EFFECT OF GST TAX CHANGE): In ascertaining the effect of a GST
                 Tax Change on the Trustee, any associated abolition, reduction or other change in Taxes reducing, directly or indirectly, the costs (including general overhead costs) of the Trustee will be taken into account.

         (c)     (ADJUSTMENTS): Following any GST Tax Change, the fees payable to the Trustee under this clause 19 will, subject to clause
                 19.7(o), be adjusted according to the procedure in this clause
                 19.7 so that, from the commencement date or dates of the GST
                 Tax Change, the Trustee is neither economically advantaged nor disadvantaged in relation to the supplies provided by it under this Deed by the effect of the GST Tax Change.

         (d)     (NOTICE): At any time within 12 months after a GST Tax Change has come into effect, the Trustee may, by written notice to the
                 Manager and the Manager may, by written notice to the Trustee, require the commencement of negotiations by the Manager and the
                 Trustee in accordance with the succeeding provisions of this clause 19.7.

         (e)     (TIME BAR): If neither the Trustee nor the Manager issues a notice under clause 19.7(d) within 12 months after a GST Tax
                 Change has come into effect, then each of the Trustee and the
                 Manager will be taken to have unconditionally and irrevocably waived its rights under clause 19.7(c) in relation to that GST
                 Tax Change, and no adjustment will be made.

         (f)     (NEGOTIATIONS): Within 28 days after receipt of a notice under clause 19.7(d), the Manager and the Trustee will confer at least once to negotiate in good faith with a view to agreeing on any adjustments to the fees payable to the Trustee under this clause 19 which will satisfy the Trustee's and the
                 Manager's rights under clause 19.7(c).

         (g)     (MANAGER AND TRUSTEE TO GIVE EFFECT TO OUTCOME OF
                 NEGOTIATIONS): Subject to clause 19.7(o), if the negotiations result in the parties agreeing on any adjustments to the fees payable to the Trustee under this clause 19, the Trustee and the Manager will, as soon as possible, do all things necessary to give effect to the agreement reached, including adjusting any payments of such fees which have previously been made under this Deed after the commencement date or dates of the relevant
                 GST Tax Change.

         (h)     (NEGOTIATIONS UNSUCCESSFUL): If, within 28 days after the first conference under clause 19.7(f), the Manager and the Trustee are unable to agree fully, the Trustee or the Manager may, by written notice to the other, require any matter relating to the
                 Trustee's and the Manager's rights under clause 19.7(c) to be referred to expert determination.

         (i)     (APPOINTMENT OF EXPERT): The Trustee and the Manager may
                 appoint any independent consultant who is experienced in
                 indirect taxation to be the expert. If, within 28 days after receipt of a notice under clause 19.7(h), the Trustee and the
                 Manager are unable to agree on an expert, then the Trustee or the Manager may request the president for the time being of the
                 Institute of Chartered Accountants to appoint the expert.

         (j)     (EXPERT DETERMINATION): The expert will decide on adjustments which will satisfy the Trustee's and the Manager's rights under clause 19.7(c). The expert will act as an expert and not as an arbitrator and his or her decision will, in the absence of fraud or bias but notwithstanding error, be final and binding on the Trustee and the Manager.

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         (k)     (PROCEDURE): The Trustee and the Manager may agree on any
                 procedure for the expert determination, including the adoption in whole or part of any expert determination rules published by a dispute resolution agency, professional body, law firm or any other person. If the Trustee and the Manager cannot agree, the expert will determine the procedure to be followed in the
                 expert determination. However, unless the Trustee and the
                 Manager otherwise agree:

                 (i)     the expert may inform himself or herself in any way he
                         or she sees fit, including by engaging other
                         consultants, without being bound by the rules of
                         evidence;

                 (ii)    each of the Trustee and the Manager will have the right
                         to present its case and to answer the case against it;
                         and

                 (iii)   the expert will give reasons for his or her decision.

         (l)     (COSTS OF EXPERT): The Trustee and the Manager will pay the costs of the expert in equal shares.

         (m)     (SCOTT V AVERY CLAUSE): The Trustee will not be entitled to commence any action or proceeding relating to any GST Tax
                 Change until the procedures outlined in this clause relating to that GST Tax Change have been completed.

         (n)     (CONTINUE TO PERFORM): Notwithstanding that the procedures outlined in this clause are operating, the parties will
                 continue to perform their obligations under this Deed.

         (o)     (RATING AGENCIES CONSENT): Any adjustment to fees pursuant to this clause 19.7 will be subject to confirmation in writing from the Rating Agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned by them to the Securities.

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20.      MANAGER DEFAULT

         The occurrence of any of the following events constitutes a Manager
         Default for the purposes of clause 20.1(b) of the Master Trust Deed:

         (a)     (MANAGER DOES NOT INSTRUCT): the Manager does not instruct the
                 Trustee to pay the required amounts to the Securityholders of the Series Trust within the time periods specified in this Deed and such failure is not remedied within 10 Business Days (or such longer period as the Trustee may agree) of notice of such failure being delivered to the Manager by the Trustee;

         (b)     (MANAGER DOES NOT PREPARE QUARTERLY CERTIFICATES): the Manager
                 does not prepare and transmit to the Trustee the Quarterly
                 Certificates or any other reports required to be prepared by the Manager and such failure is not remedied within 10 Business
                 Days (or such longer period as the Trustee may agree) of notice being delivered to the Manager by the Trustee. Such a failure by the Manager does not constitute a Manager Default if it is as a result of a Servicer Default pursuant to clause 18.1(b)
                 provided that, if the Servicer subsequently provides the
                 information to the Manager, the Manager prepares and submits to the Trustee the outstanding Quarterly Certificates or other reports within 10 Business Days (or such longer period as the
                 Trustee may agree to) of receipt of the required information from the Servicer;

         (c)     (BREACH OF A REPRESENTATION OR WARRANTY): any representation, warranty, certification or statement made by the Manager (in its capacity as Manager) in a Transaction Document to which it is expressed to be a party, or in any document

                                       97

                 provided by it under or in connection with a Transaction
                 Document, proves to have been incorrect when made, or is
                 incorrect when repeated, in a manner which as reasonably
                 determined by the Trustee has an Adverse Effect and the Manager
                 does not remedy the same to the Trustee's reasonable
                 satisfaction within 60 Business Days after receipt by the
                 Manager of notice in writing from the Trustee requiring it to do so; or

         (d)     (BREACH OF OTHER OBLIGATIONS): the Manager has breached its other obligations as Manager under a Transaction Document to which it is expressed to be a party or any other deed,
                 agreement or arrangement entered into by the Manager in
                 relation to the Series Trust or the Securities, (other than an obligation which depends upon information provided by, or
                 action taken by, the Servicer and the Manager has not received the information, or the action has not been taken, which is necessary for the Manager to perform the obligation) and such breach has had or, if continued, will have an Adverse Effect as reasonably determined by the Trustee, and either such breach is not remedied so that it no longer has or will have such an
                 Adverse Effect within 20 Business Days of notice thereof
                 delivered to the Manager by the Trustee or the Manager has not
                 within 20 Business Days of receipt of such notice paid
                 compensation to the Trustee for its loss from such breach in an amount satisfactory to the Trustee (acting reasonably). The
                 Trustee must, in such notice, specify the reasons why it
                 believes an Adverse Effect has occurred, or will occur, as the case may be.

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21.      REPRESENTATIONS AND WARRANTIES

21.1     GENERAL REPRESENTATIONS AND WARRANTIES BY THE SELLER AND THE SERVICER

         Each Seller and the Servicer represents and warrants in respect of itself to the Trustee that:

         (a)     (DUE INCORPORATION): it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation and is validly existing under those respective laws and has power and authority to carry on its business as it is now being conducted;

         (b)     (POWER TO ENTER AND OBSERVE THIS DEED): it has full power to enter into and perform its obligations under this Deed and the other Transaction Documents to which it is a party;

         (c)     (SEPARATE AUTHORITY): it has in full force and effect the
                 authorisations necessary to authorise its execution, delivery and performance of this Deed and the other Transaction
                 Documents to which it is a party;

         (d)     (AUTHORISATIONS): it has in full force and effect all
                 authorisations from Governmental Agencies that are required for the execution, delivery and performance by it of this Deed and the Transaction Documents to which it is a party as at the date of this Deed and has filed all necessary returns with the
                 Australian Securities and Investments Commission;

         (e)     (OBLIGATIONS ENFORCEABLE): its obligations under this Deed are legal, valid, binding and enforceable against it in accordance with their terms subject to stamping and any necessary
                 registration, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganisation,
                 moratorium or trust law or general principles of equity or other similar laws affecting creditors' rights generally;

         (f)     (THIS DEED DOES NOT CONTRAVENE CONSTITUENT DOCUMENTS): this
                 Deed does not contravene its constituent documents or any law, regulation or official directive or

                                                                              98

                 any of its obligations or undertakings by which it or any of its assets are bound or cause a limitation on its powers or the powers of its directors to be exceeded;

         (g)     (NO SERVICER DEFAULT): (represented and warranted by the
                 Servicer only) no Servicer Default continues unremedied that has not been notified to the Trustee;

         (h)     (SERVICING GUIDELINES): (represented and warranted by the
                 Servicer only) the Servicing Guidelines are in existence as at the date of this Deed;

         (i)     (NO MATERIAL DEFAULT): to the best of its knowledge, it is not in default of the material requirements of any relevant laws which would materially adversely affect its ability to carry out its obligations under this Deed;

         (j)     (NO IMMUNITY FROM PROCESS): it has no immunity from the
                 jurisdiction of a court or from legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise);

         (k)     (NOT TRUSTEE): it does not enter into this Deed in the capacity of a trustee of any trust or settlement;

         (l)     (NO MATERIAL ADVERSE EFFECT): it is not actually aware of any facts which would have a material adverse effect on its ability to perform its obligations under this Deed;

         (m)     (NO RELATED PARTY TRANSACTION): no person has contravened or will contravene section 208 or section 209 of the Corporations
                 Act by entering into or participating in the Transaction
                 Documents or any transaction contemplated by the Transaction
                 Documents;

         (n)     (NO INSOLVENCY EVENT): no Insolvency Event has occurred and is subsisting in respect of it; and

         (o)     (PAID TAXES): it has filed all Tax returns which are required to be filed and has promptly paid all Taxes as shown in all assessments received by it to the extent that such Taxes have become due other than those Taxes the subject of a bona fide dispute with the Australian Taxation Office or other
                 Governmental Agency.

21.2     REPETITION OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties in clause 21.1 are taken to be also made on the Closing Date.

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22.      COLLECTIONS ACCOUNT AND INVESTMENT

22.1     COLLECTIONS ACCOUNT

         The Trustee will establish and maintain in the State of New South Wales
         (or in such other place as the Manager selects from time to time), in accordance with this clause 22, an account in the name of the Trustee which must be an Eligible Deposit Account.

22.2     INITIAL COLLECTIONS ACCOUNT

         Immediately following the Closing Date, the Trustee will establish the initial Collections Account with the Servicer if the Servicer is an
         Eligible Depository.

22.3     REPLACEMENT OF COLLECTIONS ACCOUNT

         If, at any time, the Collections Account ceases to be an Eligible
         Deposit Account, the Trustee (or the Manager on its behalf) will within
         5 Business Days (or such longer period, as the

                                                                              99

         Rating Agencies may agree) establish a new account which is an Eligible
         Deposit Account and the Trustee will transfer any cash comprising the old Collections Account to such new account and from the date such new account is established, it will be the Collections Account.

22.4     DEPOSITS INTO COLLECTIONS ACCOUNT WITHIN 5 BUSINESS DAYS

         Subject to clauses 22.5 and 22.11, the Servicer and each Seller, as applicable, must deposit in the Collections Account each amount comprising a Collection received by the Servicer or otherwise payable by that Seller or the Servicer or debited by the Servicer as contemplated by clause 22.4(a)) within 5 Business Days of:

         (a)     (RECEIPT OR SET-OFF): receipt of the Collection by the Servicer or the debiting of the Collection by the Servicer against an account pursuant to a right of set-off or right to combine accounts; or

         (b)     (WHERE OTHERWISE PAYABLE): where Collections are not received by the Servicer but are otherwise payable by the Servicer or a
                 Seller in accordance with clauses 14, 15.1(j), 16, 18, 24, 25,
                 26 or 30 of this Deed, when they fall due for payment to the
                 Trustee from the Servicer or that Seller.

22.5     WHILE COLLECTIONS ACCOUNT WITH COMMONWEALTH BANK

         If the Collections Account is permitted to be maintained with the
         Servicer and:

         (a)     (A-1+/P-1 RATING): the Servicer is assigned short term credit ratings by the Rating Agencies of no lower than A-1+ (in the case of S&P) and no lower than P-1 (in the case of Moody's), then the Servicer will be entitled to retain any Collections in respect of a Collection Period until 10.00 am on the
                 Distribution Date for the Collection Period;

         (b)     (A-1/P-1 RATING): the Servicer does not have all the applicable credit ratings specified in clause 22.5(a), but is assigned short term credit ratings of no lower than A-1 (in the case of
                 S&P) and no lower than P-1 (in the case of Moody's), then the
                 Servicer will be entitled to retain any Collections in respect of a Collection Period until 10.00 am on the Distribution Date for the Collection Period , provided that while the sum of:

                 (i)     all Collections then held by the Servicer; and

                 (ii)    the aggregate value of the Authorised Short-Term
                         Investments in relation to the Series Trust which are
                         with, or issued by, a bank or financial institution
                         which then has assigned to it by S&P a short term
                         credit rating of A-1,

                 exceeds 20% of the then aggregate of the Stated Amounts of the
                 Securities, the Servicer will only be entitled to retain any additional Collections received in respect of a Collections
                 Period until 10.00 am on the Business Day which is 2 Business
                 Days from the receipt of such Collections; or

         (c)     (LOWER THAN A-1/P-1 RATING): the Servicer has no credit ratings or is assigned a short term credit rating by the Rating
                 Agencies lower than A-1 (in the case of S&P) and lower than P-1
                 (in the case of Moody's), then the Servicer will be entitled to retain any Collections, in respect of a Collection Period until
                 10.00 am on the Business Day which is two Business Days from receipt of such Collections,

         and must at that time pay such Collections into the Collections Account together with an amount of interest (in the case of paragraphs (a) and
         (b)) equal to the amount that would have been earned had such
         Collections been paid into the Collections Account within 5 Business
         Days of their receipt by the Servicer.

                                                                             100

22.6     WITHDRAWALS FROM COLLECTIONS ACCOUNTS

         Subject to this Deed, the Trustee will withdraw funds from the
         Collections Account and apply the same when necessary for the following outgoings:

         (a)     (PAYMENTS TO SECURITYHOLDERS AND UNITHOLDERS): making payments to the Securityholders or the Unitholders;

         (b)     (ELIGIBLE INVESTMENTS): purchasing Authorised Short-Term
                 Investments in compliance with this Deed and making payments required in connection with Authorised Short-Term Investments;

         (c)     (EXPENSES AND TAXES): paying Expenses and Taxes in accordance with this Deed or the Master Trust Deed; and

         (d)     (OTHER PAYMENTS): making payments, in accordance with the
                 Transaction Documents to (or at the direction of) the Trustee, the Manager, the Servicer, the Security Trustee, any Support
                 Facility Provider or any other Creditor of the Series Trust.

22.7     ALL TRANSACTIONS THROUGH COLLECTIONS ACCOUNT

         Unless otherwise directed by the Manager, all moneys and proceeds referred to in clauses 22.4 and 22.5 will be credited to the
         Collections Account and all outgoings referred to in clause 22.6 will be paid from the Collections Account.

22.8     TITLE TO AND CONTROL OF COLLECTIONS ACCOUNT

         The Collections Account and all rights to it and the funds standing to its credit from time to time is an Asset of the Series Trust. At all times the Collections Account will be under the sole control of the
         Trustee.

22.9     NO DEDUCTIONS BY SERVICER

         If the Collections Account is maintained with the Servicer, the
         Servicer agrees that it will have no right of set-off, banker's lien, right of combination of accounts, right to deduct moneys or any other analogous right or Security in or against any funds held in the
         Collections Account for any amount owed to the Servicer.

22.10    PREPAYMENTS UNDER LIQUIDITY FACILITY

         All prepayments made to the Trustee in respect of the Liquidity
         Facility Agreement must be deposited in the Collections Account.
         Amounts so deposited must not be withdrawn by the Trustee other than at the direction of the Manager in accordance with the Liquidity Facility
         Agreement or to be paid into a new Collections Account opened in accordance with clause 22.3.

22.11    SERVICER MAY RETAIN INCOME FROM COLLECTIONS

         Subject to clause 22.5, where the Servicer has received Collections but it is not required pursuant to this Deed to deposit those Collections into the Collections Account until a later date, the Servicer may retain any interest and other income derived by the Servicer from those
         Collections for the period up to when the Servicer is required to deposit them under this Deed into the Collections Account.

                                                                             101

22.12    BANK ACCOUNT TAXES

         Interest earned on amounts standing to the credit of the Collections
         Account shall be determined net of all Taxes levied specifically in respect of debits or credits to or on deposit accounts.

22.13    OPENING OF ADDITIONAL ACCOUNTS WHERE COLLECTIONS ACCOUNT IS WITH AN
         ELIGIBLE DEPOSITORY

         If at any time:

         (a)     (COLLECTIONS ACCOUNT WITH ELIGIBLE DEPOSITORY): there are
                 Collections deposited in a Collections Account with an Eligible
                 Depository;

         (b)     (REQUIRED RATING): the then short term credit rating assigned by S&P to the Eligible Depository is no higher than A-1 and the obligations of that Eligible Depository in respect of the
                 Collections Account are rated, or considered by S&P to be
                 equivalent to obligations rated, less than A-1+; and

         (c)     (CREDIT BALANCE OF COLLECTIONS ACCOUNT): the sum of:

                 (i)     all amounts then credited to the Collections Account;
                         and

                 (ii)    the aggregate value of the Authorised Short-Term
                         Investments in relation to the Series Trust which are
                         with, or are issued, endorsed (with recourse) or
                         accepted by, a bank or financial institution which has
                         then assigned to it by the Rating Agency a short term
                         credit rating of A-1,

                 exceeds 20% of the Total Invested Amount of the Notes,

         then:

         (d)     (NEW COLLECTIONS ACCOUNT): the Trustee must, upon becoming actually aware of the occurrence of that event, immediately open a new Collections Account with another Eligible Depository which has assigned to it a short term credit rating by S&P of
                 A-1+;

         (e)     (AMOUNTS IN EXCESS TRANSFERRED): an amount equal to the excess referred to in clause 22.13(c) must be transferred by the
                 Trustee from the Collections Account referred to in clause
                 22.13(a) to the new Collections Account;

         (f)     (SUBSEQUENT DEPOSITS): all subsequent amounts received by, or payable to, the Trustee in respect of the Series Trust must be deposited in the Collections Account referred to in clause
                 22.13(a) to the extent that such amounts can be deposited in that Collections Account in accordance with, and without
                 breaching the restrictions on such deposit set out in, clause
                 22.13(c); and

         (g)     (BALANCE TRANSFERRED): the balance of the amounts received by, or payable to, the Trustee in respect of the Series Trust must be deposited in the new Collections Account established
                 pursuant to clause 22.13(d) and in accordance with clauses 22.4 and 22.5.

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23.      CLEAN-UP AND EXTINGUISHMENT

23.1     NOTIFICATION OF TRIGGER EVENT BY MANAGER TO CBA

         If (unless otherwise required by CBA):

                                                                             102

         (a)     (10% THRESHOLD): the event referred to in Condition 7.3 of the
                 Offshore Note Conditions has occurred or is expected to occur on the next Distribution Date; or

         (b)     (OTHER REDEMPTION EVENT): both of the following events occur:

                 (i)     an event referred to in Condition 7.4(a) or (b) has
                         occurred; and

                 (ii)    CBA has prior thereto notified the Manager that the
                         Australian Prudential Regulation Authority will permit
                         CBA to exercise its rights under this clause 23 on
                         behalf of both Sellers (notwithstanding that the event
                         referred to in clause 23.1(a) has not occurred),

         the Manager must promptly request CBA by telephone or orally whether
         CBA wishes to exercise its rights on behalf of the Sellers pursuant to this clause 23.

23.2     RESPONSE BY CBA

         CBA may at any time after receiving (or after it ought to receive) a request from the Manager pursuant to clause 23.1, and prior to the
         Termination Date, advise the Manager by telephone or orally, that it requires to exercise the rights of the Sellers pursuant to this clause
         23 and nominating a Distribution Date as the Clean-up Settlement Date.
         The Manager must then promptly advise the Trustee of such advice and
         (if applicable) such nomination by CBA. Any such nomination by CBA shall be binding on both Sellers.

23.3     DETERMINATION OF CLEAN-UP SETTLEMENT DATE

         If CBA advises the Manager pursuant to clause 23.2 that it requires to exercise the rights of the Sellers pursuant to this clause 23:

         (a)     (CLEAN-UP SETTLEMENT DATE TO COINCIDE WITH REDEMPTION OF
                 SECURITIES): if any Securities have been issued and have not then been redeemed, the Manager must, subject to clause
                 23.4(b), in accordance with Conditions 7.3 or 7.4 (as
                 applicable) of the Offshore Note Conditions direct the Trustee to give a notice in accordance with such Condition (which the
                 Trustee must give) that on the Distribution Date nominated by
                 CBA pursuant to clause 23.2 (which must be a complying
                 Distribution Date in accordance with such Condition) a
                 redemption of the Securities will occur pursuant to such
                 Condition (in which case, such nominated and complying
                 Distribution Date will be the Clean-Up Settlement Date); or

         (b)     (OTHERWISE, DATE NOMINATED BY CBA): otherwise, the Clean-Up
                 Settlement Date will be the Distribution Date nominated by CBA as the Clean-Up Settlement Date pursuant to clause 23.2.

23.4     CLEAN-UP SETTLEMENT PRICE

         (a)     (CALCULATION): The Clean-Up Settlement Price will be the amount determined by the Manager to be the aggregate of the Fair
                 Market Value (as at the last day of the Accrual Period ending immediately before the proposed Clean-Up Settlement Date) of each Mortgage Loan then forming part of the Assets of the
                 Series Trust.

         (b)     (MINIMUM CLEAN-UP SETTLEMENT PRICE): If any Securities have been issued and have not then been redeemed (or deemed to be redeemed) and if the amount of the Clean-Up Settlement Price determined by the Manager (when combined with the other Assets that will be available to the Trustee) is not sufficient to ensure, upon payment by the Sellers to the Trustee pursuant to clause 23.5, that the Trustee would be in a position on the proposed Clean-Up Settlement Date to redeem the Securities in full in accordance with Condition 7.3 or 7.4 (as applicable) of the Offshore Note Conditions, the Manager must not give a
                 direction to the Trustee

                                                                             103

                 pursuant to clause 23.3(a). If such amount would be so
                 sufficient, the Manager's direction pursuant to clause 23.3(a)
                 must be accompanied by a notification to the Trustee of such amount and the certificate referred to in Condition 7.5 of the
                 Offshore Note Conditions.

         (c)     (MINIMUM NOT SUFFICIENT): If the Manager cannot issue the
                 direction referred to in clause 23.4(b) as a result of such clause, nothing herein prevents CBA issuing a further advice to the Manager pursuant to clause 23.2 at a later date, in which case the procedures and provisions of this clause 23 will
                 thereupon take effect again (including this clause 23.4(c)), subject to the requirements herein contained.

23.5     PAYMENT OF CLEAN-UP SETTLEMENT PRICE

         (a)     (PAYMENT): Subject to clause 23.5(b), the Sellers must pay to the Trustee, in immediately available funds, the Clean-Up
                 Settlement Price on the Clean-Up Settlement Date. Each Seller's
                 liability under this clause 23.5(a) will be determined
                 according to the proportion which the Fair Market Value of the
                 Mortgage Loans referable to that Seller and described in clause
                 23.4(a) bears to the total Fair Market Value of all Mortgage
                 Loans described in clause 23.4(a).

         (b)     (WAIVER OF REDEMPTION BY OFFSHORE NOTEHOLDERS): If a proposed payment pursuant to clause 23.5(a) is as a result of the
                 occurrence of:

                 (i)     the event referred to in Condition 7.4(a) of the
                         Offshore Note Conditions in respect of only the Class
                         A-1 Notes and the Trustee is not required to redeem the
                         Class A-1 Notes as a result of an election to this
                         effect by the Class A-1 Noteholders in accordance with
                         Condition 7.4 of the Offshore Note Conditions; and/or

                 (ii)    the event referred to in Condition 7.4(a) of the
                         Offshore Note Conditions in respect of only the Class
                         A-3 Notes and the Trustee is not required to redeem the
                         Class A-3 Notes as a result of an election to this
                         effect by the Class A-3 Noteholders in accordance with
                         Condition 7.4 of the Offshore Note Conditions,

                 the Sellers must not make the proposed payment referred to in clause 23.5(a) on the proposed Clean-Up Settlement Date (but without limiting the operation of clause 23.4(c) in respect of any other event that has occurred or may occur under clause
                 23.1).

23.6     EFFECT OF PAYMENT OF CLEAN-UP SETTLEMENT PRICE

         Upon receipt of the Clean-Up Settlement Price by the Trustee in immediately available funds, the Trustee's entire right, title and interest in the Mortgage Loan Rights then forming part of the Assets of the Series Trust will be extinguished in favour of the relevant Seller with immediate effect from the last day of the Collection Period which ended prior to the Clean-Up Settlement Date. The Trustee must execute whatever documents the Sellers reasonably require to complete the extinguishment of the Trustee's right, title and interest in the
         Mortgage Loan Rights.

23.7     COSTS

         Each Seller must pay to, or reimburse, the Trustee immediately on demand for all costs and expenses, including, without limitation, any stamp duty and registration fees, arising out of or necessarily incurred in connection with the exercise of such Seller's rights pursuant to this clause 23.

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23.8     ALTERNATIVE STRUCTURE

         The Trustee must co-operate with the Sellers in implementing alternative means to permit the Sellers to have the benefit of the
         Mortgage Loan Rights referred to in clause 23.6 other than as set out in this clause 23 if either Perfection of Title has occurred in respect of the Mortgages then forming part of the Assets of the Series Trust or to do so would materially reduce the liability of the Sellers to reimburse the Trustee for any of the costs and expenses set out in clause 23.7 and provided that any proposed alternative means pursuant to this clause is permitted in law and does not result in the Trustee being exposed to the risk of personal liability unless the Trustee is satisfied, in its absolute discretion, that the Sellers will be able to indemnify the Trustee in respect of such risk in accordance with clause
         2.15(a).

23.9     ALTERNATIVE FUNDING ARRANGEMENTS TO PERMIT REDEMPTION

         Nothing in this clause 23 prevents the Manager and the Trustee exercising any other rights and powers conferred upon them by this Deed or the Master Trust Deed (in so far as it applies to the Series Trust)
         to enable the redemption of the Securities as contemplated by
         Conditions 7.3 and 7.4 of the Offshore Note Conditions.

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24.      PERFECTION OF TITLE

24.1     PERFECTION OF TITLE EVENT

         A Perfection of Title Event occurs if:

         (a)     (BREACH OF SELLER REPRESENTATIONS): a Seller makes any
                 representation or warranty under a Transaction Document to which it is expressed to be a party that proves to be incorrect when made (other than a representation or warranty in respect of which payment has been made, or is not yet due to be made, in accordance with clauses 14.6 and 14.9(a)), or breaches any covenant or undertaking given by it in such a Transaction
                 Document, and that has or, if continued will have, an Adverse
                 Effect and:

                 (i)     the same is not satisfactorily remedied so that it no
                         longer has or will have, an Adverse Effect, within 20
                         Business Days of notice thereof being delivered to that
                         Seller by the Manager or the Trustee; or

                 (ii)    if paragraph (i) is not satisfied, that Seller has not
                         within 20 Business Days of such notice paid
                         compensation to the Trustee for its loss from such
                         breach in an amount satisfactory to the Trustee acting
                         reasonably (such compensation cannot exceed the
                         aggregate of the principal amount outstanding in
                         respect of the corresponding Mortgage Loan (as recorded
                         on the Mortgage Loan System) and any accrued or unpaid
                         interest in respect of the Mortgage Loan (calculated in
                         both cases at the time of payment of the
                         compensation)).

                 The Trustee must, in such notice, specify the reasons why it believes an Adverse Effect has occurred, or will occur (as the case may be);

         (b)     (SERVICER DEFAULT): if CBA is the then Servicer, a Servicer
                 Default occurs;

         (c)     (SELLER INSOLVENCY EVENT): an Insolvency Event occurs in
                 relation to a Seller;

         (d)     (CBA BREACH OF INTEREST RATE SWAP AGREEMENT): if CBA is a then
                 Interest Rate Swap Provider under a Fixed Rate Swap or an
                 Interest Rate Basis Cap, CBA fails to make any payment due under the corresponding Interest Rate Swap Agreement and such failure:

                                                                             105

                 (i)     has or will have, as reasonably determined by the
                         Trustee, an Adverse Effect; and

                 (ii)    is not remedied by CBA within 20 Business Days (or such
                         longer period as the Trustee may agree to) of notice
                         thereof being delivered to CBA by the Manager or the
                         Trustee; or

         (e)     (DOWNGRADING OF CBA): a downgrading in the long term debt
                 rating of CBA below the Specified Rating (or such other rating in respect of CBA as is agreed between the Manager, CBA and the
                 Rating Agency which had assigned the relevant Specified
                 Rating).

24.2     DECLARATION OF PERFECTION OF TITLE EVENT

         If a Perfection of Title Event (of which the Trustee is actually aware)
         is subsisting, the Trustee must, as soon as is practicable, by notice in writing to the Sellers, the Servicer, the Manager and the Rating
         Agencies declare that a Perfection of Title Event has occurred unless each Rating Agency issues a Rating Affirmation Notice to the Trustee
         (with a copy to the Manager) prior to the declaration in respect of such Perfection of Title Event.

24.3     PERFECTION OF TITLE

         If, and only if, a declaration is made by the Trustee in accordance with clause 24.2, the Trustee and the Manager must as soon as practicable:

         (a)     (PERFECT TITLE): take all necessary steps to perfect in the name of the Trustee the Trustee's legal title to the Mortgages then forming part of the Assets of the Series Trust, including lodgement of Mortgage Transfers (where necessary, executed under a Power of Attorney) with the land titles office of the appropriate jurisdiction to achieve registration of the
                 Mortgages then forming part of the Assets of the Series Trust;

         (b)     (NOTIFY BORROWERS): notify the relevant Borrowers of the sale of the Mortgage Loans and Mortgages then forming part of the
                 Assets of the Series Trust including informing them (where appropriate) that they should make payment to the Series Trust
                 Account specified to them by the Trustee; and

         (c)     (POSSESSION OF LOAN FILES): take possession of all Loan Files
                 (subject to the Privacy Act and each Seller's duty of
                 confidentiality to its customers under general law or
                 otherwise). The Trustee and the Manager may, if necessary to obtain possession, enter into the premises of the Servicer at which the Loan Files are stored.

24.4     TRUSTEE TO LODGE CAVEATS

         If the Trustee does not hold the Mortgage Documents necessary to vest fully and effectively in the Trustee each Seller's legal right, title and interest in and to any Mortgage Loan, the Trustee must, within 5
         Business Days after the declaration by the Trustee of a Perfection of
         Title Event in accordance with clause 24.2, lodge or enter, to the extent of the information available to it, a caveat or similar instrument in respect of the Trustee's interest in the Mortgage Loan.

24.5     TRUSTEE TO HOLD LEGAL TITLE OR LODGE CAVEATS

         The Trustee must, unless each Rating Agency issues a Rating Affirmation
         Notice in respect of the Perfection of Title Event in accordance with clause 24.2, in respect of each Mortgage Loan then forming part of the
         Assets of the Series Trust, within 30 Business Days of becoming actually aware of a Perfection of Title Event, either have commenced to take all necessary

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         steps to perfect the legal title to that Mortgage Loan or have lodged or entered a caveat or similar instrument in respect of the Trustee's interest in that Mortgage Loan.

24.6     POWERS OF ATTORNEY

         The Trustee must only use the Powers of Attorney to execute Mortgage
         Transfers in respect of Mortgages then forming part of the Assets of the Series Trust and only then if it has declared a Perfection of Title
         Event in accordance with clause 24.2.

24.7     OTHER LOANS

         Following a declaration in accordance with clause 24.2, the Trustee must continue to hold its interest in the CBA Trust Assets in accordance with this Deed.

24.8     INDEMNITY

         CBA indemnifies the Trustee against all loss, costs, damages, charges and expenses incurred by the Trustee in perfecting the Trustee's title to the Mortgages then forming part of the Assets of the Series Trust in accordance with clause 24.3, including legal costs charged at the usual commercial rates of the relevant legal services provider, all registration fees, stamp duty and the cost of preparing and transmitting all necessary documentation.

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25.      SERVICER AS CUSTODIAN OF THE MORTGAGE LOAN DOCUMENTS

25.1     SERVICER AS CUSTODIAN

         The Servicer shall hold the Mortgage Documents in relation to the
         Sellers' Mortgage Loans and which from time to time form part of the
         Assets of the Series Trust (the "RELEVANT MORTGAGE DOCUMENTS") as
         custodian on behalf of the Trustee from and including the Closing Date until a Document Transfer Event occurs.

25.2     APPLICATION OF THE BALANCE OF THIS CLAUSE

         The remaining provisions of this clause 25 only apply if and while the
         Servicer remains as custodian of the Relevant Mortgage Documents.

25.3     SERVICER'S COVENANTS AS CUSTODIAN

         The Servicer covenants with the Trustee that it will:

         (a)     (HOLD DOCUMENTS IN ACCORDANCE WITH ITS NORMAL PRACTICE): hold the Relevant Mortgage Documents in accordance with its standard safekeeping practices and in the same manner and to the same extent as it holds its own documents;

         (b)     (SEGREGATE DOCUMENTS): mark and segregate the security packages containing the Relevant Mortgage Documents in a manner to
                 enable the easy identification of them by the Trustee (when the
                 Trustee is at the premises at which the Relevant Mortgage
                 Documents are located and in possession of the letter delivered to it pursuant to clause 6.1(k));

         (c)     (REPORTING): maintain reports on movements of the Relevant
                 Mortgage Documents; and

         (d)     (DEFICIENCIES IN DOCUMENT CUSTODY AUDIT REPORT): cure any
                 exceptions or deficiencies noted by the Auditor of the Series
                 Trust in a Document Custody Audit Report; and

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         (e)     (POWER OF ATTORNEY): exercise any power of attorney granted by
                 Homepath solely in relation to its duties as Custodian or in relation to any non-compliance by Homepath with clause 25.12 and upon the instruction of the Trustee.

25.4     SERVICER'S UPDATE OF LOAN INFORMATION

         (a)     (QUARTERLY UPDATES): The Servicer must deliver to the Trustee on each Distribution Date a file in a format acceptable to the
                 Trustee updating the information referred to in clause 6.1(j).

         (b)     (ADVERSE DOCUMENT CUSTODY AUDIT REPORT): In addition to its obligations under clause 25.4(a), if there is an Adverse
                 Document Custody Audit Report the Servicer must deliver to the
                 Trustee within 20 Business Days thereafter (or such longer period as may be agreed between the Servicer and the Trustee) a file updating the information referred to in clause 6.1(j) and containing the Caveat and Transfer Details in respect of each
                 Mortgage Loan then forming part of the Assets of the Series
                 Trust.

25.5     SERVICER'S INDEMNITY IN RESPECT OF INCORRECT INFORMATION IN LOAN
         INFORMATION

         If the Servicer:

         (a)     (FAILS TO SUPPLY INFORMATION): fails to supply adequate
                 information; or

         (b)     (SUPPLIES INCORRECT INFORMATION): supplies inaccurate or
                 incomplete information,

         on the files delivered pursuant to clause 6.1(j) or 25.4 and as a result the Trustee is unable (when entitled to do so under this Deed)
         to lodge and register Caveats and Mortgage Transfers upon the occurrence of a Document Transfer Event or a Perfection of Title Event,
         then the Servicer (as custodian) indemnifies the Trustee (whether for its own account or for the account of the Securityholders) for all actions, loss, damage, costs (including legal costs charged at the usual commercial rates of the relevant legal services provider), charges and expenses suffered as a result.

25.6     DOCUMENT CUSTODY AUDIT REPORT

         The     Manager or the Trustee (due to default by the Manager) must retain the Auditor of the Series Trust to conduct periodic reviews (determined in accordance with clause 25.9) in respect of the Servicer's role as custodian of the Relevant Mortgage
                 Documents. The Auditor must review: (a) (CUSTODIAL PROCEDURES):
                 the custodial procedures adopted by the Servicer; and

         (b)     (ACCURACY OF INFORMATION): the accuracy of information in
                 respect of the Mortgage Loans contained on:

                 (i)     the Security Register; and

                 (ii)    the most recent of the files provided to the Trustee
                         pursuant to clauses 6.1(j) and 25.4.

25.7     DETAILS OF DOCUMENT CUSTODY AUDIT REPORT

         (a)     (CUSTODY PROCEDURES): In respect of the review referred to in clause 25.6(a), the Manager must instruct the Auditor of the
                 Series Trust that its review should consist of reporting on whether:

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                 (i)     the Relevant Mortgage Documents are capable of
                         identification and are distinguishable from the other
                         assets of the Servicer;

                 (ii)    controls exist such that the Relevant Mortgage
                         Documents may not be removed or tampered with except
                         with appropriate authorisation; and

                 (iii)   an appropriate tracking system is in place such that
                         the location of the security packages containing the
                         Relevant Mortgage Documents can be detected at any time
                         and the location of the Relevant Mortgage Documents
                         (other than the Relevant Mortgage Documents in relation
                         to the First Layer of Collateral Securities but
                         including any Insurance Policy or certificate of
                         currency for an Insurance Policy in relation to a
                         Mortgage Loan) can be detected at any time.

         (b)     (ACCURACY OF INFORMATION): In respect of the review referred to in clause 25.6(b)(i), the Manager must instruct the Auditor of the Series Trust to review a sample of security packets in respect of the Mortgage Loans then forming part of the Assets of the Series Trust to determine whether they contain the
                 following (which accord, where applicable, with the information contained in the file referred to in clause 25.6(b)(ii)):

                 (i)     an original counterpart of the corresponding Mortgage;

                 (ii)    the Certificate of Title (if any) in respect of the
                         Land the subject of the Mortgage; and

                 (iii)   (where applicable) any Mortgage Insurance Policy in
                         respect of the corresponding Mortgage other than the
                         Pool Mortgage Insurance Policy.

                 If such security packets do not contain any of the foregoing, the Auditor must determine if there is an adequate explanation regarding the documents not in the security packets or whether the security packets or the Servicer's records indicate the location of the missing documents.

                 The Manager must instruct the Auditor to confirm (after having conducted the above reviews) the accuracy of the information in respect of the above contained in both the Security Register and the file referred to in clause 25.6(b)(ii).

25.8     DOCUMENT CUSTODY AUDIT REPORT

         The Manager must instruct the Auditor of the Series Trust to provide a
         Document Custody Audit Report in respect of the Servicer in which the
         Auditor, based on its reviews referred to in clause 25.7, specifies a grade of the overall custodial performance by the Servicer, based on the following grading system:

         "A"     Good -                  All control procedures and accuracy of
                                         information in respect of Mortgage
                                         Loans testing completed without
                                         exception.

         "B"     Satisfactory -          Minor exceptions noted.

         "C"     Improvement required -  Base internal controls are in place but a number of issues were identified that
                                         need to be resolved for controls to be
                                         considered adequate; and/or

                                         Testing of the information in respect
                                         of Mortgage Loans identified a number
                                         of minor exceptions which are the
                                         result of non-compliance with the
                                         control system.

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         "D"     Adverse -               Major deficiencies in internal controls
                                         were identified. Cannot rely on the
                                         integrity of the information in respect
                                         of Mortgage Loans on the Security
                                         Register and the diskettes delivered
                                         pursuant to clauses 6.1(j) and 25.4.

25.9     TIMING OF DOCUMENT CUSTODY AUDIT REPORTS

         Unless otherwise agreed between the Trustee and the Trust Manager, the
         Manager (or the Trustee if the Manager fails to do so) must:

         (a)     (INSTRUCT AUDITOR): instruct the Auditor of the Series Trust to prepare a Document Custody Audit Report annually (or such other period as may be agreed by the Manager, the Trustee and the
                 Ratings Agencies) based on information as at 30 September for
                 each year commencing with [    ]; and

         (b)     (COPY OF REPORT): require the Auditor to deliver a copy of each
                 Document Custody Audit Report to the Trustee, with a copy to the Manager and the Servicer.

25.10    ADVERSE DOCUMENT CUSTODY AUDIT REPORT

         If the Auditor issues an Adverse Document Custody Audit Report to the
         Trustee, the Trustee must instruct the Auditor to conduct a further
         Document Custody Audit Report no sooner than 1 month but no later than
         2 months after the date of receipt by the Trustee of the Adverse
         Document Custody Audit Report. The Manager must instruct the Auditor to deliver the further Document Custody Audit Report to the Trustee, with a copy to the Manager and the Servicer.

25.11    DOCUMENT TRANSFER EVENT

         Upon the occurrence of any of the following:

         (a)     (FURTHER ADVERSE DOCUMENT CUSTODY AUDIT REPORT): a further
                 Document Custody Audit Report pursuant to clause 25.10 is an
                 Adverse Document Custody Audit Report; or

         (b)     (TRUSTEE AS SERVICER): the Trustee replaces CBA as the
                 Servicer,

         a Document Transfer Event occurs. The Trustee must immediately upon becoming actually aware of a Document Transfer Event deliver a notice to the Servicer notifying it of the occurrence of a Document Transfer
         Event. Upon receipt of such notice the Servicer must transfer custody of the Relevant Mortgage Documents held by it to the Trustee. Subject to clause 25.14, this requirement will be treated as being satisfied if:

         (c)     (DELIVERY OF 90% OF MORTGAGE DOCUMENTS): within 5 Business Days of the above notice being received, all Mortgage Documents in relation to at least 90% (by number) of the Mortgage Loans then part of the Assets of the Series Trust are delivered to the
                 Trustee; and

         (d)     (REMAINING MORTGAGE DOCUMENTS): any remaining Relevant Mortgage
                 Documents are delivered to the Trustee within 10 Business Days of the above notice being received.

25.12    FAILURE TO COMPLY WITH CLAUSE 25.11

         If the Servicer does not comply with the requirements of clause 25.11
         (subject to clause 25.14) within either of the specified time limits specified in clause 25.11(c) & (d), the Trustee must (unless the
         Trustee is satisfied, in its absolute discretion, that the Servicer has used its best endeavours to deliver the Mortgage Documents and has made appropriate arrangements for the remaining Mortgage Documents to be delivered in accordance with clause 25.11 (subject to

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         clause 25.14) within a reasonable period as determined by the Trustee
         (but in any event no longer than 10 Business Days from the date that they were due to be delivered in accordance with clause 25.11 (subject to clause 25.14) except where the Trustee is satisfied, in its absolute discretion, that the failure to deliver the remaining Mortgage
         Documents arises from circumstances beyond the control of the
         Servicer)) to the extent to which it has information available to it at the time:

         (a)     (LODGE CAVEATS): execute and lodge Caveats in respect of all
                 Land or Mortgages (as the case may be) for which all Mortgage
                 Documents in respect of the Series Trust have not been
                 delivered; and

         (b)     (BRING PROCEEDS FOR POSSESSION): initiate legal proceedings to take possession of the Mortgage Documents in respect of the
                 Series Trust that have not been delivered,

         and to the extent that the Trustee cannot do so, as a result of not having information available to it to do so, the indemnity in clause
         25.5 applies.

         The Trustee must discontinue any legal proceedings initiated in accordance with this clause 25.12 if the Mortgage Documents in question are delivered to the Trustee.

25.13    EMERGENCY DOCUMENT TRANSFER

         If:

         (a)     (A PERFECTION OF TITLE EVENT OCCURS): a Perfection of Title
                 Event (other than a Servicer Default referred to in clause
                 18.1(g)) is declared by the Trustee in accordance with clause
                 24.2 and the Trustee notifies the Sellers and the Servicer of that fact (which the Trustee must do immediately upon declaring any such Perfection of Title Event); or

         (b)     (NOMINATED SERVICER DEFAULT): for the purposes of this clause only and not for any other purpose under this Deed:

                 (i)     the Trustee considers in good faith that the conditions
                         of clause 18.1(g) have been satisfied; and

                 (ii)    the Trustee serves a notice on the Servicer identifying
                         the reasons why the Trustee considers that those
                         conditions have been satisfied and why, in the
                         Trustee's opinion, an Adverse Effect has or may occur
                         as a result,

         then, subject to clause 25.14, the Servicer must immediately upon receipt of a notice under paragraph (a) or (b) transfer custody of the
         Relevant Mortgage Documents to the Trustee. The Trustee may, in such circumstances, commence legal proceedings to obtain possession of the
         Relevant Mortgage Documents and may enter into the premises of the
         Servicer at which the Relevant Mortgage Documents are stored and take away from such premises the Relevant Mortgage Documents.

25.14    EXCEPTIONS TO TRANSFER

         The obligations of the Servicer to transfer custody of the Relevant
         Mortgage Documents to the Trustee pursuant to clause 25.11 or 25.13 do not extend to such documents which the Servicer can prove, to the reasonable satisfaction of the Trustee, are deposited with a solicitor
         (acting on behalf of the Servicer), a land titles office, a stamp duties office or any other Governmental Agency. The Servicer must provide a list of such documents to the Trustee together with any which have been lost (and a statutory declaration duly completed that the contents of the list are, to the best of the knowledge and belief of the maker, true and correct) within 14 days of the above notice having been received by it. In respect of Relevant Mortgage Documents that are so deposited, the Servicer must deliver these to the Trustee immediately upon receipt from the solicitor or relevant office and, in respect of Mortgage Documents that are lost, the

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         Servicer must take all reasonable steps satisfactory to the Trustee to promptly replace such Relevant Mortgage Documents.

25.15    INDEMNITY BY THE SERVICER

         The Servicer indemnifies the Trustee against all loss, costs, damages, charges and expenses incurred by the Trustee:

         (a)     (SERVICER BREACH): as a result of a breach by the Servicer of clause 25.11; or

         (b)     (LEGAL PROCEEDINGS): in connection with the Trustee taking the action referred to in clause 25.12 or the legal proceedings referred to in clause 25.13,

         including all registration fees, stamp duty, legal costs charged at the usual commercial rates of the relevant legal services provider and the cost of preparing and transmitting all necessary documentation.

25.16    TRUSTEE TO CO-OPERATE WITH SERVICER

         If the Trustee holds any Relevant Mortgage Document and if the Trustee receives from the Servicer a satisfactory undertaking, the Trustee must release to the Servicer from time to time such Relevant Mortgage
         Documents as are reasonably required by the Servicer to perform its obligations as Servicer under this Deed.

25.17    SPECIFIC PERFORMANCE

         If the Servicer breaches it obligations under clauses 25.11 to 25.14, it is agreed that damages alone will not be an adequate remedy for such a breach and that the Trustee is entitled to sue the Servicer for specific performance of its obligations under clauses 25.11 to 25.14.

25.18    TRUSTEE'S DUTY WHILE HOLDING MORTGAGE DOCUMENTS

         While the Trustee holds any Mortgage Documents, it must hold them in accordance with its standard safekeeping practices and in the same manner and to the same extent as it holds equivalent mortgage documents as trustee.

25.19    REAPPOINTMENT OF SERVICER AS CUSTODIAN

         If following a Document Transfer Event:

         (a)     (TRUSTEE DETERMINES SERVICER IS APPROPRIATE): the Trustee is
                 satisfied, notwithstanding the occurrence of the Document
                 Transfer Event, that the Servicer is an appropriate person to act as custodian of all or part of the Relevant Mortgage
                 Documents; and

         (b)     (RATING AFFIRMATION): each Rating Agency issues a Rating
                 Affirmation Notice in respect of the re-appointment of the
                 Servicer,

         then the Trustee may by agreement with the Servicer re-appoint the
         Servicer to act as custodian of those Mortgage Documents upon such terms as are agreed between the Trustee and the Servicer and approved by the Manager. This clause 25 will apply following the re-appointment of the Servicer as custodian of the Relevant Mortgage Documents under this clause 25.19.

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26.      TERMINATION OF THE SERIES TRUST

26.1     POTENTIAL TERMINATION EVENTS

         (a)     (NOTIFY POTENTIAL TERMINATION EVENT): If the Trustee, the
                 Manager or the Servicer becomes aware of the occurrence of a
                 Potential Termination Event it must promptly notify in writing the others and the Security Trustee and the Offshore Note
                 Trustee.

         (b)     (TRUSTEE MUST DETERMINE WHETHER POTENTIAL TERMINATION EVENT HAS
                 ADVERSE EFFECT): Upon becoming aware of a Potential Termination
                 Event, the Trustee must promptly determine whether in its
                 reasonable opinion the Potential Termination Event has or will have an Adverse Effect and must promptly thereafter notify in writing the Manager, the Servicer, the Security Trustee and the
                 Offshore Note Trustee of its determination.

         (c)     (RESTRUCTURING): If the Trustee determines pursuant to clause
                 26.1(b) that a Potential Termination Event has or will have an
                 Adverse Effect , the Servicer, the Trustee and the Manager must consult and use their reasonable endeavours (in consultation with the Security Trustee, the Offshore Note Trustee and, if necessary the Unitholders) to amend or vary the terms of this
                 Deed, any other relevant Transaction Document and the
                 Securities in respect of the Series Trust, in such a way so as to cure the Potential Termination Event or its Adverse Effect.

         (d)     (WIND UP THE SECURITY TRUST): If such consultations do not result in the cure of the Potential Termination Event or its
                 Adverse Effect (with the consent of the Servicer, the Trustee, the Manager, the Security Trustee and the Offshore Note
                 Trustee) within 60 days of notice being given by the Trustee pursuant to clause 26.1(b), then the Trustee must proceed to liquidate the Assets of the Series Trust in accordance with the remainder of this clause 26.

26.2     DETERMINATION OF TERMINATION PAYMENT DATE

         The Trustee must as soon as practicable following the Termination Date of the Series Trust, declare on the direction of the Servicer and the
         Manager, a date as the Termination Payment Date (which, if Securities have been issued and have not then been redeemed (or deemed to be redeemed) in full, must be a Distribution Date and must not be the next
         Distribution Date immediately after the declaration if the
         Determination Date in relation to that Distribution Date has then passed), being a date by which the Trustee reasonably believes that the sale and distribution of the Assets of the Series Trust will be completed in accordance with this clause 26. Based on the direction of the Servicer and the Manager, the Trustee may substitute another date as the Termination Payment Date (which, if the Securities have not then been redeemed in full, must be a Distribution Date) if it reasonably believes that the Assets will not in fact be sold and distributed by the then declared Termination Payment Date.

26.3     REALISATION OF ASSETS

         Upon the occurrence of the Termination Date of the Series Trust, the
         Trustee, in consultation with the Manager, must sell and realise the
         Assets of the Series Trust (and, in relation to the sale (other than pursuant to clause 26.5) of any Mortgage Loan Rights forming part of the Assets of the Series Trust, the Trustee must obtain appropriate expert advice prior to the sale) and such sale (so far as reasonably practicable and reasonably commercially viable) must be completed within 180 days of the Termination Date provided that during the period of 180 days from the Termination Date:

         (a)     (FAIR MARKET VALUE): the Trustee must not offer to sell the
                 Mortgage Loan Rights for less than their Fair Market Value;

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         (b)     (SALE IN ACCORDANCE WITH CLAUSE 26.4): the Trustee must not sell any Mortgage Loan Rights unless the sale is on terms in accordance with clause 26.4; and

         (c)     (RIGHT OF FIRST REFUSAL): the Trustee must not sell any
                 Mortgage Loan Rights unless it has offered the Mortgage Loan
                 Rights for sale to the Sellers in accordance with clause 26.5 and CBA has either not accepted that offer or has accepted that offer within 90 days of that Termination Date but not paid the consideration due by the time required pursuant to clause 26.5.

26.4     CONDITIONS OF SALE DURING 180 DAYS

         The Trustee must not conclude a sale pursuant to clause 26.3 (other than pursuant to clause 26.5) unless:

         (a)     (EQUITABLE ASSIGNMENT ONLY): all Mortgage Loan Rights sold pursuant to that sale are assigned in equity only (unless the
                 Trustee already holds legal title to such Mortgage Loan
                 Rights);

         (b)     (SERVICER'S RIGHTS RETAINED): the sale is expressly subject to the Servicer's right to be retained as Servicer of the Mortgage
                 Loan Rights in accordance with the terms of this Deed; and

         (c)     (SALE SUBJECT TO CBA TRUST): the sale is expressly subject to the rights of the CBA Trust in respect of those Mortgage Loan
                 Rights pursuant to this Deed and to the rights of the
                 beneficiary, or beneficiaries of the CBA Trust, in respect of those Mortgage Loan Rights pursuant to this Deed.

26.5     RIGHT OF REFUSAL TO SELLER

         (a)     (DEEMED OFFER TO SELLER): On the Termination Date of the Series
                 Trust the Trustee is deemed to irrevocably offer to extinguish in favour of the Sellers, its entire right, title and interest in the Mortgage Loan Rights forming part of the Assets of the
                 Series Trust in return for the payment to the Trustee of an amount determined in accordance with clause 26.3(a) as at the
                 Termination Date.

         (b)     (ACCEPTANCE BY SELLER OF OFFER): CBA (on behalf of itself and
                 Homepath) may verbally accept the offer referred to in clause
                 26.5(a) within 90 days after the Termination Date of the Series
                 Trust and, having accepted the offer, must pay to the Trustee, in immediately available funds, the amount referred to in
                 clause 26.5(a) by the expiration of 180 days after the
                 Termination Date of the Series Trust. If CBA (on behalf of itself and Homepath) makes such payment, the Trustee must
                 execute whatever documents CBA (on behalf of itself and
                 Homepath) reasonably requires to complete the extinguishment of the Trustee's right, title and interest in the Mortgage Loan
                 Rights then forming part of the Assets of the Series Trust.

         (c)     (TRUSTEE MUST NOT SELL): The Trustee must not sell any Mortgage
                 Loan Rights referred to in clause 26.5(a) unless CBA (on behalf of itself and Homepath) has failed to accept the offer referred to in clause 26.5(a) within 90 days after the Termination Date or, having accepted the offer, has failed to pay the amount referred to in clause 26.3(a) by the expiration of 180 days after the Termination Date.

26.6     SALE AT LOWER PRICE

         If after the expiration of the period of 180 days from the Termination
         Date of the Series Trust the Trustee has not sold any Mortgage Loan
         Rights which form part of the Assets of the Series Trust for the amount determined in accordance with clause 26.3(a), the Trustee may proceed to sell such Mortgage Loan Rights free from the prohibitions contained in clause 26.3 and may, if

                                                                             114

         necessary, sell such Mortgage Loan Rights on the terms set out in clause 26.7 if the terms of that clause are satisfied. If any Mortgage
         Loan Rights are sold for less than the price for those Mortgage Loan
         Rights determined in accordance with clause 26.3(a), then any such shortfall must be allocated as provided for clause 26.11.

26.7     CONDITIONS OF SALE AFTER 180 DAYS

         Upon the expiration of the period of 180 days from the Termination Date in respect of the Series Trust, the Trustee may, if necessary (in its reasonable opinion) to sell the Mortgage Loan Rights forming part of the Assets of the Series Trust for at least the amount determined in accordance with clause 26.3(a) in respect of those Mortgage Loan
         Rights:

         (a)     (PERFECT TITLE): take all necessary steps to perfect the
                 Trustee's legal title to the Mortgage Loan Rights as if a
                 Perfection of Title Event had occurred;

         (b)     (TERMINATE SERVICER): terminate the rights and obligations of the Servicer in respect of those Mortgage Loan Rights; and

         (c)     (SELL MORTGAGE LOAN RIGHTS): sell the legal and beneficial ownership in such Mortgage Loan Rights to the prospective
                 purchaser free of all rights of the relevant Seller to
                 repurchase such Mortgage Loan Rights in accordance with this
                 Deed which rights that Seller is deemed to have waived by its not accepting the offer made to it in accordance with clause
                 26.3(a).

26.8     FURTHER CONDITIONS OF SALE AFTER 180 DAYS

         If the Trustee sells the Mortgage Loan Rights pursuant to clause 26.7, the Trustee must use reasonable endeavours to include as a condition of the sale that the purchaser will:

         (a)     (CONSENT): consent to the granting in favour of the relevant
                 Seller of mortgages and other Security Interests subsequent to the Mortgages and Collateral Security assigned to the
                 purchaser;

         (b)     (ENTER PRIORITY AGREEMENTS): enter into priority agreements with that Seller, in the form then specified in the Servicing
                 Standards, limiting the priority of the Mortgages and
                 Collateral Security assigned to the purchaser over any
                 subsequent mortgages and other Security Interests held by that
                 Seller to the then principal outstanding of the relevant
                 Mortgage Loan and any interest, fees and expenses on this
                 amount; and

         (c)     (ENDEAVOUR TO OBTAIN BORROWER'S CONSENT): use reasonable
                 endeavours to obtain the consent of the providers of Mortgages and Collateral Securities assigned to the purchaser, and any other relevant person, to the grant of subsequent mortgages and other Security Interests to that Seller.

26.9     PROCEDURES PENDING WINDING-UP

         During the period commencing on the Termination Date and ending on the
         Termination Payment Date:

         (a)     (TRUSTEE, MANAGER AND SERVICER MUST CONTINUE TO PERFORM
                 DUTIES): the Trustee, the Servicer and the Manager must
                 continue to perform their respective roles in accordance with the Master Trust Deed and this Deed in respect of the Assets of the Series Trust;

         (b)     (COLLECTIONS TO CONTINUE TO BE PAID INTO COLLECTIONS ACCOUNT):
                 all Collections must continue to be deposited into the
                 Collections Account in accordance with this Deed;

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         (c)     (PROCEEDS OF SALE): all proceeds arising from the sale of
                 Assets of the Series Trust must be deposited into the
                 Collections Account and must be treated for all purposes as if such proceeds were Collections and the Manager must determine
                 (and advise the Trustee) which of such proceeds are to be
                 treated as received on account of principal amounts and which of such proceeds are to be treated as received on account of available funds; and

         (d)     (TRUSTEE MUST MAKE PAYMENTS): the Trustee must continue to make all distributions, transfers and payments determined by the
                 Manager as required to be made in accordance with this Deed.

26.10    COSTS ON WINDING-UP OF THE SERIES TRUST

         On the Determination Date prior to the Termination Payment Date, the
         Manager (in consultation with the Trustee) must in respect of the
         Series Trust make provision for all Taxes, costs, charges, expenses, claims and demands anticipated to become payable after the Termination
         Payment Date in connection with or arising out of the administration or winding up of the Series Trust, including the fees of any consultants whom the Trustee, a Seller, the Servicer, the Security Trustee or the
         Manager have employed in connection with the administration or winding up of the Series Trust. Such costs (if any) will be treated as Expenses by the Manager in making its determinations as to payments to be made on the Termination Payment Date in accordance with clause 26.11.

26.11    CALCULATION OF FINAL DISTRIBUTIONS

         On the Determination Date prior to the Termination Payment Date, the
         Manager must determine how the amounts standing to the credit of the
         Collections Account (other than amounts, if any, in respect of Cash
         Advance Deposit) are to be distributed and must make such determination in accordance with the provisions of this Deed for payments and allocations of principal amounts and Available Income Amounts. As soon as practicable after making such determinations, the Manager must notify the Trustee of the allocations and payments to be made on the
         Termination Payment Date in accordance with this Deed.

26.12    FINAL DISTRIBUTIONS

         On the Termination Payment Date, the Trustee must make the payments that the Manager directs it to make pursuant to clause 26.11.

26.13    INSUFFICIENT FUNDS

         If the Trustee has insufficient funds to make the payments required to be made under clause 26.12 to the Securityholders in full, the Trustee will distribute the amount available to the Trustee in accordance with
         (including the order of priority specified in) clause 10.3 in the case of the capital of the Series Trust and clause 10.2 in the case of the income of the Series Trust.

26.14    EXCESS FUNDS

         If following the distribution of the amounts required to be distributed by the Trustee to Securityholders pursuant to clause 26.12 the Trustee holds any excess funds or other Assets of the Series Trust, the Trustee must immediately distribute such funds or Assets to the Class B Capital
         Unitholder.

26.15    DISTRIBUTION TO CLASS B CAPITAL UNITHOLDER IN SPECIE

         On the occurrence of an event referred to in paragraph (c)(i) of the definition of Termination Date, the Trustee must immediately after deducting any amount paid or provided for pursuant to clause 26.12 and any amount payable to the Class A Capital Unitholder, distribute the
         Assets of the Series Trust in full in specie to the Class B Capital
         Unitholder. The Class B

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         Capital Unitholder must take all steps necessary on its part in order to enable the Trustee to comply with this clause 26.15 and will reimburse the Trustee on demand for all expenses payable in connection with such transfer.

26.16    TERMS OF IN SPECIE DISTRIBUTIONS

         Any in specie distribution pursuant to clause 26.15 will be without recourse to the Trustee and without representation or warranty by the
         Trustee.

26.17    ALTERNATIVE STRUCTURE

         The Trustee must co-operate with the Sellers in implementing alternative means to permit the Sellers to have the benefit of the
         Mortgage Loan Rights referred to in clause 26.5 other than as set out in this clause 26 if Perfection of Title has occurred in respect of the
         Mortgages then forming part of the Assets of the Series Trust that any proposed alternative means pursuant to this clause is permitted in law and does not result in the Trustee being exposed to the risk of personal liability unless the Trustee is satisfied, in its absolute discretion, that the Sellers will be able to indemnify the Trustee in respect of such risk in accordance with clause 2.15(a).

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27.      GENERAL

27.1     REQUIRED CREDIT RATING

         For the purposes of the Master Trust Deed in so far as it relates to the Series Trust:

         (a)     (MOODY'S): the Required Credit Rating required by Moody's in respect of Authorised Short-Term Investments of the Series
                 Trust is a short-term rating of P-1 or such other rating as is agreed between the Manager, the Trustee and Moody's; and

         (b)     (S&P): the Required Credit Rating required by S&P in respect of
                 Authorised Short-Term Investments of the Series Trust is a
                 short-term rating of A-1+ or such other rating as is agreed between the Manager, the Trustee and S&P.

27.2     DISTRIBUTION OF INFORMATION

         The Manager will on or before the date which is 1 Business Day before each Distribution Date send:

         (a)     (TO THE TRUSTEE): to the Trustee, the Principal Paying Agent
                 and the Offshore Note Trustee, the Quarterly Certificate; and

         (b)     (TO THE RATING AGENCIES): to the Rating Agencies, such
                 information as they require:

                 (i)     from the Quarterly Certificate; and

                 (ii)    the Pool Performance Data (if available) (and the
                         Manager will send the same information to the Trustee).

27.3     ELECTRONIC REPORTING OF POOL PERFORMANCE DATA

         Prior to each Distribution Date, the Manager (or a person nominated by the Manager) must prepare and arrange for the publication by Reuters and/or Bloomberg, L.P. (or another similar electronic medium) of the
         Pool Performance Data (if available) in respect of the Collection
         Period just ended in a format similar to that used by other mortgage-backed securities issuers in the Australian market. The
         Manager is not liable to any person in any manner for the acts or omissions of the person nominated by the Manager for the purposes set out in this clause 27.3.

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27.4     CLAIM FOR DAMAGES

         Where this Deed provides for damages to be payable by a Seller, the
         Servicer or the Manager:

         (a)     (CLAIM MUST BE IN WRITING): a written notice of a claim for damages must be provided to the relevant party by the Trustee;

         (b)     (CLAIM MUST SPECIFY THE AMOUNT OF DAMAGES): such notice must specify the amount of damages claimed and how such amount has been determined by reference to the loss incurred as a result of the breach leading to the claim for damages; and

         (c)     (TRUSTEE MUST ACT ON INSTRUCTIONS): the Trustee in preparing a notice in accordance with clauses 27.4(a) and (b) will act on the instructions of the Manager (in the case of a claim against that Seller or the Servicer) or take expert advice, if
                 necessary (in the case of a claim against the Manager).

27.5     ALLOCATION OF DAMAGES

         If an amount is payable to the Trustee by the Servicer, a Seller or the
         Manager for a breach of a representation, warranty or obligation under the Master Trust Deed or this Deed or for other damages, the Manager will determine what portion of such amount is to be treated as Other
         Principal Amounts and what portion of such amount is to be treated as
         Other Income Amounts. On each Determination Date the Manager must notify the Trustee of its allocation, in accordance with the foregoing, of such payment received (if any) in the Collection Period just ended.

27.6     ADDITIONAL EXPENSES

         Pursuant to clause 16.11 of the Master Trust Deed, the Expenses are incorporated into and form part of the expenses of the Series Trust for which the Trustee is entitled to be indemnified out of the Assets of the Series Trust.

27.7     FORM OF TRANSFERS AND CERTIFICATES

         For the purposes of the Master Trust Deed insofar as it relates to the
         Series Trust:

         (a)     (SECURITY CERTIFICATE): the form of the Security Certificate for A$ Securities is as specified in Schedule 6; and

         (b)     (SECURITY TRANSFER): the form of the Security Transfer for A$
                 Securities is as specified in Schedule 7.

27.8     INCUR COSTS WITHOUT APPROVAL

         Pursuant to clause 16.26 of the Master Trust Deed, the Trustee may do such things, take such actions and incur such expenses without the consent of the Manager (including the appointment of advisers) as it believes necessary (acting reasonably) in determining whether a particular event under the Transaction Documents in relation to the
         Series Trust is having, or will have, an Adverse Effect where such determination is a necessary pre-condition for the Trustee to exercise its rights under any Transaction Documents.

27.9     ADVERSE EFFECT

         The Manager and the Servicer acknowledge that:

         (a)     (DETERMINATION WITHOUT CONSENT): an Adverse Effect may be
                 determined by the Trustee without the consent of the Manager provided such determination is a

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                 necessary pre-condition of the Trustee exercising its rights under a Transaction Document;

         (b)     (NOTICE): the Trustee is required to determine an Adverse
                 Effect or to provide the notices referred to in this Deed in respect of a determination of Adverse Effect only if it is actually aware of the facts giving rise to the Adverse Effect;
                 and

         (c)     (TRUSTEE MAY RELY): in making those determinations, the Trustee will seek and rely conclusively on advice given to it by its advisers in the manner contemplated in clause 16.6 of the
                 Master Trust Deed.

27.10    NOTIFICATION TO RATING AGENCIES OF REDEMPTION OF SECURITIES

         The Manager will promptly notify each of the Rating Agencies of the redemption (or deemed redemption) or discharge in full of a Class of
         Securities.

27.11    FURTHER SUPPORT FACILITIES

         Upon the termination of a Liquidity Facility Agreement, a Standby
         Redraw Facility Agreement or a Hedge Agreement, and subject to clause
         29.5 of this Deed and clause 16.5 of the Master Trust Deed, and without limiting the Trustee's powers under clause 16 of the Master Trust Deed, the Trustee as trustee of the Series Trust must if requested by the
         Manager, upon receipt from each Rating Agency of a Rating Affirmation
         Notice in respect of the following, enter into a substitute Liquidity
         Facility Agreement, Redraw Facility Agreement or Hedge Agreement (as
         the case may be) with such parties and upon such terms as are specified by the Manager.

27.12    SUPPLEMENTARY TRUSTEE POWERS

         Without limiting the generality of clause 16.1 of the Master Trust Deed or any other provision of the Master Trust Deed, but subject to the limitations imposed on the Trustee pursuant to the Master Trust Deed, the Trustee has full power to do the following (which powers are to be construed as separate and independent powers):

         (a)     (DEPOSITORY): to deliver or lodge the Offshore Notes, or
                 arrange for the Offshore Notes to be delivered or lodged, with a Depository or its nominee;

         (b)     (PAYMENT DIRECTION): where a person owes an amount to the
                 Trustee, to direct that debtor to make that payment to another person on behalf of the Trustee, including directing payments due in respect of the Securities to be made to the
                 Securityholders;

         (c)     (CURRENCY CONVERSION): to convert currencies on such terms and conditions as the Manager thinks fit and that are acceptable to the Trustee acting reasonably;

         (d)     (STOCK EXCHANGE): to list and maintain the listing of the
                 Offshore Notes with any applicable regulatory authority to enable trading of the Offshore Notes on any stock exchange;

         (e)     (OFFSHORE NOTE TRUSTEE): to appoint the Offshore Note Trustee;

         (f)     (AGENT BANK): to appoint the Agent Bank;

         (g)     (PAYING AGENT): to appoint the Principal Paying Agent and each other Paying Agent;

         (h)     (OFFSHORE NOTE REGISTRAR): to appoint the Offshore Note
                 Registrars;

         (i)     (HOLD ASSETS OTHER TRUSTS): if provided for in any Transaction
                 Document, to hold any property or any interest in any property both as trustee of the Series Trust and

                                      119

                 as trustee on behalf of one or more persons in accordance with the provisions of the relevant Transaction Document;

         (j)     (ADDITIONAL FEES AND EXPENSES): in accordance with the
                 Transaction Documents, to pay or reimburse to any person any fees, liabilities, losses, costs, claims, actions, damages, expenses, demands, charges, stamp duties and other Taxes in relation to the exercise by the Trustee of the above powers;
                 and

         (k)     (INCIDENTAL POWERS): with the written agreement of the Manager
                 (which agreement is not to be unreasonably withheld), to do all such things incidental to or necessary or convenient to be done for, or in connection with, any of the above powers.

27.13    TRUSTEE'S POWER TO DELEGATE

         For the purposes of clause 16.4(p) of the Master Trust Deed, and notwithstanding any limitation contained in the Master Trust Deed the
         Trustee may delegate any obligation it has to receive or make payments denominated in a Foreign Currency to a Paying Agent notwithstanding that such obligation may be a material obligation and, in respect of such delegation, but subject to clause 28.3, the Trustee is not liable for the acts or omissions of that Paying Agent.

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28.      LIMITATION OF TRUSTEE'S DUTIES

28.1     TRUSTEE MAY RELY

         (a)     (ENTITLED TO RELY): The Trustee is entitled to conclusively rely on (unless actually aware to the contrary) and is not required to investigate the accuracy of:

                 (i)     (CONTENTS OF SALE NOTICE): the contents of a Sale
                         Notice given to it by a Seller and any representation
                         as to whether a Mortgage Loan meets the Eligibility
                         Criteria;

                 (ii)    (QUARTERLY CERTIFICATE): the contents of a Quarterly
                         Certificate;

                 (iii)   (CALCULATIONS): any calculations made by a Seller, the
                         Servicer or the Manager under this Deed including
                         without limitation, the calculation of amounts to be
                         paid to, or charged against, any Securityholder or a
                         Seller on specified dates;

                 (iv)    (COLLECTIONS): the amount of, or allocation of,
                         Collections;

                 (v)     (CERTIFICATES): the contents of certificates provided
                         to the Trustee under this Deed and any certificates
                         given by the Manager or the Servicer pursuant to the
                         Quarterly Certificate or otherwise pursuant to
                         subsequent amendments to this Deed or the Master Trust
                         Deed; and

                 (vi)    (OFFSHORE NOTE TRUSTEE DIRECTIONS): all directions or
                         instructions given to it by the Offshore Note Trustee
                         in accordance with the Offshore Note Trust Deed.

         (b)     (MANAGER DEFAULT): The Trustee is not liable for any Manager
                 Default or Servicer Default or Perfection of Title Event.

28.2     NO DUTY TO INVESTIGATE

         The Trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a Perfection of Title
         Event has occurred other than where it has actual notice that such event has occurred.

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28.3     TRUSTEE NOT LIABLE

         Subject to clause 16.9 of the Master Trust Deed, but notwithstanding any other provision of the Master Trust Deed or any other Transaction
         Document, the Trustee has no liability (other than in its capacity as trustee of the Series Trust) for any act or omission by a Depository
         (or any nominee of a Depository), the Offshore Note Trustee, the Irish
         Stock Exchange plc, the Offshore Note Registrars, the Agent Bank or any
         Paying Agent except to the extent that act or omission was caused or contributed to by the Trustee's fraud, negligence or wilful default.

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29.      TRUSTEE'S LIMITATION OF LIABILITY

29.1     LIMITATION ON TRUSTEE'S LIABILITY

         The Trustee enters into this Deed only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by the
         Trustee acting in its capacity as trustee of the Series Trust arising under or in connection with this Deed is limited to and can be enforced against the Trustee only to the extent to which it can be satisfied out of Assets of the Series Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this Deed (other than clause 29.3) and extends to all liabilities and obligations of the
         Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Deed.

29.2     CLAIMS AGAINST TRUSTEE

         The parties other than the Trustee may not sue the Trustee in respect of liabilities incurred by the Trustee, acting in its capacity as trustee of the Series Trust, in any capacity other than as trustee of the Series Trust including seeking the appointment of a receiver
         (except in relation to the Assets of the Series Trust), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or similar arrangements of or affecting the Trustee (except in relation to the Assets of the Series
         Trust).

29.3     BREACH OF TRUST

         The provisions of this clause 29 will not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Deed or any other Transaction
         Document in relation to the Series Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the Assets of the Series Trust, as a result of the Trustee's fraud, negligence or wilful default.

29.4     ACTS OR OMISSIONS

         It is acknowledged that the Relevant Parties are responsible under the
         Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Deed) will be considered fraudulent, negligent or a wilful default for the purpose of clause
         29.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Trustee under a Transaction Document (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

29.5     NO OBLIGATION

         The Trustee (both in its capacity as trustee of the Series Trust and trustee of the CBA Trust) is not obliged to enter into any commitment or obligation under this Deed or any Transaction Document (including incur any further liability) unless the Trustee's liability is limited in a manner which is consistent with this clause 29 or otherwise in a manner satisfactory to the

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         Trustee (both in its capacity as trustee of the Series Trust and trustee of the CBA Trust) in its absolute discretion.

29.6     CBA TRUST

         Notwithstanding clause 29.1, the Trustee also enters into this Deed in its capacity as trustee of the CBA Trust. Clauses 29.1 to 29.5
         (inclusive) do not apply to the extent, and only to the extent, that the Trustee enters into this Deed in its capacity as Trustee of the CBA
         Trust and has liabilities in relation to the CBA Trust. The Trustee's liability in relation to the CBA Trust is limited as set out in clause
         2.16. Nothing in this clause 29.6 shall be construed as imposing on the
         Trustee any greater liability under this Deed than as is set out in clauses 29.1 to 29.5 (inclusive) and clause 2.16.

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30.      CONSUMER CREDIT CODE

30.1     BREACH OF CONSUMER CREDIT CODE

         Where the Trustee is held liable for breaches under the Consumer Credit
         Code, the Trustee must seek relief initially under any indemnities provided to it by the Manager, the Servicer or a Seller before exercising its rights to recover against any Assets of the Series
         Trust. If any claim under such an indemnity is not satisfied within 3
         Business Days of it being made, the Trustee is entitled to exercise its right of indemnity out of the Assets of the Series Trust.

30.2     RIGHT OF INDEMNITY - CONSUMER CREDIT CODE

         (a)     (TRUSTEE TO BE INDEMNIFIED AGAINST PENALTY PAYMENTS): Without
                 prejudice to the right of indemnity given by law to trustees, and without limiting any other provision of this Deed, the
                 Trustee will be indemnified out of the Series Trust, free of any set-off or counterclaim, against all Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of the Series Trust and arising in connection with the performance of its duties or exercise of its powers under this
                 Deed in relation to the Series Trust.

         (b)     (INDEMNITY NOT AFFECTED): The Trustee's right to be indemnified in accordance with clause 30.2(a) applies notwithstanding any allegation that the Trustee incurred such Penalty Payment as a result of its negligence, fraud or wilful default or any other act or omission which may otherwise disentitle the Trustee to be so indemnified. However, the Trustee is not entitled to that right of indemnity to the extent that there is a determination by a relevant court of negligence, fraud or wilful default by the Trustee (provided that, until such determination, the
                 Trustee is entitled to that right of indemnity but must, upon such determination, repay to the Series Trust any amount paid to it under this clause 30.2). The Trustee may rely on others in relation to compliance with the Consumer Credit Code.

         (c)     (OVERRIDES OTHER PROVISIONS): This clause 30.2 overrides any other provision of this Deed.

         (d)     (SERVICER TO INDEMNIFY PRIOR TO A PERFECTION OF TITLE EVENT):
                 The Servicer indemnifies the Trustee in relation to the Series
                 Trust, free of any set-off or counterclaim, against all Penalty
                 Payments which the Trustee is required to pay personally or in its capacity as trustee of the Series Trust and arising in connection with the performance of its duties or exercise of its powers under this Deed in relation to the Series Trust where the events giving rise to the Penalty Payment occurs prior to Perfection of Title in respect of the relevant
                 Mortgage or Mortgage Loan.

         (e)     (SERVICER TO INDEMNIFY AFTER A PERFECTION OF TITLE EVENT): The
                 Servicer indemnifies the Trustee in relation to the Series
                 Trust, free of any set-off or

                                                                             122

                 counterclaim, against all Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of the
                 Series Trust and arising in connection with the performance of its duties or exercise of its powers under this Deed in
                 relation to the Series Trust to the extent that they arise as the result of a Servicer Default (whether or not waived by the
                 Trustee) or any other failure of the Servicer to comply with its obligations under this Deed or a Transaction Document where the events giving rise to the Penalty Payment occur after
                 Perfection of Title in respect of the relevant Mortgage or
                 Mortgage Loan.

         (f)     (SERVICER INDEMNIFIES FIRST): The Trustee will call upon the indemnity under paragraph (d) or (e), as the case may be,
                 before it calls upon the indemnity in paragraph (a). If any such claim is not satisfied within 3 Business Days of the claim being made, the Trustee may (without prejudice to its rights under any indemnity under paragraph (d) or (e)) exercise its right of indemnity referred to in paragraph (a).

31.      NOTICES

31.1     METHOD OF DELIVERY

         Subject to clause 31.4, any notice, request, certificate, approval, demand, consent or other communication to be given under this Deed must:

         (a)     (IN WRITING AND SIGNED BY AN AUTHORISED OFFICER): except in the case of communication by email, be in writing and signed by an
                 Authorised Officer of the party giving the same; and

         (b)     (DELIVERY): be:

                 (i)     left at the address of the addressee;

                 (ii)    sent by prepaid ordinary post to the address of the
                         addressee;

                 (iii)   sent by facsimile to the facsimile number of the
                         addressee; or

                 (iv)    sent by email by an Authorised Officer of the party
                         giving the same in accordance with the addressee's
                         email address,

                 notified by that addressee from time to time to the other
                 parties to this Deed as its address for service pursuant to this Deed.

31.2     DEEMED RECEIPT

         A notice, request, certificate, demand, consent or other communication under this Deed is deemed to have been received:

         (a)     (DELIVERY): where delivered in person, upon receipt;

         (b)     (POST): where sent by post, on the 3rd (7th if outside
                 Australia) day after posting;

         (c)     (FAX): where sent by facsimile, on production by the
                 dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

         (d)     (EMAIL): where sent by email, on the date the email is
                 received.

         However, if the time of deemed receipt of any notice is not before 5.30 pm local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

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31.3     EMAIL

         A notice, request, certificate, approval, demand, consent or other communication to be given under this Deed may only be given by email where the recipient has separately agreed that that communication or communications of that type, may be given by email.

31.4     NOTICE TO INVESTORS

         Any notice required or permitted to be given to an Investor pursuant to this Deed must be given, and will be deemed to be received:

         (a)     (UNITHOLDER AND A$ SECURITYHOLDER): in the case of notices to a
                 Unitholder or to a Securityholder in respect of an A$ Security, in accordance with clause 24.4 of the Master Trust Deed; and

         (b)     (OFFSHORE NOTEHOLDER): in the case of notices to a Offshore
                 Noteholder, in accordance with condition 11.1 of the Offshore
                 Note Conditions.

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32.      CONFIDENTIALITY

32.1     GENERAL RESTRICTION

         Subject to clause 32.2, the Trustee and the Servicer (if not a Seller)
         and the Manager (if not a Related Body Corporate of a Seller) must at all times keep and ensure that its officers, employees, consultants, advisers and agents keep confidential and not divulge to any person
         (other than to any of its officers, employees, consultants, advisers and agents who require such information to enable them to properly carry out their duties) or make or cause any public announcement or other disclosure of or in relation to:

         (a)     the terms of this Deed or any other Transaction Document
                 (including any written or oral agreements, negotiations or information in relation to this Deed); and

         (b)     any document or information provided to such party under or in connection with this Deed which is confidential, including without limitation any information in connection with any
                 Mortgage Loan or any Borrower,

         without the prior written consent of the other parties, which consent may be given or withheld or given with conditions in their discretion.

32.2     EXCEPTIONS

         The limitation in clause 32.1 does not apply to the issue by the
         Manager or the Trustee of any information memorandum, prospectus or registration statement in respect of any Securities or to any disclosure or announcement of information which:

         (a)     (LAW): is required by law;

         (b)     (STOCK EXCHANGE OR REGULATORY AUTHORITY): is required by any stock exchange or regulatory authority (including, without limitation, the United States Securities & Exchange
                 Commission);

         (c)     (LEGAL PROCEEDINGS): is in connection with legal proceedings relating to this Deed, any Transaction Document or any Mortgage
                 Document;

         (d)     (INFORMATION AVAILABLE): is in respect of information generally and publicly available (including the electronic reporting of
                 Pool Performance Data under clause 27.3);

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         (e)     (OBLIGATIONS): is required in order for the Trustee, the
                 Servicer or the Manager, as applicable, to perform its
                 obligations and exercise its powers under any Transaction
                 Documents or any transactions entered into as contemplated by the Transaction Documents;

         (f)     (APRA): is required by the Australian Prudential Regulation
                 Authority or any replacement prudential authority in connection with its prudential supervision of banks; or

         (g)     (RATING AGENCIES): is reasonably required by a Rating Agency in connection with its rating of the Securities.

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33.      MISCELLANEOUS

33.1     AMENDMENTS

         (a)     (TO THIS DEED): The parties to this Deed may amend, add to or revoke any provision of this Deed only in accordance with the provisions of clause 25 of the Master Trust Deed provided that any amendment, addition or revocation that effects a Payment
                 Modification (as defined in the Offshore Note Trust Deed) may not be made unless the consent has first been obtained of each affected Offshore Noteholder to such Payment Modification.

         (b)     (TO TRANSACTION DOCUMENTS): The Trustee and the Manager may not
                 amend any Transaction Document (other than the Master Trust
                 Deed, this Deed, the Security Trust Deed, the Offshore Note
                 Trust Deed and the Offshore Notes) unless each Rating Agency has issued a Rating Affirmation Notice in relation to the
                 amendment.

33.2     GOVERNING LAW

         This Deed is governed by the laws of the State of New South Wales.

33.3     JURISDICTION

         (a)     (SUBMISSION TO JURISDICTION): Each of the Trustee, the Manager,
                 the Servicer, the Sellers, each Unitholder and each
                 Securityholder, irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the State of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

         (b)     (WAIVER OF INCONVENIENT FORUM): Each of the Trustee, the
                 Manager, the Servicer, the Sellers, each Unitholder and each
                 Noteholder, irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

33.4     NOTIFY RATING AGENCIES

         The Trustee and the Manager must promptly notify the Rating Agencies of the occurrence of any Trustee Default, Manager Default, Servicer
         Default, Perfection of Title Event or Document Transfer Event of which they are aware.

33.5     SEVERABILITY OF PROVISIONS

         In the event that any provision of this Deed is prohibited or unenforceable in any jurisdiction such provision will, as to such jurisdiction, be ineffective to the extent of such prohibition or

                                                                             125

         unenforceability without invalidating the remaining provisions of this
         Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

33.6     COUNTERPARTS

         This Deed may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

33.7     NO REVOCATION OF POWER OF ATTORNEY

         Each attorney, by signing this Deed, declares that he or she has not received any notice of the revocation of the power of attorney under which he or she signs this Deed.

33.8     CERTIFICATIONS

         Any document or thing required to be certified by a party to the Deed will be certified by an Authorised Officer of that party.

33.9     PAYMENTS

         All payments hereunder to any party to this Deed will be made to such account as the party to which such payment is to be made may specify in writing to the party making such payment.

33.10    WAIVER

         No waiver by any party of any provision of or right of such party under this Deed will be effective unless it is in writing signed by an
         Authorised Officer of such party and such waiver will be effective only in the specific instance and for the specific purpose for which it was given. No failure or delay by any party to exercise any right under this Deed or to insist on strict compliance by any other party to this
         Deed with any obligation under this Deed, and no custom or practice of the parties at variance with the terms of this Deed, will constitute a waiver of such party's right to demand exact compliance with this Deed.

33.11    ENTIRE UNDERSTANDING

         Except as specifically stated otherwise in this Deed, this Deed sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Deed. This Deed may not be modified, amended, waived or supplemented or assigned except as expressly provided in this Deed.

33.12    SURVIVAL OF INDEMNITIES

         The indemnities contained in this Deed are continuing obligations of the party giving such indemnity, separate and independent from the other obligations of such party and will survive the termination of this Deed.

33.13    SUCCESSORS AND ASSIGNS

         This Deed will be binding upon and inure to the benefit of the parties to this Deed and their respective successors and assigns.

33.14    MORATORIUM LEGISLATION

         To the fullest extent permitted by law, the provisions of all existing or future laws which operate or may operate directly or indirectly to lessen or otherwise vary the obligations of any party under this Deed or to delay, curtail or otherwise prevent or prejudicially affect the exercise by any party of any of its rights, remedies or powers under this Deed are expressly negatived and excluded.

                                                                             126

33.15    PRIVACY

         (a)     (ACKNOWLEDGEMENT): Each party acknowledges that Personal
                 Information may be exchanged between the parties pursuant to the terms of this Deed.

         (b)     (OBTAIN CONSENTS): If Personal Information is exchanged between the parties, the party which provides the Personal Information must ensure that it obtains such consents, if any, as are
                 required by the Privacy Act to be obtained by that party in relation to that provision of Personal Information.

         (c)     (BEST ENDEAVOURS TO COMPLY): Each party undertakes to use its best endeavours to ensure that at all times:

                 (i)     Personal Information provided to it (the "RECEIVING
                         PARTY") by another party (the "PROVIDING PARTY"):

                         A.      unless otherwise required by law, will be used
                                 only for the purpose of fulfilling the
                                 Receiving Party's obligations under the
                                 Transaction Documents; and

                         B.      except as expressly provided pursuant to the
                                 Transaction Documents, will not be disclosed to
                                 any third party unless express consent in
                                 writing is obtained from the Providing Party;
                                 and

                 (ii)    in addition to the obligation under paragraph (b)
                         above, it will comply with the Privacy Act and all
                         applicable regulations, principles, standards, codes of
                         conduct or guidelines concerning the handling of
                         Personal Information under that Act or with any request
                         or direction arising directly from or in connection
                         with the proper exercise of the functions of the
                         Privacy Commissioner, to the extent required by law.

         (d)     (NOTIFICATION): If a Receiving Party becomes aware that a
                 breach of paragraphs (b) or (c) above has occurred, or if it becomes aware that the law may require disclosure to be made or a consent to be obtained in relation to Personal Information provided to it by a Providing Party, it must immediately notify that Providing Party in writing.

33.16    CODE OF BANKING PRACTICE (2003)

         The parties to this Deed agree that the Code of Banking Practice (2003)
         does not apply to any Transaction Document, or any transaction or service provided by one party to another party under a Transaction
         Document.

33.17    CONTRA PROFERENTEM

         Each provision of this Deed will be interpreted without disadvantage to the party who (or whose representative) drafted that provision.

                                                                             127

SCHEDULE 1
FORM OF SALE NOTICE

TO:        Perpetual Trustee Company Limited ABN 42 000 001 007 (the "TRUSTEE")

Address:   Level 7, 9 Castlereagh Street, Sydney NSW, 2000

Attention: Manager, Securitisation Services

Copy to:

Securitisation Advisory Services Pty. Limited ABN 88 064 133 946 (the "MANAGER")
Level 6
48 Martin Place
Sydney  NSW  2000

MEDALLION TRUST SERIES [   ]

SALE NOTICE

We refer to the Master Trust Deed (the "MASTER TRUST DEED") dated 8 October 1997 between the Trustee and the Manager, as amended from time to time, and to the
Series Supplement (the "SERIES SUPPLEMENT") dated [ ] between Commonwealth Bank of Australia ABN 48 123 123 124 (as a Seller and the Servicer), Homepath Pty
Limited ABN 35 081 986 530 (as a Seller), the Manager and the Trustee. Terms
defined in the Series Supplement have the same meaning in this Sale Notice.

This is a Sale Notice pursuant to clause 4.2 of the Series Supplement. [Name of
Seller] ("SELLER") hereby offers to assign to the Trustee with effect from
[    ] (the "CUT-OFF DATE"):

(a)      each Mortgage Loan identified in the schedule accompanying this Sale
         Notice;

(b)      the Other Loans entered into from time to time in relation to the above
         Mortgage Loans;

(c)      the Mortgages in relation to the above Mortgage Loans;

(d)      other Mortgages granted from time to time in relation to the above
         Mortgage Loans;

(e)      all Collateral Securities from time to time in relation to the above
         Mortgage Loans;

(f)      the Mortgage Receivables from time to time in relation to the above
         Mortgage Loans;

(g)      the Mortgage Insurance Policies in relation to the above Mortgage Loans
         (other than the Pool Mortgage Insurance Policy); and

(h)      the Mortgage Documents from time to time in relation to the above
         Mortgage Loans.

This offer may be accepted by the Trustee only by paying, or causing the payment of, the Consideration to the Seller in cleared and immediately available funds
on [    ] (the "CLOSING DATE").

Both the Cut-Off Date and the Closing Date may be altered by the Manager giving notice to the Trustee and the Seller, no later than 4 Business Days before the then Closing Date, of the new date that is to be the Cut-Off Date or the Closing
Date (as the case may be). From the close of business on the Business Day which is 4 Business Days before the then Closing Date neither the Cut-Off Date or the
Closing Date may be amended.

For and on behalf of
[NAME OF SELLER]

...................................
Authorised Officer

Date:

                                                                             128

SCHEDULE 2
FORMS OF POWER OF ATTORNEY
(OTHER THAN FOR QUEENSLAND AND WESTERN AUSTRALIA)

THIS POWER OF ATTORNEY is made on      [     ] 2004

BY               [Details of relevant Seller] (the "SELLER").

IN FAVOUR OF     PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007, a company incorporated in Australia and registered in the State of New
                 South Wales and having an office at Level 7, 9 Castlereagh
                 Street, Sydney, NSW 2000 (the "TRUSTEE").

BACKGROUND

A.       The Trustee is the trustee, and the Manager is the manager, of the
         Series Trust constituted pursuant to the Master Trust Deed and the
         Series Supplement (as those terms are defined below).

B.       Under the Series Supplement, the delivery to the Trustee of this Deed is a condition of the Seller issuing an offer to assign Mortgage Loans to the Trustee.

OPERATIVE PROVISIONS

--------------------------------------------------------------------------------
1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed, unless the contrary intention appears:

         "ATTORNEY" means any attorney appointed by or pursuant to clause 2 and any person who derives a right directly or indirectly from an Attorney.

         "MASTER TRUST DEED" means the Master Trust Deed dated 8 October 1997 between the Trustee as trustee of the Series Trust and the Manager, as amended from time to time.

         "SERIES SUPPLEMENT" means the Series Supplement dated
         [    ] between Commonwealth Bank of Australia ABN
         48 123 123 124 (as a Seller and the Servicer), Homepath Pty Limited ABN
         35 081 986 530 (as a Seller), the Manager and the Trustee.

         "MORTGAGE TRANSFER" in relation to a Mortgage means a duly executed land titles office transfer which, upon registration, is effective to transfer the legal title to the Mortgage to the Trustee.

1.2      INTERPRETATION

         (a)     In this Deed unless the contrary intention appears, the
                 provisions of clause 1.2 of the Series Supplement apply mutatis mutandis to this Deed as if set out in this Deed in full.

         (b)     In this Deed all references to "Assets of the Series Trust",
                 "Mortgage Loans" and "Mortgage Transfers" shall be construed as references to those things to the extent that the Seller has an interest in them.

1.3      SERIES SUPPLEMENT

         Unless expressly defined in this Deed or a contrary intention appears, words and expressions used in this Deed have the same meaning as in the
         Series Supplement.

                                                                             129

--------------------------------------------------------------------------------
2.       APPOINTMENT AND POWERS

2.1      APPOINTMENT

         With effect from the assignment to the Trustee of the Mortgage Loans in accordance with the terms of the Series Supplement, the Seller appoints the Trustee and any Authorised Officer from time to time of the Trustee jointly and severally as its attorney with the right, subject to clause
         2.2, to do in the name of the Seller and on its behalf everything necessary or expedient to:

         (a)     (MORTGAGE TRANSFERS): in relation to all Mortgage Transfers:

                 (i)     execute, deliver, lodge and register any Mortgage
                         Transfer with any land titles office of any relevant
                         Australian jurisdiction;

                 (ii)    execute, deliver, lodge and register with any land
                         titles office of any relevant Australian jurisdiction
                         any other documents which are referred to in any
                         Mortgage Transfer or which are ancillary or related to
                         them or contemplated by them;

                 (iii)   execute, deliver, lodge and register with any land
                         titles office of any relevant Australian jurisdiction
                         any document or perform any act, matter or thing at its
                         absolute discretion in any way relating to the Seller's
                         involvement in the transactions contemplated by any
                         Mortgage Transfer; and

                 (iv)    give effect to the transactions contemplated by any
                         Mortgage Transfer, including, but not limited to,
                         completing blanks and making amendments, alterations or
                         additions it considers necessary or desirable;

         (b)     (MORTGAGE LOANS): in relation to any Mortgage Loan which is part of the Assets of the Series Trust, to exercise any rights of the Seller to vary by notice to the Borrower the rate or amount of any interest or fees payable by the Borrower under the Mortgage Loan;

         (c)     (DELEGATE): delegate any of its rights described in this Deed
                 (including this right of delegation) to any person upon any terms or conditions that it thinks fit;

         (d)     (SIGN DOCUMENTS): sign, seal, deliver and execute and do
                 (either unconditionally or subject to any conditions that it thinks fit) all deeds, arrangements, documents and things in respect of any of its rights described in this Deed; and

         (e)     (DO INCIDENTAL THINGS): do anything incidental to or conducive to the effective and expeditious exercise of its rights
                 described in this Deed.

2.2      LIMITATION ON EXERCISE OF POWERS

         The power of attorney conferred by clause 2.1 will be exercisable only on the occurrence of a Perfection of Title Event.

--------------------------------------------------------------------------------
3.       CONSIDERATION AND REVOCATION

3.1      CONSIDERATION

         This Deed is executed by the Seller for good and valuable
         consideration, receipt of which the Seller hereby acknowledges.

                                                                             130

3.2      IRREVOCABLE WITHOUT CONSENT

         Except with the prior written consent of an Authorised Officer of each of the Trustee and the Manager, the power of attorney granted under clause 2.1 of this Deed is irrevocable by the Seller and its successors and assigns.

3.3      NO ABROGATION

         Subject only to revocation in accordance with clause 3.2, this Deed will remain in full force and effect notwithstanding:

         (a)     (INSOLVENCY): the occurrence of an Insolvency Event with
                 respect to the Seller;

         (b)     (AMENDMENT): any waiver, replacement, amendment or variation of the Master Trust Deed or the Series Supplement;

         (c)     (DELAY): any delay, laches, acquiescence, mistake, act or
                 omission by any Attorney (including, without limitation, any
                 Trustee Default or Manager Default); or

         (d)     (MISCELLANEOUS): any other fact, matter, circumstance or thing whatsoever which, but for this clause 3.3 could or might
                 operate to prejudice, release or otherwise affect the rights of an Attorney under this Deed.

--------------------------------------------------------------------------------
4.       DELEGATES

4.1      OBLIGATION

         Where a delegation is made by an Attorney under clause 2, the following will apply:

         (a)     (VARY, SUSPEND ETC.): the Attorney may at any time by notice in writing vary, suspend or revoke a delegation made under clause
                 2;

         (b)     (ATTORNEY RETAINS ANY RIGHTS DELEGATED): a right delegated by the Attorney may continue to be exercised or performed by the
                 Attorney notwithstanding the delegation of that right;

         (c)     (EFFECT OF ACTS DELEGATED): any act or thing done within the scope of a delegation while the delegation is in force:

                 (i)     has the same effect as if it had been done by the
                         Attorney; and

                 (ii)    will not be invalidated by reason of a later revocation
                         or variation of the delegation; and

         (d)     (OPINION OF DELEGATE): if the exercise or performance of a right by the Attorney is dependant upon the opinion, belief or state of mind of the Attorney in relation to a matter and that right is delegated by the Attorney, the delegate may, unless the contrary intention appears, exercise or perform the right based upon his or her own opinion, belief or state of mind (as the case may require) in relation to the matter.

4.2      REVOCATION OF NOMINATION

         The Trustee may at any time revoke or suspend any appointment of a nominee or an Attorney pursuant to clause 2.

                                                                             131

--------------------------------------------------------------------------------
5.       MISCELLANEOUS

5.1      SUSPENSION OF SELLER'S RIGHTS

         The Seller must not, after being notified in writing by any Attorney that an Attorney intends to exercise any right conferred on it by this
         Deed (and provided that such right is then and remains exercisable), exercise that right without the written consent of the Trustee.

5.2      RATIFICATION

         The Seller will at all times ratify and confirm whatever any Attorney lawfully does, or causes to be done, in exercising its rights described in this Deed.

5.3      CONFLICT OF INTEREST

         Any Attorney may exercise any right notwithstanding that it constitutes a conflict of interest or duty.

5.4      SELLER BOUND

         The Seller and any person (including, but not limited to, a substitute or assign) claiming under the Seller are bound by anything an Attorney does in the lawful exercise of its rights described in this Deed.

5.5      THIRD PARTY DEALINGS

         In respect of dealings by any person in good faith with an Attorney:

         (a)     (EVIDENCE THAT POWER NOT REVOKED): that person may accept a written statement signed by any Attorney to the effect that the power of attorney granted under this Deed has not been revoked as conclusive evidence of that fact; and

         (b)     (NO DUTY TO ENQUIRE): if the Attorney executes any right
                 granted to it by this Deed, that person is not bound to enquire as to whether the right is properly exercised or whether any circumstance has arisen to authorise the exercise of that
                 right.

5.6      INDEMNITY

         The Seller will indemnify any Attorney from and against all actions, suits, claims, demands, damages, liabilities, losses, costs and expenses that may be made or bought against or suffered or incurred by any such Attorney arising out of or in connection with the lawful exercise of any of its rights described in this Deed.

5.7      STAMPING AND REGISTRATION

         The Seller will, promptly after execution and delivery of this Deed, properly stamp and register this Deed as required by any applicable law and the Seller authorises any Attorney to stamp and register this Deed on behalf of the Seller.

5.8      COSTS

         All reasonable costs incurred by an Attorney in connection with the stamping and registration of this Deed in accordance with clause 5.7 will be paid by the Seller within a reasonable time after demand for payment is made.

                                                                             132

--------------------------------------------------------------------------------
6.       GOVERNING LAW

         This Deed is governed by and construed in accordance with the laws of the State of New South Wales and the Seller irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of New South Wales and any courts of appeal from any of those courts.

EXECUTED as a deed.

THE COMMON SEAL of                   )
[NAME OF RELEVANT SELLER] is affixed )
in accordance with its constitution  )
in the presence of:                  )

............................                   ...........................
Secretary                                     Director

                                                                             133

SCHEDULE 3
FORM OF POWER OF ATTORNEY
(FOR QUEENSLAND)

THIS POWER OF ATTORNEY is made          on [     ] 2004

BY               [Details of relevant Seller] (the "SELLER").

IN FAVOUR OF     PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007, a company incorporated in Australia and registered in the State of New
                 South Wales and having an office at Level 7, 9 Castlereagh
                 Street, Sydney, NSW 2000 (the "TRUSTEE").

THIS DEED PROVIDES as follows:

--------------------------------------------------------------------------------
1.       INTERPRETATION

         In this Deed, unless the contrary intention appears:

         "ATTORNEY" means any attorney appointed by or pursuant to clause 2 and any person who derives a right directly or indirectly from an Attorney.

         "AUTHORISED OFFICER" means in relation to the Trustee, a director, secretary or any person whose title contains the word or words
         "manager" or "chief executive officer" or a person performing the functions of any of them.

         "MORTGAGE TRANSFER" in relation to a mortgage in which the Seller has an interest, means a duly executed land titles office transfer which, upon registration, is effective to transfer the legal title to the mortgage to the Trustee.

--------------------------------------------------------------------------------
2.       APPOINTMENT AND POWERS

2.1      APPOINTMENT

         The Seller appoints the Trustee and any Authorised Officer from time to time of the Trustee jointly and severally as its attorney with the right, to do in the name of the Seller and on its behalf everything necessary or expedient to:

         (a)     (MORTGAGE TRANSFERS): In relation to all Mortgage Transfers:

                 (i)     execute, deliver, lodge and register any Mortgage
                         Transfer with any land titles office of any relevant
                         Australian jurisdiction;

                 (ii)    execute, deliver, lodge and register with any land
                         titles office of any relevant Australian jurisdiction
                         any other documents which are referred to in any
                         Mortgage Transfer or which are ancillary or related to
                         them or contemplated by them;

                 (iii)   execute, deliver, lodge and register with any land
                         titles office of any relevant Australian jurisdiction
                         any document or perform any act, matter or thing at its
                         absolute discretion in any way relating to the Seller's
                         involvement in the transactions contemplated by any
                         Mortgage Transfer; and

                                                                             134

                 (iv)    give effect to the transactions contemplated by any
                         Mortgage Transfer, including, but not limited to,
                         completing blanks and making amendments, alterations or
                         additions it considers necessary or desirable;

         (b)     (MORTGAGE LOANS): in relation to any mortgage loan which is an asset of the Seller, to exercise any rights of the Seller to vary by notice to the borrower with respect to the mortgage loan the rate or amount of any interest or fees payable by that borrower under the mortgage loan;

         (c)     (DELEGATE): delegate any of its rights described in this Deed
                 (including this right of delegation) to any person upon any terms or conditions that it thinks fit;

         (d)     (SIGN DOCUMENTS): sign, seal, deliver and execute and do
                 (either unconditionally or subject to any conditions that it thinks fit) all deeds, arrangements, documents and things in respect of any of its rights described in this Deed; and

         (e)     (DO INCIDENTAL THINGS): do anything incidental to or conducive to the effective and expeditious exercise of its rights
                 described in this Deed.

--------------------------------------------------------------------------------
3.       CONSIDERATION AND REVOCATION

3.1      CONSIDERATION

         The Seller acknowledges that it has received good and valuable consideration for the grant of this Deed.

3.2      IRREVOCABLE WITHOUT CONSENT

         Except with the prior written consent of an Authorised Officer of the
         Trustee, the power of attorney granted under clause 2.1 of this Deed is irrevocable by the Seller and its successors and assigns.

3.3      NO ABROGATION

         Subject only to revocation in accordance with clause 3.2, this Deed will remain in full force and effect notwithstanding:

         (a)     (INSOLVENCY): the insolvency of, or the occurrence of any other analogous event with respect to, the Seller;

         (b)     (AMENDMENT): any waiver, replacement, amendment or variation of any document (with or without the consent of the Seller);

         (c)     (DELAY): any delay, laches, acquiescence, mistake, act or
                 omission (including, without limitation, any default by the
                 Trustee of any obligation that it owes to any person) by any
                 Attorney; or

         (d)     (MISCELLANEOUS): any other fact, matter, circumstance or thing whatsoever which, but for this clause, could or might operate to prejudice, release or otherwise affect the rights of an
                 Attorney under this Deed.

--------------------------------------------------------------------------------
4.       DELEGATES

4.1      OBLIGATION

         Where a delegation is made by an Attorney under clause 2, the following will apply:

                                                                             135

         (a)     (VARY, SUSPEND ETC.): the Attorney may at any time by notice in writing vary, suspend or revoke a delegation made under clause
                 2;

         (b)     (ATTORNEY RETAINS ANY RIGHTS DELEGATED): a right delegated by the Attorney may continue to be exercised or performed by the
                 Attorney notwithstanding the delegation of that right;

         (c)     (EFFECT OF ACTS DELEGATED): any act or thing done within the scope of a delegation while the delegation is in force:

                 (i)     has the same effect as if it had been done by the
                         Attorney; and

                 (ii)    will not be invalidated by reason of a later revocation
                         or variation of the delegation; and

         (d)     (OPINION OF DELEGATE): if the exercise or performance of a right by the Attorney is dependant upon the opinion, belief or state of mind of the Attorney in relation to a matter and that right is delegated by the Attorney, the delegate may, unless the contrary intention appears, exercise or perform the right based upon his or her own opinion, belief or state of mind (as the case may require) in relation to the matter.

4.2      REVOCATION OF NOMINATION

         The Trustee may at any time revoke or suspend any appointment of a nominee or an Attorney pursuant to clause 2.

--------------------------------------------------------------------------------
5.       MISCELLANEOUS

5.1      SUSPENSION OF SELLER'S RIGHTS

         The Seller must not, after being notified in writing by any Attorney that an Attorney intends to exercise any right conferred on it by this
         Deed (and provided that such right is then and remains exercisable), exercise that right without the written consent of the Trustee.

5.2      RATIFICATION

         The Seller will at all times ratify and confirm whatever any Attorney lawfully does, or causes to be done, in exercising its rights described in this Deed.

5.3      CONFLICT OF INTEREST

         Any Attorney may exercise any right notwithstanding that it constitutes a conflict of interest or duty.

5.4      SELLER BOUND

         The Seller and any person (including, but not limited to, a substitute or assign) claiming under the Seller are bound by anything an Attorney does in the lawful exercise of its rights described in this Deed.

5.5      THIRD PARTY DEALINGS

         In respect of dealings by any person in good faith with an Attorney:

         (a)     (EVIDENCE THAT POWER NOT REVOKED): that person may accept a written statement signed by any Attorney to the effect that the power of attorney granted under this Deed has not been revoked as conclusive evidence of that fact; and

                                                                             136

         (b)     (NO DUTY TO ENQUIRE): if the Attorney executes any right
                 granted to it by this Deed, that person is not bound to enquire as to whether the right is properly exercised or whether any circumstance has arisen to authorise the exercise of that
                 right.

5.6      INDEMNITY

         The Seller will indemnify any Attorney from and against all actions, suits, claims, demands, damages, liabilities, losses, costs and expenses that may be made or bought against or suffered or incurred by any such Attorney arising out of or in connection with the lawful exercise of any of its rights described in this Deed.

5.7      STAMPING AND REGISTRATION

         The Seller will, promptly after execution and delivery of this Deed, properly stamp and register this Deed as required by any applicable law and the Seller authorises any Attorney to stamp and register this Deed on behalf of the Seller.

5.8      COSTS
         All reasonable costs incurred by an Attorney in connection with the stamping and registration of this Deed in accordance with clause 5.7 will be paid by the Seller within a reasonable time after demand for payment is made.

--------------------------------------------------------------------------------
6.       GOVERNING LAW

         This Deed is governed by and construed in accordance with the laws of the State of New South Wales and the Seller irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of New South Wales and any courts of appeal from any of those courts.

EXECUTED as a deed.

THE COMMON SEAL of                   )
[NAME OF RELEVANT SELLER] is affixed )
in accordance with its constitution  )
in the presence of:                  )

..............................                .............................
Secretary                                    Director

                                                                             137

SCHEDULE 4
FORM OF POWER OF ATTORNEY
(FOR WESTERN AUSTRALIA)

THIS POWER OF ATTORNEY is made on                                 2004

BY               [Details of relevant Seller] (the "GRANTOR").

IN FAVOUR OF     PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007,
                 a company incorporated in Australia and registered in the State of New South Wales and having an office at Level 7, 9
                 Castlereagh Street, Sydney, NSW 2000 (the "GRANTEE").

THIS DEED PROVIDES as follows:

--------------------------------------------------------------------------------
1.       INTERPRETATION

         In this Deed, unless the contrary intention appears:

         "ATTORNEY" means any attorney appointed by or pursuant to clause 2.

         "AUTHORISED OFFICER" means:

         (a)     in relation to the Grantee, a director, secretary or any person whose title contains the word or words "manager" or "chief executive officer" or a person performing the functions of any of them; and

         (b)     in relation to the Manager, any person appointed by the Manager to act as an Authorised Officer of the Manager for the purposes of this Deed.

         "MANAGER" means Securitisation Advisory Services Pty. Limited ABN 88
         064 133 946.

         "MORTGAGE" means a mortgage over real property, located in the State of
         Western Australia and registered under the Transfer of Land Act 1893, which is granted in favour of the Grantor and in which the Grantee has equitable title.

         "MORTGAGE TRANSFER" in relation to a mortgage means a duly executed land titles office transfer in respect of a Mortgage which, upon registration, is effective to transfer the legal title to the Mortgage to the Grantee.

--------------------------------------------------------------------------------
2.       APPOINTMENT AND POWERS

2.1      APPOINTMENT

         The Grantor appoints the Grantee as its attorney with the right, to do in the name of the Grantor and on its behalf everything necessary or expedient to:

         (a)     (MORTGAGE TRANSFERS):

                 (i)     sell or transfer legal title in all or any Mortgages to
                         the Grantee;

                 (ii)    execute, deliver, lodge and register any Mortgage
                         Transfer with any land titles office of any relevant
                         Australian jurisdiction;

                 (iii)   execute, deliver, lodge and register with any land
                         titles office of any relevant Australian jurisdiction
                         any other documents which are referred

                                                                             138

                         to in any Mortgage Transfer or which are ancillary or
                         related to them or contemplated by them;

                 (iv)    execute, deliver, lodge and register with any land
                         titles office of any relevant Australian jurisdiction
                         any document or perform any act, matter or thing at its
                         absolute discretion in any way relating to the
                         Grantor's involvement in the transactions contemplated
                         by any Mortgage Transfer; and

                 (v)     give effect to the transactions contemplated by any
                         Mortgage Transfer, including, but not limited to,
                         completing blanks and making amendments, alterations or
                         additions it considers necessary or desirable;

         (b)     (SIGN DOCUMENTS): sign, seal, deliver and execute and do
                 (either unconditionally or subject to any conditions that it thinks fit) all deeds, arrangements, documents and things in respect of any of its rights described in this Deed;

         (c)     (DETERMINE INTEREST RATES): determine the interest rate to be charged on the mortgages which are the subject of any Mortgage
                 Transfer; and

         (d)     (DO INCIDENTAL THINGS): do anything incidental to or conducive to the effective and expeditious exercise of its rights
                 described in this Deed.

--------------------------------------------------------------------------------
3.       CONSIDERATION AND REVOCATION

3.1      CONSIDERATION

         The power of attorney granted under this Deed has been granted to secure a proprietary interest of the Grantee in the Mortgages the subject of the Mortgage Transfers and is given by the Grantor for good and valuable consideration, receipt of which the Grantor hereby acknowledges.

3.2      IRREVOCABLE WITHOUT CONSENT

         Except with the prior written consent of an Authorised Officer of each of the Grantee and the Manager, the power of attorney granted under clause 2.1 of this Deed is irrevocable by the Grantor and its successors and assigns.

3.3      NO ABROGATION

         Subject only to revocation in accordance with clause 3.2, this Deed will remain in full force and effect notwithstanding:

         (a)     (INSOLVENCY): the insolvency of, or the occurrence of any other analogous event with respect to, the Grantor;

         (b)     (AMENDMENT): any waiver, replacement, amendment or variation of any document (with or without the consent of the Grantor);

         (c)     (DELAY): any delay, laches, acquiescence, mistake, act or
                 omission (including, without limitation, any default by the
                 Manager or Grantee of any obligation that either owes to any person) by any Attorney; or

         (d)     (MISCELLANEOUS): any other fact, matter, circumstance or thing whatsoever which, but for this clause, could or might operate to prejudice, release or otherwise affect the rights of an
                 Attorney under this Deed.

                                                                             139

--------------------------------------------------------------------------------
4.       MISCELLANEOUS

4.1      APPOINTMENT OF SUB-ATTORNEYS

         An Attorney may appoint from time to time any person or corporation as a sub-attorney for any of the purposes of and with any of the powers and authorities conferred by this Deed.

4.2      RATIFICATION

         The Grantor will at all times ratify and confirm whatever any Attorney or sub-attorney lawfully does, or causes to be done, in exercising its rights described in this Deed.

4.3      CONFLICT OF INTEREST

         Any Attorney or sub-attorney may exercise any right notwithstanding that it constitutes a conflict of interest or duty.

4.4      GRANTOR BOUND

         The Grantor and any person (including, but not limited to, a substitute or assign) claiming under the Grantor are bound by anything an Attorney or sub-attorney does in the lawful exercise of its rights described in this Deed.

4.5      SUSPENSION OF GRANTOR'S RIGHTS

         The Grantor must not, after being notified in writing by any Attorney or sub-attorney that the Attorney or sub-attorney (as the case may be)
         intends to exercise any right conferred on it by this Deed (and provided that such right is then and remains exercisable), exercise that right without the written consent of the Attorney or sub-attorney
         (as the case may be).

4.6      THIRD PARTY DEALINGS

         In respect of dealings by any person in good faith with an Attorney or sub-attorney:

         (a)     (EVIDENCE THAT POWER NOT REVOKED): that person may accept a written statement signed by any Attorney or sub-attorney (as the case may be) to the effect that the power of attorney
                 granted under this Deed has not been revoked as conclusive evidence of that fact; and

         (b)     (NO DUTY TO ENQUIRE): if the Attorney or sub-attorney (as the case may be) executes any right granted to it by this Deed, that person is not bound to enquire as to whether the right is properly exercised or whether any circumstance has arisen to authorise the exercise of that right.

4.7      INDEMNITY

         The Grantor will indemnify any Attorney and sub-attorney from and against all actions, suits, claims, demands, damages, liabilities, losses, costs and expenses that may be made or bought against or suffered or incurred by, any Attorney or sub-attorney, arising out of or in connection with the lawful exercise of any of its rights described in this Deed.

4.8      STAMPING AND REGISTRATION

         The Grantor will, promptly after execution and delivery of this Deed, properly stamp and register this Deed as required by any applicable law and the Grantor authorises any Attorney to stamp and register this Deed on behalf of the Grantor.

                                                                             140

4.9      COSTS

         All reasonable costs incurred by an Attorney in connection with the stamping and registration of this Deed in accordance with clause 4.8 will be paid by the Grantor within a reasonable time after demand for payment is made.

--------------------------------------------------------------------------------
5.       GOVERNING LAW

         This Deed is governed by and construed in accordance with the laws of the State of Western Australia and the Grantor irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Western Australia and any courts of appeal from any of those courts.

EXECUTED as a deed.

THE COMMON SEAL of                   )
[NAME OF RELEVANT SELLER] is affixed )
in accordance with its constitution  )
in the presence of:                  )

.................................             ...................................
Secretary                                    Director

                                                                             141

SCHEDULE 5
ELIGIBILITY CRITERIA

Eligibility Criteria in relation to a Mortgage Loan means the following standards:

o        that the Mortgage Loan has a Loan to Value Ratio (based on the position as at the commencement of business on the Cut-Off Date) of less than or equal to 95%;

o        that the Mortgage Loan has a stated term to maturity as at the Cut-Off
         Date not exceeding 30 years;

o        that the Mortgage Loan as at the Cut-Off Date has a Scheduled Balance
         of less than or equal to A$750,000;

o        that the Mortgage Loan is sourced from the relevant Seller's general mortgage loan portfolio;

o        that the Borrower under the Mortgage Loan is not an employee of either
         Seller who is paying a concessional rate of interest under the Mortgage
         Loan as a result of such employment;

o        that the Mortgage Loan was advanced in, and is repayable in, Australian dollars;

o        that as at the Cut-Off Date no payment due from the Borrower under the
         Mortgage Loan is in arrears by more than 30 days;

o        that the Mortgage Loan is secured by a Mortgage over Land which has erected on or within it a residential dwelling or unit and the terms of that Mortgage require that dwelling or unit to be insured under an
         Insurance Policy; and

o        that the Mortgage Loan is or has been fully drawn,

or such other Eligibility Criteria as the Trustee, each Seller and the Manager may agree in writing prior to the Closing Date and which the Rating Agencies have confirmed in writing will not result in a reduction, qualification or withdrawal of the credit ratings to be assigned by the Rating Agencies to the
Notes on the Closing Date.

                                                                             142

         SCHEDULE 6
FORM OF SECURITY CERTIFICATE
A$  SECURITIES

................................................................................

  THE A$ SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
 STATES SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE
  OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT
 OF, US PERSONS EXCEPT IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT
OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT. TERMS USED IN THIS PARAGRAPH HAVE THE MEANING GIVEN TO THEM BY REGULATION S
                           UNDER THE SECURITIES ACT.

.................................................................................

                           MEDALLION TRUST SERIES [   ]

                            CERTIFICATE NUMBER/S [   ]

                        PERPETUAL TRUSTEE COMPANY LIMITED

                               ABN 42 000 001 007
                                 (the "TRUSTEE")

                       SECURITISATION ADVISORY SERVICES PTY. LIMITED

                               ABN 88 064 133 946
                                 (the "MANAGER")

THIS IS TO CERTIFY THAT:

SECURITYHOLDER:         [                                 ]
                        ABN [                             ]
                        (the "SECURITYHOLDER")

ADDRESS:                [                                 ]

appears in the Register as the holder of the A$ Securities specified below (the
"A$ SECURITIES") issued by the Trustee as trustee of the Medallion Trust Series
[      ] (the "SERIES TRUST") as constituted by a Master Trust Deed (the "MASTER
TRUST DEED") dated 8 October 1997 between the Manager and the Trustee, as amended from time to time, and a Series Supplement (the "SERIES SUPPLEMENT")
dated [           ] between Commonwealth Bank of Australia ABN 48 123 123 124
(as a Seller and the Servicer) (the "BANK"), Homepath Pty Limited ABN 35 081 986
530 (as a Seller), the Manager and the Trustee.

Unless defined in this Security Certificate or a contrary intention appears, words and expressions used in this Security Certificate have the same meaning as in the Series Supplement.

The Securityholder was entered on the Register as holder of the A$ Securities
described below at [   ] on [   ].

DATE OF ISSUE:

CLASS OF A$ SECURITY: [Class A-2 Note/Class B Note/Redraw Bond]

NUMBERS OF A$ SECURITIES:     [              ] to [              ], inclusive

SCHEDULED MATURITY DATE OF EACH A$ SECURITY:

                                                                             143

FACE VALUE OF EACH A$ SECURITY:

INTEREST RATE OF EACH A$ SECURITY:

INTEREST PAYMENT DATES OF EACH A$ SECURITY:

[A tax file number has/has not been obtained from the person named above.]

The A$ Securities are issued and held subject to the provisions of the Master
Trust Deed, the Series Supplement and a Security Trust Deed (the "SECURITY TRUST
DEED") dated [    ] between the Manager, the Trustee, The
Bank of New York and P.T. Limited ABN 67 004 454 666 (as Security Trustee). A
copy of the Security Trust Deed, the Master Trust Deed and the Series Supplement
are available for inspection by Securityholders at the offices of the Trustee at
Level 7, 9 Castlereagh Street, Sydney, NSW, 2000.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase any A$ Securities from Securityholders.

This Security Certificate is not a Certificate of Title and the Register on
which these A$ Securities are registered is the only conclusive evidence of the title of the abovementioned person to the A$ Securities.

The Trustee issues this Security Certificate only in its role as trustee of the
Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series
Supplement or any other Transaction Document (including any A$ Security) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction
Document).

Transfers of the A$ Securities must be pursuant to a Security Transfer as set out in Schedule 7 to the Series Supplement. Copies of Security Transfers are
available from the Trustee at the abovementioned address. Executed Security
Transfers must be lodged with the Trustee accompanied by this Security
Certificate.

None of the Manager, either Seller, the Servicer, the Bank, any other member of the Bank group or the Trustee guarantees the payment or repayment of any
Securityholder Entitlements in respect of the A$ Securities.

The A$ Securities do not represent deposits or other liabilities of the Manager, either Seller, the Servicer, the Bank or any other Related Body Corporate of the
Bank. The holding of the A$ Securities is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager, either Seller, the Servicer, the Bank or any other Related Body
Corporate of the Bank stand in any way behind the capital value and/or performance of the A$ Securities, or the Assets held by the Series Trust.

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED

.............................           ..................................

Authorised Officer                     Authorised Officer

                                                                             144

SCHEDULE 7
FORM OF SECURITY TRANSFER

                                                               -----------------
TO:   PERPETUAL TRUSTEE COMPANY LIMITED,          Registry     Date Lodged
         ABN 42 000 001 007                       Use Only         /     /

         (the "TRUSTEE")

                                                               -----------------

                           -----------------------------------------------------
TRANSFEROR (the
"TRANSFEROR")              -----------------------------------------------------
(Full Name, ABN (if
applicable) and Address)
(Please Print)             -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------
HEREBY APPLIES TO ASSIGN TO
TRANSFEREE (the            -----------------------------------------------------
"TRANSFEREE")
(Full Name, ABN (if
applicable) and Address)   -----------------------------------------------------
(Please Print)

                           -----------------------------------------------------

                           -----------------------------------------------------

                           -----------------------------------------------------

the following securities (the "A$ SECURITIES") issued by the Trustee as trustee
of the Medallion Trust Series [   ] (the "SERIES TRUST"):

DATE OF ISSUE:

CLASS OF A$ SECURITY: [Class A-2 Note/Class B Note/Redraw Bond]

NUMBERS OF A$ SECURITIES:        [    ] to [    ], inclusive

FACE VALUE OF EACH A$ SECURITY:

INTEREST PAYMENT DATES OF EACH A$ SECURITY:

SCHEDULED MATURITY DATE OF EACH A$ SECURITY:        /      /

and all the Transferor's property and interest in the same [and to the interest accrued thereon.]

                                                           ---------------------
                                                             Settlement Amount

                                                           $
                                                           ---------------------

TRANSFEROR       _______________________________________________________________
Signature        Authorised Signatory
(See notes below)

WITNESS __________________________________________________________Date    /    /

TRANSFEREE _____________________________________________________________________

                                                                             145

Signature:               Authorised Officer
(See notes below)

WITNESS___________________________________________________________Date    /    /

PAYMENTS
(tick where appropriate)

--------------------------------------------------------------------------------
[ ]      In accordance with existing instructions
         (existing holders only)

[ ]      By cheque posted to above address

[ ]      By crediting the following account in Australia and in
         the name of the Trustee only
--------------------------------------------------------------------------------
Name of Account                                Account No.
--------------------------------------------------------------------------------
Name of Financial Institution                  Branch
[ ]   Bank
          ............................

[ ]   Building Society
                       ........................

--------------------------------------------------------------------------------
Tax File Number (if applicable):
--------------------------------------------------------------------------------

Authorised Officer of Transferee ________________________________Date:   /     /

NOTES:

o        The Transferor and the Transferee acknowledge that the transfer of the
         A$ Securities specified in this Security Transfer only takes effect on the entry of the Transferee's name in the Register as the registered owner of the A$ Securities.

o        The Transferee agrees to accept the A$ Securities subject to the provisions of a Master Trust Deed (the "MASTER TRUST DEED") dated 8
         October 1997 between Securitisation Advisory Services Pty. Limited ABN
         88 064 133 946 (the "MANAGER") and the Trustee, as amended from time to time, a Series Supplement (the "SERIES SUPPLEMENT") dated
         [    ] between Commonwealth Bank of Australia ABN
         48 123 123 124 (as a Seller and the Servicer) (the "BANK"), Homepath
         Pty Limited ABN 35 081 986 530 (as a Seller), the Manager and the
         Trustee and a Security Trust Deed (the "SECURITY TRUST DEED") dated
         [    ] between the Trustee as trustee of the Series
         Trust, the Manager, The Bank of New York and P.T. Limited ABN 67 004
         454 666, as Security Trustee.

o        Unless expressly defined in this Security Transfer or a contrary intention appears, words and expressions used in this Security Transfer have the same meaning as in the Series Supplement.

o        The Transferee acknowledges that it has independently and without reliance on the Trustee, the Manager, either Seller, the Servicer, the
         Bank or any other Related Body Corporate of the Bank (including without reliance on any materials prepared or distributed by any of the foregoing) made its own assessment and investigations regarding its investment in the A$ Securities.

o        The Transferee acknowledges that:

         (a)     the A$ Securities do not represent deposits or other
                 liabilities of either Seller, the Servicer, the Bank, any other
                 Related Body Corporate of the Bank or the Manager;

         (b)     the holding of the A$ Securities is subject to investment risk, including possible delays in payment and loss of income and principal invested; and

                                                                             146

         (c)     none of the Manager, either Seller, the Servicer, the Bank or, any other Related Body Corporate of the Bank stand in any way behind the capital value and/or performance of the A$
                 Securities or the assets held by the Series Trust.

o        The Trustee issues the A$ Securities only in its role as trustee of the
         Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust
         Deed, the Series Supplement or any other Transaction Document
         (including any A$ Security) to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the
         Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

o        Where the Transferor and/or the Transferee is a trustee, this Security
         Transfer must be completed in the name of the trustee and signed by the trustee without reference to the trust.

o        Where this Transfer is executed by a corporation, it must be executed either under common seal or under a power of attorney.

o        If this Security Transfer is signed under a power of attorney, the attorney hereby certifies that it has not received notice of revocation of that power of attorney. A certified copy of the power of attorney must be lodged with this Security Transfer.

o        This Security Transfer must be lodged with the Trustee for registration, accompanied by the Security Certificate to which the A$
         Securities relate.

o        The Register will be closed from 4.30 pm on the Business Day which is prior to, and will be re-opened at the commencement of business on each
         Distribution Date. The Trustee may with prior notice given in the manner specified in the Master Trust Deed, close the Register at other times. The total period that the Register may be closed will not exceed
         35 Business Days (or such other period agreed to by the Manager) in aggregate in any calendar year. No Security Transfer received after
         4.30pm on the day of closure of the Register or while the Register is closed, will be registered until the Register is re-opened.

o        [If the Transferee is a non-resident for Australian taxation purposes, withholding tax will be deducted from all interest payments unless an exemption is provided to the Trustee.]

o        A Securityholder is only entitled to transfer an A$ Security if the offer of that A$ Security for sale, or the invitation to purchase that
         A$ Security, to the proposed transferee by that Securityholder:

         (b)     is an offer or invitation that does not need disclosure to investors under Part 6D.2 of Chapter 6 of the Corporations Act;

         (c)     is not made to a person who is a "retail client" within the meaning of section 761G of the Corporations Act; and

         (b)     complies with all applicable laws in all jurisdictions in which the offer or invitation is made.

o        The A$ Securities covered hereby have not been registered under the
         United States Securities Act of 1933 as amended (the "SECURITIES ACT")
         and may not be offered and sold within the United States or to or for the account or benefit of United States persons:

         (a)     as part of their distribution at any time; or

                                                                             147

         (b)     otherwise until 40 days after the completion of the
                 distribution of the A$ Securities, as determined and certified by the Co-Managers (as that term is defined in the Dealer
                 Agreement),

         except in either case in accordance with Regulation S under the
         Securities Act. Terms used above have the meanings given to them by
         Regulation S.

[Marking where clause 10.16 of the Master Trust Deed applies.]

The Trustee hereby certifies that the Transferor is noted in the Register as the holder of A$ Securities specified in this Security Transfer and that it will not register any transfer of such A$ Securities other than pursuant to this Security
Transfer before [insert date].

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED

...................................       ..................................
Authorised Officer                       Authorised Officer

                                                                             148

SCHEDULE 8
QUARTERLY CERTIFICATE

QUARTERLY SUMMARY DISTRIBUTION DETAILS

REPORTING DATES

Closing Date
Determination Date
Notice Date
Distribution Date
Start Accrual Period
End Accrual Period
No. of Days in Accrual Period
Start Collection Period
End Collection Period
No. of Days in Collection Period

--------------------------------------------------------------------------------
                               INITIAL       INITIAL      INITIAL      INVESTED
                               NO. OF        INVESTED     INVESTED     AMOUNT
SECURITIES ON ISSUE          CERTIFICATES  AMOUNT (US$)  AMOUNT (A$)  ((euro))
---------------------------- ------------  ------------  -----------  ----------

Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class B Notes
Redraw Bond - Series 1
Redraw Bond - Series 2
US$/A$ exchange rate at
   issue
(euro)/A$ exchange rate
  at issue
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INTEREST RATE FOR ACCRUAL
PERIOD                        BANK BILL RATE    INTEREST MARGIN    INTEREST RATE
-------------------------     --------------    ---------------    -------------
Class A-1 Notes (payable
to Currency Swap Provider)
Class A-2 Notes
Class A-3 Notes (payable
to Currency Swap Provider)
Class B Notes
Redraw Bond - Series 1
Redraw Bond - Series 2
BBSW Interest & Unpaid
Interest Rate for Accrual
Period
Facilities BBSW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DISTRIBUTIONS PAYABLE ON DISTRIBUTION DATE         PER CERT.          AGGREGATE
------------------------------------------         ---------          ---------

Total Interest Amount:
         Class A-1 Notes
         Class A-2 Notes
         Class A-3 Notes
         Class B Notes
         Redraw Bond - series 1
         Redraw Bond - series 2
Principal:
         Class A-1 Notes
         Class A-2 Notes
         Class A-3 Notes
--------------------------------------------------------------------------------

                                                                             149

--------------------------------------------------------------------------------
DISTRIBUTIONS PAYABLE ON DISTRIBUTION DATE         PER CERT.          AGGREGATE
------------------------------------------         ---------          ---------

         Class B Notes
         Redraw Bond - Series 1
         Redraw Bond - Series 2
Total:
         Class A-1 Notes
         Class A-2 Notes
         Class A-3 Notes
         Class B Notes
         Redraw Bond - series 1
         Redraw Bond - series 2
Total
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LAST DISTRIBUTION          CURRENT
POOL FACTORS                       DATE             DISTRIBUTION DATE
-----------------------      -----------------      -----------------
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class B Notes
Redraw Bond - series 1
Redraw Bond - series 2
--------------------------------------------------------------------------------

                                                                             150

QUARTERLY CASHFLOW WORKING SHEET         Per Certificate $      Aggregate $
--------------------------------
Finance Charge Collections
Finance Charge Collections - Repurchases
Finance Charge Damages
Income due to Seller
Other Income
Preliminary Income Amount

Taxes
Trustee Fee
Security Trustee Fee
Management Fee
Servicer's Fee
Liquidity Commitment Fee
Redraw Commitment Fee
Support Facility Payments
Support Facility Receipts
Expenses
Previous Unpaid Facility Int Chg - Liquidity
Liquidity Interest Charge + Previous Unpaid
Previous Unpaid Facility Int Chg - Redraw Facility
Redraw Interest Charge + Previous Unpaid
Repayment of Liquidity Facility
Total Interest Amount - Class A-1 Notes
                      - Class A-2 Notes
                      - Class A-3 Notes
                      - Class B Notes
                      - Redraw Bonds - Series 1
                      - Redraw Bonds - Series 2

Required Income Amount
Gross Income Shortfall
Liquidity Facility Draw
Net Income Shortfall
Unreimbursed Principal Draws
Principal Draw
Principal Draw Reimbursement
Principal Chargeoff Unreimbursement
Principal Chargeoff
Total Principal Chargeoff Reimbursement Due

Arranging Fee

PAYMENT ALLOCATION CASCADE
--------------------------
Preliminary Income Amount
Liquidity Facility Draw
Principal Draw
Available Income Amount

                                              Due      Available       Paid
Taxes
Trustee Fee
Security Trustee Fee
Management Fee
Servicer's Fee
Liquidity Commitment Fee

                                                                             151

Redraw Commitment Fee
Support Facility Payments
Support Facility Receipts
Expenses
Liquidity Interest Charge
Repayment of Liquidity Facility
-------------------------------------------------
Interest Amount Payable - Redraw Facility
                        - Class A-1 Notes
                        - Class A-2 Notes
                        - Class A-3 Notes
                        - Redraw Bonds - Series 1
                        - Redraw Bonds - Series 2
-------------------------------------------------
                   - Class B Notes
Principal Draw Reimbursement
Total Principal Chargeoff Reimbursement
Arranging Fee
Excess Distribution

Unpaid Facility Int Chg  - Liquidity
                         - Redraw

Unpaid Security Interest Amount - Class A-1 Notes
                                - Class A-2 Notes
                                - Class A-3 Notes
                                - Class B Notes
                                - Redraw Bonds - Series 1
                                - Redraw Bonds - Series 2

FACILITIES OUTSTANDING
----------------------
Liquidity Commitment Facility Limit
Beginning Liquidity Commitment Facility
Previous Liquidity Facility Draw
Repayment of Liquidity Facility
Liquidity Facility Draw
Ending Liquidity Commitment Facility

Redraw Commitment Facility Limit
Beginning Redraw Commitment Facility
Previous Redraw Facility Draw
Previous Redraw Facility Draw - Chargeoffs
Repayment of Redraw Facility
Repayment of Unreimbursed Chargeoffs
Redraw Facility Draw - Unreimbursed Chargeoffs
Redraw Facility Available to Draw
Redraw Facility Draw
Ending Redraw Commitment Facility

INTEREST AND PRINCIPAL DISTRIBUTION WORKSHEET     Per Certificate    Aggregate
---------------------------------------------              $             $

INTEREST AMOUNT
---------------
CLASS A-1 NOTES
Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Total Interest Amount

                                                                             152

Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Interest Amount Payable
Unpaid Security Interest Amount

CLASS A-2 NOTES
Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Total Interest Amount

Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Interest Amount Payable
Unpaid Security Interest Amount

CLASS A-3 NOTES
Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Total Interest Amount

Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Interest Amount Payable
Unpaid Security Interest Amount

CLASS B NOTES
Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Total Interest

Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Interest Amount Payable
Unpaid Security Interest Amount

REDRAW BONDS - SERIES 1
Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Total Interest Amount

Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Interest Amount Payable
Unpaid Security Interest Amount

REDRAW BONDS - SERIES 2
Unpaid Security Interest Amount (after last Distribution Date)
Interest on Unpaid Security Interest Amount

                                                                             153

Security Interest Amount
Total Interest Amount

Unpaid Security Interest Amount (after last
Distribution Date)
Interest on Unpaid Security Interest Amount
Security Interest Amount
Interest Amount Payable
Unpaid Security Interest Amount

PRINCIPAL AMOUNT
Principal Collections
Principal Collections - Repurchases
         less Repayment of Redraw Facility
         less Total Customer Redraw
         less Principal Draw
         plus Redraw Facility Draw
         plus Redraw Bonds Issue this month
         Aggregate Principal Damages from Seller & Servicer
         Principal Draw Reimbursement
         Principal Chargeoff Reimbursement- Class B Notes
                              - Class A-1 Notes
                              - Class A-2 Notes
                              - Class A-3 Notes
                              - Redraw Bonds
                              - Series 1 - Redraw Bonds
                              - Series 2 - Redraw Facility
Principal rounding b/f
Scheduled Principal Amount
Scheduled Principal Amount less redraws
Unscheduled Principal Amount - Partial Prepayment
Unscheduled Principal Amount - Full Prepayment
Unscheduled Principal Amount - less redraws + C/O Reim
Total Available Principal Amount for Redraw Bonds
Principal Distribution - Redraw Bonds - Series 1
Principal Distribution - Redraw Bonds - Series 2
Principal rounding b/f
Total Unscheduled Principal Amount
Total Scheduled Principal Amount
Total Available Principal Amount for Notes

PRINCIPAL ALLOCATION

Class A Percentage via Stepdown
Class A Available Principal Payment
         Class A-1 Principal Payment
         Class A-2 Principal Payment
         - Class A-3 Principal Payment

Class B Principal Payment
Principal rounding c/f

PRINCIPAL LOSSES
Principal Losses
         Principal Draw Amount - Pool Mortgage Insurance Policy
         Principal Draw Amount - Individual Mortgage Insurance Policy

                                                                             154

Net Principal Losses
Principal Chargeoff - Class B Notes
                         - Class A-1 Notes
                         - Class A-2 Notes
                         - Class A-3 Notes
                         - Redraw Bonds Series 1
                         - Redraw Bonds Series 2
                         - Redraw Facility

                                                                             155

CLASS A-1 NOTES
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
Ending Unreimbursed Principal Chargeoffs

CLASS A-2 NOTES
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
Ending Unreimbursed Principal Chargeoffs

CLASS A-3 NOTES
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
ENDING UNREIMBURSED PRINCIPAL CHARGEOFFS

CLASS B NOTES
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
Ending Unreimbursed Principal Chargeoffs

REDRAW BONDS - SERIES 1
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
Ending Unreimbursed Principal Chargeoffs

REDRAW BONDS - SERIES 2
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
Ending Unreimbursed Principal Chargeoffs

REDRAW FACILITY
Beginning Unreimbursed Principal Chargeoffs
Principal Chargeoff
Principal Chargeoff Reimbursement
Ending Unreimbursed Principal Chargeoffs

                                                                             156

INVESTORS BALANCE OUTSTANDING          Aggregate    Aggregate       Aggregate
WORKSHEET                                 US$           A$            (euro)
-----------------------------

CLASS A-1 NOTES
Initial Invested Amount
         previous Principal Distribution
         Principal Distribution for current period
Total Principal Distribution to date
Beginning Invested Amount
Ending Invested Amount
Unreimbursed Principal Chargeoffs
Beginning Stated Amount
Ending Stated Amount

CLASS A-2 NOTES
Initial Invested Amount
         previous Principal Distribution
         Principal Distribution for current period
Total Principal Distribution to date
Beginning Invested Amount
Ending Invested Amount
Unreimbursed Principal Chargeoffs
Beginning Stated Amount
Ending Stated Amount

CLASS A-3 NOTES
Initial Invested Amount
         previous Principal Distribution
         Principal Distribution for current period
Total Principal Distribution to date
Beginning Invested Amount
Ending Invested Amount
Unreimbursed Principal Chargeoffs
Beginning Stated Amount
Ending Stated Amount

CLASS B NOTES
Initial Invested Amount
         previous Principal Distribution
         Principal Distribution for current period
Total Principal Distribution to date
Beginning Invested Amount
Ending Invested Amount
Unreimbursed Principal Chargeoffs
Beginning Stated Amount
Ending Stated Amount

                                                                             157

REDRAW BONDS - SERIES 1
Previous Initial Invested Amount
Initial Invested Amount
         Principal Distribution (after last Distribution Date)
         Principal Distribution for current period
Total Principal Distribution to date
Beginning Invested Amount
Ending Invested Amount
Unreimbursed Principal Chargeoffs
Beginning Stated Amount
Ending Stated Amount

REDRAW BONDS - SERIES 2
Previous Initial Invested Amount
Initial Invested Amount
         Principal Distribution (after last Distribution Date)
         Principal Distribution for current period
Total Principal Distribution to date
Beginning Invested Amount
Ending Invested Amount
Unreimbursed Principal Chargeoffs
Beginning Stated Amount
Ending Stated Amount

AVERAGE MONTHLY PERCENTAGE
--------------------------
Current Balance of Arrears greater than 60 Days
Current Outstanding Loan Balance
Average Monthly Percentage
Monthly Percentage - Current Period
Monthly Percentage - Month 2
Monthly Percentage - Month 3
Monthly Percentage - Month 4
Monthly Percentage - Month 5
Monthly Percentage - Month 6
Monthly Percentage - Month 7
Monthly Percentage - Month 8
Monthly Percentage - Month 9
Monthly Percentage - Month 10
Monthly Percentage - Month 11
Monthly Percentage - Month 12

STEPDOWN CONDITIONS
-------------------
Years since initial Determination Date
Required Subordinated Percentage
Available Subordinated Percentage
Aggregate Unreimbursed Principal Chargeoffs
Required Class B Stated Amount Outstanding
Year < 5, 2% Avg Mo. Perc, Unreim C/O
Maximum Year < 5, 4% Avg Mo. Perc, Unreim C/O
Maximum 5 < = Year < 6, Unreim C/O Maximum

                                                                             158

6 < = Year < 7, Unreim C/O Maximum
7 < = Year < 8, Unreim C/O Maximum
8 > = Year > 9, Unreim C/O Maximum
9 > = Year, Unreim C/O Maximum
Stepdown Condition less than 5 years
Stepdown Condition greater than & equal to 5 years
Year > = 5, 2% Avg Mo. Perc, Unreim C/O
Maximum Year - Stepdown Condition Test
5
6
7
8
9

Year - Stepdown Class A Criteria    FALSE              TRUE         Class A
                                                                  Percentage
0                                       1              0.5           1.00
1                                       1              0.5           1.00
2                                       1              0.5           1.00
3                                       1                0           1.00
4                                       1                0           1.00
5                                       1              0.7           1.00
6                                       1              0.6           1.00
7                                       1              0.4           1.00
8                                       1              0.2           1.00
9                                       1                0           1.00
10                                      1                0              -

STEP-UP CONDITIONS
Step-Up Date
Step-Up margin Class A-1 Notes
               Class A-2 Notes
               Class A-3 Notes

                                                                             159

SCHEDULE 9
FORM OF CAPITAL UNIT CERTIFICATE

CLASS [     ] CAPITAL UNIT CERTIFICATE

MEDALLION TRUST SERIES [   ]

PERPETUAL TRUSTEE COMPANY LIMITED
ABN 42 000 001 007
(the "TRUSTEE")

SECURITISATION ADVISORY SERVICES PTY. LIMITED
ABN 88 064 133 946
(the "MANAGER")

THIS IS TO CERTIFY THAT:

CLASS [  ] UNITHOLDER:   [               ]
                                 ABN [                ]
                                 (the "CLASS [   ] CAPITAL UNITHOLDER")

ADDRESS:                      [                ]
                              [                  ]
                              [                    ]

appears in the Register as the holder of the Class [ ] Capital Unit issued
by the Trustee as trustee of the Medallion Trust Series [   ]
(the "SERIES TRUST") as constituted by a Master Trust Deed (the "MASTER TRUST
DEED") dated 8 October 1997 between the Manager and the Trustee, as amended from time to time, and a Series Supplement (the "SERIES SUPPLEMENT") dated
[    ] between Commonwealth Bank of Australia ABN 48 123 123
124 (the "BANK") (as a Seller and the Servicer), Homepath Pty Limited ABN 35 081
986 530 (as a Seller) the Manager and the Trustee.

Unless expressly defined in this Unit Certificate or a contrary intention appears, words and expressions used in this Unit Certificate have the same meaning as in the Series Supplement.

The Class [ ] Capital Unit is issued and held by the Class [ ] Capital
Unitholder subject to the provisions of the Master Trust Deed, the Series
Supplement and a Security Trust Deed (the "SECURITY TRUST DEED") dated [ ]
between the Manager, the Trustee, The Bank of New York and PT Limited ABN 67 004
454 666 (as Security Trustee). A copy of the Register, the Security Trust Deed, the Master Trust Deed and the Series Supplement are available for inspection by the Class [ ] Capital Unitholder at the offices of the Trustee at Level 7,
9 Castlereagh Street, Sydney NSW 2000.

None of the Manager, either Seller, the Servicer, the Bank, or any Related Body
Corporate of the Bank guarantees the payment of amounts (if any) payable in respect of the Class [ ] Capital Unit.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase or redeem the Class [ ] Capital Unit.

This Unit Certificate is not a certificate of title and the Register on which this Class [ ] Capital Unit is registered is the only conclusive evidence of the title of the Class [ ] Capital Unitholder to the Class [ ]
Capital Unit.

The Trustee issues the Class [ ] Capital Unit only in its role as trustee of the Series Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the
Series Supplement or any other Transaction Document to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The
Trustee will have no liability for any act or

                                                                             160

omission of the Manager or of any other person (other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction
Document).

The Class [ ] Capital Unit does not represent a deposit or other liability of the Manager, either Seller, the Servicer, the Bank or any Related Body
Corporate of the Bank. The Class [ ] Capital Unit is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager, either Seller, the Servicer, the Bank or any
Related Body Corporate of the Bank stand in any way behind the capital value and/or performance of the Assets held by the Series Trust.

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED

as trustee of the Series Trust

.....................................
Authorised Officer

                                                                             161

SCHEDULE 10
FORM OF INCOME UNIT CERTIFICATE

INCOME UNIT CERTIFICATE

MEDALLION TRUST SERIES [   ]

PERPETUAL TRUSTEE COMPANY LIMITED
ABN 42 000 001 007
(the "TRUSTEE")

SECURITISATION ADVISORY SERVICES PTY. LIMITED
ABN 88 064 133 946
(the "MANAGER")

THIS IS TO CERTIFY THAT:

INCOME UNITHOLDER:               COMMONWEALTH BANK OF AUSTRALIA
                                 ABN 48 123 123 124
                                 (the "BANK")

ADDRESS:                         Level 1,
                                 48 Martin Place
                                 SYDNEY NSW 2000

appears in the Register as the holder of the Income Unit issued by the Trustee
as trustee of the Medallion Trust Series [                 ] (the "SERIES
TRUST") as constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 8
October 1997 between the Manager and the Trustee, as amended from time to time,
and a Series Supplement (the "SERIES SUPPLEMENT") dated [                      ]
between the Bank (as a Seller and the Servicer), Homepath Pty Limited ABN 35
081 986 530 (as a Seller) the Manager and the Trustee.

Unless expressly defined in this Unit Certificate or a contrary intention appears, words and expressions used in this Unit Certificate have the same meaning as in the Series Supplement.

The Income Unit is issued and held by the Bank subject to the provisions of the
Master Trust Deed, the Series Supplement and a Security Trust Deed (the
"SECURITY TRUST DEED") dated [    ] between the Manager, the
Trustee, The Bank of New York and PT Limited ABN 67 004 454 666 (as Security
Trustee). A copy of the Register, the Security Trust Deed, the Master Trust Deed
and the Series Supplement are available for inspection by the Bank at the offices of the Trustee at Level 7, 9 Castlereagh Street, Sydney NSW 2000.

None of the Manager, either Seller, the Servicer, the Bank, or any Related Body
Corporate of the Bank guarantees the payment of amounts (if any) payable in respect of the Income Unit.

Neither the Manager nor the Trustee is under any obligation at any time to repurchase or redeem the Income Unit.

This Unit Certificate is not a certificate of title and the Register on which this Income Unit is registered is the only conclusive evidence of the title of the Bank to the Income Unit.

The Trustee issues the Income Unit only in its role as trustee of the Series
Trust. Any obligation or liability of the Trustee arising under or in any way connected with the Series Trust under the Master Trust Deed, the Series
Supplement or any other Transaction Document to which the Trustee is a party is limited to the extent to which it can be satisfied out of the Assets of the
Series Trust out of which the Trustee is actually indemnified for the obligation or liability. This limitation will not apply to any obligation or liability of the Trustee only to the extent that it is not so satisfied because of any fraud, negligence or wilful default on the part of the Trustee. The Trustee will have no liability for any act or omission of the Manager or of any other person
(other than a person whose acts or omissions the Trustee is liable for in accordance with any Transaction Document).

                                                                             162

The Income Unit does not represent a deposit or other liability of the Manager, either Seller, the Servicer, the Bank or any Related Body Corporate of the Bank.
The Income Unit is subject to investment risk, including possible delays in payment and loss of income and principal invested. None of the Manager, either
Seller, the Servicer, the Bank or any Related Body Corporate of the Bank stand in any way behind the capital value and/or performance of the Assets held by the
Series Trust.

Dated:

For and on behalf of

PERPETUAL TRUSTEE COMPANY LIMITED

as trustee of the Series Trust

.....................................
Authorised Officer

                                                                             163

SCHEDULE 11
STEPDOWN PERCENTAGE

DETERMINATION OF STEPDOWN PERCENTAGE

The Stepdown Percentage on a Determination Date is determined as follows.

1.       If the Stepdown Conditions are not satisfied on that Determination
         Date, the Stepdown Percentage is 100%.

2.       If the Stepdown Conditions are satisfied on that Determination Date, the Stepdown Percentage is 100% unless the following apply:

         (a)     if the Determination Date falls prior to the third anniversary of the Closing Date then the Stepdown Percentage is 50%;

         (b)     if:

                 (i)     the Determination Date falls on or after the third
                         anniversary of the Closing Date but prior to the tenth
                         anniversary of the Closing Date; and

                 (ii)    the Class B Available Support on the Determination Date
                         is equal to or greater than two times the Class B
                         Required Support on the Determination Date;

                 the Stepdown Percentage is 0%;

         (c)     if:

                 (i)     paragraph (b) above does not apply;

                 (ii)    the Determination Date falls on or after the fifth
                         anniversary of the Closing Date but prior to the tenth
                         anniversary of the Closing Date; and

                 (iii)   the Class B Available Support on the Determination Date
                         is equal to or greater than the Class B Required
                         Support on the Determination Date;

                 then:

                 (i)     if the Determination Date falls on or after the fifth
                         anniversary of the Closing Date but prior to the sixth
                         anniversary of the Closing Date, the Stepdown
                         Percentage is 70%;

                 (ii)    if the Determination Date falls on or after the sixth
                         anniversary of the Closing Date but prior to the
                         seventh anniversary of the Closing Date, the Stepdown
                         Percentage is 60%;

                 (iii)   if the Determination Date falls on or after the seventh
                         anniversary of the Closing Date but prior to the eighth
                         anniversary of the Closing Date, the Stepdown
                         Percentage is 40%;

                 (iv)    if the Determination Date falls on or after the eighth
                         anniversary of the Closing Date but prior to the ninth
                         anniversary of the Closing Date, the Stepdown
                         Percentage is 20%; or

                 (v)     if the Determination Date falls on or after the ninth
                         anniversary of the Closing Date but prior to the tenth
                         anniversary of the Closing Date, the Stepdown
                         Percentage is 0%; or

                                                                             164

         (d)     if the Determination Date falls on or after the tenth
                 anniversary of the Closing Date, the Stepdown Percentage is 0%.

STEPDOWN CONDITIONS

The Stepdown Conditions are satisfied on a Determination Date if:

1. the following applies:

         (a)     the Class B Available Support on the Determination Date is
                 equal to or greater than two times the Class B Required Support on the Determination Date;

         (b)     the aggregate Stated Amount for the Class B Notes on the
                 Determination Date is equal to or greater than 0.25% of the aggregate Initial Invested Amount of all the Notes;

         (c)     either:

                 (i)     the Average Delinquent Percentage on the Determination
                         Date does not exceed 2% and the aggregate of all
                         Unreimbursed Principal Chargeoffs on the Determination
                         Date does not exceed 30% of the aggregate of the
                         Initial Invested Amounts of the Class B Notes; or

                 (ii)    the Average Delinquent Percentage on the Determination
                         Date does not exceed 4% and the aggregate of all
                         Unreimbursed Principal Chargeoffs on the Determination
                         Date does not exceed 10% of the aggregate of the
                         Initial Invested Amounts of the Class B Notes; and

         (d)     the event referred to in Condition 7.3(a) of the Offshore Note
                 Conditions has not occurred on or prior to the Determination
                 Date and is not expected to occur on or prior to the next
                 Distribution Date thereafter; or

2. the following applies:

         (a)     the Determination Date falls on or after the fifth anniversary of the Closing Date;

         (b)     the Average Delinquent Percentage on the Determination Date
                 does not exceed 2%;

         (c)     the aggregate Stated Amount of all outstanding Notes is greater than 10% of the aggregate Initial Invested Amount of all Notes;

         (d)     the aggregate Stated Amount for the Class B Notes on the
                 Determination Date is equal to or greater than 0.25% of the aggregate Initial Invested Amount of all the Notes; and

         (e)     the aggregate of all Unreimbursed Principal Chargeoffs on the
                 Determination Date does not exceed:

                 (i)     if the Determination Date falls on or after the fifth
                         anniversary of the Closing Date but prior to the sixth
                         anniversary of the Closing Date, 30% of the aggregate
                         of the Initial Invested Amounts of the Class B Notes;

                 (ii)    if the Determination Date falls on or after the sixth
                         anniversary of the Closing Date but prior to the
                         seventh anniversary of the Closing Date, 35% of the
                         aggregate of the Initial Invested Amounts of the Class
                         B Notes;

                 (iii)   if the Determination Date falls on or after the seventh
                         anniversary of the Closing Date but prior to the eighth
                         anniversary of the Closing Date,

                                                                             165

                         40% of the aggregate of the Initial Invested Amounts of
                         the Class B Notes;

                 (iv)    if the Determination Date falls on or after the eighth
                         anniversary of the Closing Date but prior to the ninth
                         anniversary of the Closing Date, 45% of the aggregate
                         of the Initial Invested Amounts of the Class B Notes;
                         or

                 (v)     if the Determination Date falls on or after the ninth
                         anniversary of the Closing Date, 50% of the aggregate
                         of the Initial Invested Amounts of the Class B Notes.

                                                                             166

SCHEDULE 12
FORM OF CUSTODIAN POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on [                                     ] 2004

BY               HOMEPATH PTY LIMITED ABN 35 081 986 530, a company incorporated in Australia and registered in the State of New South Wales and having an office at Level 6, 48 Martin Place, Sydney, NSW 2000
                 ("HOMEPATH")

IN FAVOUR OF     COMMONWEALTH BANK OF AUSTRALIA ABN 48 123 123 124, a company incorporated in Australia and registered in the Australian
                 Capital Territory and having its registered office at Level 1,
                 48 Martin Place, Sydney NSW 2000 (the "CUSTODIAN")

THIS DEED PROVIDES as follows:

--------------------------------------------------------------------------------
1.       INTERPRETATION

1.1      DEFINITIONS

         In this Deed, unless the contrary intention appears:

         "ATTORNEY" means any attorney appointed by or pursuant to clause 2 and any person who derives a right directly or indirectly from an Attorney.

         "AUTHORISED OFFICER" means in relation to the Custodian, a director, secretary or any person whose title contains the word or words
         "manager" or "chief executive officer" or a person performing the functions of any of them.

         "SERIES SUPPLEMENT" means the Series Supplement dated
         [   ] between the Custodian, Homepath, Securitisation
         Advisory Services Pty Limited ABN 88 064 133 946 and Perpetual Trustee
         Company Limited ABN 42 000 001 007.

1.2      SERIES SUPPLEMENT

         Unless expressly defined in this Deed or a contrary intention appears, words and expressions used in this Deed have the same meaning as in the
         Series Supplement.

--------------------------------------------------------------------------------
2.       APPOINTMENT AND POWERS

2.1      APPOINTMENT

         Homepath appoints the Custodian and any Authorised Officer from time to time of the Custodian jointly and severally as its attorney with the right, to do in the name of Homepath and on its behalf everything necessary or expedient to:

         (a)     (PERFORMANCE OF CUSTODIAN ROLE): perform the Custodian's
                 duties, and exercise the rights of the Custodian, under clause
                 25 of the Series Supplement in so far as those duties and
                 rights relate to Mortgage Documents with respect to Mortgage
                 Loans in relation to Homepath;

         (b)     (DELEGATE): delegate any of its rights described in this Deed
                 (including this right of delegation) to any person upon any terms or conditions that it thinks fit;

         (c)     (SIGN DOCUMENTS): sign, seal, deliver and execute and do
                 (either unconditionally or subject to any conditions that it thinks fit) all deeds, arrangements, documents and things in respect of any of its rights described in this Deed; and

                                                                             167

         (d)     (DO INCIDENTAL THINGS): do anything incidental to or conducive to the effective and expeditious exercise of its rights
                 described in this Deed.

--------------------------------------------------------------------------------
3.       CONSIDERATION AND REVOCATION

3.1      CONSIDERATION

         Homepath acknowledges that it has received good and valuable consideration for the grant of this Deed.

3.2      IRREVOCABLE WITHOUT CONSENT

         Except with the prior written consent of an Authorised Officer of the
         Custodian, the power of attorney granted under clause 2.1 of this Deed is irrevocable by Homepath and its successors and assigns.

3.3      NO ABROGATION

         Subject only to revocation in accordance with clause 3.2, this Deed will remain in full force and effect notwithstanding:

         (a)     (INSOLVENCY): the insolvency of, or the occurrence of any other analogous event with respect to, Homepath;

         (b)     (AMENDMENT): any waiver, replacement, amendment or variation of any document (with or without the consent of Homepath);

         (c)     (DELAY): any delay, laches, acquiescence, mistake, act or
                 omission (including, without limitation, any default by the
                 Custodian of any obligation that it owes to any person) by any
                 Attorney; or

(d)              (MISCELLANEOUS): any other fact, matter, circumstance or thing whatsoever which, but for this clause, could or might operate to prejudice, release or otherwise affect the rights of an
                 Attorney under this Deed.

4.               DELEGATES

--------------------------------------------------------------------------------
4.1      OBLIGATION

         Where a delegation is made by an Attorney under clause 2, the following will apply:

         (a)     (VARY, SUSPEND ETC.): the Attorney may at any time by notice in writing vary, suspend or revoke a delegation made under clause
                 2;

         (b)     (ATTORNEY RETAINS ANY RIGHTS DELEGATED): a right delegated by the Attorney may continue to be exercised or performed by the
                 Attorney notwithstanding the delegation of that right;

         (c)     (EFFECT OF ACTS DELEGATED): any act or thing done within the scope of a delegation while the delegation is in force:

                 (i)     has the same effect as if it had been done by the
                         Attorney; and

                 (ii)    will not be invalidated by reason of a later revocation
                         or variation of the delegation; and

         (d)     (OPINION OF DELEGATE): if the exercise or performance of a right by the Attorney is dependant upon the opinion, belief or state of mind of the Attorney in relation to a

                                                                             168

                 matter and that right is delegated by the Attorney, the
                 delegate may, unless the contrary intention appears, exercise or perform the right based upon his or her own opinion, belief or state of mind (as the case may require) in relation to the matter.

4.2      REVOCATION OF NOMINATION

         The Custodian may at any time revoke or suspend any appointment of a nominee or an Attorney pursuant to clause 2.

--------------------------------------------------------------------------------
5.       MISCELLANEOUS

5.1      SUSPENSION OF HOMEPATH'S RIGHTS

         Homepath must not, after being notified in writing by any Attorney that an Attorney intends to exercise any right conferred on it by this Deed
         (and provided that such right is then and remains exercisable), exercise that right without the written consent of the Custodian.

5.2      RATIFICATION

         Homepath will at all times ratify and confirm whatever any Attorney lawfully does, or causes to be done, in exercising its rights described in this Deed.

5.3      CONFLICT OF INTEREST

         Any Attorney may exercise any right notwithstanding that it constitutes a conflict of interest or duty.

5.4      HOMEPATH BOUND

         Homepath and any person (including, but not limited to, a substitute or assign) claiming under Homepath are bound by anything an Attorney does in the lawful exercise of its rights described in this Deed.

5.5      THIRD PARTY DEALINGS

         In respect of dealings by any person in good faith with an Attorney:

         (a)     (EVIDENCE THAT POWER NOT REVOKED): that person may accept a written statement signed by any Attorney to the effect that the power of attorney granted under this Deed has not been revoked as conclusive evidence of that fact; and

         (b)     (NO DUTY TO ENQUIRE): if the Attorney executes any right
                 granted to it by this Deed, that person is not bound to enquire as to whether the right is properly exercised or whether any circumstance has arisen to authorise the exercise of that
                 right.

5.6      INDEMNITY

         Homepath will indemnify any Attorney from and against all actions, suits, claims, demands, damages, liabilities, losses, costs and expenses that may be made or bought against or suffered or incurred by any such Attorney arising out of or in connection with the lawful exercise of any of its rights described in this Deed.

5.7      STAMPING AND REGISTRATION

         Homepath will, promptly after execution and delivery of this Deed, properly stamp and register this Deed as required by any applicable law and Homepath authorises any Attorney to stamp and register this Deed on behalf of Homepath.

                                                                             169

5.8      COSTS

         All reasonable costs incurred by an Attorney in connection with the stamping and registration of this Deed in accordance with clause 5.7 will be paid by Homepath within a reasonable time after demand for payment is made.

--------------------------------------------------------------------------------
6.       GOVERNING LAW

         This Deed is governed by and construed in accordance with the laws of the State of New South Wales and Homepath irrevocably and
         unconditionally submits to the non-exclusive jurisdiction of the courts of the State of New South Wales and any courts of appeal from any of those courts.

EXECUTED as a deed.

THE COMMON SEAL of HOMEPATH PTY         )
LIMITED ABN 35 081 986 530 is           )
affixed in accordance with its          )
constitution in the presence of:        )

..................................            ...................................
Secretary                                    Director

                                                                             170

EXECUTED as a deed.

SIGNED SEALED AND DELIVERED for and on
behalf of COMMONWEALTH BANK OF AUSTRALIA
ABN 48 123 123 124
by                                         -------------------------------------
its Attorney under a Power of Attorney     Signature of Attorney
dated and registered Book        No.
who certifies that he or she is General
Manager of COMMONWEALTH BANK OF
AUSTRALIA in the presence of:

-------------------------------------      -------------------------------------
Signature of Witness                       Name of Attorney in full

-------------------------------------
Name of Witness in full

SIGNED SEALED AND DELIVERED for and on
behalf of SECURITISATION ADVISORY
SERVICES LIMITED ABN 88 064 133 946
by                                         -------------------------------------
its Attorney under a Power of Attorney     Signature of Attorney
dated and registered Book          No.
and who declares that he or she has not
received any notice of the revocation of
such Power of Attorney in the presence
of:

-------------------------------------      -------------------------------------
Signature of Witness                       Name of Attorney in full

-------------------------------------
Name of Witness in full

                                                                             171

SIGNED SEALED AND DELIVERED for and on
behalf of PERPETUAL TRUSTEE COMPANY
LIMITED
ABN 42 000 001 007
by                                         -------------------------------------
its Attorney under a Power of Attorney     Signature of Attorney
dated and registered Book          No.
and who declares that he or she has not
received any notice of the revocation of
such Power of Attorney in the presence
of:

-------------------------------------      -------------------------------------
Signature of Witness                       Name of Attorney in full

-------------------------------------
Name of Witness in full

SIGNED SEALED AND DELIVERED for and on
behalf of HOMEPATH PTY LIMITED
ABN 35 081 986 530
by                                         -------------------------------------
its Attorney under a Power of Attorney     Signature of Attorney
dated and registered Book          No.
and who declares that he or she has not
received any notice of the revocation of
such Power of Attorney in the presence
of:

-------------------------------------      -------------------------------------
Signature of Witness                       Name of Attorney in full

-------------------------------------
Name of Witness in full